As filed with the Securities and Exchange Commission on April 15, 2015

Registration No. 333-164703

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 24 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust III, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	27-1627696
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust III, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)

Explanatory Note

The Registrant has announced that it will terminate its primary public offering stage effective Friday, May 29, 2015. Subscriptions must be dated on or before May 29, 2015, and subscriptions and all related documents and funds must be received by the Registrant in good order no later than July 28, 2015. Registrant plans to continue to offer shares under its dividend reinvestment plan beyond the termination of the offering stage for its primary offering.

This Post-Effective Amendment No. 24 consists of the following:

1.	The Registrant’s final prospectus dated April 15, 2015, which supersedes and replaces the Registrant’s previous prospectus dated April 25, 2014 and all previous supplements to that prospectus.

2.	Supplement No. 1 dated as of December 11, 2014, Supplement No. 2 dated April 15, 2015 and Supplement No. 3 dated April 15, 2015 to the Registrant’s prospectus dated April 15, 2015, included herewith, which will be delivered as unattached documents along with the prospectus.

3.	Part II, included herewith.

4.	Signature, included herewith.

The Registrant hereby amends this post-effective amendment to the above referenced registration statement (file no. 333-164703) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this post-effective amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the post-effective amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

KBS REAL ESTATE INVESTMENT TRUST III, INC.
Maximum Offering of 280,000,000 Shares of Common Stock or
$2,760,000,000 of Shares of Common Stock

KBS Real Estate Investment Trust III, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust beginning with the taxable year ended December 31, 2011. We expect to use substantially all of the net proceeds from this offering to acquire and manage a diverse portfolio of real estate investments. As of April 13, 2015, we owned 20 real estate properties and one real estate loan receivable.

We are offering up to 200,000,000 shares, or up to $2,000,000,000 of shares, of common stock in this primary offering for a price currently equal to $10.51 per share, with discounts available to some categories of investors. We are also offering up to 80,000,000 shares, or up to $760,000,000 of shares, pursuant to our dividend reinvestment plan at a price currently equal to $9.99 per share. Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of this offering.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 27 to read about risks you should consider before buying shares of our common stock. These risks include the following:

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Our charter does not require us to liquidate our assets and dissolve by a specified date, nor does our charter require us to list our shares for trading by a specified date. No public market currently exists for our shares, and we currently have no plans to list our shares on a national securities exchange. Our shares cannot be readily sold and if you are able to sell your shares, you would likely have to sell them at a substantial discount from the price you paid to acquire the shares.

•	We commenced investment operations on June 24, 2011 in connection with our first investment and we have a limited operating history.
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Our current primary offering price of $10.51 per share may not be indicative of the price at which our shares would trade if they were listed on a national securities exchange or actively traded. This offering price of shares of common stock to be sold in this primary offering was determined by adding certain projected offering costs to the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of September 30, 2014, with certain adjustments for six closed or probable acquisitions. As of December 30, 2014, we had closed on each of these six properties. The current primary offering price of our shares is not a statement of our estimated net asset value per share.

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All of our executive officers, our affiliated directors and other key professionals are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other KBS-affiliated entities. As a result, they face conflicts of interest, including significant conflicts created by our advisor’s and its affiliates’ compensation arrangements with us and other KBS-sponsored programs and KBS-advised investors. These conflicts could result in action or inaction that is not in the best interests of our stockholders. Fees we pay our advisor in connection with the acquisition or origination and management of our investments are based on the cost of the investment, not on the quality of the investment or services rendered to us.

•	We depend on our advisor and its affiliates to conduct our operations and this offering.
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Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. As of April 13, 2015, we had used a combination of cash flow from operations, proceeds from debt financing and proceeds from an advance from our advisor to fund distributions. During our offering stage and from time to time during our operational stage, we expect to use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions with proceeds from the sale of assets or from the maturity, payoff or settlement of debt investments. If we pay distributions from sources other than our cash flow from operations, we will have less funds for real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

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We may incur debt causing our total liabilities to exceed 75% of the cost of our tangible assets (before deducing depreciation or other non-cash reserves) with the approval of the conflicts committee of our board of directors. Higher debt levels increase the risk of your investment.

•	We pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers. These fees increase your risk of loss.
•	Disruptions in the financial markets and uncertain economic conditions could adversely affect our ability to implement our business strategy and generate returns to our stockholders.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public		Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)**
Primary Offering
Per Share	$10.51	*	$0.68315	*	$0.3153	*	$9.51155	*
Total Maximum	$2,000,000,000.00	*	$130,000,000.00	*	$60,000,000.00	*	$1,810,000,000.00	*
Dividend Reinvestment Plan
Per Share	$9.99	*	$0.00		$0.00		$9.99	*
Total Maximum	$760,000,000.00	*	$0.00		$0.00		$760,000,000.00	*

*	Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of the offering. We will pay selling commissions of up to 6.5% of the primary offering price per share and dealer manager fees of up to 3.0% of the primary offering price per share. Volume and other discounts are available for some categories of investors. Reductions in commissions and fees result in reductions in the purchase price.

**	There will be additional items of value paid in connection with this offering that are viewed by FINRA as underwriting compensation. Payment of this additional underwriting compensation will reduce the proceeds to us, before expenses. See “Plan of Distribution.”

Our dealer manager, KBS Capital Markets Group LLC, our affiliate, is not required to sell any specific number or dollar amount of shares in this offering but will use its best efforts to sell the shares offered. The minimum permitted purchase is $4,000 with certain exceptions. See “Plan of Distribution—Minimum Purchase Requirements.”

Our board of directors has approved the termination of our primary public offering stage effective approximately 90 days after we have announced that we have raised $1.3 billion in the aggregate in our primary public offerings, whether in this offering or a follow-on offering. As of February 20, 2015, we had accepted aggregate gross offering proceeds in excess of $1.3 billion in this primary offering. Our offering termination date is Friday, May 29, 2015. Subscriptions must be dated on or before May 29, 2015, and subscriptions and all related documents and funds must be received by us in good order no later than July 28, 2015.

We plan to continue to offer shares under our dividend reinvestment plan beyond the termination of the offering stage for our primary offering. In some states, we will need to renew the registration statement annually or file a new registration statement to continue the dividend reinvestment plan offering.

We may terminate this primary offering or our dividend reinvestment plan offering at any time, and we will provide that information in a prospectus supplement.

Our charter contains restrictions on the ownership and transfer of our common stock. See “Description of Shares—Restriction on Ownership of Shares.”

The date of this prospectus is April 15, 2015.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established additional suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama, Michigan and Oregon – Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

•

California – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $150,000. In addition, shares will only be sold to California residents that have a net worth of at least ten times their investment in us.

•

Iowa and Nebraska – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, shares will only be sold to Iowa and Nebraska residents that have a liquid net worth of at least ten times their investment in us.

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Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Massachusetts, Pennsylvania and Tennessee – Investors must have a liquid net worth of at least ten times their investment in us.

•	Ohio – An Ohio investor’s aggregate investment in us, our affiliates and other non-traded real estate investment trusts may not exceed 10% of his or her liquid net worth.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsors, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

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PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus, as supplemented, carefully, including the “Risk Factors” section, and the information incorporated by reference herein, including the financial statements, before making a decision to invest in our common stock.

What is KBS Real Estate Investment Trust III, Inc.?

KBS Real Estate Investment Trust III, Inc., or KBS REIT III, is a Maryland corporation that elected to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2011, and we intend to continue to operate in such a manner. We expect to use substantially all of the net proceeds from this offering to acquire and manage a diverse portfolio of real estate investments. Our primary investment focus is core office properties located throughout the United States, though we may also invest in industrial and retail properties. Our core property focus in the U.S. office sector has reflected a more value-creating core strategy, and based on the current market outlook, we expect to continue this strategy. We may make our investments through the acquisition or origination of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our investors and that allows us to preserve and return our investors’ capital contributions.

We were incorporated in the State of Maryland on December 22, 2009. From commencement of this offering through April 13, 2015, we had sold 155,041,135 shares of common stock in this offering for gross offering proceeds of $1,571.5 million, which includes 6,444,703 shares issued through our dividend reinvestment plan for gross proceeds of $62.7 million.

As of April 13, 2015, we owned 20 real estate properties, encompassing an aggregate of 8.2 million rentable square feet, and one real estate loan receivable and, as of April 13, 2015, we had not identified any additional real estate investments that it is reasonably probable that we will acquire or originate with the proceeds from this offering. Because our stockholders will not have the opportunity to evaluate all additional investments we may make before we make them, we are considered to be a blind pool.

Our external advisor, KBS Capital Advisors LLC, conducts our operations and manages our portfolio of real estate and real estate-related investments. We have no paid employees.

Our office is located at 800 Newport Center Drive, Suite 700, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6501, and our website address is www.kbsreitiii.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?

Our primary investment objectives are to preserve and return your capital contribution and to provide you with attractive and stable cash distributions. We will also seek to realize growth in the value of our investments by timing asset sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we acquire or upon maturity or payoff of our debt investments. Alternatively, and while the sale of your shares may be difficult for the reasons stated below, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Though we have authorized and declared and intend to continue to authorize and declare distributions based on daily record dates and we have paid, and expect to continue to pay, these distributions on a monthly basis, we may be unable or limited in our ability to make distributions to our stockholders in the future. Further, no public trading market for our shares currently exists and, until our shares are listed, if ever, it may be difficult for you to sell your shares. Until our shares are listed, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale must comply with applicable state and federal securities laws.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 27, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

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Our charter does not require us to liquidate our assets and dissolve by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock, and we have no plans at this time to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale must comply with applicable state and federal securities laws. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from the price you paid to acquire the shares.

•

Our current primary offering price of $10.51 per share may not be indicative of the price at which our shares would trade if they were listed on a national securities exchange or actively traded. This offering price of shares of common stock to be sold in this primary offering was determined by adding certain projected offering costs to the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or were under contract to purchase and were reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of December 30, 2014, we had closed on each of these six properties.

As such, the offering price of our shares is not a statement of our estimated net asset value per share, as the offering price takes into consideration the projected costs and expenses associated with raising capital in this offering. These costs include selling commissions, dealer manager fees and certain other offering costs. The estimated net asset value per share was determined for the sole purpose of updating the offering prices in this primary offering and in our dividend reinvestment plan offering. Moreover, the valuation methodologies used to establish the net asset value component of our updated offering prices are based upon a number of estimates and assumptions that may not be accurate or complete. Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of this offering. For information related to the determination of our offering prices, see supplement no. 1 to this prospectus dated as of December 11, 2014.

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We commenced investment operations on June 24, 2011 in connection with our first investment and have a limited history of operations. As of April 13, 2015, we owned 20 real estate properties and one real estate loan receivable. Because you will not have an opportunity to evaluate all additional investments before we make them, making an investment in us more speculative.

•	We are dependent on our advisor to select and manage our investments and conduct our operations.

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All of our executive officers, our affiliated directors and other key real estate and debt finance professionals are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other KBS-affiliated entities. As a result, our executive officers, our affiliated directors, some of our key real estate and debt finance professionals, our advisor and its affiliates face conflicts of interest, including significant conflicts created by our advisor’s and its affiliates’ compensation arrangements with us and other KBS-sponsored programs and KBS-advised investors and conflicts in allocating time among us and these other programs and investors. Furthermore, these individuals may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

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Because investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs or KBS-advised investors, our advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to you.

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Our advisor and its affiliates receive fees in connection with transactions involving the purchase or origination and management of our investments. These fees are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us and increases your risk of loss.

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We have paid and will pay substantial fees to and expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment. We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our stockholders first enjoying agreed-upon investment returns, the investment return thresholds may be reduced subject to approval by our conflicts committee and to other limitations in our charter.

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If we do not acquire a diverse portfolio of real estate investments, the value of an investment in us may vary more widely with the performance of specific assets and could increase the risk that you will lose money in your investment.

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Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. As of April 13, 2015, we had used a combination of cash flow from operations, proceeds from debt financing and proceeds from an advance from our advisor to fund distributions. During our offering stage and from time to time during our operational stage, we expect to use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions with proceeds from the sale of assets or from the maturity, payoff or settlement of debt investments. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

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We may incur debt until our total liabilities would exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), and we may exceed this limit with the approval of the conflicts committee of our board of directors. To the extent financing in excess of this limit is available on attractive terms, our conflicts committee may approve debt such that our total liabilities would exceed this limit. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

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If we are unable to locate investments with attractive yields while we are investing the proceeds of our public offerings, our distributions and the long-term returns of our investors may be lower than they otherwise would.

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We depend on tenants for the revenue generated by our real estate investments and, accordingly, the revenue generated by our real estate investments is dependent upon the success and economic viability of our tenants. Revenues from our properties could decrease due to a reduction in occupancy (caused by factors including, but not limited to, tenant defaults, tenant insolvency, early termination of tenant leases and non-renewal of existing tenant leases) and/or lower rental rates, making it more difficult for us to meet our debt service obligations and limiting our ability to pay distributions to our stockholders.

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Our real estate investments and any future investments we make may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to our stockholders. Revenues from our real estate properties and the properties and other assets directly securing our loan investments could decrease. Such events would make it more difficult for the borrowers under our loan investments to meet their payment obligations to us and could in turn make it more difficult for us to meet our debt service obligations and limit our ability to pay distributions to our stockholders.

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We may not be able to refinance our existing indebtedness on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of acquisitions we would otherwise make, and/or dispose of some of our assets.

•	Disruptions in the financial markets and uncertain economic conditions could adversely affect our ability to implement our business strategy and generate returns to our stockholders.

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Certain of our debt obligations have variable interest rates with interest and related payments that vary with the movement of LIBOR or other indexes. Increases in the indexes could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

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We cannot predict with any certainty how much, if any, of our dividend reinvestment plan proceeds will be available for general corporate purposes including, but not limited to: the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; funding obligations under our real estate loan receivable; the acquisition or origination of real estate investments, which include payment of acquisition or origination fees to our advisor; and the repayment of debt. If such funds are not available from our dividend reinvestment plan offering, then we may have to use a greater proportion of our cash flow from operations to meet these cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.

Who is your advisor and what will the advisor do?

As our advisor, KBS Capital Advisors manages our day-to-day operations and our portfolio of real estate investments, all subject to the supervision of our board of directors. Our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., and their team of real estate and debt finance professionals, acting through KBS Capital Advisors, make most of the decisions regarding the selection and the negotiation of real estate investments. KBS Capital Advisors then makes recommendations on all investments to our board of directors. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of our board of directors. KBS Capital Advisors also provides asset management, marketing, investor-relations and other administrative services on our behalf with the goal of maximizing our cash flow from operations.

What is the experience of your sponsors?

Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., through KBS Holdings, LLC, control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our sponsors. They are also some of our executive officers. All four of our sponsors actively participate in the management and operations of our advisor, and our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber. Our sponsors work together at KBS Capital Advisors with their team of key real estate and debt finance professionals. The key real estate professionals at our advisor include James Chiboucas, Rodney Richerson, Ken Robertson, Marc DeLuca, Lori Lewis

and David E. Snyder, each of whom has over 20 years of real estate experience. The key real estate and debt finance professionals at our advisor have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Bren, Schreiber, McMillan and Hall, these individuals comprise the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint. In January 2013, KBS Capital Advisors registered as an investment adviser with the Securities and Exchange Commission (the “SEC”), but KBS Capital Advisors currently intends to withdraw such registration with the SEC and become registered as an investment adviser with the State of California.

On January 27, 2006, our sponsors launched the initial public offering of KBS Real Estate Investment Trust, Inc., which we refer to as “KBS REIT I.” KBS REIT I accepted gross offering proceeds of approximately $1.7 billion in its primary initial public offering and accepted aggregate gross offering proceeds of $233.7 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008 and terminated its dividend reinvestment plan effective April 10, 2012. As of December 31, 2014, KBS REIT I had used $85.4 million to fund share redemptions pursuant to its share redemption program. On April 22, 2008, our sponsors launched the initial public offering of KBS Real Estate Investment Trust II, Inc., which we refer to as “KBS REIT II.” KBS REIT II accepted aggregate gross offering proceeds of approximately $1.8 billion in its primary initial public offering and accepted $298.2 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT II ceased offering shares in its primary initial public offering on December 31, 2010 and terminated its dividend reinvestment plan effective May 29, 2014. As of December 31, 2014, KBS REIT II had used $229.5 million to fund share redemptions pursuant to its share redemption program. On November 20, 2009, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT, Inc., which we refer to as “KBS Strategic Opportunity REIT.” KBS Strategic Opportunity REIT accepted aggregate gross offering proceeds of approximately $561.7 million in its primary initial public offering and, as of December 31, 2014, had accepted $39.2 million from shares issued pursuant to its dividend reinvestment plan. KBS Strategic Opportunity REIT ceased offering shares in its primary initial public offering on November 14, 2012. As of December 31, 2014, KBS Strategic Opportunity REIT had used $8.3 million to fund share redemptions pursuant to its share redemption program. On March 12, 2010, together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors launched the initial public offering of KBS Legacy Partners Apartment REIT, Inc., which we refer to as “KBS Legacy Partners Apartment REIT.” KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its primary initial public offering on March 12, 2013. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced a follow-on public offering. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its follow-on public offering, effective as of March 31, 2014. KBS Legacy Partners Apartment REIT accepted aggregate gross offering proceeds of approximately $204.4 million in its primary public offerings and, as of December 31, 2014, had accepted $12.9 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2014, KBS Legacy Partners Apartment REIT had used $4.2 million to fund share redemptions pursuant to its share redemption program. On August 12, 2014, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT II, Inc., which we refer to as “KBS Strategic Opportunity REIT II.” Prior to commencement of its initial public offering, KBS Strategic Opportunity REIT II conducted a private offering to accredited investors, which commenced on July 3, 2013. KBS Strategic Opportunity REIT II accepted gross offering proceeds of approximately $32.2 million in its private offering and raised an additional $2 million in proceeds from an affiliate of its sponsor. KBS Strategic Opportunity REIT II ceased offering shares in its private offering on August 11, 2014. KBS Strategic Opportunity REIT II broke escrow in its initial public offering in all states except Pennsylvania and Washington in January 2015.

Our advisor, KBS Capital Advisors, is the external advisor of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II and expects to become the advisor of a new REIT sponsored by our sponsors, KBS Growth & Income REIT, Inc., which we refer to as “KBS Growth & Income REIT.” Some or all of our sponsors are affiliated directors and/or executive officers of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT. Through their affiliations with us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Capital Advisors, as of December 31, 2014, our sponsors had overseen the investment in and management of approximately $11.9 billion of real estate and real estate-related investments on behalf of the investors in us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II.

Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage, develop and sell high-quality U.S. commercial real estate and real estate-related investments on behalf of institutional investors. Together, they founded KBS Realty Advisors LLC, a nationally recognized real estate investment advisor. As of December 31, 2014, KBS Realty Advisors was registered as an investment adviser with the SEC, but KBS Realty Advisors currently intends to withdraw its registration with the SEC and become registered as an investment adviser with the State of California. When we refer to a “KBS-sponsored program,” we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber and to the non-traded REITs, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and our company, that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. As noted above, our sponsors are sponsoring KBS Legacy Partners Apartment REIT together with Legacy Partners Residential Realty LLC and certain of its affiliates. When we refer to a “KBS-advised investor,” we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate investment advice. These investment advisors are also affiliated with our advisor.

Messrs. Bren and Schreiber each has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years. Over that time, Messrs. Bren and Schreiber have developed extensive experience investing in and managing a broad range of real estate asset classes. Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2014) sponsoring 14 private real estate programs that had invested over $4.2 billion (including equity, debt and investment of income and sales proceeds) in 301 real estate assets. In addition to their experience with these 14 private KBS-sponsored programs, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four other KBS-advised investors to recommend real estate acquisitions and manage some of their investments. The investment proceeds of these KBS-advised investors were not commingled. The investments made on behalf of these four KBS-advised investors were made pursuant to management agreements or partnership agreements that permitted the KBS-advised investors to reject acquisitions recommended by the KBS-affiliated investment advisor. Because the KBS-advised investors were not as passive as those in the 14 private KBS-sponsored programs described above or as those who invest in this offering, we have not described the real estate assets acquired or managed for these four KBS-advised investors. The amounts paid for the assets acquired and/or managed and for subsequent capital expenditures for these four KBS-advised investors totaled over $4.1 billion.

Each of Messrs. Hall and McMillan has over 20 years of experience in real estate-related investments. Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC which, from August 2003 until December 2012, was an asset management company. Before forming Willowbrook with Mr. Hall, Mr. McMillan served as Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income commercial mortgage-backed securities. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

Do you expect any of the institutions that invested in the private KBS-sponsored programs or the KBS-advised investors referenced above or that have been advised by your affiliates to invest in this offering?

We believe that the institutional investors that invested in the 14 private KBS-sponsored programs referenced above and the KBS-advised investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. It is not expected that any institutional investors such as the ones described above will participate in this offering. However, if institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at the undiscounted current primary offering price of $10.51 per share.

How do you expect your portfolio to be allocated between real estate properties and real estate-related assets?

We plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our stockholders and that allows us to preserve and return our stockholders’ capital contributions. We currently expect our primary investment focus to be core office properties, though we may also invest in industrial and retail properties. We currently expect to allocate between 0% and 20% of our portfolio to real estate-related investments once we have fully invested the proceeds from our offering stage. If we make investments in other public companies, we do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Further, our core property focus in the U.S. office sector has reflected a more value-creating core strategy, and based on the current market outlook, we expect to continue this strategy. In many cases, these properties have slightly higher (10% to 15%) vacancy rates and/or higher near-term lease rollover at acquisition than more conservative value-maintaining core properties. These characteristics provide us with opportunities to lease space at higher rates, especially in markets with increasing absorption, or to re-lease space in these properties at higher rates, bringing below-market rates of in-place expiring leases up to market rates. Many of these properties will require a moderate level of additional investment for capital expenditures and tenant improvement costs in order to improve or rebrand the properties and increase rental rates. Thus, we believe these properties provide an opportunity for us to achieve more significant capital appreciation by increasing occupancy, negotiating new leases with higher rental rates and/or executing enhancement projects. All such real estate assets may be acquired directly by us or our operating partnership, though we may invest in other entities that make similar investments.

As has always been the case, and although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

How have we performed to date?

For information about our portfolio and operations, see the supplements to this prospectus.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of our public offerings, our debt financing and other liabilities will be between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). We expect our debt financing related to the acquisition of core real estate properties to be between 45% and 65% of the aggregate cost of all such assets. We expect our debt financing related to the acquisition or origination of real estate-related investments to be between 0% and 65% of the aggregate cost of all such assets, depending upon the availability of such financings in the marketplace. Though this is our target leverage, we do not limit our leverage until our total liabilities would exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), and we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of this limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset.

To the extent financing in excess of this limit is available at attractive terms, the conflicts committee may approve debt in excess of this limitation. From time to time, our debt financing and other liabilities may be below 35% of the cost of our tangible assets due to the lack of availability of debt financing. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our stockholders.

Except with respect to the 75% borrowing limit referenced above, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

As of December 31, 2014, our borrowings and other liabilities were approximately 57% of both the cost (before deducting depreciation or other non-cash reserves) and book value (before deducting depreciation) of our tangible assets.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through KBS Limited Partnership III, which we refer to as our “Operating Partnership” in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings III LLC, was the sole limited partner of the Operating Partnership. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an “Umbrella Partnership Real Estate Investment Trust,” or UPREIT.

We present our financial statements and operating partnership income, expenses and depreciation on a consolidated basis with KBS REIT Holdings III and our Operating Partnership. Neither subsidiary files a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit flow through KBS REIT Holdings III and the Operating Partnership to us as each of these subsidiary entities are disregarded for federal tax purposes. These tax items do not generally flow through us to our stockholders. Rather, our net income and net capital gain effectively flow through us to our stockholders as and when we pay distributions.

What conflicts of interest does your advisor face?

KBS Capital Advisors and its affiliates experience conflicts of interest in connection with the management of our business. Messrs. Bren, Hall, McMillan and Schreiber, our sponsors and four of our executive officers, indirectly own and control KBS Capital Advisors. KBS Capital Advisors is also the external advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II and expects to become the external advisor of KBS Growth & Income REIT. Messrs. Bren, Hall, McMillan and Schreiber are executive officers of KBS REIT I, KBS REIT II and KBS Growth & Income REIT. Messrs. McMillan and Schreiber are also directors of KBS REIT I, KBS REIT II and KBS Growth & Income REIT. Messrs. Bren and McMillan are also executive officers of KBS Legacy Partners Apartment REIT. Mr. Bren is a director of KBS Legacy Partners Apartment REIT. Messrs. Hall and McMillan are also executive officers and directors of KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II. In addition, Messrs. Bren and Schreiber and their team of real estate professionals are also key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to KBS-advised investors. Some of the material conflicts that KBS Capital Advisors and its affiliates face include the following:

•

Our sponsors and their team of real estate and debt finance professionals must determine which investment opportunities to recommend to us and the other KBS-sponsored programs that are raising funds for investment, that have funds available for investment, or for whom KBS-affiliated entities serve as an advisor as well as any programs KBS-affiliated entities may sponsor in the future;

•

Our sponsors and their team of professionals at KBS Capital Advisors and its affiliates (including our dealer manager, KBS Capital Markets Group) have to allocate their time between us and other programs and activities in which they are involved;

•

KBS Capital Advisors and its affiliates receive fees in connection with transactions involving the acquisition or origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	KBS Capital Advisors and its affiliates, including our dealer manager, receive fees in connection with our public offerings of equity securities;

•	The negotiations of the advisory agreement and the dealer manager agreement (including the substantial fees KBS Capital Advisors and its affiliates receive thereunder) were not at arm’s length;

•

KBS Capital Advisors may terminate the advisory agreement without cause or penalty upon 60 days’ written notice. Upon termination of the advisory agreement by either party, KBS Capital Advisors may be entitled to receive a termination fee in the form of a promissory note that becomes due only upon the sale, maturity or payoff of one or more assets. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all such proceeds must be used to repay the promissory note until it is fully paid. The amount of the fee would be 15% of the amount, if any, by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8% per year cumulative, non-compounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. For more information on the calculation of the 8% per year cumulative, non-compounded return, see “Management Compensation—Operational and Liquidation Listing Stage—Subordinated Participation in Net Cash Flows.” The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. Therefore, if the ultimate liquidation value of our assets were to decline relative to the appraised value of our assets as of the termination date of the advisory agreement, we may be obligated to pay a termination fee even if our stockholders do not ultimately receive an 8% per year cumulative, non-compounded return on their investment in us. The termination fee would be reduced by the amount of any prior payment to our advisor of a subordinated participation in net cash flows; and

•

The key real estate, debt finance, management and accounting professionals at our advisor may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs.

Who owns and controls the advisor?

The following chart shows the ownership structure of KBS Capital Advisors and entities affiliated with KBS Capital Advisors that will perform services for us:

Peter McMillan III(1) (Sponsor)
Keith D. Hall(2) (Sponsor)
Peter M. Bren(3) (Sponsor)
Charles J. Schreiber, Jr.(4) (Sponsor)
50% Owner
50% Owner
100% Owner
100% Owner
GKP Holding LLC (DE) (formed 10/18/04)
PBren Investments, L.P. (DE) (formed 12/22/03)
Schreiber Real Estate Investments, L.P. (DE) (formed 12/27/01)
33 1/3% Owner
33 1/3% Owner
33 1/3% Owner
KBS Holdings LLC (DE) (formed 10/18/04)
100% Owner/Manager
100% Owner
KBS Capital Markets Group LLC (Dealer Manager) (CA) (formed 2/13/04)
KBS Capital Advisors LLC(5) (Advisor) (DE) (formed 10/18/04)
Dealer Manager Agreement
Advisory Agreement
KBS Real Estate Investment Trust III, Inc.(6) (MD) (incorporated 12/22/09)
100% Owner/Manager
0.1% GP
KBS REIT Holdings III LLC(6) (DE) (formed 1/5/10)
99.9% LP
KBS Limited Partnership III(6) (DE) (formed 1/5/10) (our Operating Partnership)

(1) Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors.

(2) Keith D. Hall is our Executive Vice President.

(3) Peter M. Bren is our President. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls PBren Investments, L.P.

(4) Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer and one of our directors. Other than de minimis amounts owned by family members or trusts, Mr. Schreiber indirectly owns and controls Schreiber Real Estate Investments, L.P.

(5) As of the date of this prospectus, KBS Capital Advisors owned 20,000 shares of our common stock, which it acquired in exchange for an initial investment of $200,000.

(6) We are the sole member and manager of KBS REIT Holdings III LLC. KBS REIT Holdings III is the sole limited partner of, and owns a 99.9% partnership interest in, KBS Limited Partnership III. We are the sole general partner of, and own the remaining 0.1% partnership interest in, KBS Limited Partnership III.

As of the date of this prospectus, Messrs. Bren, Hall, McMillan and Schreiber had not received any compensation from us for services provided in their capacity as principals of KBS Capital Advisors or its affiliates. In connection with this offering, we pay or reimburse our advisor and its affiliates for the services described below.

What are the fees that you pay to the advisor, its affiliates and your directors?

KBS Capital Advisors and its affiliates receive compensation and reimbursement for services related to this offering and the investment, management and disposition of our assets. We also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares or up to $2,760,000,000 of shares)
	Organization and Offering Stage
Selling Commissions	Up to 6.5% of gross primary offering proceeds; no selling commissions are payable on shares sold under our dividend reinvestment plan; all selling commissions are reallowed to participating broker-dealers.	$130,000,000

Dealer Manager Fee	Up to 3% of gross primary offering proceeds; no dealer manager fee is payable on shares sold under our dividend reinvestment plan; our dealer manager may reallow to any participating broker-dealer up to 1% of the gross primary offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases our dealer manager may increase the reallowance.	$60,000,000

Other Organization and Offering Expenses	We reimburse our advisor, our dealer manager and their affiliates for organization and offering costs they incur on our behalf. However, at the termination of this primary offering and at the termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that selling commissions, dealer manager fees and other organization and offering expenses incurred by us exceed 15% of the gross offering proceeds. In addition, at the end of this primary offering and again at the end of the offering pursuant to our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses excluding underwriting compensation (which includes selling commissions, dealer manager fees and any other items viewed as underwriting compensation by the Financial Industry Regulatory Authority, or FINRA) exceed 2% of gross offering proceeds. We directly pay or reimburse our dealer manager for underwriting compensation as discussed in this prospectus, provided that within 30 days after the end of the month in which this primary offering terminates, our	$19,136,791

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares or up to $2,760,000,000 of shares)

dealer manager must reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary offering to exceed 10% of the gross offering proceeds from this primary offering. We also directly pay or reimburse our dealer manager for bona fide invoiced due diligence expenses of broker-dealers. However, no reimbursements made by us to our advisor or our dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from this primary offering and the offering under our dividend reinvestment plan as of the date of reimbursement.

If we raise the maximum offering amount in this primary offering and the offering under our dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $19,136,791 or 0.69% of gross offering proceeds. However, if we raise less than the maximum offering amount, our offering costs as a percentage of gross offering proceeds would increase from this estimate and the percentage of offering proceeds available for investment would decrease accordingly. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering.

In connection with this offering, our sponsors have agreed to provide additional indemnification to one of the participating broker dealers. We have agreed to add supplemental coverage to our directors’ and officers’ insurance coverage to insure our sponsors’ obligations under this indemnification agreement in exchange for reimbursement to us by our sponsors for all costs, expenses and premiums related to this supplemental coverage.

Acquisition and Development Stage
Acquisition and Origination Fees

Acquisition Fee - 1% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments. With respect to investments in and originations of loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.

Origination Fee - 1% of the amount to be funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition or origination expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. This fee relates to services provided to us in connection with sourcing and structuring our investments in and originations of loans. We will not pay an acquisition fee with respect to such loans.

$17,543,200 (maximum offering and no debt)/$50,123,429 (maximum offering and maximum target leverage such that our total liabilities do not exceed 65% of the cost of our tangible assets)

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares or up to $2,760,000,000 of shares)
Acquisition and Origination Expenses	Reimbursement of customary acquisition and origination expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of our advisor), costs of due diligence, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties and real estate-related investments. We estimate that these expenses will be 0.59% of the cost of investments made by us, excluding fees and expenses associated with such investments.	$10,360,158 (maximum offering and no debt)/$29,600,450 (maximum offering and maximum target leverage such that our total liabilities do not exceed 65% of the cost of our tangible assets)
Operational Stage
Asset Management Fees

With respect to investments in real property, the asset management fee will be a monthly fee equal to one-twelfth of 0.75% of the amount paid or allocated to acquire the investment, plus the cost of any subsequent development, construction or improvements to the property. This amount includes any portion of the investment that was debt financed and is inclusive of acquisition expenses related thereto (but excludes acquisition fees paid or payable to our advisor). In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee will be a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment (which amount includes any portion of the investment that was debt financed and is inclusive of acquisition or origination expenses related thereto but is exclusive of acquisition or origination fees paid or payable to our advisor) and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination expenses related to the acquisition or funding of such investment (excluding acquisition or origination fees paid or payable to our advisor), as of the time of calculation.

With respect to asset management fees accruing from March 1, 2014, our advisor has agreed to defer, without interest, our obligation to pay asset management fees for any month in which our modified funds from operations (“MFFO”) for such month, as such term is defined in the practice guideline issued by the Investment Program Association (“IPA”) in November 2010 as interpreted by us, excluding asset management fees, does not exceed the amount of distributions declared by us for record dates of that month. We remain obligated to pay our advisor an asset management fee in any month in which our MFFO, excluding asset management fees, for such month exceeds the amount of distributions declared for the record dates of that month (such excess amount, an “MFFO Surplus”); however, any amount of such asset management fee in excess of the MFFO Surplus will also be deferred under the advisory agreement. If the MFFO Surplus for

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares or up to $2,760,000,000 of shares)

any month exceeds the amount of the asset management fee payable for such month, any remaining MFFO Surplus will be applied to pay any asset management fee amounts previously deferred in accordance with the advisory agreement.

However, notwithstanding the foregoing, any and all deferred asset management fees that are unpaid will become immediately due and payable at such time as our stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) an 8.0% per year cumulative, noncompounded return on such net invested capital (the “Stockholders’ 8% Return”) and (ii) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program. The Stockholders’ 8% Return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for our advisor to receive deferred asset management fees.

Other Operating Expenses

We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this time we only reimburse our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, if our advisor seeks reimbursement for additional employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition or origination fees or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.

We have agreed to reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform, or the AIP Platform, with respect to certain accounts of our investors serviced through the AIP Platform.

Additionally, we, together with KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Capital Markets Group, KBS Capital Advisors and other KBS-affiliated entities, have entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance

Actual amounts are dependent upon the results of our operations and the number of our shares serviced through the AIP Platform; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares or up to $2,760,000,000 of shares)

coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. The allocation of these shared coverage costs is proportionate to the pricing by the insurance marketplace for the first tiers of directors and officers liability coverage purchased individually by each REIT. Our advisor’s and our dealer manager’s portion of the shared lower tiers’ cost is proportionate to the respective entity’s prior cost for the errors and omissions insurance.

Independent Director Compensation	We pay each of our independent directors an annual retainer of $40,000. We also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended; (ii) $2,500 for each audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each audit or conflicts committee meeting attended); (iii) $2,000 for each teleconference board meeting attended; and (iv) $2,000 for each teleconference audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.
Operational and Liquidation/Listing Stage
Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national exchange)	After our common stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program, and (ii) an 8% per year cumulative, noncompounded return on such net invested capital, KBS Capital Advisors is entitled to receive 15% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. Net sales proceeds means the net cash proceeds realized by us after deduction of all expenses incurred in connection with a sale, including disposition fees paid to KBS Capital Advisors. The 8% per year cumulative, noncompounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8% per year cumulative, noncompounded return is not based on the return provided to any	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares or up to $2,760,000,000 of shares)

individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to participate in our net cash flows. In fact, if KBS Capital Advisors is entitled to participate in our net cash flows, the returns of our stockholders will differ, and some may be less than an 8% per year cumulative, noncompounded return. This fee is payable only if we are not listed on an exchange.

Liquidation/Listing Stage
Disposition Fees	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor, our sponsors or one of their affiliates 1% of the contract sales price of each property or other investment sold (including residential or commercial mortgage-backed securities issued by a subsidiary of ours as part of a securitization transaction); provided, however, that if in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor, our sponsors or their affiliates, the fee paid to our advisor, our sponsors or their affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. The conflicts committee will determine whether our advisor, our sponsors or one of their affiliates has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan we will pay a disposition fee upon the sale of such property. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us. Although we are most likely to pay disposition fees to our advisor, our sponsors or one of their affiliates during our liquidation stage, these fees may also be incurred during our operational stage.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange)	Upon listing our common stock on a national securities exchange, a fee equal to 15% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us (including distributions that may constitute a return of capital for federal income tax purposes) prior to listing exceeds (ii) the sum of our stockholders’ net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program, and the amount of cash	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares or up to $2,760,000,000 of shares)
flow necessary to generate an 8% per year cumulative, noncompounded return on such amount. The 8% per year cumulative, noncompounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to receive the listing fee. In fact, if KBS Capital Advisors is entitled to the listing fee, the returns of our stockholders will differ, and some may be less than an 8% per year cumulative, noncompounded return.

How many real estate investments do you currently own?

As of April 13, 2015, we owned 20 real estate properties, encompassing an aggregate of approximately 8.2 million rentable square feet, and one real estate loan receivable and, as of April 13, 2015, we had not yet identified any additional real estate investments that it is reasonably probable we will acquire or originate with the proceeds from this offering. Because our stockholders will not have the opportunity to evaluate all additional investments we may make before we make them, we are considered to be a blind pool. As additional significant investments become probable, we will supplement this prospectus to provide information regarding the likely investment. We will describe material changes to our portfolio, including the closing of significant asset acquisitions or originations, by means of a supplement to this prospectus.

If I buy shares, will I receive distributions and how often?

We have authorized and declared, and expect to continue to authorize and declare, distributions based on daily record dates, and we have paid, and expect to continue to pay, these distributions on a monthly basis. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. Since we commenced investment operations on June 24, 2011, we have authorized and declared distributions based on daily record dates for each day during the period commencing June 24, 2011 through February 28, 2012 and the period commencing March 1, 2012 through May 31, 2015 and we have paid or will pay these distributions on a monthly basis.

Generally, our policy is to pay distributions from cash flow from operations. During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not pay distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we have funded our distributions in part with an advance from our advisor and debt financing and we expect to utilize debt financing in the future, if necessary, to fund at least a portion of our distributions. We may also fund such distributions with proceeds from the sale of assets or from the maturity, payoff or settlement of debt investments. Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. Our distribution policy is not to use the proceeds of our public offerings to pay distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

We funded the payment of distributions for distribution record dates from June 24, 2011 through September 30, 2011 with an advance from our advisor. On November 10, 2011, we repaid our advisor in full, for all funds advanced to us for distributions paid, using proceeds from a third-party financing. No interest accrued on the advance from our advisor. Our advisor is not obligated to advance funds to us, and has not agreed to advance funds to us, for distributions for any future periods. Through April 13, 2015, we had funded a portion of our distributions with cash flow from operations and have continued to fund a portion of our distributions with proceeds from debt financing.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from operations and FFO (except with respect to distributions related to sales of our assets and distributions related to the repayment of principal under real estate-related investments). Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors” in this prospectus. Those factors include: our ability to continue to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; the ability of our borrowers and their sponsors to continue to make their debt service payments and/or to repay their loans upon maturity; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our dividend reinvestment plan. In the event our FFO and/or cash flow from operations decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed FFO and/or cash flow from operations.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”)). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations—Taxation of KBS REIT III—Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

May I reinvest my distributions in shares of KBS Real Estate Investment Trust III?

Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. Common stockholders may elect to have all or a portion of their dividends and other distributions, exclusive of dividends and other distributions that our board of directors designates as ineligible for reinvestment through the plan, reinvested in additional shares of our common stock in lieu of receiving cash distributions.

During our primary offering stage and until we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share of common stock in one of our public offerings, participants in the dividend reinvestment plan will acquire our common stock at a price per share equal to 95% of the price to acquire a share of our common stock in the primary offering of our then-effective or most recently effective public offering (ignoring any discounts that may be available to certain categories of investors). Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of the offering.

Once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our primary public offerings, participants in our dividend reinvestment plan will acquire shares of our common stock at a price equal to 95% of the estimated value per share of our common stock, as determined by our advisor or another firm chosen by our board of directors for that purpose. We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter.

On December 9, 2014, our board of directors established an updated offering price for shares of common stock to be sold in this primary offering of $10.51 (unaudited), which was effective December 12, 2014. The updated offering price for shares of common stock to be sold in this primary offering was determined by adding certain projected offering costs to the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or under contract to purchase and were reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of December 30, 2014, we had closed on each of these six properties. Commencing with the January 2, 2015 purchase date and until the estimated value per share is updated, the purchase price per share under the dividend reinvestment plan is $9.99.

No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan. We may amend or terminate our dividend reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (ii) in a separate mailing to the participants.

Will you register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

We believe that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that each of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

How will you use the proceeds raised in this offering?

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum of 200,000,000 shares, or $2,760,000,000 of shares, of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering , we estimate that we will use 87.04% to 87.20% of the gross proceeds from this primary offering for investments after fees and expenses, assuming the mid-point and maximum offering amounts, respectively. We will use the remainder of the gross proceeds from this primary offering to: pay offering expenses, including selling commissions and the dealer manager fee; pay a fee to our advisor for its services in connection with the selection and acquisition or origination of real estate investments; pay acquisition and origination expenses; and maintain a working capital reserve. Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our organizational documents do not limit the amount of funds we may use from any source to pay such distributions. Our distribution policy is not to use the proceeds of this offering to pay distributions though, as noted above, our board of directors may authorize such distributions under our organizational documents. If we pay distributions from sources other than our cash flow from operations, we will have less funds available to make real estate investments, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to: the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; funding obligations under any of our real estate loans receivable; the acquisition or origination of real estate investments, which would include payment of acquisition and origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for investments in real estate properties and real estate-related assets, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition and origination fees and other fees. See “Management Compensation.”

Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of this offering.

	280,000,000 Shares or $2,760,000,000 of Shares

	Primary Offering (200,000,000 shares or $2,000,000,000 of shares)		Dividend Reinvestment Plan (80,000,000 shares or $760,000,000 of shares)
Gross Offering Proceeds	$2,000,000,000	100.00%	$760,000,000	100.00%
Selling Commissions	130,000,000	6.50%	0	0.00%
Dealer Manager Fee	60,000,000	3.00%	0	0.00%
Other Organization and Offering Expenses	18,136,791	0.91%	1,000,000	0.13%
Acquisition and Origination Fees (1)	17,543,200	0.87%	0	0.00%
Acquisition and Origination Expenses (1)	10,360,158	0.52%	0	0.00%
Initial Working Capital Reserve	20,000,000	1.00%	0	0.00%
Amount Available for Investment	1,743,959,851	87.20%	759,000,000	99.87%

(1) This table excludes debt proceeds. To the extent we fund our real estate investments with debt, we expect the amount available for investment and the amount of acquisition and/or origination fees and acquisition and origination expenses will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to our maximum target leverage such that our total liabilities do not exceed 65% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), then we estimate that acquisition and origination fees would be $50,123,429 and acquisition and origination expenses would be $29,600,450.

What kind of offering is this?

We are offering up to 280,000,000 shares, or up to $2,760,000,000 of shares, of common stock on a “best efforts” basis. We are offering up to 200,000,000 shares, or up to $2,000,000,000 of shares, in this primary offering at a price currently equal to $10.51 per share, with volume discounts available to investors who purchase $1,000,001 or more of shares. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to 80,000,000 shares, or up to $760,000,000 of shares, pursuant to our dividend reinvestment plan at a purchase price currently equal to $9.99 per share.

Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of the offering.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering. As of April 13, 2015, we had accepted aggregate gross offering proceeds of $1,571.5 million, which includes $62.7 million of shares sold through our dividend reinvestment plan.

How long will this offering last?

On February 12, 2015, in consideration of our offering proceeds raised to date and the pace of sales in this primary offering, our board of directors approved the termination of our primary public offering stage effective approximately 90 days (as determined by our Chief Executive Officer, such date the “Offering Termination Date”) after we have announced that we have raised $1.3 billion in the aggregate in our primary public offerings, whether in this primary offering or a follow-on offering. On February 20, 2015 we announced that, as of February 20, 2015, we had accepted aggregate gross offering proceeds in excess of $1.3 billion in this primary offering. Our Offering Termination Date is Friday, May 29, 2015. Subscriptions must be dated on or before May 29, 2015, and subscriptions and all related documents and funds must be received by us in good order no later than July 28, 2015.

We plan to continue to offer shares under our dividend reinvestment plan beyond the termination of the offering stage for our primary offering. In some states, we will need to renew the registration statement annually or file a new registration statement to continue the dividend reinvestment plan offering. We may terminate this primary offering or our dividend reinvestment plan offering at any time.

Who can buy shares?

An investment in our shares is suitable only for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states may buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (ii) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in Alabama, California, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Nebraska, Ohio, Oregon, Pennsylvania and Tennessee.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. You must generally initially invest at least $4,000 in our shares to be eligible to participate in this offering. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

If you own the minimum investment in shares (400 shares) in KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II or any future KBS-sponsored public program, you may invest less than the minimum amount set forth above, but in no event less than $100, unless you are investing distributions from a KBS-sponsored public program. If you are investing distributions from a KBS-sponsored public program and you own the minimum investment in shares from a KBS-sponsored public program, then there is no minimum investment in our shares. Moreover, if you are investing distributions from a KBS-sponsored public program in an amount less than $100, our advisor will waive the $35 subscription processing fee that we otherwise pay to the advisor.

In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. Any sale must also comply with applicable state and federal securities laws.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA, plan or other account; (iii) whether the investment will generate an unacceptable amount of UBTI for your IRA, plan or other account; (iv) whether the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of your IRA, plan or other account; (v) whether you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the IRA, plan or other account annually; and (vi) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I sell them later?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may be able to sell them only at a substantial discount from the price you paid.

We have a share redemption program that may enable stockholders to sell their shares to us in limited circumstances. The restrictions of our share redemption program will severely limit our stockholders’ ability to sell their shares should they require liquidity and will limit our stockholders’ ability to recover the value they invested in our common stock. There are several limitations on our ability to redeem shares under our share redemption program:

•

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the share redemption program, and together with redemptions sought in connection with a stockholder’s death, “special redemptions”), we may not redeem shares unless the stockholder has held the shares for one year.

•

During any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. However, we may increase or decrease the funding available for the redemption of shares pursuant to the program upon ten business days’ notice to our stockholders. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to our stockholders.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Unless our shares are being redeemed in connection with a special redemption, and until such time as we establish an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the prices at which we will redeem shares are as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of the price paid to acquire the shares from us;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of the price paid to acquire the shares from us;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of the price paid to acquire the shares from us; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of the price paid to acquire the shares from us.

Notwithstanding the above, and unless our shares are being redeemed in connection with a special redemption, once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our primary public offerings, the prices at which we will redeem shares will be as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent estimated value per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent estimated value per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent estimated value per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent estimated value per share as of the applicable redemption date.

For purposes of determining the time period a redeeming stockholder has held each share, the time period begins as of the date the stockholder acquired the share; provided, that shares purchased by the redeeming stockholder pursuant to our dividend reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the dividend reinvestment plan shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption.

We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter. We will report the estimated value per share of our common stock in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC. We will also provide information about our estimated value per share on our website (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov).

In several respects we would treat special redemptions differently from other redemptions:

•	there is no one-year holding requirement;

•

until we establish an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the redemption price is the amount paid to acquire the shares from us; and

•

once we have established an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the redemption price would be the estimated value of the shares as of the redemption date, as determined by our advisor or another firm chosen for that purpose.

In order for a determination of disability or determination of incompetence to entitle a stockholder to these special redemption terms, the determination of disability or incompetence must be made by the government entities specified in our share redemption program.

Our board may amend, suspend or terminate our share redemption program upon 30 days’ notice to stockholders, provided that we may increase or decrease the funding available for the redemption of shares pursuant to our share redemption program upon 10 business days’ notice.

When will the company seek to list its shares of common stock or liquidate its assets?

We may seek to list our shares of common stock if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by September 30, 2020, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our real estate investments and other assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: U.S. mail or other courier; facsimile; electronic delivery; or posting on our website at www.kbsreitiii.com.

To assist broker-dealers and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable Financial Industry Regulatory Authority (“FINRA”) and National Association of Securities Dealers (“NASD”) Conduct Rules, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, our advisor estimated the value of our common stock as $10.51 per share as of December 31, 2014. The basis for this valuation is the fact that the current public offering price of our shares of common stock in this primary offering is $10.51 per share (ignoring purchase price discounts for certain categories of purchasers). For more information on the methodologies and assumptions used to establish our updated offering price and estimated net asset value per share, see supplement no. 1 to this prospectus dated as of December 11, 2014.

Although this estimated value represents the most recent price at which most investors have been willing to purchase shares in this primary offering, this reported value is likely to differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon our liquidation because (i) there is no public trading market for the shares at this time; (ii) the $10.51 primary offering price includes the payment of projected underwriting compensation and other directed selling efforts as well as other offering costs, which costs and efforts are likely to produce a higher sale price than could otherwise be obtained; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments subsequent to the establishment of the offering price, including how disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio subsequent to the establishment of the offering price.

We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about this offering?

If you have more questions about this offering, or if you would like additional copies of this prospectus, you should contact your financial advisor or contact:

KBS Capital Markets Group LLC

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 417-6501

www.kbs-cmg.com

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, and those contained in any supplement to this prospectus, and all other information contained in this prospectus as supplemented before purchasing our common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our common stock may decline, and you could lose some or all of your investment.

Risks Related to an Investment in Our Common Stock

Because no public trading market for our shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require our directors to seek stockholder approval to liquidate our assets and dissolve by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we have no plans at this time to list our shares on a national securities exchange. Until our shares are listed, if ever, our stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale must comply with applicable state and federal securities laws. Our charter prohibits the ownership of more than 9.8% of our stock by any person, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit our stockholders’ ability to sell their shares to us, and our board of directors could amend, suspend or terminate our share redemption program upon 30 days’ notice to our stockholders, provided that we may increase or decrease funding available for the redemption of shares pursuant to our share redemption program upon ten business days’ notice to our stockholders. We describe the restrictions of our share redemption program in detail under “Description of Shares – Share Redemption Program”. Therefore, it will be difficult for our stockholders to sell their shares promptly or at all. If our stockholders are able to sell their shares, they will likely have to sell them at a substantial discount to their public offering price. It is also likely that our stockholders’ shares will not be accepted as the primary collateral for a loan. Investors should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time because of the illiquid nature of our shares.

We face significant competition for real estate investment opportunities, which may limit our ability to acquire suitable investments and achieve our investment objectives or pay distributions.

We face competition from various entities for real estate investment opportunities, including other REITs, pension funds, banks and insurance companies, investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of their investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We also depend upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. The highly competitive U.S. commercial real estate industry has created increased pressure on real estate investors and their property managers to find new tenants and keep existing tenants. In order to do so, we may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest the net offering proceeds on attractive terms. Our investors must rely entirely on the management abilities of our advisor, the property managers our advisor selects and the oversight of our board of directors. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our stockholders to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more shares we sell in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor, sponsors and the real estate and debt finance professionals that our advisor retains to identify suitable investments for us at times when such persons are simultaneously seeking to identify suitable investments for other KBS-sponsored programs or KBS-advised investors could also delay the investment of the proceeds of this offering. See “ – Risks Related to Conflicts of Interest.” Further, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Delays we encounter in the selection, acquisition and development of income-producing properties or the acquisition or origination of other real estate investments would likely limit our ability to pay distributions to you and reduce your overall returns.

Disruptions in the financial markets and uncertain economic conditions could continue to adversely impact the commercial mortgage market as well as the market for real estate-related debt investments generally, which could hinder our ability to implement our business strategy and generate returns to our stockholders.

We had initially expected to allocate approximately 30% of our portfolio to, and had expected that, once we had fully invested the proceeds from our public offerings, approximately 20% to 40% of our portfolio would consist of real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. However, due to current markets conditions for the types of real estate-related investments that we had intended to target, we currently may not make any significant investments in real estate-related investments, and we now expect our primary investment focus to be core office properties, although we may also invest in industrial and retail properties. We currently expect to allocate between 0% and 20% of our portfolio to real estate-related investments once we have fully invested the proceeds from our public offerings.

The returns available to investors generated by real estate-related investments are determined by: (i) the supply and demand for such investments; (ii) the terms we are able to negotiate for our investments; (iii) the performance of the assets underlying the investments; and (iv) the existence of a market for such investments, which includes the ability to sell or finance such investments.

During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors on new investments will decrease. Conversely, a lack of liquidity will cause the returns available to investors on new investments to increase.

The Federal Reserve has maintained an accommodative monetary policy since the beginning of the recent financial crisis. Through a variety of monetary tools and programs, the Federal Reserve injected trillions of U.S. dollars into the global financial markets. The U.S. quantitative easing (“QE”) program focused on the purchase of U.S. treasury bonds and mortgage backed securities. Currently it is unclear what the final cost or impact of this program will be. In October of 2014, the Federal Reserve concluded the current phase of QE. The end of this program has shifted investor focus to the timing of an eventual interest rate increase by the Federal Reserve.

In the United States, recent economic data has been improving. Slow and steady growth in the labor markets has driven unemployment below 6%. The labor force participation rate continues to be low and personal income growth has remained muted. Consumer spending in the United States has increased, and is being driven by lower debt service burdens, record high stock market valuations, rebounding home prices and a dramatic decrease in the cost of gasoline. Consumer confidence levels are starting to reach levels last seen in the 1990’s. U.S. gross domestic product (“U.S. GDP”) has continued to grow at a moderate annualized rate. On an annual basis, U.S. GDP growth in 2014 was 2.4%, which was a slight improvement over 2013’s growth rate of 2.2%. In the second half of 2014, the U.S. dollar began to appreciate against the currencies of other nations. The effects of a strong dollar and weak international economic growth began to materialize in the form of reduced corporate earnings in the fourth quarter of 2014.

Recently, the U.S. dollar has greatly strengthened its role as an international safe haven currency. On January 5, 2015, the Bloomberg Dollar Spot Index, which measures the strength of the U.S. dollar against a basket of ten leading global currencies, reached an all-time high since the index was created in 2004. As a result, U.S. commercial property markets have benefitted from an inflow of foreign capital and gateway markets such as New York City and San Francisco continue to benefit from a strong demand for commercial properties. In 2014, the commercial real estate market recovery began to spread to secondary and tertiary markets and to most asset classes. The U.S. commercial real estate market has continued to gain favor as an alternative investment class and capital flows continue to improve. Looking forward, however, the recovery in commercial real estate is expected to remain uneven across geographies and among property types.

Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service future debt obligations, or pay distributions to our stockholders.

Currently, both the investing and leasing environments are highly competitive. While there has been an increase in the amount of capital flowing into the U.S. real estate markets, which resulted in an increase in real estate values in certain markets, the uncertainty regarding the economic environment has made businesses reluctant to make long-term commitments or changes in their business plans. Possible future declines in rental rates, slower or potentially negative net absorption of leased space and expectations of future rental concessions, including free rent to renew tenants early, to retain tenants who are up for renewal or to attract new tenants, may result in decreases in cash flows. Historically low interest rates could help offset some of the impact of these potential decreases in operating cash flow for properties financed with variable rate mortgages; however, interest rates likely will not remain at these historically low levels for the remaining life of many of our investments. Recently, interest rates have become more volatile as the global capital markets react to increasing economic and geopolitical risks.

After several years of improving market conditions, the recovery in the U.S. residential real estate market has recently begun to slow. The initial recovery was driven by low interest rates, pent-up demand from the consumer sector and institutional investors in the form of buy-to-rent portfolios. In 2014, investor demand for homes slowed and stringent mortgage lending standards have reduced demand in the residential markets. In addition, as referenced above, the Federal Reserve’s QE program, which peaked at $85 billion a month in purchases of long-term treasury bonds and mortgage backed securities terminated on October 31, 2014. This reduction in market support could cause the demand for residential real estate to decrease further.

From a global standpoint, the U.S. economy is considered to be a bright spot. Recently the International Monetary Fund lowered its global growth forecast from 3.7% to 3.3%. Lower than expected growth in the European Union (“EU”) and Chinese economies are the primary factors in the forecast change. Geopolitical events in the Ukraine and Middle East and the recent outbreak of the Ebola virus in Africa, and its possible spread to the rest of the world, have all been impediments to global economic growth.

Overall, despite indications of recovery in the United States, uncertainties abound. China’s export-based economy has slowed and the Japanese government continues to experiment with QE. The EU is faced with the economic collapse of Greece, another recession and an escalating military conflict in the Ukraine. In the United States, the Federal Reserve has completed the latest phase of QE and is now faced with the impact of a strong dollar and record low interest rates. In the short-term, we anticipate that market conditions will continue to remain volatile and, combined with a challenging global macro-economic environment, may interfere with the implementation of our business strategy and/or force us to modify it.

We have relied on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity or we may not be able to refinance these obligations at terms as favorable as the terms of our existing indebtedness and we also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our existing indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Recent financial market conditions have improved from the bottom of the economic cycle, but material risks are still present. Market conditions can change quickly, which could negatively impact the value of our assets.

Disruptions in the financial markets and continued uncertain economic conditions could adversely affect the values of our investments. Lending activity only recently increased; however, it remains uncertain whether the capital markets can sustain the current transaction levels. Any disruption to the debt and capital markets could result in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in commercial properties could decrease below the amounts paid for such investments;

•	the value of collateral securing our loan investments could decrease below the outstanding principal amounts of such loans;

•

revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing; and/or

•

revenues generated by the properties and other assets underlying our loan investments could decrease, making it more difficult for the borrowers to meet their payment obligations to us, which could in turn make it more difficult for us to pay distributions or meet our debt service obligations on debt financing.

All of these factors could reduce our stockholders’ return and decrease the value of an investment in us.

Because our stockholders will not have the opportunity to evaluate all additional investments we may make before we make them, we are considered to be a blind pool. We may make investments with which our stockholders do not agree.

As of April 13, 2015, we owned 20 real estate properties and one real estate loan receivable and, as of April 13, 2015, we had not identified any additional real estate investments that it is reasonably probable that we will acquire or originate with the proceeds from this offering. As a result, we are not able to provide you with any information to assist you in evaluating the merits of any specific assets that we may acquire. We will seek to invest substantially all of the net proceeds from our primary public offerings, after the payment of fees and expenses, in real estate investments. Our board of directors and our advisor have broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will likewise have no opportunity to evaluate potential tenants, managers or borrowers. As a result, you must rely on our board of directors and our advisor to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. Therefore, our investments may at times be concentrated in a limited number of geographic locations, or secured by assets concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, industries or business sectors, downturns relating generally to such region, industry or business sector may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to pay distributions to our stockholders.

As of March 31, 2015, a significant portion of our real estate properties and the collateral securing our real estate loan receivable were located in California, Illinois and Texas. As such, the geographic concentration of our portfolio makes us particularly susceptible to adverse economic developments in the California, Illinois and Texas real estate markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect our operating results and our ability to pay distributions to our stockholders.

A significant percentage of our assets is invested in 500 West Madison and the value of our stockholders’ investment in us will fluctuate with the performance of this investment.

As of March 31, 2015, 500 West Madison represented approximately 16% of our total assets and represented approximately 17% of our total annualized base rent. Further, as a result of this acquisition, the geographic concentration of our portfolio makes us particularly susceptible to adverse economic developments in the Chicago real estate market. Any adverse economic or real estate developments in this market, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect our operating results and our ability to make distributions to our stockholders.

We have a limited operating history and we may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

We were incorporated in the State of Maryland on December 22, 2009 and have a limited operating history. As of April 13, 2015, we owned 20 real estate properties and one real estate loan receivable and, as of April 13, 2015, we had not identified any additional real estate investments that it is reasonably probable that we will acquire or originate with the proceeds of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. We can provide no assurance that our performance will replicate the past performance of other KBS-sponsored programs. Our investment returns could be substantially lower than the returns achieved by other KBS-sponsored programs. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of target assets, the level and volatility of interest rates, the availability of short and long-term financing, and conditions in the financial markets and economic conditions.

Because we depend upon our advisor and its affiliates to conduct our operations, adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

We depend on our advisor to manage our operations and our portfolio of assets. Our advisor depends upon the fees and other compensation that it receives from us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and any future KBS-sponsored programs that it advises in connection with the purchase, management and sale of assets to conduct its operations, including KBS Growth & Income REIT, which is also expected to engage our advisor. Any adverse changes to our relationship with, or the financial condition of, our advisor and its affiliates, could hinder their ability to successfully manage our operations and our portfolio of investments.

Our dealer manager may not be successful in conducting this offering, which would adversely impact our ability to implement our investment strategy.

We have retained KBS Capital Markets Group, an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, depends upon the ability of KBS Capital Markets Group to build and maintain a network of broker-dealers to sell our shares to their clients. Some or all of the broker-dealers in this network have a choice of numerous competing real estate investment trust offerings, many with similar investment objectives, to recommend to their clients, which may make selling our shares to their clients more difficult. If KBS Capital Markets Group is not successful in growing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.

We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. We have paid distributions in part from financings (including with an advance from our advisor that we have repaid with debt financing) and expect that in the future we may not pay distributions solely from our cash flow from operations, in which case distributions may be paid in whole or in part from debt financing. We may also fund such distributions with proceeds from the sale of assets or from the maturity, payoff or settlement of debt investments. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods. If we fund distributions from the sale of assets or the maturity, payoff or settlement of debt investments, this will affect our ability to generate cash flow from operations in future periods. To the extent that we pay distributions from sources other than our cash flow from operations, we will have fewer funds available with which to make real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount of distributions we may fund from sources other than from cash flow from operations.

During our public offering stage, when we may raise capital more quickly than we acquire income-producing assets, and from time to time during our operational stage, we may not pay distributions solely from our cash flow from operations.

The loss of or the inability to retain or obtain key real estate and debt finance professionals at our advisor and key employees at our dealer manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Messrs. Bren, Hall, McMillan, Schreiber and, through our dealer manager, Mike Crimmins, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with these individuals and they may not remain associated with us, our advisor or its affiliates. If any of these persons were to cease their association with us, our advisor or its affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled professionals. Further, our sponsors have established and intend to establish strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties and tenants in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ and our recovery against our independent directors if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that none of our independent directors shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

We may change our targeted investments without stockholder consent.

We had initially expected to allocate approximately 70% of our portfolio to, and had expected that, once we had fully invested the proceeds from our public offerings, approximately 60% to 80% of our portfolio would consist of, investments in core real estate properties. We also had expected to allocate approximately 30% of our portfolio to, and had expected that, once we had fully invested the proceeds from our public offerings, approximately 20% to 40% of our portfolio would consist of investments in: real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies.

However, due to current market conditions for the types of real estate-related investments that we had intended to target, we currently may not make any significant investments in real estate-related investments, and we now expect our primary investment focus to be core real estate properties. We currently expect to allocate between 0% and 20% of our portfolio to real estate-related investments once we have fully invested the proceeds from our offering stage. If we make investments in other public companies, we do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

As has always been the case, although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Because the current offering price in this primary public offering exceeds our net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

We are currently offering shares in this primary public offering at $10.51 per share, with discounts available to certain categories of purchasers. Our current primary public offering price exceeds our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) the substantial fees paid in connection with this offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker-dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (iii) general and administrative expenses and (iv) accumulated depreciation and amortization of real estate investments.

As of December 31, 2014, our net tangible book value per share was $7.80. To the extent we are able to raise additional proceeds in our public offering stage, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

The offering price per share of our common stock may not reflect the value that stockholders will receive for their investment.

To assist broker-dealers and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations, pursuant to applicable FINRA and NASD Conduct Rules, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, our advisor estimated the value of our common stock as $10.51 per share as of December 31, 2014. The basis for this valuation is the fact that the current public offering price of our shares of common stock in this primary offering is $10.51 per share (ignoring purchase price discounts for certain categories of purchasers).

Although this estimated value represents the most recent price at which investors have been willing to purchase shares in this primary offering, this reported value is likely to differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon our liquidation because (i) there is no public trading market for the shares at this time; (ii) the $10.51 primary offering price includes the payment of projected underwriting compensation and other directed selling efforts as well as other offering costs, which costs and efforts are likely to produce a higher sale price than could otherwise be obtained; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments subsequent to the establishment of the offering price, including how disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio subsequent to the establishment of the offering price.

On December 9, 2014, our board of directors established an updated offering price for shares of common stock to be sold in this primary offering of $10.51 per share (with discounts available to certain categories of purchasers) and an offering price for shares of common stock to be sold under our dividend reinvestment plan of $9.99 per share (which is 95% of the price to acquire a share in this primary offering). These updated offering prices for this primary offering and our dividend reinvestment plan offering became effective December 12, 2014. The updated offering price for shares of our common stock to be sold in this primary offering was determined by adding certain projected offering costs to the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or were under contract to purchase and were reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of December 30, 2014, we had closed on each of these six properties. We did not make any other adjustments to our estimated net asset value per share subsequent to September 30, 2014, including any adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The updated primary offering price of our shares is not a statement of our estimated net asset value per share as our board of directors also took into consideration the projected costs and expenses associated with raising capital in this primary offering. These costs include selling commissions, dealer manager fees and certain other offering costs and are included in the updated offering price so that any dilutive impact to our existing stockholders is minimized. We provided information regarding our estimated net asset value per share for the sole purpose of updating the offering prices in this primary offering and in our dividend reinvestment plan offering. The updated primary offering price is not based on any public trading market.

For information related to the determination of our updated offering prices and the methodologies and assumptions used to establish our estimated net asset value per share, see supplement no. 1 to this prospectus dated as of December 11, 2014.

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated net asset value per share of our common stock, and these differences could be significant. The estimated net asset value per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated net asset value per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated net asset value per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our estimated net asset value per share and/or our updated offering price, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at our estimated net asset value per share or the updated offering price;

•

a stockholder would ultimately realize distributions per share equal to our estimated net asset value per share or the updated offering price upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of common stock would trade at our estimated net asset value per share or the updated offering price on a national securities exchange;

•	a third party would offer our estimated net asset value per share or the updated offering price in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated net asset value per share, or a valuation firm would agree with the updated offering price; or

•	the methodology used to determine our estimated net asset value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio and the management of those assets and the real estate and finance markets. As such, the offering price does not take into account developments in our portfolio since September 30, 2014, except as noted above. We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter.

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares currently may be repurchased at varying prices depending on (i) the number of years the shares have been held, (ii) the purchase price paid for the shares and (iii) whether the redemptions are sought in connection with a special redemption. The current maximum price that may be paid under the program is $10.51 per share, which is the current offering price of our shares of common stock in this primary offering (ignoring purchase price discounts for certain categories of purchasers). Although this price represents the most recent price at which investors have been willing to purchase shares in this primary offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares for the reasons discussed in the risk factor above. Thus, when we repurchase shares of our common stock at $10.51 per share, the actual value of the shares that we repurchase is likely to be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including all of our executive officers and our affiliated directors and other key real estate and debt finance professionals, face conflicts of interest caused by their compensation arrangements with us and with other KBS-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers and our affiliated directors and other key real estate and debt finance professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other KBS-affiliated entities. Our advisor and its affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and would likely entitle our advisor to increased acquisition and origination fees and asset management fees;

•	sales of real estate investments, which entitle our advisor to disposition fees and possible subordinated incentive fees;

•

acquisitions of real estate investments, which entitle our advisor to acquisition or origination fees based on the cost of the investment and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other KBS-sponsored programs, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire real estate investments, which borrowings will increase the acquisition and origination fees and asset management fees payable to our advisor;

•

whether and when we seek to list our shares of common stock on a national securities exchange, which listing (i) may make it more likely for us to become self-managed or internalize our management or (ii) could entitle our advisor to a subordinated incentive listing fee, and which could also adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a subordinated incentive fee and terminate the asset management fee.

Our advisor and its affiliates face conflicts of interest relating to the acquisition and origination of assets and leasing of properties due to their relationship with other KBS-sponsored programs and KBS-advised investors, which could result in decisions that are not in our best interest or the best interests of our stockholders.

We rely on our sponsors and other key real estate and debt finance professionals at our advisor, including Messrs. Bren, Hall, McMillan and Schreiber, to identify suitable investment opportunities for us. KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT are also advised or will be advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate and debt finance professionals as will future KBS-sponsored programs advised by our advisor. Messrs. Bren and Schreiber and several of the other key real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to KBS-advised investors. As such, we and the other KBS-sponsored programs that are currently raising funds for investment, or that otherwise have funds available for investment, and KBS-advised investors rely on many of the same real estate and debt finance professionals, as will future KBS-sponsored programs and KBS-advised investors. Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs and KBS-advised investors. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our acquisition stage will overlap to some extent with KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II, five private KBS-sponsored programs and possibly future KBS-sponsored programs, such as KBS Growth & Income REIT, and KBS-advised investors.

For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. Thus, the real estate and debt finance professionals of our advisor could direct attractive investment opportunities to other KBS-sponsored programs or KBS-advised investors. Such events could result in us investing in properties that provide less attractive returns, which would reduce the level of distributions we may be able to pay you.

We and other KBS-sponsored programs and KBS-advised investors also rely on these real estate professionals to supervise the property management and leasing of properties. If the KBS team of real estate professionals directs creditworthy prospective tenants to properties owned by another KBS-sponsored program or KBS-advised investor when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.

Further, existing and future KBS-sponsored programs and KBS-advised investors and Messrs. Bren, Hall, McMillan and Schreiber generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination, development, ownership, leasing or sale of real estate-related investments.

Our sponsors, our officers, our advisor and the real estate, debt finance, management and accounting professionals assembled by our advisor face competing demands on their time and this may cause our operations and our stockholders’ investment in us to suffer.

We rely on our sponsors, our officers, our advisor and the real estate, debt finance, management and accounting professionals that our advisor retains, including Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane, to provide services to us for the day-to-day operation of our business. KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT are also advised or will be advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate, debt finance, management and accounting professionals, as will future KBS-sponsored programs and KBS-advised investors. Further, our officers and affiliated directors are also officers and/or affiliated directors of some or all of the other public KBS-sponsored programs. Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane are also executive officers of KBS REIT I, KBS REIT II and KBS Growth & Income REIT. Messrs. Hall, McMillan and Snyder and Ms. Yamane are executive officers of KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II, and Messrs. Bren, McMillan and Snyder and Ms. Yamane are executive officers of KBS Legacy Partners Apartment REIT. In addition, Messrs. Bren and Schreiber and Ms. Yamane are executive officers of KBS Realty Advisors and its affiliates, the advisors of the private KBS-sponsored programs and the KBS-advised investors. As a result of their interests in other KBS-sponsored programs, their obligations to KBS-advised investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane face conflicts of interest in allocating their time among us, KBS REIT I, KBS REIT II, KBS

Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT, KBS Capital Advisors, other KBS-sponsored programs and other KBS-advised investors, as well as other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and their affiliates share many of the same key real estate, management and accounting professionals. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Furthermore, some or all of these individuals may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs. If these events occur, the returns on our investments, and the value of your investment in us, may decline.

All of our executive officers, our affiliated directors and the key real estate and debt finance professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, our affiliated directors and the key real estate and debt finance professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other KBS-affiliated entities. Through KBS-affiliated entities, some of these persons also serve as the investment advisors to KBS-advised investors and, through KBS Capital Advisors and KBS Realty Advisors, these persons serve or will serve as the advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and other KBS-sponsored programs. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Further, Messrs. Bren, Hall, McMillan and Schreiber and existing and future KBS-sponsored programs and KBS-advised investors generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

Because other KBS-sponsored programs offered through our dealer manager are conducting offerings concurrently with our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Our dealer manager, KBS Capital Markets Group, also currently serves as the dealer manager for the ongoing initial public offering of KBS Strategic Opportunity REIT II, which is raising capital in its initial public offering concurrently with this offering. In addition, from time to time, KBS Capital Markets Group serves as the dealer manager for private KBS-sponsored programs. Future KBS-sponsored programs may also seek to raise capital through offerings conducted concurrently with this offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including key investment objectives. Nevertheless, there may be periods during which one or more KBS-sponsored programs will be raising capital and may compete with us for investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making an investment in our shares.

Our board of directors’ loyalties to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and possibly to future KBS-sponsored programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another KBS-sponsored program at our expense.

All of our directors are also directors of KBS REIT I and KBS REIT II. Two of our affiliated directors are also affiliated directors of KBS Growth & Income REIT and one of our affiliated directors is also an affiliated director of KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II. The loyalties of our directors serving on the boards of directors of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT, or possibly on the boards of directors of future KBS-sponsored programs, may influence the judgment of our board of directors when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other KBS-sponsored programs or if our advisor is giving preferential treatment to other KBS-sponsored programs in this regard, our conflicts committee may not be well-suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other KBS-sponsored programs might entitle our advisor or its affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition or origination fees and other fees that we might pay to our advisor in connection with such transaction. Similarly, property sales to other KBS-sponsored programs might entitle our advisor or its affiliates to acquisition or origination fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to our advisor in connection with such transaction. Decisions of our board or the conflicts committee regarding the terms of those transactions may be influenced by our board’s or the conflicts committee’s loyalties to such other KBS-sponsored programs.

•

A decision of our board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other KBS-sponsored programs.

•	A decision of our board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

•

A decision of our board or the conflicts committee regarding whether and when we seek to list our common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts of other KBS-sponsored programs, depending on the price at which our shares trade.

Because our independent directors are also independent directors of KBS REIT I and KBS REIT II, they receive compensation for service on the boards of KBS REIT I and KBS REIT II. Like us, KBS REIT I and KBS REIT II each pays each independent director an annual retainer of $40,000 as well as compensation for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each audit or conflicts committee meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended). In addition, KBS REIT II also pays each independent director compensation for attending other committee meetings as follows: (i) $2,000 for each other committee meeting attended (except that the committee chairman is paid $3,000 for each other committee meeting attended), and (ii) $2,000 for each other teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each other teleconference committee meeting attended). In addition, like us, KBS REIT I and KBS REIT II each reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of their boards of directors.

Risks Related to Our Corporate Structure

Our charter limits the number of shares a person may own and permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. In addition, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. These charter provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

We believe that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that each of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

For more information related to compliance with the Investment Company Act, see “Investment Objectives and Criteria—Investment Limitations under the Investment Company Act of 1940.”

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to sell their shares under our share redemption program and, if our stockholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares.

Our share redemption program includes numerous restrictions that severely limit our stockholders’ ability to sell their shares should they require liquidity and will limit our stockholders’ ability to recover the value they invested in our common stock. Our stockholders must hold their shares for at least one year in order to participate in our share redemption program, except in connection with a special redemption. We limit the number of shares redeemed pursuant to our share redemption program as follows: (i) during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year and (ii) during each calendar year, redemptions will be limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year; however, we may increase or decrease the funding available for the redemption of shares upon ten business days’ notice to our stockholders. Further, we have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year.

Unless our shares are being redeemed in connection with a special redemption, and until such time as we establish an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the prices at which we will redeem shares are as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of the price paid to acquire the shares from us;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of the price paid to acquire the shares from us;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of the price paid to acquire the shares from us; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of the price paid to acquire the shares from us.

Notwithstanding the above, and unless our shares are being redeemed in connection with a special redemption, once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our primary public offerings, the prices at which we will redeem shares will be as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent estimated value per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent estimated value per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent estimated value per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent estimated value per share as of the applicable redemption date.

Until we establish an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the redemption price for shares redeemed in connection with a special redemption is the amount paid to acquire the share from us. Once we have established an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the redemption price for shares redeemed in connection with a special redemption would be the most recent estimated value of the shares as of the redemption date, as determined by our advisor or another firm chosen for that purpose.

We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter.

In March 2009, in order to preserve capital and value for all stockholders during the economic crisis, KBS REIT I amended its share redemption program to limit redemptions (other than special redemptions) during any calendar year to the amount of the net proceeds from the sale of shares under its dividend reinvestment plan from the prior calendar year less amounts KBS REIT I deemed necessary from such proceeds to fund current and future funding obligations and needs of the company. Pursuant to this limitation, KBS REIT I suspended ordinary redemptions for the remainder of 2009 and from 2010 through March 2012. KBS REIT I provided notice of this amendment in its Annual Report on Form 10-K filed on March 27, 2009, and the amendment was effective upon 30 days’ notice. The amendment became effective before the April 30, 2009 redemption date. As a result, investors did not have a final opportunity to submit redemptions. In March 2012, KBS REIT I amended and restated its share redemption program to provide only for special redemptions. These redemptions are limited to an annual amount determined by KBS REIT I’s board of directors which may be reviewed and adjusted from time to time during the year.

On January 24, 2014, in consideration of the cash requirements necessary to effectively manage KBS Legacy Partners Apartment REIT’s assets, KBS Legacy Partners Apartment REIT amended and restated its share redemption program to limit redemptions to $2.0 million of shares in the aggregate during any calendar year. Additionally, during any calendar year, once KBS Legacy Partners Apartment REIT has redeemed $1.5 million of shares under its share redemption program, including special redemptions, the remaining $0.5 million of the $2.0 million annual limit shall be reserved exclusively for shares being redeemed in connection with special redemptions. KBS Legacy Partners Apartment REIT provided notice of this amendment and restatement of its share redemption program in its Current Report on Form 8-K filed on January 28, 2014 and its amended and restated share redemption program became effective for redemptions under the program on or after February 27, 2014. Because of these limitations on the dollar value of shares that may be redeemed under its share redemption program, KBS Legacy Partners Apartment REIT exhausted funds available for all redemptions other than special redemptions for 2014 in August 2014.

On May 15, 2014, KBS REIT II amended and restated its share redemption program to provide only for special redemptions. These redemptions are limited to an annual amount determined by KBS REIT II’s board of directors which may be reviewed and adjusted from time to time during the year. KBS REIT II provided notice of this amendment and restatement of its share redemption program in its Current Report on Form 8-K filed on May 19, 2014 and its amended and restated share redemption program became effective for redemptions under the program on June 18, 2014.

Our board may amend, suspend or terminate our share redemption program upon 30 days’ notice to stockholders, provided that we may increase or decrease the funding available for the redemption of shares pursuant to our share redemption program upon ten business days’ notice to our stockholders. See “Description of Shares —Share Redemption Program” for more information about the program.

If funds are not available from our dividend reinvestment plan offering for general corporate purposes, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.

We depend on the proceeds from our dividend reinvestment plan offering for general corporate purposes including, but not limited to: the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; funding obligations under any of our real estate loans receivable; the acquisition or origination of real estate investments, which would include payment of acquisition or origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for general corporate purposes. If such funds are not available from our dividend reinvestment plan offering, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.

Because our dealer manager is one of our affiliates, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty our stockholders face.

Our dealer manager is one of our affiliates and, as such, its due diligence review and investigation of us and our prospectus cannot be considered to be an independent review. Therefore, our stockholders do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Our investors’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After our investors purchase shares in this offering, our board may elect to (i) sell additional shares in this or in future public offerings, including through our dividend reinvestment plan; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (iv) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership; or (v) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after our investors purchase shares, whether in this or future primary offerings, pursuant to our dividend reinvestment plan or otherwise, our investors’ percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional issuance of shares, the use of the proceeds and the value of our real estate investments, our investors may also experience dilution in the book value and fair value of their shares and in the earnings and distributions per share.

Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution to our stockholders and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our advisor and its affiliates perform services for us in connection with the selection and acquisition or origination of our real estate investments, the management and leasing of our real estate properties, the administration of our real estate-related investments and the disposition of our real estate investments. We pay them substantial fees for these services, which results in immediate dilution of the value of our stockholders’ investment and reduces the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased subject to approval by our conflicts committee and the other limitations in our charter, which would further dilute our stockholders’ investment and reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this primary offering, we estimate that we will use 87.04% to 87.20% of the gross proceeds from this primary offering for investments after fees and expenses, assuming the mid-point and the maximum amounts, respectively.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, the investment-return thresholds may be reduced subject to the approval of our conflicts committee and the other limitations in our charter.

Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with KBS Capital Advisors and its affiliates, see “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases we may agree to make improvements to their space as part of our negotiations. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain funding from sources other than our cash flow from operations or proceeds from our dividend reinvestment plan, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment in us.

Our stockholders may be more likely to sustain a loss on their investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsors have invested only $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. Therefore, if we are successful in raising enough proceeds to reimburse our sponsors for the significant organization and offering expenses that they incurred, through our advisor, our dealer manager and their affiliates, on our behalf in connection with our public offerings, our sponsors will have little exposure to loss in the value of our shares. With this limited exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares—Business Combinations,” “Description of Shares—Control Share Acquisitions” and “Description of Shares—Subtitle 8.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent our stockholders from receiving a premium price for their shares in such a transaction.

General Risks Related to Investments in Real Estate

Economic, market and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our operating results and the performance of the properties we acquire are subject to the risks typically associated with real estate, any of which could decrease the value of our investments and could weaken our operating results, including:

•	downturns in national, regional and local economic conditions;

•	competition from other office and industrial buildings;

•

adverse local conditions, such as oversupply or reduction in demand for office and industrial buildings and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax (including real and personal property tax), real estate, environmental and zoning laws;

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	the potential for uninsured or underinsured property losses; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in our cash flow from operations and a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to our stockholders and on the value of our stockholders’ investment.

If our acquisitions fail to perform as expected, cash distributions to our stockholders may decline.

As of April 13, 2015, we had acquired 21 real estate properties (one of which was sold on February 19, 2014) and originated one real estate loan receivable based on an underwriting analysis with respect to each asset and how the asset fits into our portfolio. If these assets do not perform as expected we may have less cash flow from operations available to fund distributions and investor returns may be reduced.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties and adversely affect our cash flow and ability to pay distributions to our stockholders.

A property may incur vacancies either by the expiration and non-renewal of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our stockholders. In addition, the resale value of the property could be diminished because the market value of a core real estate property, which we intend to target, depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our stockholders’ investment.

To the extent that we buy core real estate properties with occupancy of less than 95% or that have significant rollover during the expected hold period, we may incur significant costs for capital expenditures and tenant improvement costs to lease-up the properties, which increases the risk of loss associated with these properties compared to other properties.

We have invested in, and may make additional investments in, core properties that have an occupancy rate of less than 95%, significant rollover during the expected hold period, or other characteristics that could provide an opportunity for us to achieve appreciation by increasing occupancy, negotiating new leases with higher rental rates and/or executing enhancement projects. We likely will need to fund reserves or maintain capacity under our credit facilities to fund capital expenditures, tenant improvements and other improvements in order to attract new tenants to these properties. To the extent we do not maintain adequate reserves to fund these costs, we may use our cash flow from operations or proceeds from our public offering stage, which will reduce the amount of cash flow available for distribution to our investors. If we are unable to execute our business plan for these investments, the overall return on these investments will decrease.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of our properties, or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

Certain property types, such as industrial properties, or portfolios of such properties, that we may acquire may not have efficient alternative uses and, if we acquire such properties, we may have difficulty leasing them to new tenants and/or have to make significant capital expenditures to them to do so.

Certain property types, particularly industrial properties, can be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally will have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, we finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as we likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.

To the extent we acquire retail properties, our revenue will be significantly impacted by the success and economic viability of our retail anchor tenants. Our reliance on a single tenant or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our stockholders’ investment in us.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us from that tenant and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit those anchor tenants to transfer their leases to other retailers. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.

Any retail tenants we may have will face competition from numerous retail channels and retail tenants may be disproportionately affected by current economic conditions. These events could reduce our profitability at any retail properties we acquire and affect our ability to pay distributions.

Retailers will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such conditions could adversely affect any retail tenants we may have and, consequently, our funds available for distribution related to such tenants.

We depend on tenants for our revenue generated by our real estate investments and, accordingly, our revenue generated by our real estate investments and our ability to make distributions to our stockholders are partially dependent upon the success and economic viability of our tenants and our ability to retain and attract tenants. Non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The success of our real estate investments materially depends upon the financial stability of the tenants leasing the properties we own. The inability of a single major tenant or a significant number of smaller tenants to meet their rental obligations would significantly lower our net income. A non-renewal after the expiration of a lease term, termination or default by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-leasing the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may only be able to renew their leases on terms that are less favorable to us than the terms of their initial leases. Further, some of our assets may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. If a tenant does not renew, terminates or defaults on a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. Because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with such property, we may incur a loss upon the sale of a property with significant vacant space. These events could cause us to reduce distributions to stockholders.

The bankruptcy or insolvency of our tenants or delays by our tenants in making rental payments could seriously harm our operating results and financial condition.

Any bankruptcy filings by or relating to any of our tenants could bar us from collecting pre-bankruptcy debts from that tenant, unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.

Our inability to sell a property at the time and on the terms we want could limit our ability to pay distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow, limit our ability to make distributions to our stockholders and reduce the value of our stockholders’ investment.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce cash available for distribution to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale is actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of our potential future joint venture partners could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We may enter into joint ventures with third parties to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•

that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment in us.

Costs imposed pursuant to laws and governmental regulations may reduce our net income and our cash available for distribution to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to pay distributions to our stockholders and may reduce the value of our stockholders’ investment in us.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce our cash available for distribution to our stockholders.

All of our real estate acquisitions are subject to Phase I environmental assessments prior to the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where we are secured creditors, we will attempt to acquire contractual agreements, including environmental indemnities, that protect us from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect us from responsibility for costs associated with addressing any environmental problems related to such properties.

Costs associated with complying with the Americans with Disabilities Act may decrease our cash available for distribution.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distribution to our stockholders.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flow from operations and the return on our stockholders’ investment in us.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition to providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which will reduce the value of your investment in us. In addition, other than any working capital reserve and other reserves we may establish, we have limited sources of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans.

Risks Related to Real Estate-Related Investments

Our real estate-related investments are subject to the risks typically associated with real estate.

Our mortgage loan investment and any future investments we make in real estate loans are and generally will be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our taking ownership of the property. The values of these properties may change after the dates of acquisition or origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Any investments we make in residential and commercial mortgage-backed securities and other real estate-related investments may be similarly affected by real estate property values. Therefore, our real estate-related investments are subject to the risks typically associated with real estate, which are described above under the heading “—General Risks Related to Investments in Real Estate.”

Our mortgage loan investment and any future investments we make in real estate loans are and will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment in us is subject to fluctuations in interest rates.

With respect to our fixed rate, long-term loans receivable, if interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans receivable and interest rates decrease, our revenues will also decrease. For these reasons, our investments in real estate loans, our returns on those loans and the value of our stockholders’ investment in us are and will be subject to fluctuations in interest rates.

The mortgage loans we invest in and the mortgage loans underlying any mortgage securities we may invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans generally are secured by commercial real estate properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, occupancy rates, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, fiscal policies and regulations (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held by us, we will bear a risk of loss of principal and accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure on a property securing a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the investment. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans that we may originate or in which we may invest would involve greater risks of loss than senior loans secured by the same properties.

We may originate or invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of the entity owning (directly or indirectly) the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first-lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to repay the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, non-conforming or non-investment grade loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We may acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to repay our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to repay the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be repaid only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investments.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and the possibility of construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment, and we may not recover some or all of our investment.

To close loan transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close loan transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

The commercial mortgage-backed securities in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

Commercial mortgage-backed securities, or CMBS, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

The value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments after paying the senior class. To the extent that we invest in a subordinate class, we will be paid interest only to the extent that there are funds available after paying the senior class. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than senior CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may prove to be inaccurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating may suggest, which may cause the returns on any CMBS investment to be less than anticipated.

We will not have the right to foreclose on commercial mortgage loans underlying CMBS in which we invest since we will not directly own such underlying loans. Accordingly, we must rely on third parties to initiate and execute any foreclosure proceedings upon a default of such mortgage loans.

To the extent that we make investments in real estate-related securities and loans, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The mezzanine and bridge loans we may purchase or originate will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. This illiquidity may limit our ability to vary our portfolio in response to changes in economic and other conditions, which could increase the likelihood that the value of our stockholders’ investment in us will decrease as a result of such changes in economic and other conditions.

Delays in restructuring or liquidating non-performing real estate securities could reduce the return on our stockholders’ investment in us.

Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.

We depend on borrowers for the revenue generated by our real estate-related investments and, accordingly, our revenue and our ability to make distributions to our stockholders are partially dependent upon the success and economic viability of such borrowers.

The success of our real estate-related investments materially depends on the financial stability of the borrowers under such investments. The inability of a single major borrower or a number of smaller borrowers to meet their payment obligations could result in reduced revenue or losses for us. In the event of a borrower default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders and the value of their investment in us.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We will not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Prepayments can adversely affect the yields on our debt investments.

The yields on our debt investments may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of any prepayments we receive in assets with at least an equivalent yield, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if an asset is not repaid when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

We will price our assets based on our assumptions about future credit spreads for financing of those assets. We may obtain longer-term financing for our assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, our income may be reduced or we may suffer losses.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We have entered into and in the future may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of investments we hold, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging products may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset losses due to fluctuations in interest rates is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the investments being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the interest rate risk sought to be hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

We assume the credit risk of our counterparties with respect to derivative transactions.

We may enter into derivative contracts for risk management purposes to hedge our exposure to cash flow variability caused by changing interest rates on our future variable rate real estate loans receivable and variable rate notes payable. These derivative contracts generally are entered into with bank counterparties and are not traded on an organized exchange or guaranteed by a central clearing organization. We would therefore assume the credit risk that our counterparties will fail to make periodic payments when due under these contracts or become insolvent. If a counterparty fails to make a required payment, becomes the subject of a bankruptcy case, or otherwise defaults under the applicable contract, we would have the right to terminate all outstanding derivative transactions with that counterparty and settle them based on their net market value or replacement cost. In such an event, we may be required to make a termination payment to the counterparty, or we may have the right to collect a termination payment from such counterparty. We assume the credit risk that the counterparty will not be able to make any termination payment owing to us. We may not receive any collateral from a counterparty, or we may receive collateral that is insufficient to satisfy the counterparty’s obligation to make a termination payment. If a counterparty is the subject of a bankruptcy case, we will be an unsecured creditor in such case unless the counterparty has pledged sufficient collateral to us to satisfy the counterparty’s obligations to us.

We assume the risk that our derivative counterparty may terminate transactions early.

If we fail to make a required payment or otherwise default under the terms of a derivative contract, the counterparty would have the right to terminate all outstanding derivative transactions between us and that counterparty and settle them based on their net market value or replacement cost. In certain circumstances, the counterparty may have the right to terminate derivative transactions early even if we are not defaulting. If our derivative transactions are terminated early, it may not be possible for us to replace those transactions with another counterparty, on as favorable terms or at all.

We may be required to collateralize our derivative transactions.

We may be required to secure our obligations to our counterparties under our derivative contracts by pledging collateral to our counterparties. That collateral may be in the form of cash, securities or other assets. If we default under a derivative contract with a counterparty, or if a counterparty otherwise terminates one or more derivative contracts early, that counterparty may apply such collateral toward our obligation to make a termination payment to the counterparty. If we have pledged securities or other assets, the counterparty may liquidate those assets in order to satisfy our obligations. If we are required to post cash or securities as collateral, such cash or securities will not be available for use in our business. Cash or securities pledged to counterparties may be repledged by counterparties and may not be held in segregated accounts. Therefore, in the event of a counterparty insolvency, we may not be entitled to recover some or all collateral pledged to that counterparty, which could result in losses and have an adverse effect on our operations.

There can be no assurance that the direct or indirect effects of the Dodd-Frank Act and other applicable non-U.S. regulations will not have an adverse effect on our interest rate hedging activities.

Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) imposed additional regulations on derivatives markets and transactions. Such regulations and, to the extent we trade with counterparties organized in non-US jurisdictions, any applicable regulations in those jurisdictions, are still being implemented, and will affect our interest rate hedging activities. While the full impact of regulation on our interest rate hedging activities cannot be fully assessed until all final implementing rules and regulations are promulgated, such regulation may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and/or may result in us entering into such transactions on less favorable terms than prior to implementation of such regulation. For example, subject to an exception under the Dodd-Frank Act for “end-users” of swaps upon which we may seek to rely, we may be required to clear certain interest rate hedging transactions by submitting them to a derivatives clearing organization. In addition, to the extent we are required to clear any such transactions, we will be required to, among other things, post margin in connection with such transactions. The occurrence of any of the foregoing events may have an adverse effect on our business and our stockholders’ return.

Our investments in real estate-related debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

We may make equity investments in REITs and other real estate companies. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by REITs and other real estate companies. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the claims of banks and senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations, and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce our earnings and, in turn, cash available for distribution to our stockholders.

A portion of our assets may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value, and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security on our income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. As a result, if the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not have otherwise chosen to do so. A reduction in available credit may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. If the market value of our investments declines, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our real estate-related investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults related to the underlying collateral, increases in voluntary prepayments for our investments that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our real estate-related investments may be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our investments may be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these real estate-related investments are materially higher than the values that we ultimately realize upon their disposal.

Our investments in derivatives are carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these instruments.

Our investments in derivatives are recorded at fair value but have limited liquidity and are not publicly traded. The fair value of our derivatives may not be readily determinable. We will estimate the fair value of any such investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal or maturity.

Risks Associated with Debt Financing

We obtain lines of credit, mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). However, we can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms or at all.

If we do mortgage a property and there is a shortfall between the cash flow generated by that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distribution to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment in us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We have given and may give full or partial guarantees to lenders of mortgage or other debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of all or a part of the debt or other amounts related to the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a mortgage secured by a single property could affect mortgages secured by other properties.

We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratios. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose all or part of their investment in us.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash available for distribution to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are more strict than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.

We may use leverage in connection with any real estate investments we make, which increases the risk of loss associated with this type of investment.

We may finance the acquisition and origination of certain real estate-related investments with warehouse lines of credit and repurchase agreements. In addition, we may engage in various types of securitizations in order to finance our loan originations. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Our debt service payments will reduce our cash available for distribution. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. If we utilize repurchase financing and if the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuances of commercial mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives and limit our ability to pay distributions to our stockholders.

Increases in interest rates would increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We have incurred variable rate debt and we expect that we will incur additional debt in the future. Increases in interest rates will increase the cost of that debt, which could reduce our cash flow from operations and the cash we have available for distribution to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment in us.

We may incur debt until our total liabilities would exceed 75% of the cost of our tangible assets (before deducting depreciation or other noncash reserves) and we may exceed this limit with the approval of the conflicts committee of our board of directors. As of December 31, 2014, our borrowings and other liabilities were approximately 57% of both the cost (before deducting depreciation or other noncash reserves) and book value (before deducting depreciation) of our tangible assets, respectively. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to our stockholders and could result in a decline in the value of our stockholders’ investment in us.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

We expect to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our dividend reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received. See “Description of Shares—Dividend Reinvestment Plan—Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Our investments in debt instruments may cause us to recognize “phantom income” for federal income tax purposes even though no cash payments have been received on the debt instruments.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate residential and commercial mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of our stockholders’ investment.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (i) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (ii) we are a “pension-held REIT,” (iii) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (iv) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, we buy (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distribution must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations or financing arrangements.

We may be deemed to be, or make investments in entities that own or are themselves deemed to be, taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. However, certain categories of stockholders, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (i) those borrowings are secured by mortgages or residential or commercial mortgage-backed securities and (ii) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or residential or commercial mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, provided we own 100% of such entity, but a portion of the taxable income we recognize may be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•

be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•

be taxable (at the highest corporate tax rate) to us, rather than to our stockholders, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which our stockholders might receive a premium for their shares over the then prevailing market price or which our stockholders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 25% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations—Taxation of KBS REIT III—Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

The maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. While this tax treatment does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an individual retirement account (“IRA”)) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from those expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus, and those contained in any supplement to this prospectus, for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the mid-point range of $1,380,000,000 of shares and the maximum of $2,760,000,000 of shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that we will use 87.04% to 87.20% of the gross proceeds from this primary offering for investments after fees and expenses, assuming the mid-point and maximum offering amounts, respectively. We will use the remainder of the gross proceeds from this primary offering to: pay offering expenses, including selling commissions and the dealer manager fee; pay a fee to our advisor for its services in connection with the selection and acquisition or origination of real estate investments; pay acquisition and origination expenses; and maintain a working capital reserve.

Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our organizational documents do not limit the amount of funds we may use from any source to pay such distributions. Our distribution policy is not to use the proceeds of this offering to pay distributions though, as noted above, our board of directors may authorize such distributions under our organizational documents. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to: the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; funding obligations under any of our real estate loans receivable; the acquisition or origination of real estate investments, which would include payment of acquisition and origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for the acquisition or origination of real estate investments, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition and origination fees and other fees. See “Management Compensation.”

	140,000,000 Shares or $1,380,000,000 of Shares
	Primary Offering (100,000,000 shares or $1,000,000,000 of shares)		Dividend Reinvestment Plan (40,000,000 shares or $380,000,000 of shares)
Gross Offering Proceeds	$1,000,000,000	100.00%	$380,000,000	100.00%

Selling Commissions	65,000,000	6.50%	0	0.00%

Dealer Manager Fee	30,000,000	3.00%	0	0.00%

Other Organization and Offering Expenses(1)	10,658,497	1.07%	600,000	0.16%

Acquisition and Origination Fees(2)	8,755,857	0.87%	0	0.00%

Acquisition and Origination Expenses(2)	5,170,781	0.52%	0	0.00%

Initial Working Capital Reserve(3)	10,000,000	1.00%	0	0.00%

Amount Available for Investment(4)	870,414,865	87.04%	379,400,000	99.84%

	280,000,000 Shares or $2,760,000,000 of Shares
	Primary Offering (200,000,000 shares or $2,000,000,000 of shares)		Dividend Reinvestment Plan (80,000,000 shares or $760,000,000 of shares)
Gross Offering Proceeds	$2,000,000,000	100.00%	$760,000,000	100.00%

Selling Commissions	130,000,000	6.50%	0	0.00%

Dealer Manager Fee	60,000,000	3.00%	0	0.00%

Other Organization and Offering Expenses (1)	18,136,791	0.91%	1,000,000	0.13%

Acquisition and Origination Fees(2)	17,543,200	0.87%	0	0.00%

Acquisition and Origination Expenses(2)	10,360,158	0.52%	0	0.00%

Initial Working Capital Reserve(3)	20,000,000	1.00%	0	0.00%

Amount Available for Investment(4)	1,743,959,851	87.20%	759,000,000	99.87%

(1) Includes all expenses (other than selling commissions and dealer manager fees) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of the bona fide due diligence expenses of broker-dealers, amounts to reimburse our advisor, for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers. At the termination of this primary offering and at the termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that selling commissions, dealer manager fees and other organization and offering expenses incurred by us exceed 15% of the gross offering proceeds. In addition, at the end of this primary offering and again at the end of the offering pursuant to our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses, excluding underwriting compensation (which includes selling commissions, dealer manager fees and any other items viewed as underwriting compensation by FINRA), exceed 2% of gross offering proceeds. We directly pay or reimburse our dealer manager for underwriting compensation as discussed in this prospectus, provided that within 30 days after the end of the month in which this primary offering terminates, our dealer manager must reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary offering to exceed 10% of the gross offering proceeds from this primary offering. We also directly pay or reimburse our dealer manager for bona fide invoiced due diligence expenses of broker-dealers. However, no reimbursements made by us to our advisor or our dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from this primary offering and the offering under our dividend reinvestment plan as of the date of reimbursement. See “Plan of Distribution.”

(2) We expect our primary investment focus to be core office properties, though we may also invest in industrial and retail properties. We currently expect to allocate between 0 and 20% of our portfolio to real estate-related investments once we have fully invested the proceeds from our public offerings. For all investments other than loans, we will pay our advisor an acquisition fee equal to 1% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. With respect to acquisitions and originations of loans, we will pay an origination fee to our advisor in lieu of an acquisition fee. Origination fees are 1% of the amount to be funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan.

We will incur customary acquisition expenses in connection with the acquisition (or attempted acquisition) of a real estate property. We will also incur customary expenses related to our acquisitions and originations (or attempted acquisitions or originations) of loans. We have assumed for purposes of this table that customary acquisition and origination expenses (including expenses relating to potential investments that we do not close) will be an amount equal to 0.59% of the amount available for investment from this primary offering. Customary acquisition and origination expenses include legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of our advisor), costs of due diligence, travel and communications expenses, appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate investments.

This table excludes debt proceeds. To the extent we fund our real estate investments with debt, we expect the amount available for investment and the amount of acquisition and/or origination fees and acquisition and/or origination expenses will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to our maximum target leverage such that our total liabilities do not exceed 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), then we estimate that acquisition and origination fees would be $50,123,429 and acquisition and origination expenses would be $29,600,450.

This table assumes that we will not use the net proceeds from the sale of shares under our dividend reinvestment plan to acquire or originate real estate investments. To the extent we use the net proceeds from our dividend reinvestment plan to acquire and/or originate real estate investments, our advisor would earn the related acquisition and/or origination fees and we would incur additional acquisition and/or origination expenses.

(3) We do not expect to use more than 1.0% of the gross proceeds from this primary offering for working capital reserves. We may also use debt proceeds, our cash flow from operations and proceeds from our dividend reinvestment plan to meet our needs for working capital and to build a moderate level of cash reserves.

(4) Until required in connection with real estate investments, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from this primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. Our board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate investments, subject to our board’s supervision. Because of the conflicts of interest created by the relationships among us, KBS Capital Advisors and various affiliates, many of the responsibilities of our board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time. Any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for that purpose. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director(s) shall be removed.

Unless otherwise provided by Maryland law, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on our board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our conflicts committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and our advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Selection of Our Board of Directors

In determining the composition of our board of directors, our board of directors’ goal was to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to our board as a whole. Two of our sponsors, Messrs. Schreiber and McMillan, serve as our directors together with three independent directors. Our independent directors are Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.

Our board of directors has concluded that Mr. Schreiber is qualified to serve as a director, Chairman of the Board and as our Chief Executive Officer for reasons including his extensive industry and leadership experience. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, and through December 31, 2014, Mr. Schreiber had been involved in the investment in or management of over $20.3 billion of real estate investments through KBS affiliates. With more than 40 years of experience in real estate development, management, acquisition and disposition and more than 20 years of experience with the acquisition, origination, management, disposition and financing of real estate-related debt investments, he has the depth and breadth of experience to implement our business strategy. He gained his understanding of the real estate and real estate-finance markets through hands-on experience with acquisitions, asset and portfolio management, asset repositioning and dispositions. As our Chief Executive Officer and a principal of our external advisor, Mr. Schreiber is best-positioned to provide our board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of KBS-affiliated investment advisors and as Chief Executive Officer, Chairman of the Board and a director of KBS REIT I and KBS REIT II, Mr. Schreiber brings to our board of directors demonstrated management and leadership ability.

Our board of directors has concluded that Mr. McMillan is qualified to serve as one of our directors for reasons including his expertise in real estate finance and with real estate-related investments. With over 30 years of experience investing in and managing real estate-related debt investments, Mr. McMillan offers insights and perspective with respect to our real estate-related investment portfolio as well as our real estate portfolio. As one of our executive officers and a principal of our advisor, Mr. McMillan is also able to direct our board of directors to the critical issues facing our company. Further, his experiences as a director of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II, as a member of the Board of Trustees of Metropolitan West Funds and TCW Mutual Funds, and as a former director of Steinway Musical Instruments, Inc., provide him with an understanding of the requirements of serving on a public company board.

Our board of directors has concluded that Professor Adler is qualified to serve as an independent director and as the chair of the audit committee for reasons including his extensive experience in public accounting. With over 30 years at one of the big four accounting firms, Professor Adler brings to our board of directors critical insights into and an understanding of the accounting principles and financial reporting rules and regulations affecting our company. His expertise in evaluating the financial and operational results of public companies and overseeing the financial reporting process makes him a valuable director and chair of the audit committee. In addition, as a director and chair of the audit committee of KBS REIT I and KBS REIT II, as a director of Corinthian Colleges, Inc., and as a former director of Hoag Memorial Hospital Presbyterian and of Healthy Smiles for Kids of Orange County, Professor Adler is well aware of the corporate governance and regulatory issues facing various types of companies.

Our board of directors has concluded that Ms. Cambon is qualified to serve as an independent director and as the chair of the conflicts committee for reasons including her expertise in real estate investment and management. Ms. Cambon’s over 30 years of experience investing in, managing and disposing of real estate on behalf of investors give her a wealth of knowledge and experiences from which to draw in advising our company. As former Managing Member of her own real estate asset management company, Ms. Cambon is acutely aware of the operational challenges facing companies such as ours. Further, her service as a director and chair of the conflicts committee of KBS REIT I and KBS REIT II, both public REITs, as a director of Amstar Advisers and as a former director of Neighborhood National Bancorp and BioMed Realty Trust, Inc., gives her additional perspective and insight into large public companies such as ours.

Our board of directors has concluded that Professor Gabriel is qualified to serve as an independent director for reasons including his extensive knowledge and understanding of the real estate and finance markets and real estate finance products. As a professor of real estate finance and economics, Professor Gabriel brings unique perspective to our board of directors. His years of research and analysis of the real estate and finance markets make Professor Gabriel well-positioned to advise us with respect to our investment and financing strategy. This expertise also makes him an invaluable resource for assessing and managing risks facing our company. Through his experience as a director of KBS REIT I and KBS REIT II, he also has an understanding of the requirements of serving on a public company board.

Director Independence

We have three independent directors. An independent director is a person who meets the requirements set forth in our charter and who is not one of our officers or employees or an officer or employee of KBS Capital Advisors, our sponsors or their affiliates, and has not been so for the previous two years. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc. In determining that Professor Gabriel is independent under the New York Stock Exchange independence standards, our board of directors considered that Mr. Bren is a founding member of the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management, that Professor Gabriel is a Director of the Richard S. Ziman Center for Real Estate and Professor of Finance and Arden Realty Chair at the UCLA Anderson School of Management and that in March 2012, Mr. Bren pledged a gift of $1.25 million to the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management. The contribution by Mr. Bren would be made over five years in the amount of $250,000 per year. Because this contribution is to a tax exempt entity and the contribution will not exceed $250,000 in any year, our board of directors determined that this contribution was not material and Professor Gabriel met the New York Stock Exchange independence standards.

Committees of Our Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board has two committees, the audit committee and the conflicts committee, each of which consists solely of independent directors, that is, all of our directors who are not affiliated with our advisor.

Audit Committee

The audit committee assists our board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement and considers and approves the audit and non-audit services and fees provided by the independent public accountants. Our board of directors has determined that each director appointed to the audit committee is financially literate and that at least one director appointed to the audit committee, Hank Adler, is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended. The members of our audit committee are: Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both our board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans. The members of our conflicts committee are: Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name*	Age**	Positions

Peter M. Bren	81	President

Charles J. Schreiber, Jr.	63	Chairman of the Board, Chief Executive Officer and Director

Peter McMillan III	57	Executive Vice President, Treasurer, Secretary and Director

Keith D. Hall	56	Executive Vice President

David E. Snyder	43	Chief Financial Officer

Stacie K. Yamane	50	Chief Accounting Officer

Hank Adler	68	Independent Director

Barbara R. Cambon	61	Independent Director

Stuart A. Gabriel, Ph.D.	61	Independent Director

* The address of each executive officer and director listed is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

** As of April 1, 2015.

Peter M. Bren is our President, a position he has held since January 2010. He is also Chairman of the Board and President of our advisor, President of KBS REIT I, President of KBS REIT II and President of KBS Growth & Income REIT, positions he has held for these entities since October 2004, June 2005, August 2007 and January 2015, respectively. Mr. Bren is President and a director of KBS Legacy Partners Apartment REIT, positions he has held since August 2009 and July 2009, respectively. In addition, Mr. Bren is a sponsor of our company and is a sponsor of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT, which were formed in 2009, 2005, 2007, 2008, 2009, 2013 and 2014, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. Bren is Chairman of the Board and President of KBS Realty Advisors LLC and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities were first registered as investment advisers with the SEC in 2002 and 1999, respectively. KBS Realty Advisors and Koll Bren Schreiber Realty Advisors each currently intends to withdraw its registration with the SEC and become registered as an investment adviser with the State of California. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of December 31, 2014, KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, had been involved in the investment in or management of approximately $20.3 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II.

Mr. Bren oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ operations, including the acquisition, management and disposition of individual investments and portfolios of investments for KBS-sponsored programs and KBS-advised investors. He also directs all facets of KBS Capital Advisors’ and KBS Realty Advisors’ business activities and is responsible for investor relationships. Mr. Bren is a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Mr. Bren has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 20 years. Prior to taking his current positions as Chairman of the Board and President of KBS Capital Advisors and KBS Realty Advisors, he served as the President of The Bren Company, was a Senior Partner of Lincoln Property Company and was President of Lincoln Property Company, Europe. Mr. Bren is also a founding member of the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management. He is also a member of the Real Estate Roundtable in Washington, D.C.

Charles J. Schreiber, Jr. is our Chairman of the Board, our Chief Executive Officer and one of our directors, positions he has held since January 2010, January 2010 and December 2009, respectively. He is also the Chief Executive

Officer of our advisor and Chairman of the Board, Chief Executive Officer and a director of KBS REIT I and KBS Growth & Income REIT, positions he has held for these entities since October 2004, June 2005 and January 2015, respectively. Mr. Schreiber is Chairman of the Board, Chief Executive Officer and a director of KBS REIT II, positions he has held since August 2007, August 2007 and July 2007, respectively. In addition, Mr. Schreiber is a sponsor of our company and is a sponsor of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT, which were formed in 2009, 2005, 2007, 2008, 2009, 2013 and 2014, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. Schreiber is the Chief Executive Officer of KBS Realty Advisors LLC and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities were first registered as investment advisers with the SEC in 2002 and 1999, respectively. KBS Realty Advisors and Koll Bren Schreiber Realty Advisors each currently intends to withdraw its registration with the SEC and become registered as an investment adviser with the State of California. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of December 31, 2014, KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, had been involved in the investment in or management of approximately $20.3 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II.

Mr. Schreiber oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ operations, including the acquisition and management of individual investments and portfolios of investments for KBS-sponsored programs and KBS-advised investors. He also directs all facets of KBS Capital Advisors’ and KBS Realty Advisors’ business activities and is responsible for investor relationships. Mr. Schreiber is a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 20 years. Prior to teaming with Mr. Bren in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with an emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly-formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development. Mr. Schreiber also serves as a member of the Executive Committee for the Public Non-Listed REIT Council for the National Association of Real Estate Investment Trusts.

Peter McMillan III is one of our Executive Vice Presidents, our Treasurer and Secretary, and one of our directors, positions he has held since January 2010. He is also an Executive Vice President, the Treasurer and Secretary and a director of KBS REIT I, KBS REIT II and KBS Growth & Income REIT, positions he has held for these entities since June 2005, August 2007 and January 2015, respectively. He is President, Chairman of the Board and a director of KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II, positions he has held for these entities since December 2008 and February 2013, respectively. He is also an Executive Vice President of KBS Legacy Partners Apartment REIT, which position he has held since August 2009. In addition, Mr. McMillan is a sponsor of our company and is a sponsor of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT, which were formed in 2009, 2005, 2007, 2008, 2009, 2013 and 2014, respectively. Mr. McMillan owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor. Mr. McMillan is a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC which, from August 2003 until December 2012, was an asset management company. Prior to forming Willowbrook in 2000, Mr. McMillan served as an Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75.0 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6.0 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a member of the Board of Trustees of Metropolitan West Funds and TCW Mutual Funds and is a former director of Steinway Musical Instruments, Inc.

Keith D. Hall is one of our Executive Vice Presidents, a position he has held since January 2010. He is an Executive Vice President of KBS REIT I, KBS REIT II and KBS Growth & Income REIT, positions he has held for these entities since June 2005, August 2007 and January 2015, respectively. He is also the Chief Executive Officer and a director of KBS Strategic Opportunity REIT, positions he has held since December 2008 and October 2008, respectively, and is the Chief Executive Officer and a director of KBS Strategic Opportunity REIT II, positions he has held since February 2013. In addition, Mr. Hall is a sponsor of our company and is a sponsor of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT, which were formed in 2009, 2005, 2007, 2008, 2009, 2013 and 2014, respectively. Mr. Hall owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor. Mr. Hall is a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Mr. Hall is a co-founder of Willowbrook Capital Group, LLC which, from August 2003 until December 2012, was an asset management company. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18.0 billion real estate securities portfolio. Mr. Hall’s two primary business unit responsibilities were Mezzanine Lending and Commercial Real Estate Development. Before joining CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6.0 billion annual pipeline of fixed-income, commercial mortgage-backed securities. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from California State University, Sacramento.

David E. Snyder is our Chief Financial Officer, a position he has held since January 2010. He is the Chief Financial Officer of our advisor, KBS REIT I, KBS REIT II and KBS Growth & Income REIT, positions he has held for these entities since November 2008, December 2008, December 2008 and January 2015, respectively. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II, positions he has held for these entities since December 2008, August 2009 and February 2013, respectively. Mr. Snyder is a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

From January 1998 to May 2008, Mr. Snyder worked for Nationwide Health Properties, Inc., a real estate investment trust specializing in healthcare related property. He served as the Vice President and Controller from July 2005 to February 2008 and Controller from January 1998 to July 2005. At Nationwide Health Properties, Mr. Snyder was responsible for internal and external financial reporting, Sarbanes-Oxley compliance, budgeting, debt compliance, negotiation and documentation of debt and equity financing and the negotiation of acquisition and leasing documentation. In addition, Mr. Snyder was part of the senior management team that approved investments, determined appropriate financing and developed strategic goals and plans. As part of his investment and financing responsibilities, Mr. Snyder participated in the origination, modification and refinancing of: mortgage loans made to customers, mortgages obtained on real estate and unsecured credit facilities.

Mr. Snyder was an adjunct accounting professor at Biola University from 1998 to 2005, teaching courses in auditing and accounting. He was the director of financial reporting at Regency Health Services, Inc., a skilled nursing provider, from November 1996 to December 1997. From October 1993 to October 1996, Mr. Snyder worked for Arthur

Andersen LLP. Mr. Snyder received a Bachelor of Science Degree in Business Administration with an emphasis in Accounting from Biola University in La Mirada, California. Mr. Snyder is a Certified Public Accountant (California).

Stacie K. Yamane is our Chief Accounting Officer, a position she has held since January 2010. Ms. Yamane is also the Chief Accounting Officer, Portfolio Accounting of our advisor and Chief Accounting Officer of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT, positions she has held for these entities since October 2008, October 2008, October 2008, August 2009, August 2009, February 2013 and January 2015, respectively. From July 2007 to December 2008, Ms. Yamane served as the Chief Financial Officer of KBS REIT II and from July 2007 to October 2008 she served as Controller of KBS REIT II; from October 2004 to October 2008, Ms. Yamane served as Fund Controller of our advisor; from June 2005 to December 2008, she served as Chief Financial Officer of KBS REIT I and from June 2005 to October 2008 she served as Controller of KBS REIT I.

Ms. Yamane also serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, Ms. Yamane is responsible for client accounting/reporting for two real estate portfolios. These portfolios consist of industrial, office and retail properties as well as land parcels. Ms. Yamane works closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assists in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented in accordance with GAAP, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences with various KBS-affiliated entities and Kenneth Leventhal & Company give her over 25 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

Hank Adler is one of our independent directors and is the chair of the audit committee, positions he has held since September 2010. Professor Adler is also an independent director and chair of the audit committee of KBS REIT I and KBS REIT II, positions he has held for these entities since June 2005 and March 2008, respectively. He is currently an Assistant Professor of Accounting at Chapman University. Prior to his retirement from Deloitte & Touche, LLP in 2003, Professor Adler was a partner with that firm where he had been employed for over 30 years. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. He received a Bachelor of Science in Accounting and a Master of Business Administration from the University of California, Los Angeles. Professor Adler currently serves on the board of directors, on the nominating committee and as chairman of the audit committee of Corinthian Colleges, Inc., and he formerly served on the board of directors and on the finance committee of Healthy Smiles for Kids of Orange County, a California non-profit entity. From 1998 to 2007, he also chaired the Toshiba Senior Classic charity event, a PGA Senior Tour championship event. From 1994 to 2006, he served on the board of directors of Hoag Memorial Hospital Presbyterian. In the 1990s, he served on the board of trustees and as President of the Irvine Unified School District. Professor Adler is a Certified Public Accountant (California).

Barbara R. Cambon is one of our independent directors and is the chair of the conflicts committee, positions she has held since September 2010. Ms. Cambon is also an independent director and chair of the conflicts committee of KBS REIT I and KBS REIT II, positions she has held for these entities since June 2005 and March 2008, respectively. From April 2009 to December 2010, she served as Chief Operating Officer of Premium One Asset Management LLC, a company whose business focuses on providing investment management services to investors. From October 2003 to October 2009, she also served as a Managing Member of Snowcreek Management LLC, a real estate asset management company whose business activities focus on residential development projects for institutional investors. As Managing Member, Ms. Cambon provided asset management services to an institutional partnership investment in residential real estate development. She has been involved in the real estate investment business for over 30 years, principally working with institutional capital sources and investment programs. From November 1999 until October 2002, she served as a Principal of Los Angeles-based Colony Capital, LLC, a private real estate investment firm, and from April 2000 until October 2002, she also served as its Chief Operating Officer. Prior to joining Colony Capital in 1999, Ms. Cambon was President and founder of Institutional Property Consultants, Inc., a real estate consulting company. She is a past director and chairman of the board of the Pension Real Estate Association and past director of the National Council of Real Estate Investment Fiduciaries. Ms. Cambon serves on the board of directors of Amstar Advisers and on the University of San Diego Burnham-Moores Center for Real Estate’s Policy Advisory Board. Ms. Cambon previously served on the board of directors of Neighborhood National Bancorp and BioMed Realty Trust, Inc. Ms. Cambon received a Master of Business Administration from Southern Methodist University and a Bachelor of Science Degree in Education from the University of Delaware.

Stuart A. Gabriel, Ph.D. is one of our independent directors, a position he has held since September 2010. Professor Gabriel is also an independent director of KBS REIT I and KBS REIT II, positions he has held for these entities since June 2005 and March 2008, respectively. Since June 2007, Professor Gabriel has served as Director of the Richard S. Ziman Center for Real Estate and Professor of Finance and Arden Realty Chair at the UCLA Anderson School of Management. Prior to joining UCLA he was Director and Lusk Chair in Real Estate at the USC Lusk Center for Real Estate, a position he held from 1999 to 2007. Professor Gabriel also served as Professor of Finance and Business Economics in the Marshall School of Business at the University of Southern California, a position he held from 1990 to 2007. He received a number of awards at UCLA and USC for outstanding graduate teaching. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel serves on the editorial boards of seven academic journals. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Professor Gabriel has published extensively on the topics of real estate finance and urban and regional economics. His teaching and academic research experience include analysis of real estate and real estate capital markets performance as well as structured finance products, including credit default swaps, commercial mortgage-backed securities and collateralized debt obligations. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. From 1986 through 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $40,000. In addition, we pay independent directors for attending board and audit or conflicts committee meetings as follows:

•	$2,500 for each board meeting attended;

•	$2,500 for each audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each audit or conflicts committee meeting attended);

•	$2,000 for each teleconference board meeting attended; and

•	$2,000 for each teleconference audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

To the extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages, and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors,

KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our advisor is KBS Capital Advisors LLC, a limited liability company formed in the State of Delaware on October 18, 2004. In January 2013, KBS Capital Advisors registered as an investment adviser with the SEC, but KBS Capital Advisors currently intends to withdraw such registration with the SEC and become registered as an investment adviser with the State of California. As our advisor, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.

Peter M. Bren and Charles J. Schreiber, Jr. indirectly own a controlling interest in and are two of the managers of KBS Capital Advisors. Keith D. Hall and Peter McMillan III also indirectly own an ownership interest in KBS Capital Advisors and together, through GKP Holding LLC, act as the third manager of KBS Capital Advisors. Messrs. Bren, Hall, McMillan and Schreiber all actively participate in the management and operations of our advisor. For more information regarding the background and experience of Messrs. Bren, Hall, McMillan and Schreiber, see “Management—Executive Officers and Directors” and “—Other Affiliates—Our Sponsors.”

Below is a brief description of the background and experience of the key real estate professionals at KBS Capital Advisors who are not also one of our executive officers.

James Chiboucas is Vice Chairman and Chief Legal Officer of KBS Capital Advisors. Mr. Chiboucas has served as the Chief Legal Officer of KBS Realty Advisors since its formation and the Chief Legal Officer of the other KBS-affiliated investment advisors since 1996. He became Vice Chairman of KBS Realty Advisors in 2006. He has represented KBS-affiliated entities since the first investment advisor was formed in 1992. As Vice Chairman and Chief Legal Officer, Mr. Chiboucas is responsible for the negotiation and documentation of real estate investments across the United States, including management of local counsel in each of the jurisdictions involved with acquisitions and dispositions. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint. He also manages legal counsel retained to provide services for KBS Capital Advisors and KBS Realty Advisors.

Mr. Chiboucas has over 30 years of legal experience in the real estate industry, including real estate investment, finance, acquisitions, dispositions, development and management. Before joining KBS, Mr. Chiboucas was a partner of Paone, Callahan, McHolm & Winton, L.L.P. and Vice-President of Signal Landmark, a national real estate development company, where he was responsible for all of Signal Landmark’s legal real estate transactional matters across the United

States. Mr. Chiboucas received a Bachelor’s Degree in Business and a Juris Doctorate degree from the University of Southern California.

Ken Robertson is Regional President, Central United States of KBS Capital Advisors and KBS Realty Advisors. As Regional President, Mr. Robertson oversees asset management and directs acquisition and disposition operations within the Central United States on behalf of KBS-sponsored programs and KBS-advised investors. He has served as Regional President, Central United States since October 2013. Mr. Robertson is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Prior to joining a KBS-affiliated investment advisor in 2010, Mr. Robertson served for nine years as president of TR Realty Partners, a real estate investment and advisory firm specializing in identifying development and value-add investment opportunities. Mr. Robertson also spent eleven years working as a tenant representation broker, primarily for The Staubach Company.

Mr. Robertson graduated from the California State University, Long Beach with a bachelor of science degree in business administration with an emphasis in real estate and finance.

Marc DeLuca is Regional President, Eastern United States for KBS Capital Advisors and KBS Realty Advisors. As Regional President for the Eastern United States, Mr. DeLuca is responsible for all acquisitions, dispositions and asset management activities in the Northeast, Mid-Atlantic and Southeast regions and in Ohio on behalf of KBS-sponsored programs and KBS-advised investors. He has served as Regional President, Eastern United States since November 2013. Mr. DeLuca is chairman of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

From 1999 until he joined KBS, Mr. DeLuca worked for Clarion Partners and became Managing Director. While at Clarion, Mr. DeLuca was responsible for acquisitions and dispositions for the Mid-Atlantic region, from Delaware to South Florida, and for property management and asset management. From 1996 through 1999, Mr. DeLuca worked for SFRE, Inc., first as a Senior Property Manager and, beginning in 1998, as a Vice President and Principal. In these roles, Mr. DeLuca managed all operations of 1.4 million square feet of Class A and B commercial real estate and approximately 1,100 multifamily units. From 1994 until he joined SFRE, Mr. DeLuca managed American Property Services’ commercial and residential real estate portfolio.

Mr. DeLuca graduated from George Washington University with a bachelor of science degree in economics and public policy and earned a master of science degree in real estate from Johns Hopkins University.

Lori Lewis is Executive Vice President, Director of Portfolio Operations for KBS Capital Advisors and KBS Realty Advisors. In this role, Ms. Lewis oversees all acquisition underwriting, due diligence, transaction management, financing and portfolio operations. Ms. Lewis directs a team of underwriting and financing professionals dedicated to managing, underwriting, closing and financing acquisitions for KBS-sponsored programs and KBS-advised investors. She is also directly responsible for on-going portfolio operation activities and investor correspondence for KBS-sponsored programs and KBS-advised investors. Ms. Lewis is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Prior to becoming Executive Vice President, Director of Portfolio Operations, Ms. Lewis was Vice President of Acquisitions and Director of Underwriting for a KBS-affiliated investment advisor. Ms. Lewis first joined KBS in 1996. Before joining a KBS-affiliated entity, Ms. Lewis valued commercial real estate as a consultant for several Orange County based consulting and appraisal firms. During her ten years as a consultant, Ms. Lewis performed asset valuations on a multitude of institutional grade commercial, industrial, residential and special purpose real estate properties. Ms. Lewis graduated from Biola University with a bachelor’s degree in business administration.

Rodney Richerson is both the Regional President, Western United States and Director of Asset Management for KBS Capital Advisors and KBS Realty Advisors. He has served as a Regional President since May 1, 2010 and he is directly involved in all acquisitions within the Western United States. As the Director of Asset Management, Mr. Richerson oversees asset management and disposition activities on behalf of KBS-sponsored programs and KBS-advised investors. In this role, Mr. Richerson contributes to the development of leasing operational strategies and objectives throughout the United States. He has served in this role since 2005. Mr. Richerson is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Mr. Richerson joined a KBS-affiliated investment advisor in February 1994 as an asset manager; he has managed office, industrial, single and multi-family residential equity and debt assets. Prior to joining KBS, Mr. Richerson was director of finance in the Mexico City office of Koll/Cushman Realty Mexico. Mr. Richerson also worked for Koll

Development Company’s Southern California Development Group. Mr. Richerson graduated from California State University at Fullerton with a bachelor’s degree in real estate finance.

The Advisory Agreement

Under the terms of the advisory agreement, KBS Capital Advisors uses its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors manages our day-to-day operations, retains the property managers for our real estate investments (subject to the authority of our board of directors and officers) and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring real estate investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of our real estate investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our real estate investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse KBS Capital Advisors for certain expenses, including organization and offering expenses, the costs of providing services to us (other than for the employee costs in connection with services for which it earns acquisition and origination fees or disposition fees, though we may reimburse our advisor for travel and communication expenses) and payments made by KBS Capital Advisors in connection with potential investments, whether or not we ultimately acquire or originate the investment.

It is the duty of our board of directors to evaluate the performance of our advisor before renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the meeting at which the performance and criteria are discussed. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully paid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. For more information on the calculation of the 8% per year cumulative, non-compounded return, see “Management Compensation—Operational and Liquidation Listing Stage—Subordinated Participation in Net Cash Flows.” The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

KBS Capital Advisors and its affiliates expect to engage in other business ventures and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Our sponsors have invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. KBS Capital Advisors is the owner of these 20,000 shares. KBS Capital Advisors may not sell any of these shares during the period it serves as our advisor. Although nothing prohibits KBS Capital Advisors or its affiliates from acquiring additional shares of our common stock, KBS Capital Advisors currently has no options or warrants to acquire any shares. KBS Capital Advisors has agreed to abstain from voting any shares it acquires in any vote regarding (i) the removal of KBS Capital Advisors, a director or any of their affiliates or (ii) any transaction between us and KBS Capital Advisors, a director or any of their affiliates. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr.

In the event the advisory agreement is terminated, the shares owned by KBS Capital Advisors would not automatically be redeemed. KBS Capital Advisors would, however, be able to participate in our share redemption program, subject to all of the restrictions of our share redemption program applicable to all other common stockholders.

Other Affiliates

Our Sponsors

Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., through KBS Holdings, LLC, control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our sponsors. They are also some of our executive officers. All four of our sponsors actively participate in the management and operations of our advisor, and our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.

Messrs. Bren and Schreiber each has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years. Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage, develop and sell high-quality U.S. commercial real estate and real estate-related investments for institutional investors. Together, they founded KBS Realty Advisors, a nationally recognized real estate investment advisor. As of December 31, 2014, KBS Realty Advisors was registered as an investment adviser with the SEC, but KBS Realty Advisors currently intends to withdraw its registration with the SEC and become registered as an investment adviser with the State of California.

When we refer to a “KBS-sponsored program,” we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber and to the non-traded REITs, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and our company, that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. Our sponsors are sponsoring KBS Legacy Partners Apartment REIT together with Legacy Partners Residential Realty LLC and certain of its affiliates. When we refer to a “KBS-advised investor,” we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate investment advice. These investment advisors are also affiliated with our advisor.

Our sponsors work together at KBS Capital Advisors with their team of key real estate and debt finance professionals. The key real estate professionals at our advisor include James Chiboucas, Rodney Richerson, Ken Robertson, Marc DeLuca, Lori Lewis and David E. Snyder, each of whom has over 20 years of real estate experience. The key real estate and debt finance professionals at our advisor have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Bren, Schreiber, McMillan and Hall, these individuals comprise the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint.

Our advisor is the external advisor of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II and expects to become the advisor of KBS Growth & Income REIT. Some or all of our sponsors are affiliated directors and/or executive officers of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT. Through their affiliations with us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Capital Advisors, as of December 31, 2014, our sponsors had overseen the investment in and management of approximately $11.9 billion of real estate and real estate-related investments on behalf of the investors in us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II.

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I. KBS REIT I accepted gross offering proceeds of approximately $1.7 billion in its primary initial public offering and accepted aggregate gross offering proceeds of $233.7 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008 and terminated its dividend reinvestment plan effective April 10, 2012. As of December 31, 2014, KBS REIT I had used $85.4 million to fund share redemptions pursuant to its share redemption program. On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II. KBS REIT II accepted aggregate gross offering proceeds of approximately $1.8 billion in its primary initial public offering and accepted $298.2 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT II ceased offering shares in its primary initial public offering on December 31, 2010 and terminated its dividend reinvestment plan effective May 29, 2014. As of December 31, 2014, KBS REIT II had used $229.5 million to fund share redemptions pursuant to its share redemption program. On November 20, 2009, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT. KBS Strategic Opportunity REIT accepted aggregate gross offering proceeds of approximately $561.7 million in its primary initial public offering and, as of December 31, 2014, had accepted $39.2 million from shares issued pursuant to its dividend reinvestment plan. KBS Strategic Opportunity REIT ceased offering shares in its primary initial public offering on November 14, 2012. As of December 31, 2014, KBS Strategic Opportunity REIT had used $8.3 million to fund share redemptions pursuant to its share redemption program. On March 12, 2010, together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors launched the initial public offering of KBS Legacy Partners Apartment REIT. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its primary initial public offering on March 12, 2013. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced a follow-on public offering. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its follow-on public offering, effective as of March 31, 2014. KBS Legacy Partners Apartment REIT accepted aggregate gross offering proceeds of approximately $204.4 million in its primary public offerings and, as of December 31, 2014, had accepted $12.9 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2014, KBS Legacy Partners Apartment REIT had used $4.2 million to fund share redemptions pursuant to its share redemption program. On August 12, 2014, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT II. Prior to commencement of its initial public offering, KBS Strategic Opportunity REIT II conducted a private offering to accredited investors, which commenced on July 3, 2013. KBS Strategic Opportunity REIT II accepted gross offering proceeds of approximately $32.2 million in its private offering and raised an additional $2 million in proceeds from an affiliate of its sponsor. KBS Strategic Opportunity REIT II ceased offering shares in its private offering on August 11, 2014. KBS Strategic Opportunity REIT II broke escrow in its initial public offering in all states except Pennsylvania and Washington in January 2015.

Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2014):

•

Sponsoring 14 private real estate programs that have investment objectives similar to ours and that have invested over $4.2 billion (including equity, debt and investment of income and sales proceeds) in 301 real estate assets;

•	Through these 14 private KBS-sponsored programs, raising over $2.6 billion of equity from 38 institutional investors; and

•	Selling 267 of the 301 real estate assets acquired by these 14 private KBS-sponsored programs.

In addition to their experience with the 14 private KBS-sponsored programs described above, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four other KBS-advised investors to recommend real estate acquisitions and manage some of their investments. The investment proceeds of these KBS-advised investors were not commingled. The investments made on behalf of these four KBS-advised investors were made pursuant to management agreements or partnership agreements that permitted the KBS-advised investors to reject acquisitions recommended by the KBS-affiliated investment advisor. Because the KBS-advised investors were not as passive as those in the 14 private KBS-sponsored programs described above or as those who invest in this offering, we have not described the real estate assets acquired or managed for these four KBS-advised investors. The amounts paid for the assets acquired and/or managed and for subsequent capital expenditures for these four KBS-advised investors totaled over $4.1 billion. On behalf of these four KBS-advised investors, investment advisors affiliated with Messrs. Bren and Schreiber have sold 228 real estate assets.

We believe that the institutional investors that invested in the 14 private KBS-sponsored programs referenced above and the KBS-advised investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. It is not expected that any institutional investors such as the ones described above will participate in this offering. However, if institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering.

See “Management—Executive Officers and Directors” for more information regarding the background and experience of our sponsors.

Dealer Manager

We have retained KBS Capital Markets Group LLC, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group served as the dealer manager for the initial public offerings of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Apartment REIT and for the follow-on offering of KBS Legacy Partners Apartment REIT. KBS Capital Markets Group continues to serve as the dealer manager for the initial public offering of KBS Strategic Opportunity REIT II and for the dividend reinvestment plan offerings of KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. In addition, from time to time KBS Capital Markets Group serves as the dealer manager for private KBS-sponsored programs. Our sponsors indirectly own KBS Capital Markets Group. See “Management—Executive Officers and Directors” for a discussion of the background and experience of Messrs. Bren, Hall, McMillan and Schreiber.

Below is a brief description of the background and experience of the Managing Director and Chief Executive Officer of KBS Capital Markets Group:

Mike Crimmins was appointed Managing Director and Chief Executive Officer of KBS Capital Markets Group in June 2009. As Managing Director, Mr. Crimmins is responsible for overseeing the day-to-day operations of the company and for oversight of both internal and external wholesaling operations and activities. Mr. Crimmins joined KBS Capital Markets Group in October of 2005 as divisional sales manager and was promoted to Managing Director and Chief Executive Officer in June 2009. From October 2000 to October 2005, Mr. Crimmins was Western Division Sales Manager for AXA Distributors, LLC and from April 1991 to October 2000, Mr. Crimmins was as an Executive Sales Consultant for The Guardian Life Insurance Company. Mr. Crimmins has served on the Board of Directors of the IPA since 2012. Mr. Crimmins holds a Bachelor of Science in Business Administration and Finance from the University of Missouri.

Management Decisions

The primary responsibility for the management decisions of KBS Capital Advisors and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset management decisions, resides in Messrs. Bren, Hall, McMillan and Schreiber. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by our full board of directors if the approving members of the conflicts committee constitute at least a majority of our board of directors.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and the real estate and debt finance professionals at our advisor manage our day-to-day affairs and our portfolio of real estate investments, subject to our board of directors’ supervision. The following table summarizes all of the compensation and fees that we pay to KBS Capital Advisors and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we pay to our independent directors. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

	Organization and Offering Stage
Selling Commissions – KBS Capital Markets Group (2)	Up to 6.5% of gross primary offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under our dividend reinvestment plan. Our dealer manager reallows 100% of commissions earned to participating broker-dealers.	$130,000,000

Dealer Manager Fee – KBS Capital Markets Group (2)	Up to 3% of gross primary offering proceeds, except no dealer manager fee is payable on shares sold under our dividend reinvestment plan. Our dealer manager may reallow to any participating broker-dealer up to 1% of the gross primary offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases our dealer manager may increase the reallowance. See “Plan of Distribution.”	$60,000,000

Other Organization and Offering Expenses – KBS Capital Advisors and KBS Capital Markets Group (3)(4)	We reimburse our advisor, our dealer manager and their affiliates for organization and offering costs they incur on our behalf. However, at the termination of this primary offering and at the termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that selling commissions, dealer manager fees and other organization and offering expenses incurred by us exceed 15% of the gross offering proceeds. In addition, at the end of this primary offering and again at the end of the offering pursuant to our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses excluding underwriting compensation (which includes selling commissions, dealer manager fees and any other items viewed as underwriting compensation by FINRA) exceed 2% of gross offering proceeds. We directly pay or reimburse our dealer manager for underwriting compensation as discussed in this prospectus, provided that within 30 days after the end of the month in which this primary offering terminates, our dealer manager must reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary offering to exceed 10% of the gross offering proceeds from this primary offering. We also directly pay or reimburse our dealer manager for bona fide invoiced due diligence expenses of broker-dealers. However, no reimbursements made by us to our advisor or our dealer manager may cause total	$19,136,791

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

organization and offering expenses incurred by us (including selling commissions, dealer manager fees and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from this primary offering and the offering under our dividend reinvestment plan as of the date of reimbursement.

If we raise the maximum offering amount in this primary offering and the offering under our dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $19,136,791 or 0.69% of gross offering proceeds. However, if we raise less than the maximum offering amount, our offering costs as a percentage of gross offering proceeds would increase from this estimate and the percentage of offering proceeds available for investment would decrease accordingly. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers.

In connection with this offering, our sponsors have agreed to provide additional indemnification to one of the participating broker dealers. We have agreed to add supplemental coverage to our directors’ and officers’ insurance coverage to insure our sponsors’ obligations under this indemnification agreement in exchange for reimbursement to us by our sponsors for all costs, expenses and premiums related to this supplemental coverage.

Acquisition and Development Stage
Acquisition and Origination Fees – KBS Capital Advisors (3)(5)	Acquisition Fee – 1% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments. With respect to investments in and originations of loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.	$17,543,200 (maximum offering and no debt)/ $50,123,429 (maximum offering and maximum target leverage such that our total liabilities do not

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

	Origination Fee – 1% of the amount to be funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition or origination expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. This fee relates to services provided to us in connection with sourcing and structuring our investments in and originations of loans. We will not pay an acquisition fee with respect to such loans.	exceed 65% of the cost of our tangible assets)

Acquisition and Origination Expenses (5)	Reimbursement of customary acquisition and origination expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of our advisor), costs of due diligence, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties and real estate-related investments. We estimate that these expenses will be 0.59% of the cost of investments made by us, excluding fees and expenses associated with such investments.	$10,360,158 (maximum offering and no debt)/ $29,600,450 (maximum offering and maximum target leverage such that our total liabilities do not exceed 65% of the cost of our tangible assets)
Operational Stage
Asset Management Fees – KBS Capital Advisors (3)(6)

With respect to investments in real property, the asset management fee will be a monthly fee equal to one-twelfth of 0.75% of the amount paid or allocated to acquire the investment, plus the cost of any subsequent development, construction or improvements to the property. This amount includes any portion of the investment that was debt financed and is inclusive of acquisition expenses related thereto (but excludes acquisition fees paid or payable to our advisor). In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee will be a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment (which amount includes any portion of the investment that was debt financed and is inclusive of acquisition or origination expenses related thereto but is exclusive of acquisition or origination fees paid or payable to our advisor) and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination expenses related to the acquisition or funding of such investment (excluding acquisition or origination fees paid or payable to our advisor), as of the time of calculation.

With respect to asset management fees accruing from March 1, 2014, our advisor has agreed to defer without interest, our obligation to pay asset management fees for any month in which our MFFO for such month, as such term is defined in the practice guideline issued by the IPA in November 2010 as

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

interpreted by us, excluding asset management fees, does not exceed the amount of distributions declared by us for record dates of that month. We remain obligated to pay our advisor an asset management fee in any month in which our MFFO, excluding asset management fees, for such month exceeds the amount of distributions declared for the record dates of that month (such excess amount, an “MFFO Surplus”); however, any amount of such asset management fee in excess of the MFFO Surplus will also be deferred under the advisory agreement. If the MFFO Surplus for any month exceeds the amount of the asset management fee payable for such month, any remaining MFFO Surplus will be applied to pay any asset management fee amounts previously deferred in accordance with the advisory agreement.

However, notwithstanding the foregoing, any and all deferred asset management fees that are unpaid will become immediately due and payable at such time as our stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) an 8.0% per year cumulative, noncompounded return on such net invested capital (the “Stockholders’ 8% Return”) and (ii) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program. The Stockholders’ 8% Return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for our advisor to receive deferred asset management fees.

Other Operating Expenses – KBS Capital Advisors (6)

We reimburse the expenses incurred by KBS Capital Advisors in connection with its provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this time we only reimburse our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, if our advisor seeks reimbursement for additional employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which KBS Capital Advisors earns acquisition or origination fees or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.

We have agreed to reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform, or the AIP

Actual amounts are dependent upon the results of our operations and the number of our shares serviced through the AIP Platform; we cannot determine these amounts at the present time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

Platform, with respect to certain accounts of our investors serviced through the AIP Platform.

Additionally, we, together with KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Capital Markets Group, KBS Capital Advisors and other KBS-affiliated entities, have entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. The allocation of these shared coverage costs is proportionate to the pricing by the insurance marketplace for the first tiers of directors and officers liability coverage purchased individually by each REIT. Our advisor’s and our dealer manager’s portion of the shared lower tiers’ cost is proportionate to the respective entity’s prior cost for the errors and omissions insurance.

Independent Director Compensation (6)	We pay each of our independent directors an annual retainer of $40,000. We also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended; (ii) $2,500 for each audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each audit or conflicts committee meeting attended); (iii) $2,000 for each teleconference board meeting attended; and (iv) $2,000 for each teleconference audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.
Operational and Liquidation/Listing Stage
Subordinated Participation in Net Cash Flows – KBS Capital Advisors (3)(7)	After our common stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program, and (ii) an 8% per year cumulative, noncompounded return on such net invested capital, KBS Capital Advisors is entitled to receive 15% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. Net sales proceeds means the net cash proceeds realized by us after deduction of all expenses incurred in connection with a sale, including disposition fees paid to KBS Capital Advisors. The 8% per year cumulative, noncompounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

extent distributions in excess of a cumulative, noncompounded, annual return of 8% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to participate in our net cash flows. In fact, if KBS Capital Advisors is entitled to participate in our net cash flows, the returns of our stockholders will differ, and some may be less than an 8% per year cumulative, noncompounded return. This fee is payable only if we are not listed on an exchange.
Liquidation/Listing Stage
Disposition Fees–KBS Capital Advisors or its affiliates (3) (8)	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor, our sponsors or one of their affiliates 1% of the contract sales price of each property or other investment sold (including residential or commercial mortgage-backed securities issued by a subsidiary of ours as part of a securitization transaction); provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor, our sponsors or their affiliates, the fee paid to our advisor, our sponsors or their affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. The conflicts committee will determine whether our advisor, our sponsors or one of their affiliates has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by our advisor in connection with a sale. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us. Although we are most likely to pay disposition fees to our advisor, our sponsors or one of their affiliates during our liquidation stage, these fees may also be incurred during our operational stage.

Subordinated Incentive Listing Fee –KBS Capital Advisors (3)(7)(9)	Upon listing our common stock on a national securities exchange, a fee equal to 15% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us (including distributions that may constitute a return of capital for federal income tax purposes) prior to listing exceeds (ii) the sum of our stockholders’ net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program, and the amount of cash flow necessary to generate an 8% per year cumulative, noncompounded return on such amount. The 8% per year cumulative, noncompounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to receive the listing fee. In fact, if KBS Capital Advisors is entitled to the listing fee, the returns of our stockholders will differ, and some may be less than an 8% per year cumulative, noncompounded return.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1) The estimated maximum dollar amounts are based on the sale of the maximum of up to 280,000,000 shares, or up to $2,760,000,000 of shares, to the public, including up to 80,000,000 shares, or up to $760,000,000 of shares, through our dividend reinvestment plan.

(2) All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3) Our advisor in its sole discretion may defer any fee payable to it under the advisory agreement. These fees may consist of a $35 fee per subscription agreement payable to our advisor for reviewing and processing subscription agreements, acquisition and origination fees, asset management fees, disposition fees, the subordinated participation in net cash flows and the subordinated incentive listing fee. All or any portion of such fees not taken may be deferred without interest and paid when our advisor determines.

(4) Some of the amounts described under “Other Organization and Offering Expenses” are considered underwriting compensation under the rules of FINRA in connection with this offering. These amounts include (i) the attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar; (ii) the travel, meal and lodging costs of registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars; (iii) the travel, meal and lodging costs of registered persons associated with our dealer manager and registered representatives of the participating broker-dealers to attend bona fide training and education meetings held by us; and (iv) reimbursement to participating broker-dealers for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers. See “Plan of Distribution” for a discussion of underwriting compensation paid in connection with this offering.

(5) Because the acquisition or origination fees we pay our advisor are a percentage of the purchase price of an investment or are a percentage of the amount to be funded by us to acquire or originate a loan, these fees will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which, along with our other liabilities, we expect to represent between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves) once we have fully invested the proceeds of our public offerings); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for properties and other assets; and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

In addition to acquisition and origination fees, we reimburse KBS Capital Advisors for amounts it pays in connection with the selection, acquisition or development of a property or acquisition or origination of a loan, whether or not we ultimately acquire or develop the property or acquire or originate the loan. These expenses will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which, along with our other liabilities, we expect to represent between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves) once we have fully invested the proceeds of our public offerings); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for properties and other assets; and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

A majority of our independent directors would have to approve any increase in the acquisition or origination fees payable to our advisor. Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced.

(6) Commencing with the quarter ended March 31, 2012, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee determines that such excess expenses are justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain on the sale of our assets; and (vi) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

(7) Our charter requires that any gain from the sale of assets that we may pay KBS Capital Advisors be reasonable. Under our charter, an interest in gain from the sale of assets is presumptively reasonable if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return. Our charter prohibits an interest in the gain from the sale of assets to the extent such interest exceeds what is considered presumptively reasonable. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. The subordinated incentive fee payable under the advisory agreement is a subordinated participation in net cash flows, whether from continuing operations, net sales proceeds or otherwise; however, to the extent that this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on total operating expenses described in note 6 above. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments, and the fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs. See “Management—The Advisory Agreement.”

KBS Capital Advisors cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(8) A majority of our independent directors would have to approve any increase in the disposition fees payable to our advisor, our sponsors and their affiliates above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to our advisor, our sponsors and their affiliates to 3% of the contract sales price.

To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on total operating expenses described in note 6 above.

(9) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net cash flows. The subordinated incentive listing fee will count against the limit on total operating expenses described in note 6 above.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by entering into a business combination transaction with affiliates of our sponsors. Upon the recommendation of our advisor, our board of directors and conflicts committee determined that, in the event our board of directors and conflicts committee determine that it is in our best interest to obtain the personnel needed to become self-managed by entering into a business combination with affiliates of our sponsors (an “Internalization Transaction”), then we will not enter into such an Internalization Transaction unless our advisor or one of its affiliates agrees to proceed with the Internalization Transaction without the payment of any internalization fee or other consideration by us, whether in the form of a cash payment or in the form of stock, warrants or options. We cannot predict whether, and on what terms, an Internalization Transaction would occur in the future. Our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that an Internalization Transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

STOCK OWNERSHIP

The following table shows, as of April 13, 2015, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of All Shares
KBS Capital Advisors LLC	20,000 (3)	*
Peter M. Bren, President	20,000 (3)	*
Keith D. Hall, Executive Vice President	20,000 (3)	*
Peter McMillan III, Executive Vice President, Treasurer, Secretary and Director	20,000 (3)	*
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer and Director	20,000 (3)	*
David E. Snyder, Chief Financial Officer	-	-
Stacie K. Yamane, Chief Accounting Officer	-	-
Hank Adler, Independent Director	-	-
Barbara R. Cambon, Independent Director	-	-
Stuart A. Gabriel, Ph.D., Independent Director	-	-
All directors and executive officers as a group	20,000 (3)	*

* Less than 1%.

(1) The address of each named beneficial owner is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2) None of the shares is pledged as security.

(3) Includes 20,000 shares owned by KBS Capital Advisors, which is indirectly owned and controlled by Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, KBS Capital Advisors, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other KBS-Sponsored Programs and KBS-Advised Investors

General

All of our executive officers, our affiliated directors and other key real estate and debt finance professionals at our advisor are also: officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other KBS-affiliated investment advisors that are the sponsors of other KBS-sponsored programs or are the advisors of KBS-advised investors; and executive officers, affiliated directors and/or key professionals of KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II, which are also public non-traded REITs advised by KBS Capital Advisors, and KBS Growth & Income REIT, which expects to be advised by KBS Capital Advisors. Through affiliates of our advisor, key real estate and debt finance professionals at our advisor also serve as investment advisors to KBS-advised investors. These individuals have legal and financial obligations with respect to those KBS-sponsored programs and KBS-advised investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other KBS-sponsored programs, serve as the investment advisor to other KBS-advised investors and acquire for their own account real estate investments that may be suitable for us.

Since 1992, investment advisors affiliated with Messrs. Bren and Schreiber have sponsored 14 private KBS-sponsored programs. Six of these programs were still operating as of December 31, 2014. Our sponsors, Messrs. Bren, Hall, McMillan and Schreiber are also the sponsors of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT and, together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors are also sponsoring another public real estate investment trust, KBS Legacy Partners Apartment REIT. All of these KBS-sponsored programs have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the KBS-advised investors.

Allocation of Investment Opportunities

We rely on our sponsors and the real estate and debt finance professionals of our advisor to identify suitable investments. KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II are also advised by, and KBS Growth & Income REIT expects to be advised by, KBS Capital Advisors and rely on many of these same professionals. Messrs. Bren and Schreiber and other real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to KBS-advised investors. As such, other KBS-sponsored programs and KBS-advised investors that are seeking investment opportunities as of the date of this prospectus all rely on many of the same professionals, as will future KBS-sponsored programs and KBS-advised investors. Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs and KBS-advised investors.

Our acquisition stage will overlap to some extent with KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II, five private KBS-sponsored programs and possibly future KBS-sponsored programs, such as KBS Growth & Income REIT, and KBS-advised investors.

KBS Strategic Opportunity REIT II is also currently raising offering proceeds in its initial public offering. It intends to invest in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. Although there may be some overlap of investment opportunities, we generally do not expect to compete for investments with KBS Strategic Opportunity REIT II because of its debt and opportunistic focus. KBS Strategic Opportunity REIT invests in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. Although there may be some overlap of investment opportunities, we generally do not expect to compete for investments with KBS Strategic Opportunity REIT because of its debt and opportunistic focus. The five private KBS-sponsored programs that were in their acquisition stages as of the date of this prospectus are seeking to acquire value-added properties, which are properties requiring a significant amount of additional work (e.g., leasing, repositioning, or work-outs) to enhance their value. As a result, we do not expect to be in direct competition with these private KBS-sponsored programs, as we have implemented a more value-creating core acquisition strategy.

When the KBS real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these KBS real estate and debt finance professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. See “—Certain Conflict Resolution Measures.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other KBS-sponsored programs, KBS-advised investors or KBS-affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another KBS-sponsored program, KBS-advised investor or KBS-affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another KBS-sponsored program, KBS-advised investor or KBS-affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors—Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and KBS-affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and KBS-affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and KBS-affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on KBS Capital Advisors and the key real estate, debt finance, management and accounting professionals our advisor has assembled, including Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane, for the day-to-day operation of our business. KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT are also advised or will be advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate, debt finance, management and accounting professionals, as will future KBS-sponsored programs and KBS-advised investors. Further, our officers and affiliated directors are also officers and/or affiliated directors of some or all of the other KBS-sponsored programs. Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane are also executive officers of KBS REIT I, KBS REIT II and KBS Growth & Income REIT. Messrs. Hall, McMillan and Snyder and Ms. Yamane are executive officers of KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II, and Messrs. Bren, McMillan and Snyder and Ms. Yamane are executive officers of KBS Legacy Partners Apartment REIT. In addition, Messrs. Bren and Schreiber and Ms. Yamane are the executive officers of KBS Realty Advisors and its affiliates, the advisors of the private KBS-sponsored programs and KBS-advised investors. As a result of their interests in other KBS-sponsored programs, their obligations to KBS-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane face conflicts of interest in allocating their time among us, KBS Capital Advisors, other KBS-sponsored programs, KBS-advised investors and other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and their affiliates share many of the same key real estate, debt finance, management and accounting professionals. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with our sponsors who provide services to us are not obligated to devote a fixed amount of their time to us.

Our sponsors believe that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of KBS-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs. For example, our advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.

Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates

KBS Capital Advisors and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and affiliated directors, and the key real estate, debt finance, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer manager agreement;

•

public offerings of equity by us, which entitle KBS Capital Markets Group to dealer manager fees and will likely entitle KBS Capital Advisors to increased acquisition and origination fees and asset management fees;

•	sales of real estate investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

•

acquisitions of real estate investments, which entitle KBS Capital Advisors to acquisition or origination fees based on the cost of the investment and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire or originate real estate investments, which borrowings will increase the acquisition and origination fees and asset management fees payable to KBS Capital Advisors;

•

whether and when we seek to list our shares of common stock on a national securities exchange, which listing (i) may make it more likely for us to become self-managed or internalize our management or (ii) could entitle KBS Capital Advisors to a subordinated incentive listing fee, and which could also adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee and terminate the asset management fee.

Our Board of Directors’ Loyalties to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and Possibly to Future KBS-Sponsored Programs

All of our directors are also directors of KBS REIT I and KBS REIT II. All of our affiliated directors are also affiliated directors of KBS Growth & Income REIT and one of our affiliated directors is also an affiliated director of KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II. The loyalties of our directors serving on the boards of directors of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT, or possibly on the board of directors of future KBS-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other KBS-sponsored programs or if our advisor is giving preferential treatment to other KBS-sponsored programs in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle KBS Capital Advisors or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition or origination and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Similarly, property sales to other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to acquisition or origination fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Decisions of our board or the conflicts committee regarding the terms of those transactions may be influenced by our board’s or the conflicts committee’s loyalties to such other KBS-sponsored programs.

•

A decision of our board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other KBS-sponsored programs.

•	A decision of our board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

•

A decision of our board or the conflicts committee regarding whether and when we seek to list our shares of common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade.

Because our independent directors are also independent directors of KBS REIT I and KBS REIT II, they receive compensation for service on the boards of KBS REIT I and KBS REIT II. Like us, KBS REIT I and KBS REIT II each pays each independent director an annual retainer of $40,000 as well as compensation for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each audit or conflicts committee meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended). In addition, KBS REIT II pays each independent director compensation for attending other committee meetings as follows: (i) $2,000 for each other committee meeting attended (except that the committee chairman is paid $3,000 for each other committee meeting attended), and (ii) $2,000 for each other teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each other teleconference committee meeting attended). In addition, and like us, KBS REIT I and KBS REIT II reimburse directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

For the year ended December 31, 2014, the independent directors of KBS REIT I earned or were paid compensation as follows:

Independent Director	Fees Earned or Paid in Cash in 2014(1)	All Other Compensation	Total
Hank Adler	$96,337	$–	$96,337
Barbara R. Cambon	99,337	–	99,337
Stuart A. Gabriel, Ph.D.	91,837	–	91,837

(1) Fees Earned or Paid in Cash in 2014 include meeting fees earned in: (i) 2013 but paid or reimbursed in the first quarter of 2014 as follows: Professor Adler $9,337, Ms. Cambon $11,337, and Professor Gabriel $9,337; and (ii) 2014 and paid or to be paid in 2015 as follows: Professor Adler $7,337, Ms. Cambon $8,337, and Professor Gabriel $7,337.

For the year ended December 31, 2014, the independent directors of KBS REIT II earned or were paid compensation as follows:

Independent Director	Fees Earned or Paid in Cash in 2014(1)	All Other Compensation	Total
Hank Adler	$115,837	$–	$115,837
Barbara R. Cambon	126,837	–	126,837
Stuart A. Gabriel, Ph.D.	111,337	–	111,337

(1) Fees Earned or Paid in Cash in 2014 include meeting fees earned in: (i) 2013 but paid or reimbursed in the first quarter of 2014 as follows: Professor Adler $18,337, Ms. Cambon $26,337, and Professor Gabriel $18,337; and (ii) 2014 but paid or to be paid in 2015 as follows: Professor Adler $9,337, Ms. Cambon $10,337, and Professor Gabriel $9,337.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, our affiliated directors and the key real estate and debt finance professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for:

•	KBS Capital Advisors, our advisor;

•	KBS Capital Markets Group, our dealer manager; and

•	other KBS-sponsored programs.

Through KBS-affiliated entities, some of these persons also serve as the investment advisors to KBS-advised investors. As a result, they owe fiduciary duties to each of these KBS-sponsored programs, their stockholders, members and limited partners and the KBS-advised investors. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since our dealer manager is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Our dealer manager also acts as the dealer manager for KBS Strategic Opportunity REIT II. KBS Strategic Opportunity REIT II is raising capital in its initial public offering concurrently with our offering. In addition, from time to time KBS Capital Markets Group serves as the dealer manager for private KBS-sponsored programs. Future KBS-sponsored programs may also seek to raise capital through offerings conducted concurrently with our offering. As a result, our sponsors and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including key investment objectives. Nevertheless, there may be periods during which one or more KBS-sponsored programs will be raising capital and may compete with us for investment capital.

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An independent director is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors, our sponsors or their affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. All of our independent directors serve as independent directors of KBS REIT I and KBS REIT II.

Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both our board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed; and

•	whether and when we seek to sell the company or substantially all of its assets.

All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of our board of directors.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee also supervises the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•

the amount of the fees and any other compensation, including stock-based compensation, paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor, our sponsors or their affiliates a disposition fee in connection with the sale of an asset if: (i) our advisor, our sponsors or their affiliates provide a substantial amount of the services in the effort to sell the asset; (ii) the commission does not exceed 3% of the sales price of the asset; and (iii) if in connection with a disposition, commissions are paid to third parties unaffiliated with our advisor, our sponsors or their affiliates, the commission paid to our advisor, our sponsors and their affiliates does not exceed the commissions paid to such unaffiliated third parties. Although our charter limits the disposition fee we may pay to our advisor, our sponsors or their affiliates to 3% of the sales price, our advisory agreement provides for a 1% fee. Any increase in this fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission paid to our advisor, our sponsors and their affiliates, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on total operating expenses described below. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor, our sponsors or their affiliates a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in the gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our charter prohibits an interest in the gain from the sale of assets to the extent such interest exceeds what is considered presumptively reasonable. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Under our advisory agreement, an incentive fee may be paid only if the stockholders first receive an 8% per year cumulative, noncompounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee. The subordinated incentive fee payable under the advisory agreement is a subordinated participation in net cash flows, whether from continuing operations, net sale proceeds or otherwise; however, to the extent that this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on total operating expenses described below. See the description of the subordinated incentive fee under “Management Compensation.”

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the Internalization Transaction (as defined) conclude that such Internalization Transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and acquisition and origination expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition and origination fee to 1% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Similarly, the advisory agreement limits the origination fee to 1% of the amount to be funded by us to acquire or originate loans (including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan). Any increase in the acquisition or origination fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with KBS Capital Advisors without cause or penalty on 60 days’ written notice. In such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function.

Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. Therefore, if the ultimate liquidation value of our assets were to decline relative to the appraised value of our assets as of the termination date of the advisory agreement, we may be obligated to pay a termination fee even if our stockholders do not ultimately receive an 8% per year cumulative, non-compounded return on their investment in us. The termination fee would be reduced by the amount of any prior payment to our advisor of a subordinated participation in net cash flows. For more information on the calculation of the 8% per year cumulative, non-compounded return, see “Management Compensation—Operational and Liquidation Listing Stage—Subordinated Participation in Net Cash Flows.”

Our Acquisitions. We will not purchase or lease assets in which KBS Capital Advisors, our sponsors, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of our board of directors, or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from KBS Capital Advisors, our sponsors, any of our directors or officers or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our sponsors, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest owned by KBS Capital Advisors, our sponsors, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transactions must conclude that all other transactions, between us and KBS Capital Advisors, our sponsors, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Commencing with the quarter ended March 31, 2012, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock on a national securities exchange; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain from the sale of our assets; and (vi) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to KBS Capital Advisors, our directors, our sponsors or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than KBS Capital Advisors, our directors, our sponsors and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to KBS Capital Advisors, our directors, our sponsors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant. In addition, our conflicts committee has adopted a policy whereby we will not issue stock or stock-based compensation awards pursuant to a stock plan to our officers, directors or employees or the officers, directors, employees or managers of our advisor or our dealer manager, without approval for such issuances from our stockholders.

Repurchase of Our Shares. Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to KBS Capital Advisors, our sponsors or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans to Affiliates. We will not make any loans to KBS Capital Advisors, our sponsors or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors, our sponsors or their affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a common stockholder, KBS Capital Advisors agreed, and our directors and officers and their affiliates must agree to abstain from voting their shares of common stock in any vote regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Internalization Fee Restriction

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that such Internalization Transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties. Upon the recommendation of our advisor, our board of directors and conflicts committee determined that, in the event our board of directors and conflicts committee determine that it is in our best interest to obtain the personnel needed to become self-managed by entering into a business combination with affiliates of our sponsors, an “Internalization Transaction,” then we will not enter into such an Internalization Transaction unless our advisor or one of its affiliates agrees to proceed with the Internalization Transaction without the payment of any internalization fee or other consideration by us, whether in the form of a cash payment or in the form of stock, warrants or options.

Stock and Stock-Based Compensation Awards

Our conflicts committee has adopted a policy whereby we will not issue stock or stock-based compensation awards pursuant to a stock plan to our officers, directors or employees or the officers, directors, employees or managers of our advisor or our dealer manager, without approval for such issuances from our stockholders.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs, as well as for the KBS-advised investors for whom our advisor, KBS Realty Advisors and their affiliates serve as investment advisors. KBS Capital Advisors is our advisor, is the advisor to KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II and expects to be the advisor to KBS Growth & Income REIT. Our advisor and KBS Realty Advisors and their affiliates share many of the same key real estate and debt finance professionals. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. The factors that the real estate and debt finance professionals will consider when determining the KBS-sponsored program or KBS-advised investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•

the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate and debt finance professionals, to be more appropriate for another KBS-sponsored program or a KBS-advised investor, they may offer the investment to such KBS-sponsored program or KBS-advised investor.

Our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS-sponsored programs and KBS-advised investors for whom KBS Capital Advisors, KBS Realty Advisors or one of their affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. KBS Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among KBS-sponsored programs and KBS-advised investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with KBS Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other KBS-sponsored programs or KBS-advised investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us.

INVESTMENT OBJECTIVES AND CRITERIA

General

We expect to use substantially all of the net proceeds from our public offerings to acquire and manage a diverse portfolio of real estate investments. Our primary investment focus is core office properties located throughout the United States, though we may also invest in industrial and retail properties. We may make our investments through the acquisition or origination of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our investors. Our primary investment objectives are:

•	to preserve and return your capital contribution; and

•	to provide you with attractive and stable cash distributions.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize their value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we acquire or upon the maturity or payoff of our debt investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

We may seek to list our shares of common stock on a national securities exchange if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock by September 30, 2020, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally, as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, our board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, our board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. Our board would also likely consider whether there was a large demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under our share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Our board of directors may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. The conflicts committee will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on, and use the proceeds of our public offerings principally for, the acquisition and management of a diverse portfolio of real estate investments, consisting primarily of core real estate properties. We plan to diversify our portfolio by geographic region, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our investors. We currently expect to allocate between 0 and 20% of our portfolio to real estate-related investments once we have fully invested the proceeds from our public offerings. If we make investments in other public companies, we do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Investments in Real Properties

Our primary investment focus is core office properties located throughout the United States, though we may also invest in industrial and retail properties. Core properties generally are lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover compared to enhanced return or opportunistic properties. The office properties we may invest in include low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation. The industrial properties we may invest in include warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

Our core property focus in the U.S. office sector has reflected a more value-creating core strategy, and based on the current market outlook, we expect to continue this strategy. In many cases, these properties have slightly higher (10% to 15%) vacancy rates and/or higher near-term lease rollover at acquisition than more conservative value-maintaining core properties. These characteristics provide us with opportunities to lease space at higher rates, especially in markets with increasing absorption, or to re-lease space in these properties at higher rates, bringing below-market rates of in-place expiring leases up to market rates. Many of these properties will require a moderate level of additional investment for capital expenditures and tenant improvement costs, in order to improve or rebrand the properties and increase rental rates. Thus, we believe these properties provide an opportunity for us to achieve more significant capital appreciation by increasing occupancy, negotiating new leases with higher rental rates and/or executing enhancement projects.

We will generally hold fee title to or a long-term leasehold interest in the properties we acquire. We may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Our advisor intends to diversify our real estate property investments by geographic region, investment size and investment risk. Though we are not limited as to the specific geographic areas where we may conduct our operations, we expect to purchase properties throughout the United States. We will focus on markets where KBS affiliates have an established market presence, market knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio.

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $50 million to $200 million; however, we may make investments outside of this range. For example, we may make investments for less than $50 million if the acquired properties will complement our existing portfolio. Further, we may invest more than $200 million in a single property if we believe that property will help us meet our investment objectives. We do not generally expect that we will invest more than $300 million in any single property, although we will not forego an attractive investment because it does not precisely fit our expected portfolio composition. In making such determination, we will consider the diversification of our portfolio and how such investment would assist us in meeting our investment objectives. An example of such an acquisition is the 500 West Madison building in Chicago, which we purchased in 2013 for approximately $420 million.

We generally intend to hold our core real estate properties for three to seven years, which we believe is a reasonable period to enable us to capitalize on the potential for increased income and capital appreciation of properties. Our advisor develops a well-defined exit strategy for each property we acquire and periodically performs a hold-sell analysis on each property. These periodic analyses focus on the remaining available value enhancement opportunities for the property, the demand for the property in the marketplace, market conditions and our overall portfolio objectives to determine if the sale of the property, whether via an individual sale or as part of a portfolio sale or merger, would generate a favorable return to our stockholders. Economic and market conditions may influence us to hold our properties for different periods of time. We may sell a property before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the property would otherwise be in the best interests of our stockholders.

Conditions to Closing Real Property Investments. Our advisor performs a diligence review on each property that we purchase. As part of this review, our advisor obtains an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. All of our property acquisitions are supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents include, where available:

•	plans and specifications;

•	surveys;

•	evidence of readily transferable title to the proposed investment property, subject to such liens and encumbrances as are acceptable to our advisor;

•	title insurance policies; and

•	financial statements covering recent operations of properties that have operating histories.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space, which may be funded from borrowings and offering proceeds, including proceeds from our dividend reinvestment plan.

Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we acquire as part of an acquisition of a property or into which we enter with respect to the properties we acquire may vary substantially from those described. We will describe the terms of leases on properties we acquire by means of a supplement to this prospectus where and to the extent we believe such terms are material to a decision to purchase shares in this offering.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors includes income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Third-party brokers will handle the lease-up of our properties with the supervision, support and assistance of our advisor and its asset manager that is responsible for managing the lease-up and operation of the property through its sale.

Real Estate-Related Investments

We had initially expected to allocate approximately 30% of our portfolio to, and had expected that once we had fully invested the proceeds from our public offerings approximately 20% to 40% of our portfolio would consist of, investments in other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. However, due to current market conditions for the types of real estate-related investments that we had intended to target, such as first mortgage loans, and opportunities for investments in core real estate properties, we currently may not make any significant investments in real estate-related investments, and we now expect our primary investment focus to be core real estate properties. We currently expect to allocate between 0 and 20% of our portfolio to real estate-related investments once we have fully invested the proceeds from our public offerings.

Acquisitions and Originations of Loans

We may make additional investments in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in such loans. We may structure, underwrite and originate some of the debt products in which we invest. Our underwriting process would involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we would be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor will source our debt investments. We pay our advisor origination fees for loans that we acquire or originate as well as asset management fees for the loans that we hold for investment.

We may sell some of the loans (or portions of the loans after separating them into tranches) that we originate to third parties for a profit. We expect to hold other loans (or portions of loans) for investment.

We will fund the loans we originate with proceeds from our public offerings and, to the extent available, we may fund our investments in loans with proceeds from warehouse lines of credit, repurchase agreements or other borrowings.

Described below are some of the types of loans we may originate or acquire:

Mortgage Loans. We may originate or acquire mortgage loans structured to permit us (i) to retain the entire loan or (ii) to sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinate investment (or vice-versa). We expect these loans to be secured by commercial properties and range in size from $5 million to $50 million, generally, with exceptions, such as high-quality loans with low loan-to-value ratios. We may also acquire seasoned mortgage loans in the secondary market secured by single assets as well as portfolios of performing and sub-performing loans that were originated by third-party lenders such as banks, life insurance companies and other owners.

Second Mortgages. We may invest in second mortgages, which are loans secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes. B-Notes are junior participations in a first mortgage loan, typically secured by a single property, but may be secured by a group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. Our management believes that B-Notes are among the safest subordinated debt instruments because B-Notes share a single mortgage with the A-Note and, as a result, its position survives an event of foreclosure. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans. The mezzanine loans we may originate or acquire will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the underlying property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the underlying property, payable upon maturity of the loan, or upon the refinancing or sale of the underlying property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These investments typically range in size from $10 million to $50 million, have terms from two to ten years and bear interest at a rate of 275 to 800 basis points over the applicable interest rate index. Mezzanine loans may have maturities that match the maturity of the related mortgage loan but also may have shorter terms. Mezzanine loans usually have loan-to-value ratios between 66% and 90%.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Bridge Loans. We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

Convertible Mortgages. Convertible mortgages are similar to equity participations. We may invest in and/or originate convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans. Construction loans are loans made for either original development or renovation of real property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.

Loans on Leasehold Interests. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of six months to 15 years. Leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Fund Level or Corporate Level Debt. We may invest in various real estate ventures by providing financing to or purchasing the debt obligations of funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries. We do not expect such investments would exceed 10% of the proceeds of this offering, assuming we sell the maximum offering amount.

Participations. Participation investments are investments in partial interests of loans of the type described above that are made and administered by third-party lenders.

Underwriting Loans. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Department of Veterans Affairs or another third party.

In evaluating prospective acquisitions and originations of loans, our management and our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the amount of existing debt on the underlying property and the priority thereof relative to our prospective investment;

•	the underlying property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the underlying property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the underlying property;

•	the condition and use of the underlying property;

•	the underlying property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the underlying property is located.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. One of the real estate or debt finance professionals at our advisor or their agent may inspect material underlying properties during the loan approval process, if such an inspection is deemed necessary. Inspection of an underlying property may be deemed necessary if that property is considered material to the transaction (such as a property representing a significant portion of the collateral underlying a pool of loans) or if there are unique circumstances related to such property, such as recent capital improvements or possible functional obsolescence. We also may engage trusted third-party professionals to inspect underlying properties on our behalf.

Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term. We do not expect to make or invest in loans with a maturity of more than ten years from the date of our investment and anticipate that most loans will have a term of five years. We may hold some of our investments in loans for four to seven years, though we expect to hold some for two to three years. As discussed above, some of the loans we make may be sold shortly after origination.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

As discussed above, we currently may not make any significant investments in real estate-related investments. We currently expect to allocate between 0 and 20% of our portfolio to real estate-related investments once we have fully invested the proceeds from our public offerings. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgages and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate properties and real estate-related investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

Investments in Real Estate-Related Debt Securities

In addition to investments in properties, loans and equity securities (discussed below), we may also invest in real estate-related debt securities such as mortgage-backed securities and debt securities issued by other real estate companies. While we may invest in any of these debt-related securities, we expect that the majority of these investments would be commercial mortgage-backed securities or CMBS. A brief description of commercial mortgage-backed securities follows.

Commercial Mortgage-Backed Securities. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The equity tranche, which is the “first loss” position, bears most of the risk associated with the collateral pool. It is possible for a relatively small number of defaults in the collateral pool to cause large losses for the equity tranche. However, if the collateral pool performs well, the equity tranche has a greater potential return than the more senior tranches, which typically have returns capped at the coupon rates of the notes created in the structure.

In addition to tranche seniority, the credit quality of CMBS depends on the credit quality of the underlying mortgage loans, the real estate finance market and the parties directly involved in the transaction, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the underlying properties;

•	the mortgage loan terms (e.g., amortization);

•	market assessment and geographic location;

•	construction quality of the underlying properties;

•	the creditworthiness of the borrowers;

•	macroeconomic variables that affect the supply and demand for commercial real estate;

•	structural features of the transaction, such as subordination levels, advancing terms and other credit enhancements;

•	the originator of the loan and its motivation to sell it;

•	the underwriter and issuer of the transaction and their ability to trade and support it in the secondary markets; and

•	the servicers and trustees responsible for running and maintaining the transaction on a daily basis.

Ratings of Real Estate-Related Debt Securities. For mortgage-backed securities, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment grade.” The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade classes.

We evaluate the risk of investment grade and non-investment grade mortgage-backed securities based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We utilize third party data providers to review loan level performance such as delinquencies and threats to credit performance. We also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. We perform specific asset-level underwriting on all significant loans in the securities structure. We utilize sensitivity analysis and other statistical underwriting when evaluating the cash flows generated by a transaction. With respect to transactional structure, we assess the structure of a particular securities transaction as well as utilize third party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we combine this information to forecast expected cash flows, probability of default and loss given a default.

Investments in Equity Securities

We may make equity investments in REITs and other real estate companies with investment objectives similar to ours. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. We may invest in enhanced-return properties, which are higher-yield and higher-risk investments than core real estate properties. Examples of enhanced-return properties that we may acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties. We may also acquire properties that are mixed-use properties, properties that are under development or construction, undeveloped land, options to purchase properties and other real estate-related assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests. Although we can purchase any type of interest in a real estate investment, our charter does limit certain types of investments. See “—Charter-imposed Investment Limitations.” We do not intend to underwrite securities of other issuers.

Investment Decisions and Asset Management: The KBS Approach

Within our investment policies and objectives, our advisor, KBS Capital Advisors, has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of our board of directors. Our conflicts committee will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

KBS Capital Advisors believes that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, KBS Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The KBS approach also includes active and aggressive management of each asset acquired. KBS Capital Advisors believes that active management is critical to creating value. Our advisor develops a well-defined exit strategy for each investment we make and periodically performs a hold-sell analysis on each asset. These periodic analyses focus on the remaining available value enhancement opportunities for the asset, the demand for the asset in the marketplace, market conditions and our overall portfolio objectives to determine if the sale of the asset, whether via an individual sale or as part of a portfolio sale or merger, would generate a favorable return to our stockholders. Economic and market conditions may influence us to hold our assets for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Messrs. Bren and Schreiber each has over 40 years of real estate experience, and each of our sponsors—Messrs. Bren, Hall, McMillan and Schreiber—has over 20 years of experience in real estate-related debt investments. Messrs. Bren, Hall, McMillan and Schreiber work together with their team of real estate and debt finance professionals in the identification, acquisition and management of our investments. The key real estate professionals at our advisor include James Chiboucas, Rodney Richerson, Ken Robertson, Marc DeLuca, Lori Lewis, and David E. Snyder, and each has over 20 years of real estate experience. Each of them has been through multiple real estate cycles in their careers. These seasoned professionals have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management.

In an effort to both find better investment opportunities and enhance the performance of those investments, KBS Capital Advisors utilizes a market-focused structure. KBS Capital Advisors has divided the country into three regions: the Eastern, Central and Western United States. Each region has a regional president who is responsible for executing our investment strategy. Asset managers are typically responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe this regionally-aligned organization that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute KBS Capital Advisors’ disciplined investment approach, a team of our advisor’s real estate and debt finance professionals takes responsibility for the business plan of each investment. The following practices summarize KBS Capital Advisors’ investment approach:

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National Market Research — The investment team extensively researches the acquisition and/or origination and underwriting of each investment, utilizing both real time market data and the transactional knowledge and experience of KBS Capital Advisors’ network of professionals.

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Underwriting Discipline — KBS Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with our advisor’s other real estate and debt finance professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

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Risk Management — Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification by geographic region, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. KBS Capital Advisors’ real estate and debt finance professionals continuously review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

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Asset Management — Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. KBS Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. KBS Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) or participations for the purpose of obtaining interests in real estate properties and other real estate investments. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate investments that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. At such time during our offering stage that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a joint venture for the acquisition or origination of a significant investment, we will supplement this prospectus to disclose the terms of such proposed transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the relevant facts, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

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Our ability to manage and control the joint venture — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture — We will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

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Our ability to control transfers of interests held by other partners to the venture — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Borrowing Policies

We may use borrowed funds to: finance acquisitions of new real estate investments; pay for capital improvements, repairs or tenant build-outs to properties; refinance existing indebtedness; pay distributions; or provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio. We may elect to secure financing subsequent to the acquisition date on future real estate property acquisitions and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

Once we have fully invested the proceeds of our public offerings, we expect our debt financing and other liabilities to be between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). We expect our debt financing related to the acquisition of core real estate properties to be between 45% and 65% of the aggregate cost of all such assets. We expect our debt financing related to the acquisition and origination of real estate-related investments to be between 0% and 65% of the aggregate cost of all such assets depending upon the availability of such financings in the marketplace. There is no limitation on the amount we may borrow for the purchase of any single asset. We limit our total liabilities to 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, meaning that our borrowings and other liabilities may exceed our maximum target leverage of 65% of the cost of our tangible assets without violating the borrowing restrictions in our charter. We may exceed the 75% limit only if a majority of the conflicts committee approves each borrowing in excess of this limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. For example purposes only, substantial justification could be found by the conflicts committee for reasons including, but not limited to, the following: (1) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations; (2) to pay sufficient distributions to maintain our REIT status; or (3) to buy a property where an exceptional acquisition opportunity presents itself and the terms of the debt and nature of the property are such that the debt does not materially increase the risk that we would become unable to meet our financial obligations as they became due. To the extent financing in excess of this 75% borrowing limit is available at attractive terms, the conflicts committee may approve debt in excess of this limit. From time to time, our total liabilities could also be below 35% of the cost of our tangible assets due to the lack of availability of debt financing.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments and/or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our assets, or may be limited to the particular property to which the indebtedness relates.

We may finance the acquisition or origination of certain real estate-related investments with repurchase agreements and warehouse lines of credit. With repurchase agreements, we may borrow against the loans, mortgage-backed securities and other investments we own. Under these agreements, we may sell loans and other investments to a counterparty and agree to repurchase the same assets from the counterparty at a price equal to the original sales price plus an interest factor. Repurchase agreements economically resemble short-term, variable-rate financings and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. We may also rely on warehouse credit facilities for capital needed to fund our investments. These facilities are typically lines of credit from commercial and investment banks that we can draw from to fund our investments. Warehouse facilities are typically collateralized loans made to investors who invest in securities and loans and, in return for financing, pledge their securities and loans to the warehouse lender. Third-party custodians, usually banks, typically hold the securities and loans funded with the warehouse facility borrowings, including the securities, loans, notes, mortgages and other important loan documentation, for the benefit of the investor who is deemed to own the securities and loans and, if there is a default under the warehouse credit facility, for the benefit of the warehouse lender. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders would retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time that any given asset may be used as eligible collateral.

The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. KBS Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors—Risks Associated with Debt Financing.”

Except with respect to our 75% borrowing limit, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We anticipate that our board of directors will make this determination by (i) seeking to secure borrowings from third party lenders and comparing the terms offered by such third party lenders to the terms of proposed borrowings from our advisor or its affiliates, and (ii) reviewing publicly available disclosure to determine borrowing terms secured by other similarly-situated real estate investment companies from third party lenders and comparing such terms to the terms of proposed borrowings from our advisor or its affiliates.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our real estate investments and the nature and level of credit enhancements supporting those investments. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through interest rate hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain debt agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase of shares of our common stock, our board may elect to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; or (4) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after your purchase of shares of our common stock, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional issuances and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

We generally intend to hold our core real estate properties for three to seven years, which we believe is a reasonable period to enable us to capitalize on the potential for increased income and capital appreciation of properties. We do not expect to make or invest in loans with a maturity of more than ten years from the date of our investment and anticipate that most loans will have a term of five years. We may hold some of our investments in loans for four to seven years, though we expect to hold some for two to three years. Our advisor develops a well-defined exit strategy for each investment we make and periodically performs a hold-sell analysis on each asset. These periodic analyses focus on the remaining available value enhancement opportunities for the asset, the demand for the asset in the marketplace, market conditions and our overall portfolio objectives to determine if the sale of the asset, whether via an individual sale or as part of a portfolio sale or merger, would generate a favorable return to our stockholders. Economic and market conditions may influence us to hold our assets for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

If we do not list our shares of common stock on a national securities exchange by September 30, 2020, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. See the discussion above under “Investment Objectives and Criteria—General.”

Charter-imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•

incur total liabilities in excess of 75% of the aggregate cost of our tangible assets (before deducting depreciation or other non-cash reserves), unless approved by a majority of the conflicts committee;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as an equity interest in real property that was not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or acquire or originate a loan if the related origination fees and origination expenses are not reasonable or exceed 6% of the funds advanced, provided that in the case of a property or loan, the investment may be made if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in publicly traded entities that are otherwise approved by a majority of our board of directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (when we refer to a publicly traded entity, we are referring to any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system), and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity; (ii) the investment in wholly owned subsidiaries of ours; or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by our board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations under the Investment Company Act of 1940

General

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

We believe that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that each of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of the statute, we will treat an investment in real property as a qualifying real estate asset. The SEC staff, according to published guidance, takes the view that certain mortgage loans, participations, mezzanine loans, convertible mortgages, and other types of real estate-related loans in which we intend to invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets. The SEC staff has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to residential or commercial mortgage-backed securities, we intend to treat residential or commercial mortgage-backed securities as real estate-related assets.

To avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “KBS REIT III,” “we,” “our” and “us” mean only KBS Real Estate Investment Trust III, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate KBS REIT III and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of KBS REIT III—Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of KBS REIT III

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated, and expect to continue to operate, in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, has rendered an opinion that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2011, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ended December 31, 2011. It must be emphasized that the opinion of DLA Piper LLP (US) was based on various assumptions relating to our organization and proposed operation and was conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For taxable years beginning after December 31, 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as discussed below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. (In our case, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2011.)

We believe that we have issued common stock in this offering with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying and continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of certain instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of commercial mortgage-backed securities, or CMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the Internal Revenue Service will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the acquisition or origination of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we may make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is

(1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be non-cash accrued income, could be treated as excess inclusion income. Under Internal Revenue Service guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by Internal Revenue Service guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Definitions. In this section, the phrase “domestic stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of KBS REIT III—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares with respect to which the distributions were made. Rather, the distributions will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of KBS REIT III—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of KBS REIT III—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Tax rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or are properly designated by the REIT as “capital gain dividends.”

Medicare tax on unearned income. For taxable years beginning after December 31, 2012, certain domestic stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A non-U.S. holder is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a

U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of KBS REIT III—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest, or USRPI, distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the stockholder’s proportionate share of our earnings and profits, plus (2) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market. If our stock constitutes a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our common stock will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Accounts. Recently-enacted legislation generally imposes a withholding tax of 30% on any dividends on our stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to, among other things, collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also generally imposes a withholding tax of 30% on any dividends on our stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either certification that such entity does not have any substantial U.S. owners or identification of the direct and indirect substantial U.S. owners of the entity. Finally, with respect to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2017, withholding of 30% generally will apply to such gross proceeds paid to a foreign financial institution or to a non-financial foreign entity unless the reporting and certification requirements described above have been met. Under certain circumstances, a non-U.S. holder of our stock may be eligible for refunds or credits of such taxes. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income and in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of KBS REIT III—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account, or IRA. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a benefit plan, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce an unacceptable amount of “unrelated business taxable income,” or UBTI, to the benefit plan (see “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include fiduciaries and “persons providing services” to the benefit plan, employer or employee organization sponsors of the benefit plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a benefit plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (1) that such advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, KBS Capital Advisors and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the Plan Assets Regulation. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to KBS Capital Advisors and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by KBS Capital Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If KBS Capital Advisors or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a benefit plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

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sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that was registered under the Securities Exchange Act of 1934 within the specified period. In addition, we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

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any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

As our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and this offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities.” Accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, KBS Capital Advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations, pursuant to applicable FINRA and NASD Conduct Rules, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, our advisor estimated the value of our common stock as $10.51 per share as of December 31, 2014. The basis for this valuation is the fact that the current public offering price of our shares of common stock in this primary offering is $10.51 per share (ignoring purchase price discounts for certain categories of purchasers).

Although this estimated value represents the most recent price at which investors have been willing to purchase shares in this primary offering, this reported value is likely to differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon our liquidation because (i) there is no public trading market for the shares at this time; (ii) the $10.51 primary offering price includes the payment of projected underwriting compensation and other directed selling efforts as well as other offering costs, which costs and efforts are likely to produce a higher sale price than could otherwise be obtained; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments subsequent to the establishment of the offering price, including how disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio subsequent to the establishment of the offering price.

On December 9, 2014, our board of directors established an updated offering price for shares of common stock to be sold in this primary offering of $10.51 per share (with discounts available to certain categories of purchasers) and an offering price for shares of common stock to be sold under our dividend reinvestment plan of $9.99 per share (which is 95% of the price to acquire a share in this primary offering). These updated offering prices for this primary offering and our dividend reinvestment plan offering became effective December 12, 2014. The updated offering price for shares of our common stock to be sold in this primary offering was determined by adding certain projected offering costs to the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or were under contract to purchase and were reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of December 30, 2014, we had closed on each of these six properties. We did not make any other adjustments to our estimated net asset value per share subsequent to September 30, 2014, including any adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The updated primary offering price is not a statement of our estimated net asset value per share as our board of directors also took into consideration the projected costs and expenses associated with raising capital in this primary offering. These costs include selling commissions, dealer manager fees and certain other offering costs and are included in the updated offering price so that any dilutive impact to our existing stockholders is minimized. We provided information regarding our estimated net asset value per share for the sole purpose of updating the offering prices in this primary offering and in our dividend reinvestment plan offering. The updated primary offering price is not based on any public trading market.

For information related to the determination of our updated offering prices and the methodologies and assumptions used to establish our estimated net asset value per share, see supplement no. 1 to this prospectus dated as of December 11, 2014.

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated net asset value per share of our common stock, and these differences could be significant. The estimated net asset value per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated net asset value per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated net asset value per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our estimated net asset value per share and/or our updated offering price, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at our estimated net asset value per share or the updated offering price;

•

a stockholder would ultimately realize distributions per share equal to our estimated net asset value per share or the updated offering price upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of common stock would trade at our estimated net asset value per share or the updated offering price on a national securities exchange;

•	a third party would offer our estimated net asset value per share or the updated offering price in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated net asset value per share, or a valuation firm would agree with the updated offering price; or

•	the methodology used to determine our estimated net asset value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio and the management of those assets and the real estate and finance markets. As such, the offering price does not take into account developments in our portfolio since September 30, 2014, except as noted above. We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter.

Following our offering stage, when our estimated value per share is not based on the current public offering price of shares in a primary public offering, an independent valuation firm will estimate the value of our shares based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding. As a result, such estimated value per share will be subject to the limitations discussed in the paragraph above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of April 13, 2015, 154,392,234 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock are entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock is non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, if ever, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to:

•	Regular mail: KBS Real Estate Investment Trust III, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015.

•	Overnight mail: KBS Real Estate Investment Trust III, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

•	Telephone: 1-866-584-1381.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of common stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary, within ten days of receipt of such request, will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of our board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with KBS Capital Advisors is one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for the purpose of removing a director.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if our board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution—Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

We have authorized and declared, and expect to continue to authorize and declare, distributions based on daily record dates, and we have paid, and expect to continue to pay, such distributions on a monthly basis. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. Since we commenced investment operations on June 24, 2011, we have authorized and declared distributions based on daily record dates for each day during the period commencing June 24, 2011 through February 28, 2012 and the period commencing March 1, 2012 through May 31, 2015, and we have paid or will pay these distributions on a monthly basis.

Generally, our policy is to pay distributions from cash flow from operations. During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not pay distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we have funded our distributions in part with an advance from our advisor and debt financing and we expect to utilize debt financing in the future, if necessary, to fund at least a portion of our distributions. We may also fund such distributions with proceeds from the sale of assets or from the maturity, payoff or settlement of debt investments. Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. Our distribution policy is not to use the proceeds of our public offerings to pay distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

We funded the payment of distributions for distribution record dates from June 24, 2011 through September 30, 2011 with an advance from our advisor. On November 10, 2011, we repaid our advisor in full, for all funds advanced to us for distributions paid, using proceeds from a third-party financing. No interest accrued on the advance from our advisor. Our advisor is not obligated to advance funds to us, and has not agreed to advance funds to us, for distributions for any other future periods. Through April 13, 2015, we had funded a portion of our distributions with cash flow from operations and have continued to fund a portion of our distributions with proceeds from debt financing.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from operations and FFO (except with respect to distributions related to sales of our assets and distributions related to the repayment of principal under real estate-related investments). Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors.” Those factors include: our ability to continue to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; the ability of our borrowers and their sponsors to continue to make their debt service payments and/or to repay their loans upon maturity; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our dividend reinvestment plan. In the event our FFO and/or cash flow from operations decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed FFO and/or cash flow from operations.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations—Taxation of KBS REIT III—Annual Distribution

Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We update this stockholder list at least quarterly and it is available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or our board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Dividend Reinvestment Plan

Pursuant to our dividend reinvestment plan, you may elect to have your dividends and other distributions, excluding those dividends and other distributions that our board of directors designates as ineligible for reinvestment through the plan, reinvested in additional shares of our common stock, in lieu of receiving cash distributions. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan.

Eligibility

All of our common stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in our dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in our dividend reinvestment plan by completing the subscription agreement, an enrollment form or another approved form available from our dealer manager or a participating broker-dealer. Your participation in our dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or our dealer manager.

Stock Purchases

Shares will be purchased under our dividend reinvestment plan on the distribution payment dates. Participants in the dividend reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.

During our primary offering stage and until we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share of common stock in one of our public offerings, participants in the dividend reinvestment plan will acquire our common stock at a price per share equal to 95% of the price to acquire a share of our common stock in the primary offering of our then-effective or most recently effective primary public offering (ignoring any discounts that may be available to certain categories of investors). Once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our primary public offerings, participants in our dividend reinvestment plan will acquire shares of our common stock at a price equal to 95% of the estimated value per share of our common stock, as determined by our advisor or another firm chosen by our board of directors for that purpose. We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter. Our board of directors may adjust the offering prices of the primary offering shares or dividend reinvestment plan shares during the course of the offering.

On December 9, 2014, our board of directors established an updated offering price for shares of common stock to be sold in this primary offering of $10.51 (unaudited), which was effective December 12, 2014. The updated offering price for shares of common stock to be sold in this primary offering was determined by adding certain projected offering costs to the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or were under contract to purchase and were reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of December 30, 2014, we had closed on each of these six properties. Commencing with the January 2, 2015 purchase date and until the estimated value per share is updated, the purchase price per share under our dividend reinvestment plan is $9.99.

Account Statements

You or your designee will receive a confirmation of your purchases under our dividend reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan. We expect to use the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our real estate properties;

•	reserves required by any financings of our real estate investments;

•	funding obligations under any of our real estate loans receivable;

•	the acquisition or origination of real estate investments, which would include payment of acquisition or origination fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares, that you acquire through our dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—Taxation of Stockholders.” You may be subject to backup withholding if you fail to comply with certain tax requirements. See “Federal Income Tax Considerations—Backup Withholding and Information Reporting.”

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have: sold all of the shares registered in this offering; terminated this offering; or terminated our dividend reinvestment plan. You may terminate your participation in our dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least four business days prior to the last business day of the month to which the distribution relates; provided that, if we publicly announce in a filing with the SEC a new offering price under the dividend reinvestment plan, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of a participant’s termination of participation in the dividend reinvestment plan and the participant’s termination will be effective for the next date shares are purchased under the dividend reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our dividend reinvestment plan. We will terminate your participation in our dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate our dividend reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Redemption Program

Our share redemption program may enable you to sell your shares of common stock to us in limited circumstances. In its sole discretion, our board of directors could choose to terminate or suspend the program or to amend its provisions without stockholder approval. The following discussion summarizes the principal terms of the share redemption program.

Redemption Price

Unless our shares are being redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in our share redemption program and, together with redemptions sought in connection with a stockholder’s death, “special redemptions”), and until such time as we establish an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the prices at which we will redeem shares under the program are as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of the price paid to acquire the shares from us;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of the price paid to acquire the shares from us;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of the price paid to acquire the shares from us; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of the price paid to acquire the shares from us.

Notwithstanding the above, and unless our shares are being redeemed in connection with a special redemption, once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our primary public offerings, the prices at which we will redeem shares will be as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent estimated value per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent estimated value per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent estimated value per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent estimated value per share as of the applicable redemption date.

For purposes of determining the time period a redeeming stockholder has held each share, the time period begins as of the date the stockholder acquired the share; provided, that shares purchased by the redeeming stockholder pursuant to our dividend reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the dividend reinvestment plan shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption.

We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter.We will report the estimated value per share of our common stock in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC. We will also provide information about our estimated value per share on our website (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov).

Limitations on Redemption

There are several limitations on our ability to redeem shares under the program:

•	Unless the shares are being redeemed in connection with a special redemption, we may not redeem shares unless the stockholder has held the shares for one year.

•

During any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. However, we may increase or decrease the funding available for the redemption of shares pursuant to the program upon ten business days’ notice to our stockholders. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to our stockholders.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Procedures for Redemption

We will redeem shares on the last business day of each month, except that the first redemption date following our establishment of an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings shall be no less than ten business days after our announcement of such estimated value per share in a filing with the SEC and the redemption date shall be set forth in such filing. For a stockholder’s shares to be eligible for redemption in a given month, the administrator must receive a written redemption request from the stockholder or from an authorized representative of the stockholder setting forth the number of shares requested to be redeemed at least five business days before the redemption date. If we cannot redeem all shares presented for redemption in any month because of the limitations on redemptions set forth in our share redemption program, then we will honor redemption requests on a pro rata basis, except that if a pro rata redemption would result in a stockholder owning less than the minimum purchase requirement described in our currently effective, or the most recently effective, registration statement, as such registration statement has been amended or supplemented, then we would redeem all of such stockholder’s shares.

If we do not completely satisfy a redemption request on a redemption date because the program administrator did not receive the request in time, because of the limitations on redemptions set forth in our share redemption program or because of a suspension of the program, then we will treat the unsatisfied portion of the redemption request as a request for redemption at the next redemption date funds are available for redemption, unless the redemption request is withdrawn. Any stockholder can withdraw a redemption request by sending written notice to the program administrator, provided such notice is received at least five business days before the redemption date.

Special Redemptions

In several respects we would treat special redemptions differently from other redemptions:

•	there is no one-year holding requirement;

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until we establish an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the redemption price is the amount paid to acquire the shares from us; and

•

once we have established an estimated value per share for a purpose other than to set the price to acquire a share in one of our primary public offerings, the redemption price would be the estimated value of the shares as of the redemption date, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special redemption terms described above (i.e. to be a “qualifying disability”), (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the applicable governmental agencies. The applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

In order for a determination of incompetence or incapacitation, which we refer to as a determination of incompetence, to entitle a stockholder to the special redemption terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be redeemed. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special redemption terms. Redemption requests following a determination of incompetence must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

Amendment, Suspension or Termination of Program and Notice

Our board of directors may amend, suspend or terminate the program without stockholder approval upon 30 days’ notice, provided that we may increase or decrease the funding available for the redemption of shares pursuant to our share redemption program upon ten business days’ notice. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. During our primary offering stage, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share redemption program provides stockholders only a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to redeem their shares would have to give written notice to us by completing a redemption request form and returning it as follows:

•	Regular mail: KBS Real Estate Investment Trust III, Inc., c/o DST Systems, Inc., PO Box 219015, Kansas City, MO 64121-9015.

•	Overnight mail: KBS Real Estate Investment Trust III, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

•	Redemption request forms are available by contacting your financial advisor or by calling 1-866-584-1381.

Registrar and Transfer Agent

We have engaged DST Systems, Inc. to serve as the registrar and transfer agent for our common stock.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or dividend reinvestment plan election, as well as stockholder redemption requests under our share redemption program.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•

a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

KBS Limited Partnership III, which we refer to as the Operating Partnership, is a Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings III LLC, was the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, KBS REIT Holdings III; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with this offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of

Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease, manage and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

Under an amended and restated partnership agreement, we expect that the Operating Partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing our investments. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of the Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership units (including those we held) approved the transaction; (ii) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of up to 280,000,000 shares, or up to $2,760,000,000 of shares, of our common stock on a “best efforts” basis through KBS Capital Markets Group, our dealer manager. Because this is a “best efforts” offering, KBS Capital Markets Group must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 200,000,000 shares, or up to $2,000,000,000 of shares, of common stock in this primary offering at a price currently equal to $10.51 per share, with discounts available for certain categories of purchasers as described below. We are also offering up to 80,000,000 shares, or up to $760,000,000 of shares, pursuant to our dividend reinvestment plan at a purchase price currently equal to $9.99 per share. Our board of directors established these updated primary and dividend reinvestment plan offering prices on December 9, 2014 and the prices became effective on December 12, 2014. The offering price for our shares of common stock to be sold in this primary offering was determined by adding certain projected offering costs to the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or were under contract to purchase and were reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of December 30, 2014, we had closed on each of these six properties. For information related to the determination of our updated offering prices, see supplement no. 1 to this prospectus dated as of December 11, 2014.

Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of the public offering. Any adjustment to the offering price of less than 20% would be effected by a supplement to this prospectus. A larger adjustment could only be effected by means of a post-effective amendment.

During our primary offering stage and until we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share of our common stock in one of our public offerings, participants in our dividend reinvestment plan will acquire our common stock at a price per share equal to 95% of the price to acquire a share of our common stock in the primary offering of our then-effective or most recently-effective public offering (ignoring any discounts that may be available to certain categories of investors). Once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our primary public offerings, participants in the dividend reinvestment plan will acquire shares of our common stock at a price equal to 95% of the estimated value per share of our common stock, as determined by our advisor or another firm chosen by our board of directors for that purpose. We currently expect to utilize an independent valuation firm to update our estimated net asset value per share in December 2015 and in December of each year thereafter.

On February 12, 2015, in consideration of our offering proceeds raised to date and the pace of sales in this primary offering, our board of directors approved the termination of our primary offering stage effective approximately 90 days (as determined by our Chief Executive Officer, such date the “Offering Termination Date”) after we have announced that we have raised $1.3 billion in the aggregate in our primary offerings, whether in this primary offering or a follow-on offering. On February 20, 2015 we announced that, as of February 20, 2015, we had accepted aggregate gross offering proceeds in excess of $1.3 billion in this primary offering.

Our Offering Termination Date is May 29, 2015. Subscriptions must be dated on or before May 29, 2015, and subscriptions and all related documents and funds must be received by us in good order no later than July 28, 2015.

We plan to continue to offer shares under our dividend reinvestment plan beyond the termination of the offering stage for our primary offering. In some states, we will need to renew the registration statement annually or file a new registration statement to continue our dividend reinvestment plan offering.

We may terminate this primary offering or our dividend reinvestment plan offering at any time, and we will provide that information in a prospectus supplement.

The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group is indirectly owned and controlled by our sponsors. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management—Other Affiliates—Dealer Manager,” “Conflicts of Interest—Affiliated Dealer Manager” and “Conflicts of Interest—Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, KBS Capital Markets Group receives selling commissions of 6.5% of the gross offering proceeds for shares sold in this primary offering. KBS Capital Markets Group also receives 3% of the gross primary offering proceeds as compensation for acting as our dealer manager, except that a reduced dealer manager fee is paid with respect to certain volume discount sales. We do not pay any selling commissions or dealer manager fees for shares sold under our dividend reinvestment plan. We also reimburse our dealer manager for specified out-of-pocket offering-related costs as described below.

Our dealer manager has authorized other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager reallows all of its selling commissions attributable to a participating broker-dealer.

We may sell shares at a discount to the primary offering price (currently $10.51 per share) through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, or a wrap fee;

•

has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or wrap fee feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in this primary offering, we will sell the shares at a 6.5% discount (e.g., currently at $9.8269 per share based on the primary offering price of $10.51 per share), reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels.

If an investor purchases shares in this primary offering net of commissions through a registered investment adviser that is affiliated with a participating broker-dealer in a transaction in which the registered investment adviser is compensated on a fee-for-service basis by the investor, our dealer manager may reallow to the affiliated participating broker-dealer up to 1% of the gross offering proceeds attributable to that transaction as a marketing fee. The marketing fee paid to participating broker-dealers would be paid by our dealer manager out of its dealer manager fee. If an investor purchases shares in this offering through a registered investment adviser (or bank acting as a trustee or fiduciary) not affiliated with a participating broker-dealer, our dealer manager will not reallow any portion of the dealer manager fee.

Neither our dealer manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

If an investor purchases shares in this primary offering net of commissions through a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker-Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

Our dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. Our dealer manager may increase the amount of the reallowance in special cases up to a maximum of 2.0% of the gross offering proceeds attributable to that participating broker-dealer. Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer. Rather, our dealer manager expects that any decision to reallow more than 1% of gross offering proceeds from the dealer manager fee would be based solely on projected sales volume of at least $200 million on an annualized basis by the participating broker-dealer at the time it enters into a selling agreement and marketing fee agreement with our dealer manager. For volume discount sales of $3,000,001 or more, the dealer manager fee is reduced as set forth below. The amount of the dealer manager fee reallowed to a participating broker-dealer in that instance will be negotiated on a transaction by transaction basis. The marketing fee paid to participating broker-dealers would be paid by our dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may pay directly or reimburse our dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses supported by a detailed and itemized invoice.

In addition to the compensation described above, we will also pay directly or reimburse our dealer manager and its affiliates for some of their costs in connection with this offering as described in the table below. This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$130,000,000
Dealer manager fee (maximum) (1)	60,000,000
Expense reimbursements for retail conferences and industry conferences (2)(3)	2,340,390 (4)
Expense reimbursement for bona fide training and education meetings held by us (3)(5)	2,493,333 (4)
Expense reimbursement for technology and other costs(3)(6)	150,000 (4)
Legal fees allocable to our dealer manager (3)	100,000 (4)
Promotional items (3)	150,000 (4)
Total	$195,233,723

(1) KBS Capital Markets Group uses a portion of the dealer manager fee to provide non-cash incentives for registered representatives of participating broker–dealers and registered persons associated with KBS Capital Markets Group that in no event will exceed the limits set forth in FINRA Rule 2310(c)(2). Such non-cash incentives may include (i) a de minimis amount of gifts (currently $100 per person annually) and (ii) the payment or reimbursement of costs for an occasional meal or ticket to a sporting event or the theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target. Such meals, sporting events, theater or comparable entertainment events may be held in connection with retail conferences or other meetings between registered representatives of participating broker-dealers and registered persons associated with KBS Capital Markets Group.

(2) These fees consist of reimbursements for attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar and travel, meals and lodging costs incurred by registered persons associated with KBS Capital Markets Group to attend retail conferences sponsored by participating broker-dealers, other meetings with participating broker-dealers and industry conferences.

(3) We reimburse KBS Capital Markets Group or its affiliates for these expenses. In some cases, these payments serve to reimburse KBS Capital Markets Group for amounts it has paid to participating broker-dealers for the items noted.

(4)	Amounts shown are estimates.

(5) These fees consist of expense reimbursements for actual costs incurred in connection with attending bona fide training and education meetings hosted by us. The expenses consist of (a) the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) registered persons associated with KBS Capital Markets Group and (b) reimbursement of the portion of a dual employee’s salary paid by KBS Capital Markets Group attributable to time spent planning and coordinating bona fide training and education meetings on our behalf.

(6) These fees consist of expense reimbursements to participating broker-dealers in special cases for technology costs associated with this offering, costs and expenses related to such technology costs and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the dealer manager expense reimbursement (excluding reimbursement for bona fide invoiced due diligence expenses), may not exceed 10% of the gross offering proceeds of this primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will pay directly or reimburse our dealer manager for all items of underwriting compensation discussed in this prospectus for this primary offering, as amended and supplemented, to the extent that this prospectus, as amended and supplemented, indicates such items will be paid by us, provided that within 30 days after the end of the month in which this primary offering terminates, our dealer manager must reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary offering to exceed 10% of the gross offering proceeds from this primary offering. We also pay directly or reimburse our dealer manager for bona fide invoiced due diligence expenses of broker-dealers. We estimate these expenses will be approximately $275,000. However, no reimbursements made by us to our dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from this primary offering and the offering pursuant to our dividend reinvestment plan as of the date of reimbursement.

At the termination of this primary offering and at the termination of the offering pursuant to our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that selling commissions, dealer manager fees and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. In addition, at the end of this primary offering and again at the end of the offering pursuant to our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses, excluding underwriting compensation (which includes selling commissions, dealer manager fees and any other items viewed as underwriting compensation by FINRA), exceed 2% of the gross offering proceeds. However, we expect the total organization and offering expenses (including selling commissions and the dealer manager fee) of this primary offering to be approximately 10.41% of the gross offering proceeds from this primary offering, and the total organization and offering expenses of our dividend reinvestment plan to be approximately 0.13% of the gross offering proceeds from our dividend reinvestment plan, assuming we raise the maximum offering amount.

At the end of this primary offering, to the extent that total underwriting compensation for this primary offering is less than 10% of the gross offering proceeds of this primary offering, KBS Capital Markets Group may establish a bonus pool program for employees that participated in this offering. The amount of funds available for any such bonus pool would be specifically limited to an amount that would not cause total underwriting compensation in this primary offering to exceed 10% of gross offering proceeds of this primary offering. The bonus pool would be funded by our sponsors, most likely from advisory fees payable to KBS Capital Advisors under the advisory agreement, although the exact source of funds has not been determined.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Our dealer manager has agreed to sell up to 5% of the shares offered hereby in this primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. We will sell shares under the “friends and family program” at a 6.5% discount (e.g., currently at $9.8269 per share based on the primary offering price of $10.51 per share), reflecting that selling commissions will not be paid in connection with such purchases. The net proceeds to us from the sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a 6.5% discount (e.g., currently at $9.8269 per share based on the primary offering price of $10.51 per share), reflecting that selling commissions will not be paid in connection with such purchases in consideration of the services rendered by such broker-dealers and representatives in this offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

Volume Discount Purchases

We are offering volume discounts to investors who purchase $1,000,001 or more of shares in this primary offering. The net proceeds to us from a sale eligible for a volume discount are the same, but the selling commissions and, in some cases, the dealer manager fees we pay are reduced. Because our dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales is reduced.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares based on the primary offering price of $10.51 per share.

Dollar Volume Shares Purchased	Sales Commissions (Based on $10.51 Price Per Share)	Dealer Manager Fee (Based on $10.51 Price Per Share)	Price Per Share to Investor
$0 to $1,000,000	6.5%	3.0%	$10.5100
$1,000,001 to $2,000,000	5.5%	3.0%	$10.4049
$2,000,001 to $3,000,000	4.5%	3.0%	$10.2998
$3,000,001 to $4,000,000	3.5%	2.5%	$10.1422
$4,000,001 to $10,000,000	2.0%	2.5%	$9.9845
$10,000,001 and above	1.0%	2.0%	$9.8269

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.51. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,574,950 ($10.2998 per share), selling commissions of $118,238 and dealer manager fees of $78,825.

If an investor purchases $3,000,001 or more of shares in this primary offering through a distribution channel under which selling commissions are not paid, we will apply the reduced dealer manager fee available as set forth in the table above. The following table shows the discounted price per share and the reduced dealer manager fees payable for volume sales of our shares sold net of selling commissions.

Volume Discount Table for Purchases Made Net of Selling Commissions
Dollar Volume Shares Purchased	Dealer Manager Fee (Based on $10.51 Price Per Share)	Price Per Share to Investor*
$3,000,001 to $10,000,000	2.5%	$ 9.7743
$10,000,001 and above	2.0%	$ 9.7218

*Price per share to investor assumes an initial discounted purchase price of $9.8269; the dealer manager fee is calculated based on the undiscounted offering price or 100% of the current offering price.

To qualify for a volume discount as a result of multiple purchases of our shares, you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in this primary offering. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

The following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in this primary offering are eligible for volume discounts. Shares purchased through our dividend reinvestment plan are not eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify an investor for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. You should make your check payable to “KBS Real Estate Investment Trust III, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this primary offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our dividend reinvestment plan. For a discussion of our dividend reinvestment plan, see “Description of Shares—Dividend Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “—Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

o	the fundamental risks of the investment;

o	the risk that you may lose your entire investment;

o	the lack of liquidity of our shares;

o	the restrictions on transferability of our shares; and

o	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must generally initially invest at least $4,000 in our shares to be eligible to participate in this offering. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan. If you own the minimum investment in shares (400 shares) in KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II or any future KBS-sponsored public program, you may invest less than the minimum amount set forth above, but in no event less than $100. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Notwithstanding the above, if you are investing distributions from a KBS-sponsored public program and you own the minimum investment in shares from a KBS-sponsored public program, then there is no minimum investment in our shares. Moreover, if you are investing distributions from a KBS-sponsored public program in an amount less than $100, our advisor will waive the $35 subscription processing fee that we otherwise pay to our advisor.

Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts

If you would like to purchase shares through an IRA account, Equity Trust Company and Community National Bank have agreed to act as IRA custodians for purchasers of our common stock as described below; however, we do not require that you use these IRA custodians.

If you would like to establish a new IRA account with Equity Trust Company for an investment in our shares, we will pay the fees related to the establishment of the investor account with Equity Trust Company. Investors will be responsible for the annual IRA maintenance fees charged by Equity Trust Company.

If you would like to establish a new IRA account with Community National Bank for an investment in our shares, we will pay the fees related to the establishment of the investor account with Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by Community National Bank, charged at the beginning of each calendar year.

Further information about custodial services is available through your broker or through our dealer manager at www.kbs-cmg.com.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of this offering;

•	fact sheets describing the general nature of KBS REIT III and our investment objectives;

•	asset flyers describing our recent acquisitions or originations;

•	broker updates;

•	online investor presentations;

•	website material;

•	electronic media presentations;

•	client seminars and seminar advertisements and invitations; and

•	third party industry-related article reprints.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

APPENDIX A

FORM OF

Investor Instructions Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. 1. SUBSCRIPTION AMOUNT PLEASE NOTE: Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. A minimum initial investment of $4,000 is required. All investments in KBS - sponsored REIT products count towards the $4,000 minimum. This does not affect the suitability standards applicable to investors in this offering. In no event shall any investment be less than $100. You should make your check payable to “KBS Real Estate Investment Trust III, Inc.” as indicated in the prospectus of KBS Real Estate Investment Trust III, Inc., as amended and supplemented as of the date hereof (the “Prospectus”). 2. ACCOUNT TYPE Please check the appropriate box to indicate the account type of the subscription and provide the requested documents, if applicable. 3. ACCOUNT INFORMATION PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner. Enter the name(s), mailing address(es) and telephone number(s), and date(s) of birth of the registered owner(s) of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 7, you are certifying that the taxpayer identification number or social security number you have provided in Section 3 of the Subscription Agreement is correct. Please print the exact name(s) in which the shares of KBS Real Estate Investment Trust III, Inc. to be acquired are to be registered. Include the trust/entity name, if applicable. If the account is an Individual Retirement Account (“IRA”) or custodial held account, include the names and taxpayer identification numbers of both the investor and the custodian or administrator. You may elect to have your account documents, such as account statements, proxy statements, tax forms, annual reports and other investor communications made available to you electronically. If you elect this option, you: (i) must provide a valid e-mail address in Section 3 of the Subscription Agreement; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS Real Estate Investment Trust III, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.kbsreits.com and logging into the site using the “Investor Login” option or by contacting KBS Real Estate Investment Trust III, Inc. at (866) 584-1381, option 2. 4. CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION If you would like to purchase shares through an IRA, Equity Trust Company and Community National Bank have agreed to act as IRA custodians for such purpose; however, we do not require that you use these IRA custodians. If you would like to establish a new IRA with Equity Trust Company for an investment in our shares, we will pay the fees related to the establishment of the investor account with Equity Trust Company. Investors will be responsible for the annual IRA maintenance fees in addition to other transactional fees that may be charged by Equity Trust Company, including the first year annual maintenance fees. If you would like to establish a new IRA with Community National Bank for an investment in our shares, we will pay the first calendar year base fee for investors that establish new accounts with Community National Bank. After we pay the first calendar year base fee, investors will be responsible for the payment of the annual IRA maintenance fees in addition to other transactional fees that may be charged by Community National Bank. Information about custodial services is available through your broker or by calling KBS Investor Services at (866) 584-1381. Complete Section 4 if the registered owner of the investment will be a Custodian Plan. Custodian/Administrator of the plan must sign page three of the Subscription Agreement. 5. DISTRIBUTION INFORMATION PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify KBS Real Estate Investment Trust III in writing of that fact. Complete Section 5 to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit into your checking or savings account (not available for brokerage accounts), you must attach a voided check with the completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete Section 5, distributions will be paid to the registered owner at the address in Section 3, or for custodial held accounts, to the address listed in Section 4 of the Subscription Agreement. Custodial account distributions to a third party require custodian approval.

6. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete Section 6 of the Subscription Agreement. To be listed as agent/firm of record, a selling agreement must be executed between KBS Capital Markets Group and broker dealer/RIA. All fields are mandatory. 7. SUBSCRIBER SIGNATURES Please separately initial each of the representations in paragraphs (a) through (e) and if a Kansas or Massachusetts resident, paragraph (f). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards that are imposed by the state of your primary residence. By signing the Subscription Agreement, you agree to provide the information in Section 7 and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to open your account. 8. FINANCIAL REPRESENTATIVE SIGNATURES PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign Section 8 to complete the subscription. Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she has: • reasonable grounds to believe that the information and representations concerning the investor identified in the Subscription Agreement are true, correct and complete in all respects; • discussed the investor’s prospective purchase of shares with such investor; • advised the investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; • delivered to the investor the Prospectus required to be delivered in connection with this subscription; • reasonable grounds to believe that the investor is purchasing these shares for the account referenced in Section 3; and • reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to the investor set forth in the Prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3 of the Subscription Agreement; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. PLEASE NOTE: Checks must be made payable to “KBS Real Estate Investment Trust III, Inc.” The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Overnight Delivery KBS Real Estate Investment Trust III, Inc. KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. PO Box 219015 430 W. 7th Street Kansas City, MO 64121-9015 Kansas City, MO 64105 (866) 584-1381, option 2 Payments may be wired to: (Subscription Agreements may be faxed or sent to the address above.) UMB Bank, N.A. Account name: 1010 Grand, 4th Floor KBS Capital Advisors LLC, as Trustee for Mail stop: 1020409 KBS Real Estate Investment Trust III Inc. Kansas City, MO 64106 Account #: 9871737705 ABA# 101000695 02/15 KBS REIT III – Investor Instructions 5007-I

Subscription Agreement 1. SUBSCRIPTION AMOUNT State of Sale: Amount of Subscription: Purchase qualifies for volume discount as described in Prospectus. Shares are being purchased net of commissions. * Money Minimum Orders, investment Traveler’s is $ 4,000. Checks, Starter Foreign Checks, Counter Checks, Third-Party be accepted. * Checks, Checks or Cash cannot 2. ACCOUNT TYPE (Check ONE box only) Individual (If applicable, attach TOD form) S-Corporation2 401K Joint Tenant1 (If applicable, attach TOD form) C-Corporation2 Traditional (Individual) IRA Tenants in Common1 Partnership2 Simple IRA Community Property1 Pension Plan2 SEP IRA UGMA: State of Profit Sharing Plan2 ROTH IRA UTMA: State of KEOGH Plan2 Beneficial IRA as Beneficiary for: Trust2,3 Other2 (Name of Deceased Owner) (1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents. You may request a copy of this form by calling (866) 584-1381, option 2. 3. ACCOUNT INFORMATION (SSN OR TIN REQUIRED) Investor/Trustee 1 Name SSN/TIN DOB Investor/Trustee 2 Name SSN/TIN DOB Please complete if Account Registration or Taxable ID of shares is different than above: Account Registration Taxable ID Legal Address City State Zip Code Mailing Address City State Zip Code (If same as above, please write “same”) E-mail Phone (Day) Check here if you are subject to backup withholding Phone (Evening) (Please attach a copy of the withholding notice.) US Citizen US Citizen residing outside the US Foreign citizen, country* Permanent Resident Check this box if you would like to receive investor communications electronically** * A U.S. Social Security number or Taxpayer Identification Number is required for all entities and authorized signers to open an account. Nonresident Aliens must supply a completed and signed original IRS Form W-8BEN. ** By checking this box, KBS Real Estate Investment Trust III, Inc. will make certain investor communications available on its website at www.kbsreits.com. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, you: (i) agree that you have provided a valid email address in this Section 3; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS Real Estate Investment Trust III, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.kbsreits.com and logging into the site using the “Investor Login” option or by contacting KBS Real Estate Investment Trust III, Inc. at (866) 584-1381, option 2.

4. CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION Custodian/Administrator Name Custodian/Administrator Address 1 Custodian/Administrator Address 2 Custodian/Administrator City State Zip Code Custodian/Administrator Phone No. Custodian/Administrator Tax ID Investor’s Account No. with Custodian/Administrator Important Note About Proxy Voting: By signing this Subscription Agreement, Custodian/Administrator authorizes the investor to vote the number of shares of common stock of KBS Real Estate Investment Trust III, Inc. (KBS REIT III). that are beneficially owned by the investor as reflected on the records of KBS REIT III as of the applicable record date at any meeting of the stockholders of KBS REIT III. This authorization shall remain in place until revoked in writing by Custodian/Administrator. KBS REIT III is hereby authorized to notify the investor of his or her right to vote consistent with this authorization. 5. DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS) If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. Without custodial approval, cash distributions will be paid directly to the custodian for all custodial accounts. % of distribution I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . Send distributions via check to investor’s home address (not available without custodial approval, if applicable) Send distributions via check to alternate payee listed below (not available without custodial approval, if applicable) . . . Name Address City State Zip Code Account No. Direct Deposit (Attach Voided Check) I authorize KBS Real Estate Investment Trust III, Inc., or its agent (collectively, “KBS”) to deposit my distributions in the checking or savings (not available for brokerage accounts) account identified below. This authority will remain in force until I notify KBS in writing to cancel it. In the event that KBS deposits funds % of distribution erroneously into my account, KBS is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit (not available without custodial approval, if applicable). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Financial Institution Name Checking Savings ABA/Routing No. Account No. 6. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION Selling Agreement must be executed with KBS Capital Markets Group to be listed as agent/firm of record. Broker-Dealer Name Representative Name Rep. No. Representative’s Company Name Branch ID Representative’s Address Rep’s City State Zip Code Rep’s Phone No. Fax No. Rep’s E-mail Address REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer. KBS REIT III – Subscription Agreement 2

7. SUBSCRIBER SIGNATURES TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN SECTION 3. If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian/ Administrator, the investor authorizes KBS Real Estate Investment Trust III, Inc. to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian/Administrator. This authorization coupled with the Custodian/Administrator authorization described in Section 4 of this Subscription Agreement is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Please separately initial each of the representations below, if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. For the purposes of this Section 7, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles and liquid net worth is defined as that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable investments. In order to induce KBS Real Estate Investment Trust III, Inc. to accept this subscription, I hereby represent and warrant to you as follows: Joint Owner Owner (Initial boxes below) (a) I have received the Prospectus of KBS Real Estate Investment Trust III, Inc., as amended and supplemented as of the date hereof, at least five business days before signing this Subscription Agreement. . . . . . . . . . . . . . . . . . . . . . . (b) I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth under “Suitability Standards” in the Prospectus. I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. . . . . . . . . . (c) I acknowledge that this is a long term investment and there is no public market for the shares purchased. Thus, my investment in these shares is not liquid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . (d) I am purchasing the shares for the account referenced in this Subscription Agreement. . . . . . . . . . . . . . . . . . . . . . . (e) I acknowledge I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing this Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Investors must initial (f) only if they are a resident of one of the states shown below. (Initial boxes below, (f) If I am a Kansas resident, I acknowledge it is recommended by the office of the Kansas Securities Commissioner if applicable) that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (g) If I am a Massachusetts resident, I acknowledge that I have a liquid net worth of at least 10 times the amount of my investment in KBS Real Estate Investment Trust III, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If custodial held account, Administrator or Custodian must sign. Signature of Investor Date Signature of Joint Investor or, Date for Custodial Held Accounts, of Custodian or Administrator Investors will receive confirmations of their purchases upon acceptance of their subscriptions. KBS REIT III – Subscription Agreement 3

8. FINANCIAL REPRESENTATIVE SIGNATURES The investor’s financial advisor must sign below to complete the order. The financial advisor hereby warrants that he is duly licensed and may lawfully offer and sell the shares of common stock in the state where the sale was made and in the state designated as the investor’s legal residence. The financial advisor agrees to maintain records of the information used to determine that an investment in the shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by their signatures that they have (i) reasonable grounds to believe that the information and representations concerning the investor identified in this Subscription Agreement are true, correct and complete in all respects; (ii) discussed such investor’s prospective purchase of shares with such investor; (iii) advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; (iv) delivered to such investor the Prospectus required to be delivered in connection with this subscription; (v) reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for KBS Real Estate Investment Trust III, Inc. Signature of Financial Representative Date Branch Manager Signature Date (If required by Broker/Dealer) Please make checks payable to “KBS Real Estate Investment Trust III, Inc.” This Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Overnight Delivery KBS Real Estate Investment Trust III, Inc. KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. PO Box 219015 430 W. 7th Street Kansas City, MO 64121-9015 Kansas City, MO 64105 (866) 584-1381, option 2 Payments may be wired to: (Subscription Agreements may be faxed or sent to the address above.) UMB Bank, N.A. Account name: 1010 Grand, 4th Floor KBS Capital Advisors LLC, as Trustee for Mail stop: 1020409 KBS Real Estate Investment Trust III Inc. Kansas City, MO 64106 Account #: 9871737705 ABA# 101000695 DOCUMENT FAX ACCEPTABLE - FAX FORM TO (877) 805-1116 11/14 KBS REIT III – Subscription Agreement 5006-L 4

APPENDIX B

THIRD AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

Adopted March 5, 2014

KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), has adopted a Third Amended and Restated Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.        Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is (i) up to 80,000,000 shares of Common Stock at an initial offering price of $9.50 in the Company’s initial public offering and (ii) up to $760,000,000 of shares of Common Stock in the Company’s follow-on public offering.

2.        Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3.        Dividend Reinvestment. Exclusive of dividends and other distributions that the Company’s board of directors designates as ineligible for reinvestment through this DRP, the Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4.        Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription agreement, enrollment form or other Company approved authorization form. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid upon the terms as authorized and declared by the Company’s board of directors.

5.        Purchase of Shares. Until the Company establishes an estimated value per share of Common Stock for a purpose other than to set the price to acquire a share of Common Stock in one of the Company’s public offerings, Participants will acquire Common Stock at a price per share equal to 95% of the price to acquire a share of Common Stock in the primary offering of the Company’s then-effective public offering (ignoring any discounts that may be available to certain categories of investors). Once the Company establishes an estimated value per share of Common Stock for a purpose other than to set the price to acquire a share in one of the Company’s public offerings, Participants will acquire Common Stock at a price equal to 95% of the estimated value of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. The Company expects to establish an estimated value per share of Common Stock for a purpose other than to set the price to acquire a share in one of the Company’s public offerings no later than the completion of the Company’s offering stage. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities – whether through its initial public offering or follow-on public offerings – and has not done so for up to 18 months. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in KBS Limited Partnership III, the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6.        Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.        Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8.        Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9.        Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number

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of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10.        Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least four business days prior to the last business day of the month to which the Distribution relates. Notwithstanding the preceding sentence, if the Company publicly announces in a filing with the Securities and Exchange Commission a new offering price of its Common Stock under the DRP, then a Participant shall have no less than two business days after the date of such announcement to notify the Company in writing of Participant’s termination of participation in the DRP and Participant’s termination will be effective for the next date shares are purchased under the DRP. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11.        Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to Participants.

12.        Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.        Governing Law. The DRP shall be governed by the laws of the State of Maryland.

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We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” on page 27 to read about risks you should consider before buying shares of our common stock.

KBS REAL ESTATE

INVESTMENT TRUST III, INC.

Maximum Offering of

280,000,000 Shares or

$2,760,000,000 of Shares

of Common Stock

PROSPECTUS

KBS CAPITAL MARKETS

GROUP LLC

April 15, 2015

KBS REAL ESTATE INVESTMENT TRUST III, INC.

SUPPLEMENT NO. 1 DATED AS OF DECEMBER 11, 2014

TO THE PROSPECTUS DATED APRIL 15, 2015

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust III, Inc. dated April 15, 2015. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust III, Inc. and, as required by context, KBS Limited Partnership III, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose an updated offering price for shares of common stock to be sold in this primary offering and the offering under our dividend reinvestment plan.

All information in this supplement is as of December 11, 2014.

DETERMINATION OF OFFERING PRICE

On December 9, 2014, our board of directors established an updated offering price for shares of common stock to be sold in this primary offering of $10.51 per share (with discounts available to certain categories of purchasers) and an offering price for shares of common stock to be sold under our dividend reinvestment plan of $9.99 per share (which is 95% of the price to acquire a share in this primary offering). These updated offering prices for this primary offering and the dividend reinvestment plan offering will be effective December 12, 2014. Subscriptions dated on or before December 11, 2014 will be processed at the current offering prices and subscriptions dated after such date will be processed at the updated offering prices set forth above, in each case subject to discounts that may be available for some categories of investors. The updated offering price of shares of common stock to be sold in this primary offering was determined by adding certain offering costs to the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or under contract to purchase and are reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of September 30, 2014, there were 99,101,093 shares of common stock issued and outstanding. We did not make any other adjustments to our estimated net asset value per share subsequent to September 30, 2014, including any adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The updated offering price of our shares is not a statement of our estimated net asset value per share as our board of directors also took into consideration the projected costs and expenses associated with raising capital in this offering. These costs include selling commissions, dealer manager fees and certain other offering costs and are included in the updated offering price so that any dilutive impact to our existing stockholders is minimized. We are providing information regarding our estimated net asset value per share for the sole purpose of updating the offering prices in this primary initial public offering and in our dividend reinvestment plan offering.

Our conflicts committee, composed soley of all of our independent directors, is responsible for the oversight of the valuation process, including the review and approval of the valuation and appraisal processes and methodologies used to determine our estimated net asset value per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals. With the approval of our conflicts committee, we engaged CBRE Capital Advisors, Inc. (“CBRE Cap”), an independent investment banking firm, to provide a calculation of the range in estimated net asset value per share of our common stock as of September 30, 2014. CBRE Cap based this range in estimated net asset value per share upon appraisals of our real estate properties performed by CBRE, Inc. (“CBRE”), an affiliate of CBRE Cap and an independent third-party appraisal firm, and valuations performed by KBS Capital Advisors, our advisor, with respect to our cash, real estate loan receivable, other assets, mortgage debt and other liabilities, which are disclosed in our quarterly report on Form 10-Q for the period ended September 30, 2014. The appraisal reports CBRE prepared summarized the key inputs and assumptions involved in the appraisal of each of our real estate properties. CBRE Cap’s valuation was designed to follow the prescribed methodologies of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”). The methodologies and assumptions used to determine the estimated value of our assets and the estimated value of our liabilities are described further below.

1

Upon the conflicts committee’s receipt and review of CBRE Cap’s valuation report, which included the appraised value of each of our real estate properties, as noted in the appraisal reports prepared by CBRE, and a summary of the estimated value of each of our other assets and liabilities as determined by our advisor and reviewed by CBRE Cap, and in light of other factors considered by the conflicts committee and the conflicts committee’s own extensive knowledge of our assets and liabilities, the conflicts committee: (i) concluded that the range in estimated net asset value per share of $8.46 to $10.27, with an approximate mid-range value of $9.42 per share, as indicated in CBRE Cap’s valuation report and recommended by our advisor, was reasonable and (ii) recommended to our board of directors that it adopt $9.42 as the estimated net asset value per share of our common stock, which approximates the mid-range value determined by CBRE Cap. Our board of directors unanimously agreed to accept the recommendation of the conflicts committee and approved $9.42 as the estimated net asset value per share of our common stock, which determination is ultimately and solely the responsibility of our board of directors. Our board of directors then considered the cost of raising capital in this primary initial public offering as described above and approved $10.51 as the updated offering price per share for this primary initial public offering (with discounts available for some categories of investors) and $9.99 as the updated offering price per share for this dividend reinvestment plan offering.

The table below sets forth the calculation of our estimated net asset value per share as of December 9, 2014 and the calculation of the updated primary offering price effective for purchases of shares of common stock to be sold in this offering beginning December 12, 2014, as well as the calculation of our prior estimated net asset value per share and primary offering price as of May 5, 2014. Neither CBRE Cap nor CBRE is responsible for the determination of the estimated net asset value per share as of December 9, 2014 or May 5, 2014 and did not participate in the determination of the updated primary offering price.

	December 9, 2014 Estimated Net Asset Value per Share and Primary Offering Price	May 5, 2014 Estimated Net Asset Value per Share and Primary Offering Price (4)	Change in Estimated Net Asset Value per Share
Real estate properties (1)	$17.39	$18.33	$(0.94)

Real estate-related investment	0.18	0.21	(0.03)

Cash (2)	1.56	0.94	0.62

Other assets	0.12	0.16	(0.04)

Mortgage debt (3)	(9.31)	(9.89)	0.58

Other liabilities	(0.39)	(0.46)	0.07

Acquisition-related costs subsequent to September 30, 2014	(0.13)	—	(0.13)

Estimated net asset value per share	$9.42	$9.29	$0.13

Estimated enterprise value premium	None assumed	None assumed	None assumed

Total estimated net asset value per share	$9.42	$9.29	$0.13

Offering related costs	1.09	1.10	(0.01)

Primary offering price per share	$10.51	$10.39	$0.12

(1) The decrease in the estimated value of real estate properties per share was primarily due to the increase in shares outstanding, partially offset by the acquisitions of real estate properties through September 30, 2014. Other than actual or estimated acquisition fees and closing costs for closed or probable acquisitions as of December 9, 2014, the acquisitions of properties subsequent to September 30, 2014 did not have an effect on our estimated net asset value per share shown above.

(2) The increase in cash is primarily due to net offering proceeds from this offering.

(3) The decrease in the estimated value of mortgage debt per share was primarily due to the increase in shares outstanding, partially offset by the increase in mortgage debt outstanding related to real estate acquisitions through September 30, 2014.

(4) The May 5, 2014 estimated net asset value per share was based upon a calculation of the range of estimated net asset value per share of our common stock as of March 31, 2014 by CBRE Cap and recommended by our advisor. CBRE Cap based this range in estimated net asset value per share upon appraisals of our real estate properties performed by CBRE and valuations performed by our advisor with respect to our cash, real estate loan receivable, other assets, mortgage debt and other liabilities. For more information relating to the May 5, 2014 estimated net asset value per share and the assumptions and methodologies used by CBRE, CBRE Cap and our advisor, see supplement no. 3 dated May 6, 2014.

2

The increase in our estimated net asset value per share from the previous estimate was primarily due to the items noted in the table below, which reflect the significant contributors to the increase in the estimated net asset value per share from $9.29 to $9.42. The changes are not equal to the change in values of each asset and liability group presented in the table above due to new investments and related financings and other factors, which caused the value of certain asset or liability groups to change with no impact to our fair value of equity or the overall estimated net asset value per share.

	Change in Estimated Net Asset Value per Share

May 5, 2014 estimated net asset value per share	$9.29

Changes to estimated net asset value per share

Offering related costs	(0.03)

Real estate

Real estate	0.38

Capital expenditures on real estate	(0.07)

Total change related to real estate	0.31

Acquisition-related costs	(0.15)	(1)

Deferred financing costs	(0.01)

Notes payable	(0.01)

Other changes, net	0.02

Total change in estimated net asset value per share	$0.13

December 9, 2014 estimated net asset value per share	$9.42

(1) Amount includes actual or estimated acquisition fees and closing costs related to properties that were either acquired subsequent to May 5, 2014 or under contract to purchase and are reasonably probable to close, but had not yet closed as of December 9, 2014.

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated net asset value per share of our common stock, and these differences could be significant. The estimated net asset value per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated net asset value per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated net asset value per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration. As of September 30, 2014, we had no potentially dilutive securities outstanding that would impact the estimated net asset value per share of our common stock.

Methodology

Our goal for the valuation was to arrive at a reasonable and supportable estimated net asset value per share, using a process that was designed to be in compliance with the IPA Valuation Guidelines and using what we and our advisor deemed to be appropriate valuation methodologies and assumptions. The following is a summary of the valuation and appraisal methodologies, assumptions and estimates used to value our assets and liabilities:

3

Real Estate

Independent Valuation Firm

CBRE Cap was selected by our advisor and approved by the conflicts committee. With the approval of the conflicts committee, CBRE Cap engaged CBRE to appraise our real estate portfolio(1). CBRE Cap reviewed and took into consideration the appraised values of each of our properties contained in the appraisal reports of CBRE, and described the results of such appraisals in its valuation report, which was provided to our conflicts committee and our board of directors. CBRE is engaged in the business of appraising commercial real estate properties and is not affiliated with us or our advisor. The compensation CBRE receives for its appraisals of our real estate properties is based on the scope of work and not on the appraised values of our real estate properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation, as well as the requirements of the state where each real property is located. Each appraisal was reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The use of the reports is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing its appraisal reports, CBRE did not, and was not requested to, solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of us.

CBRE collected all reasonably available material information that it deemed relevant in appraising our real estate properties. CBRE relied in part on property-level information provided by our advisor, including (i) property historical and projected operating revenues and expenses; (ii) property lease agreements; and (iii) information regarding recent or planned capital expenditures.

In conducting their respective investigations and analyses, each of CBRE Cap and CBRE took into account customary and accepted financial and commercial procedures and considerations as each deemed relevant. Although each of CBRE Cap and CBRE reviewed information supplied or otherwise made available by us or our advisor for reasonableness, each assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. With respect to operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap and CBRE, CBRE Cap and CBRE each assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and/or our advisor. CBRE Cap and CBRE each relied on us or our advisor to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.

In performing its analysis of our real estate properties, CBRE made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, CBRE assumed that we had clear and marketable title to each real estate property appraised, that no title defects existed, that any improvements were made in accordance with law, that no hazardous materials were present or had been present previously, that no deed restrictions existed, and that no changes to zoning ordinances or regulations governing use, density or shape were pending or being considered. Furthermore, CBRE’s analyses, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the appraisals, and any material change in such circumstances and conditions may affect CBRE’s analyses and conclusions. CBRE’s appraisal reports contain other assumptions, qualifications and limitations that qualify the analysis, opinions and conclusions set forth therein. Furthermore, the prices at which our real estate properties may actually be sold could differ from their appraised values.

(1)	CBRE Cap is a FINRA registered broker-dealer and is an investment banking firm that specializes in providing real estate financial services. CBRE is actively engaged in the business of appraising commercial real estate properties similar to those owned by us in connection with public securities offerings, private placements, business combinations and similar transactions. CBRE Cap engaged CBRE to prepare appraisal reports relating to each of our real estate properties and CBRE received fees upon the delivery of such reports. In addition, we have agreed to indemnify CBRE Cap against certain liabilities arising out of our engagement of CBRE Cap. Each of CBRE Cap and CBRE is an affiliate of CBRE Group, Inc., a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. In the two years prior to the date of this filing, CBRE Cap and CBRE and their affiliates have provided a number of commercial real estate, appraisal, valuation and financial advisory services for us and our affiliates and have received fees in connection with such services. CBRE Cap and CBRE and their affiliates may from time to time in the future perform other commercial real estate, appraisal, valuation and financial advisory services for us and our affiliates in transactions related to the properties that are the subjects of these appraisals, so long as such other services do not adversely affect the independence of the applicable CBRE appraiser as certified in the applicable appraisal report.

In the ordinary course of its business, CBRE Cap, CBRE, their affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in commercial real estate assets of the same kind and in the same markets as our assets.

4

Although CBRE considered any comments received from us or our advisor to its appraisal reports, the final appraised values of our real estate properties were determined by CBRE. The appraisal reports for our real estate properties are addressed solely to CBRE Cap to assist in its calculation of the range in estimated net asset value per share of our common stock. The appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated net asset value per share of our common stock and do not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its appraisal reports CBRE did not solicit third-party indications of interest for our real estate properties.

The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to CBRE’s appraisal reports. All of the CBRE appraisal reports, including the analyses, opinions and conclusions set forth in such reports, are qualified by the assumptions, qualifications and limitations set forth in the respective appraisal reports.

Real Estate Valuation

CBRE appraised each of our real estate properties held as of September 30, 2014 using various methodologies including the direct capitalization approach, discounted cash flow analyses and sales comparison approach and relied primarily on 10-year discounted cash flow analyses for the final appraisal of each of our real estate properties. CBRE calculated the discounted cash flow value of each of our real estate properties using property-level cash flow estimates, terminal capitalization rates and discount rates that fall within ranges it believes would be used by similar investors to value our real estate properties, based on recent comparable market transactions adjusted for unique properties and market-specific factors.

As of September 30, 2014, we (i) owned 14 office properties, which were acquired for a total purchase price of $1,619.1 million, including $23.9 million of acquisition fees and acquisition expenses, and (ii) had invested $43.9 million in capital and tenant improvements in these 14 real estate properties. As of September 30, 2014, the total appraised value of these 14 real estate properties as provided by CBRE using the appraisal methods described above was $1,722.9 million. The total appraised value of our real estate properties as of September 30, 2014, compared to the total acquisition cost of our real estate properties owned as of September 30, 2014 plus subsequent capital improvements through September 30, 2014, results in an overall increase in the value of these 14 real estate properties of approximately 3.6%.

The following table summarizes the key assumptions that CBRE used in the discounted cash flow analyses to arrive at the appraised value of our real estate properties:

	Range in Values	Weighted-Average Basis
Terminal capitalization rate	6.0% to 8.25%	6.70%

Discount rate	7.0% to 9.25%	7.74%

Net operating income compounded annual growth rate (1)	0.25% to 10.34%	4.94%

(1) The net operating income compounded annual growth rates (“CAGRs”) reflect both the contractual and market rents and reimbursements (in cases where the contractual lease period is less than the hold period of the property) net of expenses over the holding period. The range of CAGRs shown is the constant annual rate at which the net operating income is projected to grow to reach the net operating income in the final year of the hold period for each of the properties.

While we believe that CBRE’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of our real estate properties and thus, our estimated net asset value per share. The table below illustrates the impact on our estimated net asset value per share if the terminal capitalization rates or discount rates CBRE used to appraise our real estate properties were adjusted by 25 basis points, assuming all other factors remain unchanged. Additionally, the table below illustrates the impact on our estimated net asset value per share if these terminal capitalization rates or discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated Net Asset Value per Share due to
	Decrease of 25 basis points	Increase of 25 basis points	Decrease of 5%	Increase of 5%
Terminal capitalization rate	$ 0.43	$ (0.40)	$ 0.58	$ (0.53)

Discount Rate	0.34	(0.33)	0.53	(0.51)

Finally, each 1% change in the appraised value of our real estate properties would result in a change of $0.17 to our estimated net asset value per share, assuming all other factors remain unchanged.

5

Real Estate Loan Receivable

Our advisor’s estimated value for our real estate loan receivable is equal to the GAAP fair value disclosed in our Quarterly Report on Form 10-Q for the period ended September 30, 2014, but does not equal the book value of the loan in accordance with GAAP. Our advisor estimated the value of the real estate loan receivable by applying a discounted cash flow analysis over the remaining expected life of the investment, excluding any potential transaction costs. The cash flow estimates used in the analysis during the term of the investment were based on the investment’s contractual cash flow, which we anticipate we will receive. The expected cash flow for the loan was discounted at a rate that we expect a market participant would require for an instrument with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral, current performance, credit enhancements and other factors.

As of September 30, 2014, we owned one real estate loan receivable. The cost of our real estate loan receivable was $18.4 million, which amount includes $0.1 million of origination fees and origination expenses and $8.5 million of net amount funded after origination. As of September 30, 2014, the GAAP fair value of our real estate loan receivable was $18.1 million and the outstanding principal balance was $18.2 million. The discount rate applied to the cash flow from the real estate loan receivable, which has a remaining term of 1.75 years, was approximately 8.25%. Similar to the appraisals of our real estate properties, a change in the assumptions and inputs would change the fair value of our real estate loan receivable and thus, our estimated net asset value per share. However, assuming all other factors remain unchanged, a decrease or increase in the discount rates of 25 basis points would have no impact on our estimated net asset value per share. Additionally, assuming all other factors remain unchanged, a 5% decrease or increase in the discount rates would have no impact on our estimated net asset value per share.

Notes Payable

The estimated values of our notes payable are equal to the GAAP fair values disclosed in our Quarterly Report on Form 10-Q for the period ended September 30, 2014, but do not equal the book value of the loans in accordance with GAAP. Our advisor estimated the values of our notes payable using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms, including extensions we expect to exercise, and on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral.

As of September 30, 2014, the GAAP fair value and the carrying value of our notes payable were $923.1 million and $922.9 million, respectively. The weighted-average discount rate applied to the future estimated debt payments, which have a weighted-average remaining term of 3.8 years, was approximately 3.1%.

The table below illustrates the impact on our estimated net asset value per share if the discount rates our advisor used to value our notes payable were adjusted by 25 basis points, assuming all other factors remain unchanged. Additionally, the table below illustrates the impact on our estimated net asset value per share if these discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated Net Asset Value per Share due to
	Decrease of 25 basis points	Increase of 25 basis points	Decrease of 5%	Increase of 5%
Discount rate	(0.08)	0.08	(0.05)	0.05

Deferral of Asset Management Fees

Pursuant to our advisory agreement, with respect to asset management fees accruing from March 1, 2014, our advisor defers, without interest, our obligation to pay asset management fees for any month in which our modified funds from operations (“MFFO”) for such month, as such term is defined in the practice guideline issued by the IPA in November 2010 and interpreted by us, excluding asset management fees, does not exceed the amount of distributions declared by us for record dates of that month. We remain obligated to pay our advisor an asset management fee in any month in which our MFFO, excluding asset management fees, for such month exceeds the amount of distributions declared for the record dates of that month (such excess amount, an “MFFO Surplus”); however, any amount of such asset management fee in excess of the MFFO Surplus will also be deferred under the advisory agreement. If the MFFO Surplus for any month exceeds the amount of the asset management fee payable for such month, any remaining MFFO Surplus will be applied to pay any asset management fee amounts previously deferred in accordance with the advisory agreement.

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However, notwithstanding the foregoing, any and all deferred asset management fees that are unpaid will become immediately due and payable at such time as our stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) an 8.0% per year cumulative, noncompounded return on such net invested capital (the “Stockholders’ 8% Return”) and (ii) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program. The Stockholders’ 8% Return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for our advisor to receive deferred asset management fees.

As of September 30, 2014, we had accrued and deferred payment of $3.8 million of asset management fees under our advisory agreement, as we believe the payment of this amount to our advisor is probable. These fees will be reimbursed in accordance with the terms noted above. For the purposes of determining the estimated net asset value per share, our advisor included $1.8 million of this liability or $0.02 per share, as this amount was subsequently paid in November 2014 based on the MFFO Surplus generated in September 2014. The remaining accrued and deferred asset management fees of $2.0 million or $0.02 per share as of September 30, 2014 was not included in the calculation of the estimated net asset value per share as these amounts would only be payable in connection with future MFFO Surplus. Additionally, based on a hypothetical liquidation of the assets and liabilities as of September 30, 2014, we would not be liable for the $2.0 million of accrued and deferred asset management fees that were excluded from the calculation of the estimated net asset value per share.

Other Assets and Liabilities

The carrying values of a majority of our other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances was already considered in the valuation of the related asset or liability. Our advisor has also excluded redeemable common stock, as temporary equity does not represent a true liability to us and the shares that this amount represents are included in our total outstanding shares of common stock for purposes of calculating our estimated net asset value per share and the updated offering price of our common stock.

Limitations of Estimated Net Asset Value per Share

As mentioned above, we are using this estimated net asset value per share exclusively to help establish the updated offering price of shares of our common stock to be sold in this initial public offering and to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated net asset value per share, and these differences could be significant. The estimated net asset value per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP.

Accordingly, with respect to our estimated net asset value per share and/or our updated offering price, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at our estimated net asset value per share or the updated offering price;

•	a stockholder would ultimately realize distributions per share equal to our estimated net asset value per share or the updated offering price upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of common stock would trade at our estimated net asset value per share or the updated offering price on a national securities exchange;

•	a third party would offer our estimated net asset value per share or the updated offering price in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated net asset value per share, or a valuation firm would agree with the updated offering price; or

•	the methodology used to determine our estimated net asset value per share would be acceptable to the Financial Industry Regulatory Authority or for compliance with ERISA reporting requirements.

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Further, our estimated net asset value per share is based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or under contract to purchase and are reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of September 30, 2014, we had 99,101,093 shares issued and outstanding. We did not make any other adjustments to our estimated net asset value per share subsequent to September 30, 2014, including any adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio and the management of those assets and the real estate and finance markets. Our estimated net asset value per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. Our estimated net asset value per share does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration. We currently expect to utilize an independent valuation firm to update our estimated net asset value per share within 12 months. We cannot assure you that our offering price will increase or that it will not decrease during our offering stage.

Dividend Reinvestment Plan

Pursuant to our dividend reinvestment plan, until we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share of our common stock in one of our public offerings, participants in the plan will acquire shares of our common stock under the plan at a price equal to 95% of the price to acquire a share of our common stock in the primary offering of our then-effective public offering (ignoring any discounts that may be available to certain categories of investors). As such, commencing on the next dividend reinvestment plan purchase date, which is January 2, 2015, participants will acquire shares of our common stock under the plan at a price equal to 95% of $10.51, or $9.99 per share.

If a participant wishes to terminate participation in our dividend reinvestment plan effective for the January 2, 2015 purchase date, participants must notify us in writing of such decision, and we must receive the notice by the close of business on December 24, 2014.

Notice of termination should be sent to:

Regular Mail KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. PO Box 219015 Kansas City, MO 64121-9015	Overnight Address KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

Experts

CBRE, an independent third party valuation firm, appraised each of our real estate properties owned as of September 30, 2014 and provided these appraisals to CBRE Cap. CBRE Cap, an independent investment banking firm, prepared a valuation report, using information as of September 30, 2014, with respect to the range in estimated net asset value per share of our common stock, in accordance with valuation guidelines approved by the conflicts committee, which incorporates the appraised value of our real estate properties as determined by CBRE. As further described in this supplement, our board of directors used the valuation report prepared by CBRE Cap to establish an estimated net asset value per share of our common stock, an updated offering price for shares of common stock to be sold in this primary offering and an updated offering price for shares of common stock to be sold under our dividend reinvestment plan. The valuation report prepared by CBRE Cap does not constitute a recommendation by CBRE Cap with respect to the determination of the updated offering price for shares of common stock to be sold in this primary offering or the updated offering price for shares of common stock to be sold under our dividend reinvestment plan.

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KBS REAL ESTATE INVESTMENT TRUST III, INC.

SUPPLEMENT NO. 2 DATED APRIL 15, 2015

TO THE PROSPECTUS DATED APRIL 15, 2015

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust III, Inc. dated April 15, 2015. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust III, Inc. and, as required by context, KBS Limited Partnership III, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose prior performance information as of December 31, 2014.

PRIOR PERFORMANCE SUMMARY

In January 2006, our sponsors teamed to launch the initial public offering of their first public non-traded REIT, KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I. In April 2008, our sponsors launched KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II; in November 2009, our sponsors launched KBS Strategic Opportunity REIT, Inc., which we refer to as KBS Strategic Opportunity REIT; in March 2010, our sponsors, together with Legacy Partners Residential Realty LLC and certain of its affiliates, launched KBS Legacy Partners Apartment REIT, Inc., which we refer to as KBS Legacy Partners Apartment REIT; and in July 2013, our sponsors launched KBS Strategic Opportunity REIT II, Inc., which we refer to as KBS Strategic Opportunity REIT II. Our sponsors are also sponsoring a new REIT, KBS Growth & Income REIT, Inc. which has not yet commenced offering any shares of its common stock. As described below, KBS REIT I, KBS REIT II, and KBS Strategic Opportunity REIT each have acquired a diverse portfolio of commercial properties and real estate-related investments. KBS Strategic Opportunity REIT II intends to acquire a diverse portfolio of opportunistic real estate, real estate-related loans, real estate-related debt securities and other real estate-related investments. KBS Legacy Partners Apartment REIT has acquired a portfolio of equity investments in high-quality apartment communities. Our advisor, KBS Capital Advisors LLC, is also the external advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II and KBS Legacy Partners Apartment REIT. Each of these programs is a publicly registered, non-traded REIT. In January 2013, KBS Capital Advisors registered as an investment adviser with the SEC, but currently intends to withdraw such registration with the SEC and become registered as an investment adviser with the State of California.

Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have partnered to acquire, manage, develop and sell high-quality U.S. commercial real estate assets as well as real estate-related investments on behalf of institutional investors. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, investment advisors affiliated with Messrs. Bren and Schreiber have sponsored 14 private real estate programs that had raised over $2.6 billion of equity from institutional investors as of December 31, 2014. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a nationally recognized real estate investment advisor. As of December 31, 2014, KBS Realty Advisors was registered as an investment adviser with the SEC, but KBS Realty Advisors currently intends to withdraw its registration with the SEC and become registered as an investment adviser with the State of California. We refer to the investment advisors affiliated with Messrs. Bren and Schreiber as KBS-affiliated investment advisors.

Unless otherwise indicated, the information presented below represents the historical experience of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II, KBS Legacy Partners Apartment REIT and the 11 KBS-sponsored private real estate programs as of the 10 years ended December 31, 2014. By purchasing shares in this offering, you will not acquire any ownership interest in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate programs discussed. Further, the KBS-sponsored private programs discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. We have omitted from this discussion information regarding the prior performance of entities for which an institutional investor engaged a KBS-affiliated investment advisor if the investor had the power to reject the real estate acquisitions proposed by the KBS-affiliated investment advisor. Such entities are not considered “programs” as that term is used in this prospectus.

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Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with public programs sponsored by KBS, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the materials and reports prepared in connection with KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II and KBS Legacy Partners Apartment REIT are also available on their web sites at www.kbsreit.com, www.kbsreitii.com, www.kbsstrategicopportunityreit.com, www.kbssorii.com and www.kbslegacyreit.com. Neither the contents of those web sites nor any of the materials or reports relating to KBS-sponsored public programs are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS-sponsored public programs file electronically with the SEC.

KBS REIT I

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. KBS REIT I ceased offering shares in its primary offering on May 30, 2008 and terminated its dividend reinvestment plan effective April 10, 2012. KBS REIT I accepted gross offering proceeds of $1.7 billion in its primary offering and accepted gross offering proceeds of $233.7 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2014, KBS REIT I had approximately 42,000 stockholders. As of December 31, 2014, KBS REIT I had redeemed $85.4 million of shares, or 11,590,065 shares, under its share redemption program.

As of December 31, 2014, KBS REIT I owned or, with respect to a limited number of properties, held a leasehold interest in 401 real estate properties (of which two properties were held for sale), including the GKK Properties (defined below). As of December 31, 2014, KBS REIT I’s real estate portfolio held for investment was approximately 79% occupied (which excludes the two properties that were held for sale). In addition, as of December 31, 2014, KBS REIT I also owned four real estate loans receivable, a participation interest with respect to a real estate joint venture and the Tribeca Building with 62 condominium units acquired through foreclosure, of which two condominium units were owned by KBS REIT I and were held for sale. Subsequent to December 31, 2014, KBS REIT I sold the remaining two condominium units of the Tribeca Building.

KBS REIT I had investment objectives similar to ours. Like ours, its primary investment objectives were to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets. KBS REIT I’s focus in 2015 is to manage its existing investment portfolio, including strategically selling assets, exploring value-add opportunities for existing assets (primarily certain of the GKK Properties), refinancing upcoming maturities and paying down debt, and distributing available cash to stockholders.

KBS REIT I acquired and manages a diverse portfolio of real estate and real estate-related assets. It sought to diversify its portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that would provide attractive and stable returns to its investors. In constructing its portfolio, KBS REIT I targeted approximately 70% core investments (which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover) and approximately 30% enhanced-return properties (which are higher-yield and higher-risk investments than core properties, such as properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties) and real estate-related investments, including mortgage loans, mezzanine debt, commercial mortgage-backed securities and other similar structured finance investments. With proceeds from its initial public offering and debt financing (as a percentage of its total investments), the purchase price of KBS REIT I’s real estate properties represented 65% of its portfolio and the purchase price of its real estate-related investments represented 35% of its portfolio.

As described in more detail below, after KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed when it restructured certain investments, took title to properties underlying investments in certain loans, sold or otherwise disposed of assets and received repayment of debt investments.

KBS REIT I used the net proceeds from its initial public offering and debt financing to purchase or fund $3.1 billion of real estate and real estate-related investments, including $34.5 million in acquisition fees and closing costs. KBS REIT I used the net proceeds from its initial public offering for the acquisition and origination of real estate properties and real estate-related assets in the amounts of $0.8 billion and $0.8 billion, respectively, and had debt financing on its real estate properties and real estate-related assets in the amounts of $1.2 billion and $0.3 billion, respectively, at acquisition.

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With proceeds from its initial public offering and debt financing, as a percentage of the amount invested (based on purchase price), KBS REIT I invested in the following types of assets (including its investments through a consolidated joint venture): 35% in 22 office properties, 29% in 42 industrial properties and a master lease in another industrial property, 26% in interests in 12 mezzanine loans, 5% in interests in six mortgage loans, 2% in interests in two loans representing subordinated debt of a private REIT, 2% in two investments in securities directly or indirectly backed by commercial mortgage loans and 1% in interests in two B-notes. All of KBS REIT I’s real property investments were located within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT I’s investments in real properties were as follows (including its investments through a consolidated joint venture): 40% in 26 properties and a master lease in another property in the East; 30% in 22 properties in the South; 15% in nine properties in the West; and 15% in seven properties in the Midwest. All of the real properties purchased by KBS REIT I had prior owners and operators.

With respect to its historical real estate portfolio, KBS REIT I had disposed of 26 properties as of December 31, 2014 for approximately $628.5 million, net of closing costs. Also as of December 31, 2014, KBS REIT I had sold 25 of 27 condo units from the Tribeca Building, on which it had foreclosed. Subsequent to December 31, 2014, KBS REIT I sold the remaining two condominium units of the Tribeca Building. KBS REIT I originally intended to hold its core properties for four to seven years. Additionally, KBS REIT I has sold or otherwise terminated the leasehold interests in 328 GKK Properties for $916.4 million, net of closing costs, and its management continues to evaluate which of the remaining GKK Properties to hold and which properties to sell. KBS REIT I expects the average hold period of the GKK Properties to be significantly shorter than that of its historical core properties, though the hold period of certain GKK Properties will be affected by the underlying debt structure and related defeasance costs and prepayment penalties. KBS REIT I has also transferred 153 GKK Properties to the respective lenders of certain loans for which these properties served as security, in exchange for the release from the debt outstanding and other obligations related to these mortgage loans. See also the discussion of the KBS-New Leaf Joint Venture below. Economic and market conditions may influence KBS REIT I to hold its investments for different periods of time, and KBS REIT I currently expects its hold period is likely to last a few more years. In general, KBS REIT I intends to hold its real estate-related investments to maturity, though economic and market conditions may also influence the length of time that KBS REIT I holds these investments. See Table V under “Prior Performance Tables” in this supplement.

The following summarizes asset sales, restructurings, pay-offs and discounted pay-offs of KBS REIT I’s investments in real estate loans receivable as of December 31, 2014:

•	One Madison Park Mezzanine Loan - The borrowers paid off the loan in full with an outstanding principal balance of $21.0 million, including a spread maintenance premium, in November 2007.

•	Arden Portfolio Mezzanine Loans -KBS REIT I released the borrowers from liability and received a preferred membership interest in a joint venture that owns the properties that had secured the loans (the “HSC Partners Joint Venture”). KBS REIT I wrote-off its investment in this loan in July 2009. In June 2012, the HSC Partners Joint Venture redeemed KBS REIT I’s preferred membership interest in the joint venture in exchange for a settlement of $0.8 million. KBS REIT I acquired these loans in January 2008 for $144.0 million plus closing costs.

•	18301 Von Karman Loans - KBS REIT I foreclosed on the office property securing the loans in October 2009 and subsequently disposed of the property in June 2010 for $41.3 million. KBS REIT I acquired these loans in June 2008 for $61.9 million plus closing costs.

•	Tribeca Loans - KBS REIT I acquired these loans in 2006 and 2007 for an aggregate purchase price including additional principal funded and net of principal repayments subsequent to acquisition of $57.0 million plus closing costs. KBS REIT I foreclosed on the Tribeca Building, which secured loans, in February 2010 and acquired the remaining unsold units of the Tribeca Building consisting of 27 residential units, 2 commercial retail units and parking spaces and assumed the project liabilities including $39.2 million of mortgage debt and $13.3 million of other liabilities. As of December 31, 2014, KBS REIT I had sold 25 residential units, both commercial retail units and parking spaces for an aggregate sales price of $90.2 million. Subsequent to December 31, 2014, KBS REIT I sold the remaining two residential units for an aggregate sales price of $16.0 million.

•	55 East Monroe Mezzanine Loan Origination - The borrower paid off the loan in full with an outstanding principal balance of $55.0 million in September 2010 at maturity.

•	200 Professional Drive Loan Origination - KBS REIT I foreclosed on the property securing the loan and received $4.1 million upon the sale of the property in December 2010. In July 2007, KBS REIT I originated this loan and funded an aggregate of $9.3 million of principal to the borrower.

•	Artisan Multifamily Portfolio Mezzanine Loan - KBS REIT I wrote-off this investment in January 2011. KBS REIT I acquired this loan in December 2007 for $15.9 million plus closing costs.

•	2600 Michelson Mezzanine Loan - KBS REIT I sold the loan at a discount in June 2011 and received $52,000 upon the sale. KBS REIT I acquired this loan in June 2008 for $8.5 million plus closing costs.

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•	GKK Mezzanine Loans - In May 2011, the borrower (the “GKK Borrower”) under the GKK Mezzanine Loan (defined below) defaulted on its payment obligations and, as a result, on September 1, 2011, KBS REIT I entered into a settlement agreement (the “Settlement Agreement”) with the GKK Borrower pursuant to which the GKK Borrower transferred all of its interest in certain real estate properties (the “GKK Properties”) which indirectly secured the GKK Mezzanine Loan, and the mortgage debt related to the GKK Properties, to KBS REIT I in satisfaction of its obligations. KBS REIT I acquired these loans in August 2008 for $496.0 million plus closing costs.

•	San Antonio Business Park Mortgage Loan - KBS REIT I sold the loan to an unaffiliated buyer for $26.0 million in December 2011. KBS REIT I acquired this loan in March 2008 for $23.8 million plus closing costs.

•	Park Central Mezzanine Loan - KBS REIT I released the borrower under the loan from all outstanding debt and liabilities under a discounted payoff agreement at a discounted amount of $7.3 million in December 2011. KBS REIT I acquired its portion of this loan in March 2007 for $15.0 million plus closing costs.

•	Petra Subordinated Debt Tranche A and B - KBS REIT I wrote-off this investment in March 2012. KBS REIT I acquired these loans in October 2007 for $50.0 million plus closing costs.

•	11 South LaSalle Loan - KBS REIT I sold the loan to an unaffiliated buyer for $17.0 million in March 2012. KBS originated this loan in August 2007 and funded $38.8 million of principal to the borrower.

KBS REIT I’s primary public offering was subject to the up-front commissions, fees and expenses similar to those associated with this offering and KBS REIT I had and has fee arrangements with KBS affiliates structured similarly to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT I, see Table II under “Prior Performance Tables” in this supplement.

KBS REIT I’s charter requires that it seek stockholder approval of its liquidation if its shares of common stock are not listed on a national securities exchange by November 2012, unless a majority of its independent directors determines that liquidation is not then in the best interest of its stockholders. Pursuant to the charter requirement, KBS REIT I’s conflicts committee, composed of all of its independent directors, assessed its portfolio of investments and related debt financings, including the assets and liabilities transferred to it under the Settlement Agreement. The conflicts committee also considered the prepayment penalties associated with certain debt obligations assumed by KBS REIT I under the Settlement Agreement. Taking into consideration KBS REIT I’s portfolio and current market conditions, in November 2012, November 2013 and in November 2014, the conflicts committee unanimously determined that liquidation was not in the best interests of KBS REIT I’s stockholders. KBS REIT I’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Given the factors noted above, KBS REIT I’s conflicts committee believes it is likely it may reach the same conclusion next year.

Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT I sought and failed to obtain stockholder approval of its liquidation, the KBS REIT I charter would not require KBS REIT I to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT I could continue to operate as before. If KBS REIT I sought and obtained stockholder approval of its liquidation, KBS REIT I would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT I’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

The disruptions in the financial markets from 2008 to 2011 adversely affected the fair values and recoverability of certain of KBS REIT I’s investments. KBS REIT I disclosed fair values below its book values for certain assets in its financial statements and recognized impairments related to certain assets.

KBS REIT I recognized an other-than-temporary impairment related to its real estate securities of $50.1 million during the year ended December 31, 2008 and a $5.1 million impairment related to its real estate securities during the year ended December 31, 2009. During the year ended December 31, 2009, KBS REIT I also reversed $14.8 million of the cumulative other-than-temporary impairment related to its real estate securities out of retained earnings. During the year ended December 31, 2012, KBS REIT I sold one of its real estate securities investments to an unaffiliated buyer for $46.7 million resulting in a gain of $25.5 million and wrote-off its investment in the other real estate securities.

Since inception, KBS REIT I invested approximately $1.1 billion in real estate-related loans. As of December 31, 2014, KBS REIT I has recorded $4.0 million of asset-specific loan loss reserves related to its investments in the Sandmar Mezzanine Loan. Over the last eight years, KBS REIT I also charged-off approximately $303.5 million of reserves for loan losses related to 13 of its real estate-related loan investments.

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In August 2007, KBS REIT I entered a joint venture (the “KBS-New Leaf Joint Venture”) with New Leaf Industrial Partners Fund, L.P. to acquire a portfolio of industrial properties (the “National Industrial Portfolio”) for approximately $515.9 million plus closing costs. The National Industrial Portfolio consisted of 23 industrial properties and a master lease with respect to another industrial property. KBS REIT I had an 80% membership interest in the KBS-New Leaf Joint Venture and consolidated the joint venture in its financial statements. The mortgage and mezzanine loans with which the KBS-New Leaf Joint Venture financed a portion of its purchase of the National Industrial Portfolio (the “NIP Loans”) were to mature on December 31, 2011. However, due to a decline in the operating performance of the National Industrial Portfolio resulting from increased vacancies, lower rental rates and tenant bankruptcies, in addition to declines in market value across all real estate types in the period following the initial investment, it became unlikely that the KBS-New Leaf Joint Venture would be able to refinance or extend the NIP Loans upon their maturities. As a result, on December 28, 2011, the KBS-New Leaf Joint Venture entered into an agreement in lieu of foreclosure and related documents to transfer the National Industrial Portfolio properties to certain indirect wholly owned subsidiaries of the lender under the NIP Loans in full satisfaction of the debt outstanding under, and other obligations related to, the NIP Loans. As a result, KBS REIT I recorded a gain on extinguishment of debt of $115.5 million (including amounts for noncontrolling interest of approximately $24.2 million), which represents the difference between the carrying amount of the outstanding debt and other liabilities of approximately $446.1 million and the carrying value of the real estate properties and other assets of approximately $328.3 million, net of closing costs of $2.3 million, upon transfer of the properties (during the year ended December 31, 2010, KBS REIT I had recognized an impairment charge on real estate of $123.5 million with respect to 17 properties within the National Industrial Portfolio).

In addition, KBS REIT I had recorded real estate impairments of $304.7 million due to changes in cash flow estimates of certain properties.

In the future, especially given the current market uncertainty, KBS REIT I may recognize material charges for impairment with respect to investments other than those described above or a different impairment charge for investments described above. Moreover, even if KBS REIT I does not recognize any material charge for impairment with respect to an asset, the fair value of the asset may have declined based on general economic conditions or other factors.

As of December 15, 2011, pursuant to the Settlement Agreement entered in September 2011 after the GKK Borrower defaulted on its payment obligations in May 2011, the GKK Borrower had transferred to KBS REIT I the equity interests in the indirect owners of, or holders of a leasehold interest, in approximately 867 properties, including 576 bank branch properties and 291 office buildings and operations centers. KBS REIT I also assumed approximately $1.5 billion of mortgage debt related to the GKK Properties. In consideration of the performance of the Settlement Agreement, KBS REIT I agreed to release the GKK Borrower from its obligations under KBS REIT I’s investment in a senior mezzanine loan with an original face amount of $500,000,000 (the “GKK Mezzanine Loan”) that KBS REIT I acquired in August 2008 for $496.0 million plus closing costs. KBS REIT I’s estimated fair values of the underlying GKK Properties and related current assets and liabilities was approximately $1.9 billion and supported the approximately $1.9 billion total of the combined outstanding mortgage loan balance encumbering the GKK Properties (including a portion of a mortgage loan secured by some of the GKK Properties which KBS REIT I owned), plus KBS REIT I’s carrying value of the GKK Mezzanine Loan and a portion of a junior mezzanine loan relating to the GKK Properties that KBS REIT I owned prior to KBS REIT I’s entry into the Settlement Agreement. KBS REIT I has sold or otherwise terminated the leasehold interests in 328 GKK Properties for $916.4 million, net of closing costs, and its management continues to evaluate which of the remaining GKK Properties to hold and which properties to sell. KBS REIT I has also transferred 153 GKK Properties to the respective lenders of certain loans for which these properties served as security, in exchange for the release from the debt outstanding and other obligations related to these mortgage loans.

In order to manage its reduced cash flow from operations and to redirect available funds to reduce its debt, and as a result of the general impact of then-current economic conditions on rental rates, occupancy rates and property cash flows, in March 2012, KBS REIT I’s board of directors approved the suspension of monthly distribution payments. For record dates beginning on July 18, 2006 through June 30, 2009, KBS REIT I had paid monthly distributions based on daily record dates that amounted to $0.70 per share on an annualized basis. For record dates beginning on July 1, 2009 through February 28, 2012, KBS REIT I had paid monthly distributions based on daily record dates that amounted to $0.525 per share on an annualized basis. On December 5, 2013, KBS REIT I paid a special distribution in the amount of $0.3950 per share of common stock, or an aggregate amount of $75.0 million, to stockholders of record as of the close of business on November 8, 2013.

KBS REIT I’s board of directors currently expects to authorize and declare distributions on a quarterly basis based on cash flow generated by its real estate and real estate-related investments. On October 30, 2014, January 2, 2015 and March 25, 2015, KBS REIT I paid distributions in the amount of $0.025 per share of common stock, to stockholders of record as of the close of business on September 30, 2014, December 29, 2014 and March 20, 2015, respectively.

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On December 9, 2014, the board of directors of KBS REIT I approved an estimated value per share of KBS REIT I’s common stock of $4.52 based on the estimated value of KBS REIT I’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014. KBS REIT I provided this estimated value per share to assist broker-dealers that participated in KBS REIT I’s initial public offering in meeting their customer account statement reporting obligations pursuant to applicable Financial Industry Regulatory Authority (“FINRA”) and National Association of Securities Dealers (“NASD”) Conduct Rules. This valuation was performed in accordance with the provisions of and also to comply with Practice Guideline 2013-01, Valuations of Publicly Registered, Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”). As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT I’s assets less the fair value of its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of KBS REIT I’s assets and liabilities or the price at which KBS REIT I’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS REIT I is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell, debt prepayment penalties or defeasance costs that could apply upon the prepayment of certain of KBS REIT I’s debt obligations or the impact of restrictions on the assumption of debt. The value of KBS REIT I’s shares will fluctuate over time in response to developments related to individual assets in KBS REIT I’s portfolio and the management of those assets and in response to the real estate and finance markets. For a full description of the methodologies and assumptions used to value KBS REIT I’s assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS REIT I’s Annual Report on Form 10-K for the year ended December 31, 2014.

KBS REIT I has not had funds available for ordinary redemptions since the April 2009 redemption date, and on March 20, 2012, KBS REIT I’s board of directors amended and restated its share redemption program, which amendment and restatement became effective on April 25, 2012, to provide only for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the share redemption program and, together with redemptions sought in connection with a stockholder’s death, “special redemptions”). Such redemptions were subject to an annual dollar limitation, which was $10.0 million in the aggregate for the calendar year 2012, subject to the limitations described in the share redemption program document. In December 2012, 2013 and 2014, KBS REIT I’s board of directors approved the same annual dollar limitation for such special redemptions of $10.0 million in the aggregate for the calendar years 2013, 2014, and 2015 (subject to review and adjustment during the year by the board of directors and further subject to the limitations described in the share redemption program document), respectively.

KBS REIT II

On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. KBS REIT II ceased offering shares in its primary offering on December 31, 2010 and terminated its dividend reinvestment plan effective May 29, 2014. KBS REIT II accepted aggregate gross offering proceeds of approximately $1.8 billion in its primary offering, and accepted gross offering proceeds of approximately $298.2 million pursuant to its dividend reinvestment plan. As of December 31, 2014, KBS REIT II had approximately 48,000 stockholders. As of December 31, 2014, KBS REIT II had redeemed $229.5 million of shares, or 23,043,534 shares, under its share redemption program.

As of December 31, 2014, KBS REIT II owned 13 real estate properties (consisting of 11 office properties, one office/flex property and an office campus consisting of eight office buildings), of which three office properties were held for sale. As of December 31, 2014, KBS REIT II’s portfolio of real estate held for investment encompassed 4.0 million rentable square feet and was approximately 89% occupied (which excludes three properties held for sale). In addition, KBS REIT II owned two real estate loans receivable.

KBS REIT II had investment objectives that are similar to ours. Like ours, its primary investment objectives were to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

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KBS REIT II acquired and manages a diverse portfolio of real estate and real estate-related assets. It sought to diversify its portfolio by investment type, investment size, investment risk and geographic region with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. Based on KBS REIT II’s purchase or origination price, KBS REIT II allocated approximately 90% of its portfolio to investments in core properties and approximately 10% of its portfolio to real estate-related investments such as mortgage loans.

KBS REIT II used the net proceeds from its initial public offering and debt financing to purchase or fund $3.3 billion of real estate and real estate-related assets as of December 31, 2014, including $40.1 million of acquisition and origination fees and expenses. KBS REIT II used the net proceeds from its initial public offering and debt financing for the acquisition of real estate properties and real estate-related assets in the amounts of $2.9 billion and $392.3 million, respectively. On November 22, 2010, KBS REIT II originated a first mortgage loan in the amount of $175.0 million (the “One Kendall Square First Mortgage”) and on November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance of this loan. The acquisition amounts presented herein do not include the 50% participation interest KBS REIT II sold. However, KBS REIT II paid an origination fee on this 50% participation interest and the origination fees presented herein include such amount paid.

With proceeds from its initial public offering and debt financing, as a percentage of amount invested (based on purchase price), KBS REIT II had invested in the following types of assets: 82% in 21 office properties, 8% in six mortgage loans, 2% in a participation in a mortgage loan, 3% in a portfolio of four industrial properties, 2% in an A-Note, 1% in an office/flex property, 1% in two industrial properties, and 1% in a leasehold interest in an industrial property. All of KBS REIT II’s real property investments are located within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT II’s investments in real properties were as follows: 28% in three properties in the Midwest, 33% in ten properties in the West, 29% in ten properties in the East, and 10% in six properties in the South. All of the real properties purchased by KBS REIT II had prior owners and operators.

As of December 31, 2014, KBS REIT II had sold 10 office properties, one industrial property, a portfolio of four industrial properties and a leasehold interest in one industrial property for aggregate sale proceeds of approximately $1.6 billion, net of closing costs. See Table V under “Prior Performance Tables” in this supplement for information regarding the sale of properties.

The following summarizes asset sales, pay-offs and discounted pay-offs of KBS REIT II’s investments in real estate-related investments as of December 31, 2014:

•	CMBS - In 2009, KBS REIT II purchased AAA/Aaa rated CMBS for $3.9 million, which it subsequently sold in 2009 for $4.2 million.

•	Northern Trust Building A-Note - In June 2012, KBS REIT II entered into a discounted payoff agreement for the payoff of the Northern Trust Building A-Note and the Northern Trust Building B-Note for approximately $85.8 million, less closing costs of $0.9 million. KBS REIT II acquired the Northern Trust Building A-Note in December 2008 for $57.4 million plus closing costs and the Northern Trust Building B-Note in June 2012 for $2.0 million including closing costs.

•	One Liberty Plaza Notes - In October 2013, KBS REIT II sold the One Liberty Plaza Notes for $114.3 million plus closing costs. KBS REIT II acquired the One Liberty Plaza Notes in February 2009 for an aggregate purchase price net of principal repayments subsequent to acquisition of $63.8 million plus closing costs.

•	One Kendall Square First Mortgage - On November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance of the One Kendall Square First Mortgage, leaving it with an $87.5 million interest. On April 5, 2011, KBS REIT II restructured the One Kendall Square First Mortgage to provide for two debt tranches with varying interest rates - the A-Note, with an original principal amount of $90.0 million, in which KBS REIT II held a $45.0 million interest, and the B-Note, with an original principal amount of $85.0 million, in which KBS REIT II held a $42.5 million interest. On April 6, 2011, KBS REIT II sold and transferred its $45.0 million interest in the A-Note, at par, to an unaffiliated buyer. Upon maturity on December 4, 2013, the borrower under the One Kendall First Mortgage paid off the entire principal balance outstanding due to KBS REIT II.

•	Tuscan Inn First Mortgage Loan - In February 2014, the borrower paid off the loan in full, including the outstanding principal balance of $20.2 million.

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•	Chase Tower First Mortgage Loan - In February 2014, KBS REIT II entered into an early payoff agreement, pursuant to which the borrower paid off the loan in full, including the outstanding principal balance of $58.9 million. Additionally, the borrower paid a yield maintenance premium of $4.9 million in accordance with the early payoff agreement.

•	Pappas Commerce First Mortgage Loan - In June 2014 the borrower paid off the loan in full, including the outstanding principal balance of $32.7 million.

KBS REIT II generally intends to hold its core properties for four to seven years. KBS REIT II generally intends to hold its real estate-related investments until maturity. Economic and market conditions may influence KBS REIT II to hold its investments for different periods of time. KBS REIT II may sell an asset before the end of the expected holding period if it believes that market conditions and asset positioning have maximized the asset’s value to the REIT or the sale of the asset would otherwise be in the best interests of the REIT’s stockholders.

KBS REIT II’s primary offering was subject to the up-front commissions, fees and expenses similar to those associated with this offering and it has fee arrangements with KBS affiliates structured similarly to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT II and the operating results of KBS REIT II, see Tables II and III under “Prior Performance Tables” in this supplement.

The KBS REIT II prospectus disclosed that KBS REIT II may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT II does not list its shares of common stock on a national securities exchange by March 2018, its charter requires that KBS REIT II either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached March 2018, none of the actions described in (i) or (ii) above have occurred.

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT II’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT II sought and failed to obtain stockholder approval of its liquidation, the KBS REIT II charter would not require KBS REIT II to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT II could continue to operate as before. If KBS REIT II sought and obtained stockholder approval of its liquidation, KBS REIT II would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT II’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

KBS REIT II’s board of directors declared special distributions in the amount of $3.75, $0.30 and $0.45 per share on the outstanding shares of its common stock on July 8, 2014, August 5, 2014 and August 29, 2014, respectively, for an aggregate amount of $4.50 per share of common stock, to stockholders of record as of the close of business on September 15, 2014. KBS REIT II paid this special distribution on September 23, 2014 and it was funded from proceeds from the dispositions of nine real estate properties between May 2014 and August 2014 as well as cash on hand resulting primarily from the repayment or sale of five real estate loans receivable during 2013 and 2014. This special distributions totaled approximately $858.6 million. KBS REIT II’s cash flow from operations decreased as a result of its disposition activity in 2014 activity, and it adjusted its distribution policy with respect to the amount of monthly distribution payments to take into account this disposition activity and current real estate investments. KBS REIT II may continue to make strategic asset sales as opportunities become available in the market, which would further reduce its cash flow from operations. Any future special distributions KBS REIT II makes from the proceeds of future dispositions will reduce its estimated value per share and this reduction will be reflected in its updated estimated value per share, which KBS REIT II expects to update in December of each year, or more frequently.

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On December 4, 2014, the board of directors of KBS REIT II approved an estimated value per share of KBS REIT II’s common stock of $5.86 based on the estimated value of KBS REIT II’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014. KBS REIT II provided this estimated value per share to assist broker-dealers that participated in KBS REIT II’s initial public offering in meeting their customer account statement reporting pursuant to applicable FINRA and NASD Conduct Rules. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used were based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT II’s assets less the fair value of its liabilities according to GAAP, nor does it represent a liquidation value of KBS REIT II’s assets and liabilities or the price at which KBS REIT II’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS REIT II is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell, debt prepayment penalties or swap breakage fees that could apply upon the prepayment of certain of KBS REIT II’s debt obligations or termination of related swap agreements or the impact of restrictions on the assumption of debt. The value of KBS REIT II’s shares will fluctuate over time in response to developments related to individual assets in its portfolio and the management of those assets and in response to the real estate and finance markets. For a full description of the methodologies and assumptions used to value KBS REIT II’s assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS REIT II’s Annual Report on Form 10-K for the year ended December 31, 2014.

On May 15, 2014, KBS REIT II’s board of directors amended and restated its share redemption program, which amendment and restatement became effective on June 18, 2014, to provide only for special redemptions. Such redemptions are subject to an annual dollar limitation, which was $10.0 million in the aggregate for remainder of the calendar year 2014 (subject to review and adjustment during the year by the board of directors and further subject to the limitations described in the share redemption program document). On December 2, 2014, KBS REIT II’s board of directors approved the dollar amount limitation for special redemptions for calendar year 2015 of $10.0 million in the aggregate, as may be reviewed and adjusted from time to time by the board of directors.

KBS Strategic Opportunity REIT

On November 20, 2009, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 100,000,000 shares of common stock at a price of $10.00 per share, plus an additional 40,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. KBS Strategic Opportunity REIT ceased offering shares in its primary offering on November 14, 2012, and continues to offer shares under its dividend reinvestment plan. KBS Strategic Opportunity REIT accepted aggregate gross offering proceeds of approximately $561.7 million in its primary offering, and as of December 31, 2014, KBS Strategic Opportunity REIT had accepted aggregate gross offering proceeds of approximately $39.2 million pursuant to its dividend reinvestment plan. As of December 31, 2014, KBS Strategic Opportunity REIT had approximately 16,000 stockholders. As of December 31, 2014, KBS Strategic Opportunity REIT had redeemed $8.3 million of shares, or 818,866 shares, under its share redemption program. See Table I under “Prior Performance Tables” in this supplement for more information regarding KBS Strategic Opportunity REIT’s initial public offering.

As of December 31, 2014, KBS Strategic Opportunity REIT owned 12 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 63 acres of undeveloped land, one office portfolio consisting of three office properties and one retail property encompassing, in the aggregate, approximately 4.6 million rentable square feet. As of December 31, 2014, these properties were 80% occupied. In addition, KBS Strategic Opportunity REIT owned two apartment properties, containing 383 units and encompassing approximately 0.3 million rentable square feet, which was 87% occupied. KBS Strategic Opportunity REIT also owned two investments in undeveloped land encompassing an aggregate of 1,670 acres and two investments in unconsolidated joint ventures.

KBS Strategic Opportunity REIT has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

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KBS Strategic Opportunity REIT diversified its portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to its investors. Based on KBS Strategic Opportunity REIT’s portfolio composition as of December 31, 2014, KBS Strategic Opportunity REIT had allocated approximately 87% to direct investments in opportunistic real estate, excluding property that it took title to (i) as part of a portfolio of debt investments, (ii) through loan workouts, foreclosure or similar circumstances, or (iii) through convertible debt investments. The remainder of its initial portfolio was allocated to real estate-related investments.

KBS Strategic Opportunity REIT has used the net proceeds from its initial public offering and debt financing to purchase or fund $1.1 billion of real estate and real estate-related assets, including $17.3 million of real estate acquisition and origination fees and expenses and costs related to foreclosures of or taking title to properties securing loans. As of December 31, 2014, KBS Strategic Opportunity REIT had $530.2 million of debt financing related to its real estate properties.

With proceeds from its initial public offering and debt financing, as a percentage of amount invested (based on purchase price), KBS Strategic Opportunity REIT had invested in the following types of assets: 72% in 10 office properties, one office campus consisting of nine office buildings, one retail property, one office portfolio consisting of five office buildings and 63 acres of undeveloped land and, one office portfolio consisting of three office properties, 8% in eight non-performing mortgage loans, 6% in two first mortgage loan originations, 4% in two investments in undeveloped land, 7% in two unconsolidated joint ventures and 4% in one apartment property. KBS Strategic Opportunity REIT also invested in six CMBS investments for cash management purposes, of which all had been paid off or sold as of December 31, 2014. As of December 31, 2014, KBS Strategic Opportunity REIT had foreclosed on, or otherwise received title to, the properties which secured seven of the non-performing mortgage loans. All of KBS Strategic Opportunity REIT’s real property investments have been made within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS Strategic Opportunity REIT’s investments in real properties were as follows: 17% in five properties in the East, 64% in nine properties in the West, 19% in three properties in the South. These properties all had prior owners and operators.

As of December 31, 2014, KBS Strategic Opportunity REIT had foreclosed on or otherwise received title to the properties securing seven of its real estate-related loans, negotiated a discounted payoff with respect to one of its real estate-related loans and received repayment of one of its real estate-related loans. During the year ended December 31, 2012, KBS Strategic Opportunity REIT disposed of one industrial/flex building and four parcels of partially improved land encompassing 6.0 acres. During the year ended December 31, 2013, KBS Strategic Opportunity REIT disposed of three office buildings and one industrial/flex property. During the year ended December 31, 2014, KBS Strategic Opportunity REIT disposed of one office property. See Table V under “Prior Performance Tables” in this supplement. The period that it will hold its investments in real estate properties, real estate-related loans, real estate-related debt securities and other real estate-related investments will vary depending on the type of asset, interest rates, market and economic conditions and other factors.

KBS Strategic Opportunity REIT’s primary offering was subject to the up-front commissions, fees and expenses similar to those associated with this offering and it has fee arrangements with KBS affiliates structured similarly to ours. For more information regarding the fees paid to KBS affiliates by KBS Strategic Opportunity REIT and the operating results of KBS Strategic Opportunity REIT, see Tables II and III under “Prior Performance Tables.”

The KBS Strategic Opportunity REIT prospectus disclosed that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Strategic Opportunity REIT does not list its shares of common stock on a national securities exchange by July 31, 2019, its charter requires that KBS Strategic Opportunity REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached July 31, 2019, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Strategic Opportunity REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Strategic Opportunity REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Strategic Opportunity REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Strategic Opportunity REIT charter would not require KBS Strategic Opportunity REIT to list or liquidate, and the company could continue to operate as before. If KBS Strategic Opportunity REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Strategic Opportunity REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

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On December 9, 2014, the board of directors of KBS Strategic Opportunity REIT approved an estimated value per share of KBS Strategic Opportunity REIT’s common stock of $12.24 based on the estimated value of KBS Strategic Opportunity REIT’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014. KBS Strategic Opportunity REIT provided this estimated value per share to assist broker-dealers that participated in KBS Strategic Opportunity REIT’s initial public offering in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is not audited and does not represent the fair value of KBS Strategic Opportunity REIT’s assets less the fair value of its liabilities according to GAAP, nor does it represent a liquidation value of KBS Strategic Opportunity REIT’s assets and liabilities or the price at which KBS Strategic Opportunity REIT’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS Strategic Opportunity REIT is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties or defeasance costs that could apply upon the prepayment of certain of KBS Strategic Opportunity REIT’s debt obligations or the impact of restrictions on the assumption of debt. The value of KBS Strategic Opportunity REIT’s shares will fluctuate over time in response to developments related to individual assets in KBS Strategic Opportunity REIT’s portfolio and the management of those assets and in response to the real estate and finance markets. For a full description of the methodologies and assumptions used to value KBS Strategic Opportunity REIT’s assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS Strategic Opportunity REIT’s Annual Report on Form 10-K for the year ended December 31, 2014.

KBS Legacy Partners Apartment REIT

On March 12, 2010, our sponsors, together with Legacy Partners Residential Realty LLC and certain of its affiliates, launched the initial public offering of KBS Legacy Partners Apartment REIT, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at an initial price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. On March 12, 2013, KBS Legacy Partners Apartment REIT ceased offering shares in its initial public offering. From commencement of the initial public offering through its termination on March 12, 2013, KBS Legacy Partners Apartment REIT sold 18,088,084 shares of common stock for gross offering proceeds of $179.2 million, including 368,872 shares of common stock under the dividend reinvestment plan for gross offering proceeds of $3.5 million. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced offering shares to the public pursuant to a follow-on public offering for a maximum of $2,000,000,000 of shares of common stock in a primary offering, initially priced at $10.68 per share, plus an additional $760,000,000 of shares of common stock pursuant to its dividend reinvestment plan, initially priced at $10.15 per share. As of December 31, 2014, KBS Legacy Partners Apartment REIT had sold an aggregate of 20,502,279 shares of common stock in its public offerings for aggregate gross offering proceeds of $204.4 million, including an aggregate of 1,286,869 shares of common stock pursuant to the dividend reinvestment plan for aggregate gross offering proceeds of $12.9 million. As of December 31, 2014, KBS Legacy Partners Apartment REIT had approximately 5,800 stockholders. Also, as of December 31, 2014, KBS Legacy Partners Apartment REIT had redeemed 437,449 shares sold in its public offerings for $4.2 million. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in the primary portion of its follow-on offering on March 31, 2014, but continues to offer shares of common stock under its dividend reinvestment plan. See Table I under “Prior Performance Tables” in this supplement for more information regarding KBS Legacy Apartment REIT’s initial public offering and follow-on offering.

As of December 31, 2014, KBS Legacy Partners Apartment REIT owned 11 apartment communities. As of December 31, 2014, KBS Legacy Partners Apartment REIT’s real estate portfolio was 93% occupied.

KBS Legacy Partners Apartment REIT has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

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KBS Legacy Partners Apartment REIT made all of its equity investments in core apartment properties that have relatively low investment risk characteristics, with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to its investors.

KBS Legacy Partners Apartment REIT used the net proceeds from its initial public offering and debt financing to purchase $424.0 million of real estate, including $7.3 million in acquisition fees and expenses. As of December 31, 2014, KBS Legacy Partners Apartment REIT had $294.0 million of debt financing on its real estate properties.

With proceeds from its initial public offering and debt financing, KBS Legacy Partners Apartment REIT had invested in 11 apartment communities, all located within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS Legacy Partners Apartment REIT’s investments were as follows: 57% in six properties in the East, 34% in four properties in the Midwest and 9% in one property in the South. All of the real properties purchased by KBS Legacy Partners Apartment REIT had prior owners and operators.

KBS Legacy Partners Apartment REIT has not disposed of any properties.

KBS Legacy Partners Apartment REIT’s offerings were subject to up-front commissions, fees and expenses similar to those associated with this offering and it has fee arrangements with KBS affiliates structured similarly to ours. For more information with respect to fees paid to affiliates by KBS Legacy Partners Apartment REIT and the operating results of KBS Legacy Partners Apartment REIT, see Table II and III under “Prior Performance Tables.”

The KBS Legacy Partners Apartment REIT prospectus disclosed that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Legacy Partners Apartment REIT does not list its shares of common stock on a national securities exchange by January 31, 2020, its charter requires that KBS Legacy Partners Apartment REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached January 31, 2020, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Legacy Partners Apartment REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Legacy Partners Apartment REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Legacy Partners Apartment REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Legacy Partners Apartment REIT charter would not require KBS Legacy Partners Apartment REIT to list or liquidate, and the company could continue to operate as before. If KBS Legacy Partners Apartment REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Legacy Partners Apartment REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

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On December 9, 2014, the board of directors of KBS Legacy Partners Apartment REIT approved an estimated value per share of KBS Legacy Partners Apartment REIT’s common stock of $10.14 based on the estimated value of KBS Legacy Partners Apartment REIT’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014. KBS Legacy Partners Apartment REIT provided this estimated value per share to assist broker-dealers that participated in KBS Legacy Partners Apartment REIT’s initial public offering in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, KBS Capital Advisors’ methodologies were based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could have derived a different estimated value per share, and these differences could be significant. In particular, due in part to (i) KBS Legacy Partners Apartment REIT’s relatively small current asset base, (ii) the high concentration of KBS Legacy Partners Apartment REIT’s total assets in real estate, and (iii) the number of shares of KBS Legacy Partners Apartment REIT’s common stock outstanding, even modest changes in key assumptions made in appraising KBS Legacy Partners Apartment REIT’s real estate properties could have a very significant impact on the estimated value of its shares. The estimated value per share is not audited and does not represent the fair value of KBS Legacy Partners Apartment REIT’s assets less the fair value of its liabilities according to GAAP, nor does it represent a liquidation value of KBS Legacy Partners Apartment REIT’s assets and liabilities or the price at which KBS Legacy Partners Apartment REIT’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS Legacy Partners Apartment REIT is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of KBS Legacy Partners Apartment REIT’s debt obligations or the impact of restrictions on the assumption of debt. The value of KBS Legacy Partners Apartment REIT’s shares will fluctuate over time in response to developments related to individual assets in KBS Legacy Partners Apartment REIT’s portfolio and the management of those assets and in response to the real estate and finance markets. For a full description of the assumptions and methodologies used to value KBS Legacy Partners Apartment REIT’s assets and liabilities in connection with the calculation of the updated offering price and estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS Legacy Partners Apartment REIT’s Annual Report on Form 10-K for the year ended December 31, 2014.

On January 24, 2014, KBS Legacy Partners Apartment REIT’s board of directors approved an amended and restated share redemption program (the “Fourth Amended Share Redemption Program”). The Fourth Amended Share Redemption Program became effective for redemptions under the program on or after February 27, 2014. Pursuant to the Fourth Amended Share Redemption Program, KBS Legacy Partners Apartment REIT may redeem only the number of shares that it could purchase with the amount of the net proceeds from the sale of shares under its dividend reinvestment plan during the prior calendar year; provided that KBS Legacy Partners Apartment REIT may not redeem more than $2.0 million of shares in the aggregate during any calendar year. Furthermore, during any calendar year, once KBS Legacy Partners Apartment REIT have redeemed $1.5 million of shares under its share redemption program, including redemptions in connection with special redemptions, the remaining $0.5 million of the $2.0 million annual limit shall be reserved exclusively for shares being redeemed in connection with a special redemption. In establishing the $2.0 million limitation, KBS Legacy Partners Apartment REIT’s board of directors considered the $2.0 million of redemptions processed during the 2013 calendar year and the cash requirements necessary to effectively manage its assets. The Fifth Amended Share Redemption Program also permits KBS Legacy Partners Apartment REIT’s board of directors to increase or decrease the funding available for the redemption of shares upon ten business days’ notice to its stockholders. KBS Legacy Partners Apartment REIT may provide notice of a funding increase or decrease by including such information in a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, all publicly filed with the Securities and Exchange Commission, or by a separate mailing to its stockholders. The Fifth Amended Share Redemption Program became effective on November 16, 2014, and as a result was effective on the November 2014 redemption date, which was November 28, 2014.

In August 2014, KBS Legacy Partners Apartment REIT exhausted the $1.5 million of funds available for all redemptions and thus, because of the limitations on the dollar value of shares that could be redeemed under the Fourth Amended Share Redemption Program, as described above, KBS Legacy Partners Apartment REIT was not be able to process ordinary redemptions for the remainder of 2014 and could only process special redemptions. Thus, as of December 31, 2014, KBS Legacy Partners Apartment REIT had $0.5 million of outstanding and unfulfilled ordinary redemption requests, representing 47,073 shares. The $2.0 million annual limitation was reset beginning January 1, 2015 and the $0.5 million of outstanding and unfulfilled redemption requests as of December 31, 2014 were fulfilled in January 2015.

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KBS Strategic Opportunity REIT II

On August 12, 2014, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT II, a publicly registered, non-traded REIT. Its primary initial public offering is for a maximum of 100,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. On January 7, 2015, KBS Strategic Opportunity REIT II had received gross offering proceeds of approximately $2.0 million in its initial public offering and broke escrow in its initial public offering. Prior to launching its initial public offering, KBS Strategic Opportunity REIT II conducted a private offering to accredited investors in reliance upon an exemption from the registration requirements of the Securities Act. The private offering terminated immediately prior to commencement of the initial public offering. KBS Strategic Opportunity REIT II sold 3,619,851 shares of common stock for gross offering proceeds of $32.2 million in its private offering. Additionally, on April 2, 2014 and July 31, 2014, KBS Strategic Opportunity REIT II issued 120,106 shares and 132,116 shares of common stock for $1.0 million and $1.1 million, respectively, in separate private transactions exempt from the registration requirements of the Securities Act. As of December 31, 2014, KBS Strategic Opportunity REIT II had approximately 400 stockholders.

As of December 31, 2014, KBS Strategic Opportunity REIT II owned one hotel property in South Carolina and had originated one first mortgage loan. The purchase price of the hotel resort was $40.1 million plus closing costs and the mortgage loan origination was in the amount of $3.5 million plus origination and closing costs. As of December 31, 2014, KBS Strategic Opportunity REIT II had not sold any investments.

KBS Strategic Opportunity REIT II’s has investment objectives that are similar to ours. Like ours, its primary investment objectives are to preserve and return investors’ capital contributions and realize growth in the value of its investments. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

The KBS Strategic Opportunity REIT II prospectus discloses that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Strategic Opportunity REIT II does not list its shares of common stock on a national securities exchange by August 2024, its charter requires that KBS Strategic Opportunity REIT II either (i) seek stockholder approval of the liquidation of the company or (ii) postpone the decision of whether to liquidate the company, if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders. As we have not reached August 2024, neither of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Strategic Opportunity REIT II were to determine that liquidation is not then in the best interests of its stockholders, KBS Strategic Opportunity REIT II’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Strategic Opportunity REIT II sought and failed to obtain stockholder approval of its liquidation, the KBS Strategic Opportunity REIT II charter would not require KBS Strategic Opportunity REIT II to list or liquidate, and the company could continue to operate as before. If KBS Strategic Opportunity REIT II sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Strategic Opportunity REIT II’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Private Programs

During the 10-year period ended December 31, 2014, KBS-affiliated investment advisors managed 11 private real estate programs, four of which were multi-investor, commingled programs and seven of which were single-client, separate accounts. All of these private programs were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate and real estate-related assets of each of the programs. Six of the 11 private programs managed by KBS-affiliated investment advisors during the 10-year period ended December 31, 2014 used private REITs to structure the ownership of some of their investments.

Five of the 11 private real estate programs managed by KBS-affiliated investment advisors raised approximately $805.9 million of equity capital from one institutional investor during the 10-year period ended December 31, 2014. The institutional investor investing in the private programs was a public pension fund. During this 10-year period, the remaining six of the 11 private programs managed by KBS-affiliated investment advisors did not raise any capital as they had completed their respective offering stages.

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During the 10-year period ended December 31, 2014, KBS-affiliated investment advisors acquired 35 real estate investments and invested over $1.6 billion in these assets (including equity, debt and reinvestment of income and sales proceeds) on behalf of the five private programs raising capital for new investments during this period. Debt financing was used in acquiring the properties in all of these five private programs.

Each of the private programs managed by KBS-affiliated investment advisors during the 10-year period ended December 31, 2014 have or had (five of the programs have been fully liquidated) investment objectives that are similar to ours. Like ours, their primary investment objectives are to provide investors with attractive and stable returns and to preserve and return investors’ capital contributions and, like us, they seek to realize growth in the value of their investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

For each of the private programs, the KBS-affiliated investment advisor has focused on acquiring a diverse portfolio of real estate investments. The KBS-affiliated investment advisor typically diversified the portfolios of the private programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for nine of the 11 private programs, the KBS-affiliated investment advisor specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For the remaining two of the 11 private programs, the KBS-affiliated investment advisor is focusing on the acquisition of core real estate assets.

Substantially all of the assets acquired by the private programs have involved commercial properties. The chart below shows amounts invested (based on purchase price) by property type, during the 10-year period ended December 31, 2014, by KBS-affiliated investment advisors on behalf of the private programs.

KBS-AFFILIATED INVESTMENT ADVISORS - PRIVATE PROGRAMS

CAPITAL INVESTED BY PROPERTY TYPE

The KBS-affiliated investment advisors for the private programs also sought to diversify the investments of the programs by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by amount invested (based on purchase price) during the 10-year period ended December 31, 2014. KBS-affiliated investment advisors have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the private programs were within the United States.

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KBS-AFFILIATED INVESTMENT ADVISORS - PRIVATE PROGRAMS

CAPITAL INVESTED BY REGION

In seeking to diversify the portfolios of the private programs by investment risk, KBS investment advisors have purchased both low-risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the private programs had prior owners and operators.

During the three years ended December 31, 2014, KBS-affiliated investment advisors invested in 11 office properties and one industrial property on behalf of the private programs. These properties were geographically located in the East, South, Midwest and West of the United States. Debt financing was used in acquiring all of these properties.

As stated above, during the 10-year period ended December 31, 2014, KBS-affiliated investment advisors invested over $1.6 billion (including equity, debt and reinvestment of income and sales proceeds) for its clients through five private programs. Of the properties acquired during the 10-year period ended December 31, 2014, KBS investment advisors sold two properties on behalf of these five private programs, which represents 6% of all properties these five private programs had acquired during this period. During the 10-year period ended December 31, 2014, KBS-affiliated investment advisors sold another 65 properties on behalf of the remaining six programs that did not acquire properties during the period.

Though the private programs were not subject to the up-front commissions, fees and expenses associated with this offering, the private programs have fee arrangements with KBS affiliates structured similarly to ours. The percentage of the fees varied based on the market factors at the time the particular program was formed. Historically a majority of the private programs paid (i) asset management fees; (ii) acquisition fees; and (iii) real estate commissions, disposition fees and/or incentive fees based on participation interests in the net cash flows of the programs’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.

The recession that started in the late 1990s resulted in more business failures among smaller tenants typical to Class B buildings. This resulted in higher vacancy rates for these buildings and in real estate programs investing additional capital to cover the costs of re-letting the properties, these events affected the performance of five of the 11 private programs. These private programs also retained the buildings for a longer period of time so that the buildings would be sufficiently leased for disposition. As a result, rental rates on newly leased space and renewals in the buildings owned by these programs decreased. Higher vacancy rates also increased the period of time it took the KBS-affiliated investment advisors to get the properties to the planned stabilized occupancy level for disposition for these five programs. These adverse market conditions reduced the distributions made by these private programs and may have caused the total returns to investors to be lower than they otherwise would have been. One of these private programs is still in its operating stage, while the other four programs are fully liquidated.

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PRIOR PERFORMANCE TABLES

The tables presented in this section provide summary unaudited information related to the historical experience of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II and KBS Legacy Partners Apartment REIT. By purchasing shares in this offering, you will not acquire any ownership interest in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the funds discussed.

The information in this section should be read together with the summary information in this supplement under “Prior Performance Summary.” The following tables are included in this section:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Operating Results of Prior Programs; and

•	Table V – Sales or Disposals of Properties.

Table IV (Results of Completed Programs) has been omitted since none of the prior public programs sponsored by our sponsors have completed their operations and sold all of their properties during the five years ended December 31, 2014.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table I provides a summary of the experience of our sponsors in raising and investing funds for the public programs that had offerings close during the three years ended December 31, 2014. These programs have investment objectives similar to ours.

	KBS Strategic Opportunity REIT		KBS Legacy Partners Apartment REIT (Initial Public Offering)		KBS Legacy Partners Apartment REIT (Follow-on Offering)
Dollar amount offered	$1,000,000,000		$2,000,000,000		$2,000,000,000

Dollar amount raised	$561,769,000		$175,633,000		$15,864,000

Length of offering (in months)	36	(1)	36	(2)	12	(2)

Months to invest 90% of amount available for investments (3)	39		47		N/A	(4)

(1) KBS Strategic Opportunity REIT is a publicly registered, non-traded REIT. KBS Strategic Opportunity REIT launched its initial public offering on November 20, 2009. On April 19, 2010, KBS Strategic Opportunity REIT broke escrow in its initial public offering and then commenced real estate operations. KBS Strategic Opportunity REIT ceased offering shares of common stock in its primary offering on November 14, 2012. KBS Strategic Opportunity REIT continues to issue shares under its dividend reinvestment plan; dollar amount of shares offered under and proceeds from the dividend reinvestment plan are omitted from Table I. With proceeds from its initial public offering and debt financing, KBS Strategic Opportunity REIT acquired ten office properties, one office campus consisting of nine office buildings, one retail property, one office portfolio consisting of five office buildings and 63 acres of undeveloped land, one office portfolio consisting of three office buildings, two investments in undeveloped land, one apartment property, two investments in unconsolidated joint ventures and acquired or originated ten real estate loans receivable through December 31, 2014. After KBS Strategic Opportunity REIT’s acquisition of these investments, its portfolio composition changed when it received title to the properties which secured seven of its original investments in real estate loans receivable, negotiated a discounted payoff with respect to one of its real estate-related loans and received repayment of one of its real estate-related loans. As of December 31, 2014, KBS Strategic Opportunity REIT’s portfolio was composed of 12 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 63 acres of undeveloped land, one office portfolio consisting of three office properties, one retail property, two apartment properties, two investments in undeveloped land encompassing an aggregate of 1,670 acres, one first mortgage loan and two investments in unconsolidated joint ventures.

(2) KBS Legacy Partners Apartment REIT is a publicly registered, non-traded REIT. KBS Legacy Partners Apartment REIT launched its initial public offering on March 12, 2010 and then commenced real estate operations. On December 9, 2010, KBS Legacy Partners Apartment REIT broke escrow in its initial public offering. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its initial public offering on March 12, 2013. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced its follow-on offering for a maximum of $2,000,000,000 of shares of common stock in its primary offering plus an additional $760,000,000 of shares of common stock pursuant to its dividend reinvestment plan. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its primary follow-on offering on March 31, 2014 and completed subscription processing procedures on April 30, 2014. KBS Legacy Partners Apartment REIT continues to offer shares under its dividend reinvestment plan; dollar amount of shares offered under and proceeds from the dividend reinvestment plan are omitted from Table I. As of December 31, 2014, KBS Legacy Partners Apartment REIT had sold an aggregate of 20,502,279 shares of common stock in both the initial and follow-on offerings for gross offering proceeds of $204.4 million, including an aggregate of 1,286,869 shares of common stock under the dividend reinvestment plan for gross offering proceeds of $12.9 million. As of December 31, 2014, KBS Legacy Partners Apartment REIT had acquired 11 apartment communities.

(3)	Includes the length of offering.

(4) As of December 31, 2014, KBS Legacy Partners Apartment REIT did not anticipate making significant additional acquisitions.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table II summarizes the amount and type of compensation paid to KBS affiliates in connection with (1) each public program sponsored by our sponsors that had offerings close during the three years ended December 31, 2014 and (2) KBS REIT I, KBS REIT II and KBS Strategic Opportunity REIT II, the remaining public programs that have made payments to KBS affiliates during the three years ended December 31, 2014. Each of the programs represented has investment objectives similar to ours. All figures are as of December 31, 2014.

	KBS Strategic Opportunity REIT (3)	KBS Legacy (4)		KBS REIT I (5)	KBS REIT II (6)	KBS Strategic Opportunity REIT II (7)
Date offering commenced	(3)	(4)		(5)	(6)	(7)

Dollar amount raised	$600,928,000	$204,429,000		$1,936,784,000	$2,118,756,000	$32,163,000

Amount paid to sponsor from proceeds of offering:

Underwriting fees (1)	$13,401,000	$2,724,000		$—	$—	$904,000

Acquisition fees:

real estate commissions	—	—		—	—	—

advisory fees (2)	10,984,000	4,362,000		—	2,405,000	53,000

other	—	—		—	—	—

Other	—	—		—	—	—

Dollar amount of cash generated from (used in) operations before deducting payments to sponsors	$43,855,000	$20,424,000		$103,668,000	$393,632,000	$(1,650,000)

Amount paid to sponsor from operations:

Property management fees	$—	$594,000		$—	$—	$—

Partnership and asset management fees	13,889,000	2,466,000	(8)	33,237,000	64,481,000	11,000

Reimbursements	1,282,000	1,834,000		615,000	657,000	447,000

Leasing commissions	—	—		—	—	—

Construction management fees	—	134,000		—	—	—

Loan servicing fees	—	—		—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsors:

Cash	$34,237,000	$—		$1,141,683,000	$1,609,930,000	$—

Notes	—	—		—	—	—

Amounts paid to sponsor from property sales and refinancing:

Real estate commissions	$—	$—		$—	$—	$—

Disposition fees	343,000	—		12,350,000	18,312,000	—

Incentive fees	—	—		—	—	—

Other	—	—		—	—	—

TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) Underwriting fees include (i) dealer manager fees paid to the KBS-affiliated dealer manager that are not reallowed to participating broker-dealers as a marketing fee, (ii) the reimbursed portion of a dual employee’s salary paid by the KBS-affiliated dealer manager attributable to time spent planning and coordinating training and education meetings on behalf of the respective program, (iii) the reimbursed travel, meal and lodging costs of wholesalers and other registered persons of the KBS-affiliated dealer manager attending retail conferences and training and education meetings, (iv) reimbursed costs for promotional items for broker-dealers paid for by the KBS-affiliated dealer manager, (v) reimbursed legal fees paid for by the KBS-affiliated dealer manager and (vi) reimbursed attendance and sponsorship fees incurred by employees of the KBS-affiliated dealer manager and its affiliates to attend retail conferences sponsored by participating broker-dealers and other meetings with participating broker-dealers.

(2) Advisory fees are acquisition fees and origination fees that are calculated as a percentage of purchase price (including any portion of the investment that was funded with debt financings) plus acquisition or origination expenses and are paid to the advisor of each program.

(3) KBS Strategic Opportunity REIT is a publicly registered, non-traded REIT. KBS Strategic Opportunity REIT launched its initial public offering on November 20, 2009. On April 19, 2010, KBS Strategic Opportunity REIT broke escrow in its initial public offering and then commenced real estate operations. KBS Strategic Opportunity REIT ceased offering shares of common stock in its primary offering on November 14, 2012. KBS Strategic Opportunity REIT continues to issue shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are included in “Dollar amount raised” in this table, but are omitted from Table I. Compensation paid to KBS affiliates includes all compensation paid since the program’s inception. As of December 31, 2014, KBS Strategic Opportunity REIT had acquired 10 office properties, one office campus consisting of nine office buildings, one retail property, one office portfolio consisting of five office buildings and 63 acres of undeveloped land, one office portfolio consisting of three office buildings, two investments in undeveloped land, one apartment property, and investments in two unconsolidated joint ventures and acquired or originated 10 real estate loans receivable. After KBS Strategic Opportunity REIT’s acquisition of these investments, its portfolio composition changed when it received title to the properties which secured seven of its original investments in real estate loans receivable, negotiated a discounted payoff with respect to one of its real estate-related loans and received repayment of one of its real estate-related loans.

(4) KBS Legacy Partners Apartment REIT is a publicly registered, non-traded REIT. KBS Legacy Partners Apartment REIT launched its initial public offering on March 12, 2010 and then commenced real estate operations. On December 9, 2010, KBS Legacy Partners Apartment REIT broke escrow in its initial public offering. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its initial public offering on March 12, 2013. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced a follow-on offering, the primary portion of which terminated on March 31, 2014. KBS Legacy Partners Apartment REIT continues to offer shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are included in “Dollar amount raised” in this table, but are omitted from Table I. Compensation paid to KBS affiliates includes all compensation paid since the program’s inception. As of December 31, 2014, KBS Legacy Partners Apartment REIT had acquired 11 apartment communities.

(5) KBS REIT I is a publicly registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its initial public offering and then commenced real estate operations. KBS REIT I ceased offering shares of common stock in its primary offering on May 30, 2008. KBS REIT I terminated its dividend reinvestment plan effective April 10, 2012; proceeds from the dividend reinvestment plan are included in “Dollar amount raised.” Compensation paid to KBS affiliates only includes amounts paid in the three years ended December 31, 2014. With proceeds from its initial public offering and debt financing, KBS REIT I acquired 64 real estate properties, one master lease, 21 real estate loans receivable and two investments in securities directly or indirectly backed by commercial mortgage loans. After KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed when it restructured certain investments, took title to properties underlying investments in loans, sold assets and received repayment of debt investments.

(6)KBS REIT II is a publicly registered, non-traded REIT. KBS REIT II launched its initial public offering on April 22, 2008. On June 24, 2008, KBS REIT II broke escrow in its initial public offering and then commenced real estate operations. KBS REIT II ceased offering shares of common stock in its primary offering on December 31, 2010. KBS REIT II terminated its dividend reinvestment plan effective May 29, 2014; proceeds from the dividend reinvestment plan are included in “Dollar amount raised.” Compensation paid to KBS affiliates only includes amounts paid in the three years ended December 31, 2014. With proceeds from its initial public offering and debt financing, KBS REIT II acquired 28 real estate properties, a leasehold interest in one industrial property, eight real estate loans receivable and an investment in real estate securities.

(7) KBS Strategic Opportunity REIT II is a publicly registered, non-traded REIT. KBS Strategic Opportunity REIT II launched its initial public offering on August 12, 2014. Prior to commencement of its initial public offering KBS Strategic Opportunity REIT II conducted a private offering exempt from the registration requirements of the Securities Act. The private offering commenced on July 3, 2013 and terminated on August 11, 2014. KBS Strategic Opportunity REIT II commenced real estate operations in September 2014 when it originated a first mortgage loan. KBS Strategic Opportunity REIT II continues to offer shares for sale pursuant to its initial public offering and proceeds from its dividend reinvestment plan are included in “Dollar amount raised.” Compensation paid to KBS affiliates includes all compensation paid since the program’s inception. As of December 31, 2014, KBS Strategic Opportunity REIT II had acquired one hotel property and one first mortgage loan.

(8) As of December 31, 2014, KBS Legacy Partners Apartment REIT accrued and deferred payment of $1.5 million of asset management fees for February 2013 through July 2013 under the advisory agreement and deferred payment of $3.3 million of asset management fees for August 2013 through December 31, 2014 under the advisory agreement. The deferred asset management fees are excluded from the partnership and asset management fees paid amount.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table summarizes the operating results of public programs sponsored by our sponsors that have had offerings close during the five years ended December 31, 2014. For these programs, this table shows: the income or loss of such programs (based upon U.S. generally accepted accounting principles (“GAAP”)); the cash they generated from operations, sales and refinancings; and information regarding cash distributions. Each of these programs represented has investment objectives similar to ours. All figures are as of December 31 of the year indicated, except as otherwise noted.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	KBS REIT II
	2010		2011	2012	2013	2014

Selected Operating Results (1)

Operating revenues		$160,133,000	$320,156,000	$348,635,000	$360,634,000	$279,400,000

Operating expenses		(51,697,000)	(115,629,000)	(129,250,000)	(140,107,000)	(113,796,000)

Interest expense		(19,389,000)	(50,554,000)	(58,624,000)	(65,687,000)	(62,944,000)

Operating income (2)		89,047,000	153,973,000	160,761,000	154,840,000	102,660,000

Net income - GAAP basis		5,508,000	21,793,000	48,374,000	55,779,000	445,507,000

Summary Statements of Cash Flows (1)

Cash flows provided by operating activities		$59,523,000	$113,226,000	$128,669,000	$133,146,000	$67,336,000

Cash flows (used in) provided by investing activities		(1,598,259,000)	(673,682,000)	22,510,000	(71,706,000)	1,656,313,000

Cash flows provided by (used in) financing activities		1,347,328,000	573,597,000	(198,343,000)	65,212,000	(1,719,670,000)

Amount and Source of Distributions

Amount of cash distributions paid to common stockholders		$(34,371,000)	$(54,001,000)	$(57,601,000)	$(64,694,000)	$(944,224,000)

Amount of reinvested distributions paid to common stockholders		(43,306,000)	(67,789,000)	(66,460,000)	(70,562,000)	(26,885,000)

Total distributions paid to common stockholders		$(77,677,000)	$(121,790,000)	$(124,061,000)	$(135,256,000)	$(971,109,000)

Source of Distributions (per $1,000 invested):

From operations (3)		50	60	65	68	36

From sales of properties		—	—	—	—	470

From debt financing		15	5	—	—	—

From all other sources (4)		—	—	—	2	1

Summary Balance Sheet (1)

Total assets (before depreciation/amortization)		$2,460,127,000	$3,170,071,000	$3,092,488,000	$3,317,122,000	$1,848,140,000

Total assets (after depreciation)		2,379,654,000	2,986,216,000	2,821,950,000	2,954,300,000	1,657,516,000

Total liabilities		912,019,000	1,499,083,000	1,426,493,000	1,614,256,000	847,989,000

Share Valuation (5)

Estimated per share at December 31,	$	N/A	$10.11	$10.29	$10.29	$5.86

(1) Amounts include discontinued operations.

(2) Operating income is operating revenues less operating expenses (which include operating, maintenance and management, real estate taxes and insurance and asset management fees to affiliate) and interest expense.

(3) Cash distributions to investors from “operations,” assumes that KBS REIT II used cash flow from operating activities from the quarter corresponding to the payment of the distribution or prior period surplus to fund distribution payments.

(4) Cash distributions to investors from “all other sources” were funded with cash on hand.

(5) Prior to December 19, 2011, KBS REIT II valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value KBS REIT II’s assets and liabilities in connection with the calculation of the estimated value per share for the years ended December 31, 2011, 2012, 2013 and 2014, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS REIT II’s Annual Report on Form 10-K for the years ended December 31, 2011, 2012, 2013 and 2014, respectively.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	KBS STRATEGIC OPPORTUNITY REIT
	2010		2011		2012		2013		2014

Selected Operating Results (1)

Operating revenues (2)		$308,000		$4,278,000		$19,909,000		$69,883,000	$106,154,000

Operating expenses (2)		(293,000)		(4,173,000)		(13,216,000)		(37,393,000)	(57,805,000)

Interest expense (2)		—		(313,000)		(2,505,000)		(3,146,000)	(15,598,000)

Operating income (loss) (2) (3)		15,000		(208,000)		4,188,000		29,344,000	32,751,000

Net (loss) income attributable to common stockholders - GAAP basis		(1,975,000)		(7,581,000)		(9,762,000)		11,493,000	(23,194,000)

Summary Statements of Cash Flows (1)

Cash flows (used in) provided by operating activities		$(1,572,000)		$(3,507,000)		$(1,028,000)		$24,630,000	$11,450,000

Cash flows used in investing activities		(17,885,000)		(154,405,000)		(242,074,000)		(289,875,000)	(285,814,000)

Cash flows provided by financing activities		42,906,000		220,649,000		282,683,000		197,281,000	235,461,000

Amount and Source of Distributions

Amount of cash distributions paid to common stockholders		$—		$(2,318,000)		$(4,341,000)		$(9,038,000)	$(5,785,000)

Amount of reinvested distributions paid to common stockholders		—		(4,087,000)		(8,544,000)		(16,641,000)	(9,911,000)

Total distributions paid to common stockholders		$—		$(6,405,000)		$(12,885,000)		$(25,679,000)	$(15,696,000)

Source of Distributions (per $1,000 invested):

From operations (4)		—		—		—		22	26

From sales of properties		—		—		2		22	—

From debt financing		—		30		38		—	—

From all other sources		—		—		—		—	—

Summary Balance Sheet (1)

Total assets (before depreciation/amortization)		$42,593,000		$261,046,000		$546,449,000		$805,997,000	$1,086,685,000

Total assets (after depreciation)		42,404,000		258,463,000		537,928,000		776,138,000	1,022,514,000

Total liabilities		1,346,000		66,628,000		44,625,000		283,879,000	562,467,000

Share Valuation (5)

Estimated per share at December 31,	$	N/A	$	N/A	$	N/A	$	N/A	$12.24

(1) Amounts include discontinued operations.

(2) Amounts include non-controlling portion of KBS Strategic Opportunity REIT’s consolidated joint ventures.

(3) Operating income (loss) is operating revenues less operating expenses (which include operating, maintenance and management, real estate taxes and insurance and asset management fees to affiliate) and interest expense.

(4) Cash distributions to investors from “operations,” assumes that KBS Strategic Opportunity REIT used cash flow from operating activities from the quarter corresponding to the payment of the distribution or prior period surplus to fund distribution payments.

(5) Prior to March 25, 2014, KBS Strategic Opportunity REIT valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value KBS Strategic Opportunity REIT’s assets and liabilities in connection with the calculation of the estimated value per share for the year ended December 31, 2014, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS Strategic Opportunity REIT’s Annual Report on Form 10-K for the year ended December 31, 2014.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	KBS LEGACY PARTNERS APARTMENT REIT
	2010		2011		2012		2013	2014
Selected Operating Results

Operating revenues		$928,000		$5,372,000		$16,105,000	$32,825,000	$42,200,000

Operating expenses		(547,000)		(2,850,000)		(8,211,000)	(15,873,000)	(19,660,000)

Interest expense		(360,000)		(1,323,000)		(4,688,000)	(8,000,000)	(10,261,000)

Operating income (1)		21,000		1,199,000		3,206,000	8,952,000	12,279,000

Net loss - GAAP basis		(2,054,000)		(2,093,000)		(10,233,000)	(7,745,000)	(3,560,000)

Summary Statements of Cash Flows

Cash flows (used in) provided by operating activities		$(540,000)		$(845,000)		$(1,533,000)	$8,196,000	$12,086,000

Cash flows used in investing activities		(12,965,000)		(1,595,000)		(196,336,000)	(122,114,000)	(17,372,000)

Cash flows provided by (used in) financing activities		16,431,000		22,387,000		206,646,000	118,767,000	(7,534,000)

Amount and Source of Distributions

Amount of cash distributions paid to common stockholders		$—		$(553,000)		$(3,038,000)	$(6,349,000)	$(7,259,000)

Amount of reinvested distributions paid to common stockholders		—		(350,000)		(2,229,000)	(4,761,000)	(5,591,000)

Total distributions paid to common stockholders		$—		$(903,000)		$(5,267,000)	$(11,110,000)	$(12,850,000)

Source of Distributions (per $1,000 invested):

From operations (2)		—		—		21	48	61

From sales of properties		—		—		—	—	—

From debt financing		—		65		44	17	4

From all other sources		—		—		—	—	—

Summary Balance Sheet

Total assets (before depreciation/amortization)		$41,135,000		$63,170,000		$267,148,000	$391,595,000	$445,578,000

Total assets (after depreciation)		40,376,000		60,521,000		261,850,000	378,166,000	421,234,000

Total liabilities		39,336,000		25,990,000		173,272,000	252,345,000	303,971,000

Share Valuation (3)

Estimated per share at December 31,	$	N/A	$	N/A	$	N/A	$10.68	$10.14

(1) Operating income is operating revenues less operating expenses (which include operating, maintenance and management, real estate taxes and insurance, asset management fees to affiliate and property management fees to affiliate) and interest expense.

(2) Cash distributions to investors from “operations,” assumes that KBS Legacy Partners Apartment REIT used cash flow from operating activities from the quarter corresponding to the payment of the distribution or prior period surplus to fund distribution payments.

(3) Prior to December 9, 2014 KBS Legacy Partners Apartment REIT valued its shares based solely on the offering price to acquire a share in its then-current primary public offering. From its inception through March 3, 2013, KBS Legacy Partners Apartment REIT valued its shares at $10.00 per share based solely on its initial offering price to acquire a share in its primary initial public offering.

On March 4, 2013, KBS Legacy Partners Apartment REIT’s board of directors established an updated offering price for shares of common stock to be sold in KBS Legacy Partners Apartment REIT’s initial public offering of $10.68 per share, effective on March 5, 2013. This offering price was based on the estimated value of KBS Legacy Partners Apartment REIT’s assets less the estimated value of KBS Legacy Partners Apartment REIT’s liabilities, or net asset value (which estimated net asset value per share was equal to $9.08), divided by the number of shares outstanding, all as of December 31, 2012, and increased for certain offering and other costs (which were equal to $1.60). For a full description of the assumptions and methodologies used to value KBS Legacy Partners Apartment REIT’s assets and liabilities in connection with the establishment of KBS Legacy Partners Apartment REIT’s updated offering price and estimated net asset value per share as of March 4, 2013, see KBS Legacy Partners Apartment REIT’s Current Report on Form 8-K filed on March 4, 2013.

For a full description of the assumptions and methodologies used to value KBS Legacy Partners Apartment REIT’s assets and liabilities in connection with the establishment of KBS Legacy Partners Apartment REIT’s estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS Legacy Partners Apartment REIT’s Annual Report on Form 10-K for the year ended December 31, 2014.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties by public programs sponsored by our sponsors during the three years ended December 31, 2014. The table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented has investment objectives similar to ours.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (3)
Property (1)	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Sale	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisitions Costs, Capital Improvements, Closing and Soft Costs (2)	Total
KBS REIT I (4) (5)
Five Tower Bridge	10/08	1/12	$27,469,874	$40,162,087	$—	$—	$67,631,961	$41,000,000	$37,938,736	$78,938,736	$11,705,404
2200 West Loop	9/07	1/12	10,329,574	17,426,000	—	—	27,755,574	17,426,000	18,344,454	35,770,454	9,008,847
Kensington	3/07	2/12	6,614,345	18,500,000	—	—	25,114,345	18,500,000	12,857,510	31,357,510	5,701,712
Hartman Business Center	7/07	6/12	74,994	15,525,091	—	—	15,600,085	9,479,000	4,781,556	14,260,556	3,574,852
South Towne I & II	11/07	6/12	15,516,189	27,500,000	—	—	43,016,189	25,200,000	24,534,196	49,734,196	6,464,880
Plano Corporate Center	8/07	8/12	6,966,919	30,591,000	—	—	37,557,919	30,591,000	12,279,275	42,870,275	4,035,887
Patrick Henry	11/07	8/12	227,334	13,431,680	—	—	13,659,014	11,100,000	9,287,534	20,387,534	6,118,991
Greenbriar	11/07	9/12	11,999,715	—	—	—	11,999,715	10,200,000	6,425,135	16,625,135	6,550,833
Great Oaks - SunGard	8/08	11/12	3,361,730	9,000,000	—	—	12,361,730	6,352,000	5,693,605	12,045,605	5,242,228
Rickenbacker IV	8/07	11/12	5,497,209	6,096,903	—	—	11,594,112	—	15,265,382	15,265,382	4,340,505
Millennium Building	6/08	12/13	79,954,560	—	—	—	79,954,560	36,000,000	56,514,333	92,514,333	23,028,017
Crescent Green Buildings	01/07	01/14	11,038,991	25,400,000	—	—	36,438,991	40,800,000	13,151,552	53,951,552	13,675,951
2230 Avenue J	07/07	06/14	6,282,941	—	—	—	6,282,941	—	9,229,471	9,229,471	3,489,686
Nashville Portfolio Consolidated	11/07	06/14	26,183,542	6,250,688	—	—	32,434,230	22,230,000	19,149,528	41,379,528	4,424,954

KBS REIT II
Hartman II	4/10	6/12	$5,454,169	$6,755,627	$—	$—	$12,209,796	$—	$10,926,522	$10,926,522	$1,534,061
Mountain View Corporate Center	07/08	05/14	24,394,290	—			$24,394,290	9,500,000	25,743,020	$35,243,020	13,054,391
Dallas Cowboys Distrib. Center	07/10	06/14	9,911,326	11,793,117			$21,704,443	—	19,482,482	$19,482,482	3,754,620
601 Tower at Carlson Center	02/11	06/14	56,702,430	16,320,000			$73,022,430	—	63,048,134	$63,048,134	11,106,247
Plano Business Park	03/10	06/14	12,507,859	10,226,968			$22,734,827	—	18,644,658	$18,644,658	4,894,669
Metropolitan Center	12/11	06/14	72,044,679	33,360,000			$105,404,679	65,000,000	45,064,617	$110,064,617	15,544,550
300 N. LaSalle Building	07/10	07/14	486,932,489	344,600,796			$831,533,285	350,000,000	324,152,677	$674,152,677	79,141,040
Torrey Reserve West	09/10	07/14	21,421,050	16,827,945			$38,248,995	16,985,382	14,039,473	$31,024,855	7,040,324
Two Westlake Park	02/11	07/14	64,543,098	53,130,000			$117,673,098	48,300,000	53,934,827	$102,234,827	21,015,905
City Place Tower	04/11	08/14	74,920,077	71,000,000			$145,920,077	—	133,629,297	$133,629,297	18,611,046
I-81 Industrial Portfolio	02/11	11/14	45,656,113	56,475,714			$102,131,827	51,085,375	40,949,350	$92,034,725	16,862,540
Crescent VIII Building	05/10	11/14	7,432,433	8,599,384			$16,031,817	—	14,642,830	$14,642,830	2,966,624
One Main Place Building	02/10	12/14	66,710,714	16,938,500			$83,649,214	—	67,889,814	$67,889,814	19,930,981

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property (1)	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (3)
			Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Sale	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisitions Costs, Capital Improvements, Closing and Soft Costs (2)	Total
KBS Strategic Opportunity REIT
10564 Roseville	9/10	1/12	$1,143,062	$—	$—	$—	$1,143,062	$—	$1,149,374	$1,149,374	$509,099
Land- Roseville Commerce Center	9/10	5/12	709,055	—	—	—	709,055	—	653,400	653,400	(12,815)
Greenway II Building (6)	11/11	1/13	2,418,534	5,207,275	—	—	7,625,809	3,389,396	—	3,389,396	(1,292,201)
10556, 10560, 10600 and 10604 Roseville	9/10	10/13	5,585,085	—	—	—	5,585,085	—	4,876,454	4,876,454	553,802
6151 and 6201 Powers Ferry	9/12	10/13	14,708,953	2,822,000	—	—	17,530,953	—	12,152,540	12,152,540	144,896
Village Overlook	08/10	08/14	1,392,939	—	—	—	1,392,939	—	2,204,998	2,204,998	27,502

(1) Table V includes information only with respect to the results of sales or disposals of real properties. Sales, disposals, restructuring, pay-offs, discounted payoffs and settlements of investments in loans and real estate-related investments are omitted from Table V. For information with respect to loan investments by public programs, see the “Prior Performance Summary.” Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with public programs sponsored by our sponsors, including a copy of the most recent Annual Reports on Form 10-K filed with the SEC.

(2) Total acquisition costs, capital improvements and soft costs is gross of depreciation and impairments. Acquisition costs include acquisition fees paid to the program’s advisor. Soft costs include legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset. Amounts shown do not include pro rata share of program offering costs nor do they include any program administration costs not related to the operation of the property.

(3) Does not include any program administration costs not related to the operation of the property.

(4) This table does not include KBS REIT I’s agreement in lieu of foreclosure to transfer the National Industrial Portfolio properties to an affiliate of the lender of certain mortgage and mezzanine loans related to the properties.

(5) On September 1, 2011, KBS REIT I entered into a Collateral Transfer and Settlement Agreement with, among other parties, GKK Stars Acquisition LLC, the wholly owned subsidiary of Gramercy Property Trust, Inc. (“Gramercy”) that indirectly owned the Gramercy real estate portfolio, to effect the orderly transfer of certain assets and liabilities of the Gramercy real estate portfolio to KBS REIT I in satisfaction of certain debt obligations owed by wholly owned subsidiaries of Gramercy to KBS REIT I. Pursuant to the Collateral Transfer and Settlement Agreement, the subsidiaries of Gramercy transferred to KBS REIT I the equity interests in the indirect owners of or holders of leasehold interests in approximately 867 properties (the “GKK Properties”). Through December 31, 2014, KBS REIT I has sold or terminated the leasehold interests in 328 GKK Properties for net sales proceeds of $916.4 million. The original purchase price allocated to these properties was $879.6 million. In addition, as of December 31, 2014, KBS REIT I had transferred 153 GKK Properties to the respective lenders of the mortgage loans for which these properties served as security, in exchange for the release from the debt outstanding and other obligations related to, these mortgage loans. The purchase price allocated to these properties was $266.2 million and the carrying value of the debt and accrued liabilities extinguished was $272.9 million.

(6) KBS Strategic Opportunity REIT owned a 90% equity interest in the Greenway II Building.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

SUPPLEMENT NO. 3 DATED APRIL 15, 2015

TO THE PROSPECTUS DATED APRIL 15, 2015

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust III, Inc. dated April 15, 2015, as supplemented by supplement no. 1 dated as of December 11, 2014, and supplement no. 2 dated April 15, 2015. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust III, Inc. and, as required by context, KBS Limited Partnership III, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering and termination date of our primary public offering stage;

•	information with respect to our real estate and real estate-related investments;

•	risks related to an investment in us;

•	selected financial data;

•	funds from operations and modified funds from operations for the years ended December 31, 2014, 2013 and 2012;

•	distributions declared and paid for the year ended December 31, 2014;

•	distributions declared for the period from January 2015 through May 2015;

•	fees earned by and expenses reimbursable to our advisor and the dealer manager;

•	information regarding our share redemption program;

•	information regarding the net tangible book value of our shares;

•	information regarding our indebtedness;

•	quantitative and qualitative disclosures about market risk; and

•	information incorporated by reference.

Status of the Offering and Termination of Our Public Offering Stage

We commenced this offering of up to 280,000,000 shares, or up to $2,760,000,000 of shares, of common stock on October 26, 2010. As of April 13, 2015, we had accepted aggregate gross offering proceeds of $1.6 billion, related to the sale of 155,041,135 shares of common stock, including 6,444,703 shares of common stock sold under our dividend reinvestment plan for gross offering proceeds of $62.7 million. Accordingly, as of April 13, 2015, there were $1,188.5 million of shares of common stock available for sale in this offering, including $697.3 million of shares under our dividend reinvestment plan.

On February 14, 2013, we filed a registration statement on Form S-11 with the SEC to register a proposed follow-on offering (the “Follow-on Offering”). We can give no assurance that we will commence or complete the Follow-on Offering.

On February 12, 2015, in consideration of our offering proceeds raised to date and the pace of sales in this primary public offering, our board of directors approved the termination of our primary public offering stage effective approximately 90 days (as determined by our Chief Executive Officer, such date the “Offering Termination Date”) after we have announced that we have raised $1.3 billion in the aggregate in our primary public offerings, whether in this initial public offering or a follow-on offering. On February 20, 2015, we announced that, as of February 20, 2015, we had accepted aggregate gross offering proceeds in excess of $1.3 billion in this primary public offering. Our Offering Termination Date is May 29, 2015. Subscriptions must be dated on or before May 29, 2015, and subscriptions and all related documents and funds must be received by us in good order no later than July 28, 2015.

We plan to continue to offer shares under our dividend reinvestment plan beyond the termination of the offering stage for our primary offering. In some states, we will need to renew the registration statement annually or file a new registration statement to continue the dividend reinvestment plan offering.

We may terminate this primary offering or our dividend reinvestment plan offering at any time.

1

Real Estate and Real Estate-Related Investments Summary

Real Estate Investments

As of December 31, 2014, we owned 20 office properties encompassing in the aggregate approximately 8.2 million rentable square feet. We acquired each of these properties from third parties unaffiliated with us or our advisor. The following table is a summary of our real estate portfolio as of December 31, 2014:

Property	Location	Rentable Square Feet	Date Acquired	Property Type	Purchase Price (1) (in thousands)	Annualized Base Rent (2) (in thousands)	Average Annualized Base Rent per Sq. Ft. (3)	Average Remaining Lease Term in Years	Occupancy

Domain Gateway	Austin, TX	173,962	09/29/2011	Office	$48,114	$3,716	$21.36	4.7	100.0%

Town Center	Plano, TX	522,043	03/27/2012	Office	113,991	12,281	24.53	4.4	95.9%

McEwen Building	Franklin, TN	175,262	04/30/2012	Office	40,740	4,541	25.91	4.0	100.0%

Gateway Tech Center	Salt Lake City, UT	198,446	05/09/2012	Office	30,726	4,355	22.62	3.8	97.0%

Tower on Lake Carolyn	Irving, TX	364,336	12/21/2012	Office	46,426	7,137	21.37	3.4	91.7%

RBC Plaza	Minneapolis, MN	709,690	01/31/2013	Office	125,560	9,158	17.04	7.0	75.7%

One Washingtonian Center	Gaithersburg, MD	314,175	06/19/2013	Office	86,220	9,343	30.41	6.3	97.8%

Preston Commons	Dallas, TX	427,799	06/19/2013	Office	110,379	11,253	28.48	4.3	92.4%

Sterling Plaza	Dallas, TX	313,609	06/19/2013	Office	74,284	7,423	26.54	3.2	89.2%

201 Spear Street	San Francisco, CA	252,591	12/03/2013	Office	121,975	9,668	43.55	2.7	87.9%

500 West Madison	Chicago, IL	1,457,724	12/16/2013	Office	428,932	34,429	25.58	5.2	92.3%

222 Main	Salt Lake City, UT	426,657	02/27/2014	Office	171,768	13,163	36.19	8.8	85.2%

Anchor Centre	Phoenix, AZ	333,014	05/22/2014	Office	85,078	7,066	27.48	5.3	77.2%

171 17th Street	Atlanta, GA	509,237	08/25/2014	Office	133,768	10,572	24.37	6.7	85.2%

Rocklin Corporate Center	Rocklin, CA	220,020	11/06/2014	Office	33,304	4,281	21.58	5.1	90.2%

Reston Square	Reston, VA	139,071	12/03/2014	Office	48,514	5,008	39.40	7.5	91.4%

Ten Almaden	San Jose, CA	309,254	12/05/2014	Office	117,574	10,136	36.76	4.6	89.2%

Towers at Emeryville	Emeryville, CA	815,018	12/23/2014	Office	248,477	22,600	32.87	3.4	84.4%

101 South Hanley	St. Louis, MO	346,451	12/24/2014	Office	62,761	7,582	25.17	5.0	87.0%

3003 Washington Blvd.	Arlington, VA	210,804	12/30/2014	Office	150,444	11,142	60.71	13.6	87.1%

		8,219,163			$2,279,035	$204,854	$28.09	5.3	88.7%

(1) Purchase price includes acquisition fees and closing costs.

(2) Annualized base rent represents annualized contractual base rental income as of December 31, 2014, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

(3) Average annualized base rent per square foot is calculated as the annualized base rent divided by the leased square feet.

Other than the RBC Plaza, 500 West Madison and the Towers at Emeryville, we do not intend to make significant renovations or improvements to any individual real estate property listed above in the near term. At acquisition, we projected an investment of approximately $26.6 million for renovations and improvements to the RBC Plaza in the first four years of ownership, including the conversion of approximately 32,000 rentable square feet of retail space into office space. As of December 31, 2014, we had invested approximately $17.5 million for renovations and improvements to the RBC Plaza. At acquisition, we projected an investment of approximately $70.0 million for renovations and improvements to 500 West Madison in the first six years of ownership. As of December 31, 2014, we had invested approximately $8.6 million for renovations and improvements to 500 West Madison. At acquisition, we projected an investment of approximately $42.8 million for renovations and improvements to the Towers at Emeryville in the first five years of ownership. We expect to fund these renovations and improvements with proceeds from debt financing, proceeds from our primary offering and proceeds from our dividend reinvestment plan.

We believe that our real estate investments are suitable for their respective intended purposes and adequately insured.

2

Significant Tenants

As of December 31, 2014, no tenant represented more than 10% of our annualized base rent and our portfolio’s highest tenant industry concentrations (greater than 10% of annualized base rent) were as follows:

Industry	Number of Tenants	Annualized Base Rent (1) (in thousands)	Percentage of Annualized Base Rent

Finance	125	$47,238	23.1%

(1)	Annualized base rent represents annualized contractual base rental income as of December 31, 2014, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

As of December 31, 2014, no other tenant industries accounted for more than 10% of our annualized base rent. No material tenant credit issues have been identified at this time.

Geographic Concentration Risk

As of December 31, 2014, our net investments in real estate in California, Illinois and Texas represented 22%, 17%, and 15% of our total assets, respectively. As a result, the geographic concentration of our portfolio makes us particularly susceptible to adverse economic developments in the California, Illinois and Texas real estate markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect our operating results and our ability to make distributions to stockholders.

Portfolio Lease Expirations

The following table sets forth a schedule of expiring leases for our real estate portfolio by number of leases, annualized base rent and leased rentable square feet as of December 31, 2014:

Year of Expiration	Number of Leases Expiring	Annualized Base Rent Expiring (1) (in thousands)	% of Portfolio Annualized Base Rent Expiring	Leased Square Feet Expiring	% of Portfolio Leased Square Feet Expiring

Month to Month	30	$3,157	1.5%	180,753	2.4%

2015	80	11,935	5.8%	456,855	6.3%

2016	84	18,392	9.0%	666,001	9.1%

2017	115	23,690	11.6%	819,917	11.2%

2018	84	19,168	9.4%	634,455	8.7%

2019	81	29,861	14.6%	1,089,421	14.9%

2020	46	22,469	11.0%	860,067	11.8%

2021	19	9,552	4.7%	463,503	6.4%

2022	35	15,888	7.8%	531,597	7.3%

2023	19	15,877	7.8%	619,700	8.5%

2024	20	11,826	5.8%	389,984	5.4%

Thereafter	13	23,039	11.0%	579,993	8.0%

Total	626	$204,854	100.0%	7,292,246	100.0%

(1) Annualized base rent represents annualized contractual base rental income as of December 31, 2014, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

3

Real Estate-Related Investment

As of December 31, 2014, we, through an indirect wholly owned subsidiary, had originated a real estate loan receivable as follows (dollars in thousands):

Loan Name Location of Related Property or Collateral	Date Acquired / Originated	Property Type	Loan Type	Payment Type	Outstanding Principal Balance as of December 31, 2014 (1)	Purchase/ Origination Price (2)	Book Value as of December 31, 2014 (3)	Book Value as of December 31, 2013 (3)	Loan-to- Value	Contractual Interest Rate (4)	Annualized Effective Interest Rate (4)	Maturity Date
Aberdeen First Mortgage Loan

Dallas, Texas	06/24/2011	Office	Mortgage	(5)	$19,968	$19,968	$20,010	$17,190	(6)	7.5%	7.5%	07/01/2016

(1) Outstanding principal balance as of December 31, 2014 represents original principal balance outstanding under the loan, increased for any subsequent fundings and reduced for any principal paydowns, and does not include closing costs and direct acquisition and origination fees.

(2) Purchase/origination price represents the amount funded by us to acquire or originate the loan, increased for any subsequent fundings, decreased for any principal repayments, and does not include closing costs and direct acquisition and origination fees. The purchase/origination price as of December 31, 2014 is net of $217,000 of principal repayments.

(3) Book value represents outstanding principal balance, adjusted for unamortized origination fees and direct acquisition and origination expenses.

(4) Contractual interest rate is the stated interest rate on the face of the loan. Annualized effective interest rate is calculated as the actual interest income recognized in 2014, using the interest method, divided by the average amortized cost basis of the investment. The annualized effective interest rate and contractual interest rate presented are as of December 31, 2014.

(5) Monthly payments were interest only for the first 23 months of the term of the loan, and as of July 2013 became payments of principal and interest, with principal calculated using an amortization schedule of 30 years and with the remaining principal balance and all accrued and unpaid interest and all other charges due at maturity. As of April 13, 2015, $21.5 million was outstanding under the Aberdeen First Mortgage Loan.

(6) At origination, the Aberdeen First Mortgage Loan loan-to-value ratio was 44.1%, based upon the amount funded at origination (excluding closing costs and certain other fees) and the “as-is” appraised value of the building securing the loan. At origination, we estimated the fully-funded loan to value ratio of the Aberdeen First Mortgage Loan would be approximately 57%, based upon funding the full $23.9 million under the loan, excluding closing costs and certain other fees and expenses, and assuming the “stabilized” appraised value of the building. The loan-to-value ratio will vary over time as the borrower makes draws on the loan, tenant leases are signed and tenant and capital improvements are made to the building. We can give no assurance if or when the building will reach the “stabilized” appraised value. As of the origination date, the building was 4% leased and as of December 31, 2014, the building was 83% leased. Appraisals are based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property. An appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity due to high vacancy levels, uncertainties with respect to future market rental rates and the timing of lease-up and stabilization, and such appraisal may not reflect the actual fair value of the property. Different assumptions may materially change the appraised value of the property. In addition, the value of the property will change over time.

4

Outstanding Debt Obligations

As of December 31, 2014, our borrowings and other liabilities were approximately 57% of both the cost (before deducting depreciation or other noncash reserves) and book value (before deducting depreciation) of our tangible assets. The following table details our outstanding debt as of December 31, 2014 (dollars in thousands):

	Outstanding Principal Balance	Contractual Interest Rate (1)	Effective Interest Rate (1)	Payment Type	Maturity Date (2)	% of Total Indebtedness
Town Center Mortgage Loan	$75,000	One-month LIBOR + 1.85%	2.87%	Interest Only	03/27/2018	6%
Portfolio Loan (3)	160,000	One-month LIBOR + 1.75%	1.91%	Interest Only	04/01/2018	12%
RBC Plaza Mortgage Loan (4)	74,465	One-month LIBOR + 1.80%	2.54%	Interest Only	02/01/2017	5%
National Office Portfolio Mortgage Loan (5)	166,893	One-month LIBOR + 1.50%	2.76%	Interest Only	07/01/2017	13%
500 West Madison Mortgage Loan (6)	255,000	One-month LIBOR + 1.65%	2.95%	Interest Only	12/16/2018	19%

222 Main Mortgage Loan (7)	102,700	3.97%	3.97%	(7)	03/01/2021	8%
Anchor Centre Mortgage Loan (8)	50,000	One-month LIBOR + 1.50%	1.66%	Interest Only	06/01/2017	4%
171 17th Street Mortgage Loan (9)	79,500	One-month LIBOR + 1.45%	2.69%	(9)	09/01/2018	6%
Reston Square Mortgage Loan	29,800	One-month LIBOR + 1.50%	1.66%	Interest Only	02/01/2018	2%
Ten Almaden Mortgage Loan (10)	63,540	One-month LIBOR + 1.65%	1.81%	Interest Only	01/01/2018	5%
Towers at Emeryville Mortgage Loan (11)	142,500	One-month LIBOR + 1.75%	1.91%	Interest Only	01/15/2018	11%
101 South Hanley Mortgage Loan (12)	34,500	One-month LIBOR + 1.55%	1.72%	(12)	01/01/2020	2%
3003 Washington Boulevard Mortgage Loan (13)	89,000	One-month LIBOR + 1.55%	1.72%	Interest Only	02/01/2020	7%

	$1,322,898					100%

(1) Contractual interest rate represents the interest rate in effect under the loan as of December 31, 2014. Effective interest rate is calculated as the actual interest rate in effect as of December 31, 2014 (consisting of the contractual interest rate and the effect of interest rate swaps, if applicable), using interest rate indices as of December 31, 2014, where applicable.

(2) Represents the maturity date as of December 31, 2014; subject to certain conditions, the maturity date of certain loans may be extended beyond the date shown.

(3) As of April 13, 2015, the Portfolio Loan was secured by Domain Gateway, the McEwen Building, Gateway Tech Center, the Tower on Lake Carolyn and 201 Spear Street. The face amount of the Portfolio Loan is $200.0 million, of which $130.0 million is term debt and $70.0 million is revolving debt. As of April 13, 2015, the outstanding balance under the loan was $130.0 million of term debt. As of April 13, 2015, $60.3 million of the revolving debt remained available for immediate future disbursements, subject to certain conditions set forth in the loan agreement. The remaining $9.7 million of revolving debt remained available for future disbursements upon us meeting certain financial coverage ratios and subject to certain conditions set forth in the loan agreement. During the term of the Portfolio Loan, we have an option, which may be exercised up to three times, to increase the loan amount to a maximum of $350.0 million, of which 65% would be non-revolving debt and 35% would be revolving debt, with the addition of one or more properties to secure the Portfolio Loan, subject to certain conditions contained in the loan documents.

(4) As of April 13, 2015, $74.5 million had been disbursed to us and $1.4 million remained available for future disbursements, subject to certain conditions set forth in the loan documents.

(5) The National Office Portfolio Mortgage Loan is secured by One Washingtonian Center, Preston Commons and Sterling Plaza. As of April 13, 2015, $166.9 million had been disbursed to us and $3.9 million remained available for future disbursements, subject to certain conditions set forth in the loan documents.

(6) As of April 13, 2015, $215.0 million was outstanding and $40.0 million remained available for future disbursements, subject to certain terms and conditions contained in the loan documents.

(7) Monthly payments are initially interest-only. Beginning April 1, 2016, monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years for the balance of the loan term, with the remaining principal balance, all accrued and unpaid interest and any other amounts due at maturity.

(8) As of April 13, 2015 $50.0 million had been disbursed to us and $3.2 million remained available for future disbursements, subject to certain conditions set forth in the loan documents.

5

(9) As of April 13, 2015, $79.5 million had been disbursed to us and $6.0 million remained available to be used for future disbursements, subject to certain conditions set forth in the loan documents. Monthly payments are initially interest-only. Beginning October 1, 2017 and continuing on the first day of each month thereafter through the maturity date of the loan, the committed amount of $85.5 million (the “171 17th Street Mortgage Committed Amount”) will be reduced by $69,300 per month. To the extent that, following any such reduction in the 171 17th Street Mortgage Committed Amount, the outstanding principal balance of the loan exceeds the then 171 17th Street Mortgage Committed Amount, the 171 17th Street owner will pay to the lender a principal payment in an amount sufficient to reduce the outstanding principal balance of the loan to an amount less than the then reduced 171 17th Street Mortgage Committed Amount. The remaining principal balance, all accrued and unpaid interest and any other amounts will be due at maturity.

(10) As of April 13, 2015, $63.5 million had been disbursed to us and $13.1 million remained available for future disbursements, subject to certain conditions set forth in the loan documents.

(11) As of April 13, 2015, $142.5 million had been disbursed to us and $32.5 million remained available for future disbursements, subject to certain conditions set forth in the loan documents.

(12) As of April 13, 2015, $34.5 million had been disbursed to us and $12.7 million remained available to be used for future disbursements, subject to certain conditions set forth in the loan documents. Monthly payments are initially interest-only. Beginning February 1, 2018, monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years and an interest rate of 6.0%.

(13) As of April 13, 2015, $89.0 million had been disbursed to us and $1.5 million remained available for future disbursements, subject to certain conditions set forth in the loan documents.

We and KBS REIT Properties III, LLC (“REIT Properties III”), our wholly owned subsidiary, are providing a limited guaranty of the Town Center Mortgage Loan with respect to certain potential costs, expenses, losses, damages and other sums which may result from certain intentional acts committed by us, the borrower under the Town Center Mortgage Loan, REIT Properties III, our advisor and/or any of their affiliates in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Town Center Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the borrower under the loan.

REIT Properties III is providing a guaranty of up to 25% of the outstanding principal balance under the Portfolio Loan, as such amount may be adjusted from time to time pursuant to the terms of the loan documents. Additionally, REIT Properties III is providing a guaranty of any deficiency, loss or damage suffered by the lender under the Portfolio Loan that may result from certain intentional acts committed by the borrowers under the loan, or that may result from certain bankruptcy or insolvency proceedings involving the borrowers, pursuant to the terms of the repayment guaranty.

REIT Properties III is providing a limited guaranty of the RBC Plaza Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the borrower under the loan or REIT Properties III in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the RBC Plaza Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the borrower under the loan.

REIT Properties III is providing a limited guaranty of the National Office Portfolio Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender as a result of certain intentional actions committed by any borrower under the National Office Portfolio Mortgage Loan or REIT Properties III in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the National Office Portfolio Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving any borrower under the National Office Portfolio Mortgage Loan.

REIT Properties III is providing a limited guaranty of the 500 West Madison Mortgage Loan with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the lender as a result of certain intentional actions committed by us, the borrower under the 500 West Madison Mortgage Loan, REIT Properties III, our advisor and/or any affiliates of us or REIT Properties III in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the 500 West Madison Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the borrower under the 500 West Madison Mortgage Loan or REIT Properties III.

REIT Properties III is providing a limited guaranty of the 222 Main Mortgage Loan with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the lender as a result of certain intentional actions committed by the borrower under the 222 Main Mortgage Loan in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the 222 Main Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the borrower under the 222 Main Mortgage Loan, certain direct or indirect transfers or financings of 222 Main in violation of the loan documents and the violation of certain other terms of the loan documents by the borrower under the 222 Main Mortgage Loan.

REIT Properties III is providing a guaranty of 25% of the principal outstanding under the Anchor Centre Mortgage Loan on the date the loan becomes due and payable in full. REIT Properties III is also providing a guaranty of 100% of any deficiency, loss or damage suffered by the lender under the Anchor Centre Mortgage Loan as a result of certain (i) intentional actions committed by the borrower under the Anchor Centre Mortgage Loan and/or REIT Properties III in violation of the loan documents, or (ii) bankruptcy or insolvency proceedings involving the borrower under the Anchor Centre Mortgage Loan.

6

REIT Properties III is providing a guaranty of 25% or, in certain circumstances as described in the loan documents, 35%, of the principal outstanding under the 171 17th Street Mortgage Loan on the date the loan becomes due and payable in full. REIT Properties III is also providing a guaranty of 100% of any deficiency, loss or damage suffered by the lender under the 171 17th Street Mortgage Loan as a result of certain (i) intentional actions committed by the borrower under the 171 17th Street Mortgage Loan and/or REIT Properties III in violation of the loan documents, or (ii) bankruptcy or insolvency proceedings involving the borrower under the 171 17th Street Mortgage Loan.

REIT Properties III is providing a guaranty of 25% or, in certain circumstances as described in the loan documents, 35%, of the principal outstanding under the Reston Square Mortgage Loan on the date the loan becomes due and payable in full. REIT Properties III is also providing a guaranty of 100% of any deficiency, loss or damage suffered by the lender under the Reston Square Mortgage Loan as a result of certain (i) intentional actions committed by the Reston Square Buyer and/or REIT Properties III in violation of the loan documents, or (ii) bankruptcy or insolvency proceedings involving the Reston Square Buyer.

REIT Properties III is providing a limited guaranty of the principal outstanding under the Ten Almaden Mortgage Loan on the date the loan becomes due and payable in full. REIT Properties III is also providing a guaranty of 100% of any deficiency, loss or damage suffered by the lender under the Ten Almaden Mortgage Loan as a result of certain (i) intentional actions committed by the Ten Almaden Buyer and/or REIT Properties III in violation of the loan documents, or (ii) bankruptcy or insolvency proceedings involving the Ten Almaden Buyer.

REIT Properties III is providing a guaranty of 25% of the principal outstanding under the Towers at Emeryville Mortgage Loan on the date the loan becomes due and payable in full. REIT Properties III is also providing a guaranty with respect to any deficiency, loss or damage suffered by the lender under the Towers at Emeryville Mortgage Loan as a result of certain intentional actions committed by the Towers at Emeryville Buyer and/or REIT Properties III in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Towers at Emeryville Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Towers at Emeryville Buyer, REIT Properties III and/or any of their affiliates.

REIT Properties III is providing a guaranty of 25% of the principal outstanding under the 101 South Hanley Mortgage Loan on the date the loan becomes due and payable in full. REIT Properties III is also providing a guaranty with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the lender under the 101 South Hanley Mortgage Loan as a result of certain intentional actions committed by us, the 101 South Hanley Buyer, REIT Properties III, KBS Capital Advisors LLC, our external advisor, and/or any affiliate us or REIT Properties III in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the 101 South Hanley Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the 101 South Hanley Buyer or REIT Properties III.

REIT Properties III is providing a limited guaranty, in connection with the 3003 Washington Boulevard Mortgage Loan, of the payment of certain potential costs, expenses, losses, damages, penalties, claims or other obligations incurred or suffered by the lenders as a result of certain intentional actions committed by REIT Properties III, the 3003 Washington Boulevard Borrowers and/or any of their affiliates in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the 3003 Washington Boulevard Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the 3003 Washington Boulevard Borrowers, as described in the guaranty of recourse carveouts.

7

Risk Factors

The following risk factor supplements the risk factors appearing in the prospectus.

We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operating activities. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. We have paid distributions in part from financings (including with an advance from KBS Capital Advisors, LLC, our advisor, that we have repaid with debt financing) and expect that in the future we may not pay distributions solely from our cash flow from operating activities, in which case distributions may be paid in whole or in part from debt financing. We may also fund such distributions with proceeds from the sale of assets or from the maturity, payoff or settlement of debt investments. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operating activities available for distribution in future periods. If we fund distributions from the sale of assets or the maturity, payoff or settlement of debt investments, this will affect our ability to generate cash flow from operating activities in future periods. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have fewer funds available with which to make real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount of distributions we may fund from sources other than from cash flow from operating activities.

During our public offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets, and from time to time during our operational stage, we may not pay distributions solely from our cash flow from operating activities.

For the year ended December 31, 2014, we paid aggregate distributions of $56.5 million, including $27.1 million of distributions paid in cash and $29.4 million of distributions reinvested through our dividend reinvestment plan. We funded our total distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with $45.5 million (81%) of cash flow from operating activities and $11.0 million (19%) of debt financing. For the year ended December 31, 2014, our cash flow from operating activities to distributions paid coverage ratio was 89% and our funds from operations to distributions paid coverage ratio was 100%.

See “Funds from Operations and Modified Funds from Operations” and “Information with Respect to Distributions for the Year Ended December 31, 2014” in this supplement.

8

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference into this prospectus (in thousands, except share and per share amounts):

	December 31,
	2014	2013	2012	2011	2010
Balance sheet data

Total real estate and real estate-related investments, net	$2,217,090	$1,247,319	$318,661	$92,639	$—

Total assets	2,386,435	1,311,394	349,384	130,858	200

Notes payable	1,322,898	730,690	119,800	42,250	—

Total liabilities	1,424,010	796,163	137,359	45,847	—

Redeemable common stock	29,329	12,414	4,804	740	—

Total stockholders’ equity	933,096	502,817	207,221	84,271	200

	For the Years Ended December 31,
	2014	2013	2012	2011

Operating data

Total revenues	$188,896	$80,423	$27,283	$2,512

Net loss	(12,352)	(21,637)	(7,682)	(2,440)

Net loss per common share - basic and diluted	(0.14)	(0.50)	(0.40)	(0.66)

Other data

Cash flows provided by operating activities	50,346	20,164	7,657	724

Cash flows used in investing activities	(1,035,952)	(938,610)	(233,423)	(93,527)

Cash flows provided by financing activities	1,051,552	928,117	212,105	129,782

Distributions declared	59,481	28,309	12,525	2,195

Distributions declared per common share (1)	0.650	0.650	0.650	0.340

Weighted-average number of common shares outstanding, basic and diluted	91,374,493	43,547,227	19,253,338	3,724,745

Reconciliation of funds from operations (2)

Net loss	$(12,352)	$(21,637)	$(7,682)	$(2,440)

Depreciation of real estate assets	30,088	11,445	4,150	387

Amortization of lease-related costs	49,475	23,935	9,715	713

Gain on sale of real estate, net	(10,894)	—	—	—

FFO	$56,317	$13,743	$6,183	$(1,340)

(1) Distributions declared per common share assumes each share was issued and outstanding each day for the periods presented. Distributions for the periods from June 24, 2011 through February 28, 2012 and March 1, 2012 through December 31, 2014 were based on daily record dates and calculated at a rate of $0.00178082 per share per day.

(2) We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO represents net income, excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with U.S. generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and provides a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Investors should exercise caution when using non-GAAP performance measures, such as FFO, to make investment decisions. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

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Funds from Operations and Modified Funds from Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO represents net income, excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and provides a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Changes in accounting rules have resulted in a substantial increase in the number of non-operating and non-cash items included in the calculation of FFO. Items such as acquisition fees and expenses, which had previously been capitalized prior to 2009, are currently expensed and accounted for as operating expenses. As a result, our management also uses modified funds from operations (“MFFO”) as an indicator of our ongoing performance as well as our dividend sustainability. MFFO excludes from FFO: acquisition fees and expenses; adjustments related to contingent purchase price obligations; amounts relating to straight-line rents and amortization of above and below market intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; amortization of closing costs relating to debt investments; impairments of real estate-related investments; mark-to-market adjustments included in net income; and gains or losses included in net income for the extinguishment or sale of debt or hedges. We compute MFFO in accordance with the definition of MFFO included in the practice guideline issued by the Investment Program Association (“IPA”) in November 2010 as interpreted by management. Our computation of MFFO may not be comparable to other REITs that do not compute MFFO in accordance with the current IPA definition or that interpret the current IPA definition differently than we do.

We believe that MFFO is helpful as a measure of ongoing operating performance because it excludes costs that management considers more reflective of investing activities and other non-operating items included in FFO. Management believes that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with management’s analysis of the operating performance of the portfolio over time, including periods after our acquisition stage. MFFO also excludes non-cash items such as straight-line rental revenue. Additionally, we believe that MFFO provides investors with supplemental performance information that is consistent with the performance indicators and analysis used by management, in addition to net income and cash flows from operating activities as defined by GAAP, to evaluate the sustainability of our operating performance. MFFO provides comparability in evaluating the operating performance of our portfolio with other non-traded REITs which typically have limited lives with short and defined acquisition periods and targeted exit strategies. MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. However, MFFO has limitations as a performance measure during the offering stage for non-traded REITs where the price of a share of common stock is a stated value, which includes adding in certain projected offering costs. As a result, MFFO should not be used as a metric to determine or evaluate the net asset value.

FFO and MFFO are non-GAAP financial measures and do not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO and MFFO include adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization and the other items described above. Accordingly, FFO and MFFO should not be considered as alternatives to net income as an indicator of our current and historical operating performance. In addition, FFO and MFFO do not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an indication of our liquidity. We believe FFO and MFFO, in addition to net income and cash flows from operating activities as defined by GAAP, are meaningful supplemental performance measures.

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Although MFFO includes other adjustments, the exclusion of adjustments for straight-line rent, the amortization of above- and below-market leases, unrealized losses on derivative instruments and acquisition fees and expenses are the most significant adjustments for the periods presented. We have excluded these items based on the following economic considerations:

•	Adjustments for straight-line rent. These are adjustments to rental revenue as required by GAAP to recognize contractual lease payments on a straight-line basis over the life of the respective lease. We have excluded these adjustments in our calculation of MFFO to more appropriately reflect the current economic impact of our in-place leases, while also providing investors with a useful supplemental metric that addresses core operating performance by removing rent we expect to receive in a future period or rent that was received in a prior period;

•	Amortization of above- and below-market leases. Similar to depreciation and amortization of real estate assets and lease related costs that are excluded from FFO, GAAP implicitly assumes that the value of intangible lease assets and liabilities diminishes predictably over time and requires that these charges be recognized currently in revenue. Since market lease rates in the aggregate have historically risen or fallen with local market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the realized economics of the real estate;

•	Unrealized losses on derivative instruments. These adjustments include unrealized (gains) losses from mark-to-market adjustments on interest rate swaps. The change in fair value of interest rate swaps not designated as a hedge are non-cash adjustments recognized directly in earnings and are included in interest expense. We have excluded these adjustments in our calculation of MFFO to more appropriately reflect the economic impact of our interest rate swap agreements; and

•	Acquisition fees and expenses. Acquisition fees and expenses related to the acquisition of real estate are generally expensed. Although these amounts reduce net income, we exclude them from MFFO to more appropriately present the ongoing operating performance of our real estate investments on a comparative basis. Additionally, acquisition costs have been funded from the proceeds from this offering and debt financings and not from our operations. We believe this exclusion is useful to investors as it allows investors to more accurately evaluate the sustainability of our operating performance.

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table, along with our calculation of MFFO, for the years ended December 31, 2014, 2013 and 2012, respectively (in thousands). No conclusions or comparisons should be made from the presentation of these periods.

	For the Years Ended December 31,
	2014	2013	2012

Net loss	$(12,352)	$(21,637)	$(7,682)

Depreciation of real estate assets	30,088	11,445	4,150

Amortization of lease-related costs	49,475	23,935	9,715

Gain on sale of real estate, net	(10,894)	—	—

FFO	$56,317	$13,743	$6,183

Straight-line rent and amortization of above- and below-market leases	(13,766)	(7,054)	(2,664)

Amortization of discounts and closing costs	26	24	22

Unrealized losses on derivative instruments	1,494	—	—

Real estate acquisition fees to affiliate	10,441	9,423	2,296

Real estate acquisition fees and expenses	2,497	5,677	1,069

MFFO	$57,009	$21,813	$6,906

FFO and MFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs. We expect FFO and MFFO to improve as we acquire additional real estate investments.

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Information with Respect to Distributions for the Year Ended December 31, 2014

During 2014, we declared distributions based on daily record dates for each day during the periods from January 1, 2014 through December 31, 2014. Until we have fully invested the proceeds of our public offerings, and from time to time during our operational stage, we may not pay distributions solely from our cash flow provided by (used in) operating activities or FFO, in which case distributions may be paid in whole or in part from debt financing. Distributions declared, distributions paid and cash flow provided by operating activities were as follows for the year ended December 31, 2014 (in thousands, except per share amounts):

	Distributions Declared (1)	Distributions Declared Per Share (1) (2)	Distributions Paid (3)			Cash Flow Provided by (Used in) Operating Activities	Sources of Distributions Paid
Period			Cash	Reinvested	Total		Amount Paid from Cash Flow Provided by Operating Activities/Percentage of Distributions Paid		Amount Paid from Borrowings/Percentage of Distributions Paid

First Quarter 2014	$11,661	$0.160	$5,392	$5,576	$10,968	$(194)	$—	/ 0%	$10,968	/ 100%

Second Quarter 2014	14,142	0.162	6,578	7,063	13,641	21,909	13,641	/ 100%	—	/ 0%

Third Quarter 2014	15,413	0.164	7,147	7,852	14,999	13,833	14,999	/ 100%	—	/ 0%

Fourth Quarter 2014	18,265	0.164	8,009	8,838	16,847	14,798	16,847	/ 100%	—	/ 0%

	$59,481	$0.650	$27,126	$29,329	$56,455	$50,346	$45,487		$10,968

(1) Distributions for the period from January 1, 2014 through December 31, 2014 were based on daily record dates and were calculated at a rate of $0.00178082 per share per day.

(2) Assumes share was issued and outstanding each day during the periods presented.

(3) Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid on or about the first business day of the following month.

For the year ended December 31, 2014, we paid aggregate distributions of $56.5 million, including $27.1 million of distributions paid in cash and $29.4 million of distributions reinvested through our dividend reinvestment plan. Our net loss for the year ended December 31, 2014 was $12.4 million. FFO for the year ended December 31, 2014 was $56.3 million and cash flow from operating activities was $50.3 million. See the reconciliation of FFO to net loss above. We funded our total distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with $45.5 million of cash flow from operating activities and $11.0 million of debt financing.

For purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant periods or prior periods to fund distribution payments.

From inception through December 31, 2014, we paid cumulative distributions of $95.9 million and our cumulative net loss during the same period was $44.1 million. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for the acquisition of real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow provided by operating activities and FFO (except with respect to distributions related to sales of our assets and distributions related to the repayment of principal under real estate-related investments). During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets, and from time to time during our operational stage, we may not pay distributions solely from our cash flow provided by operating activities. Further, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors” herein and in the prospectus. Those factors include: our ability to continue to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; the ability of our borrowers and their sponsors to continue to make their debt service payments and/or to repay their loans upon maturity; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our dividend reinvestment plan. In the event our FFO and/or cash flow provided by operating activities decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed FFO and/or cash flow provided by operating activities.

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Distributions Declared for the Period from January 2015 through May 2015

On November 10, 2014, our board of directors declared distributions based on daily record dates for the period from January 1, 2015 through January 31, 2015, which we paid on February 2, 2015. On January 15, 2015, our board of directors declared distributions based on daily record dates for the period from February 1, 2015 through February 28, 2015, which we paid on March 2, 2015, and distributions based on daily record dates for the period from March 1, 2015 through March 31, 2015, which we paid on April 1, 2015. On March 6, 2015, our board of directors declared distributions based on daily record dates for the period from April 1, 2015 through April 30, 2015, which we expect to pay in May 2015, and distributions based on daily record dates for the period from May 1, 2015 through May 31, 2015, which we expect to pay in June 2015. Investors may choose to receive cash distributions or purchase additional shares through our dividend reinvestment plan.

Distributions for these periods are calculated based on stockholders of record each day during these periods at a rate of $0.00178082 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on the initial primary offering price of $10.00 per share or a 6.18% annualized rate based on the current primary offering price of $10.51 per share in this primary offering.

Fees Earned by and Expenses Reimbursable to Our Advisor and the Dealer Manager

Summarized below are the fees earned by and expenses reimbursable to our advisor and our dealer manager for the year ended December 31, 2014 and any related amounts payable as of December 31, 2014, respectively (in thousands):

	Incurred Year Ended December 31,	Payable as of December 31,
	2014	2014

Form of Compensation

Organization and Offering Stage

Selling commissions	$34,264	$—

Dealer manager fees	16,544	—

Reimbursable other offering costs	3,594	53

Acquisition and Development Stage

Acquisition and origination fees	10,441	—

Acquisition and origination expenses	—	—

Operational Stage

Asset management fees (1)	$11,476	3,465

Reimbursable operating expenses (2)	196	36

Operational and Liquidation/Listing Stage

Disposition fee	—	—

Subordinated participation in net cash flows	—	—

Subordinated incentive listing fee	—	—

	$76,515	$3,554

(1) As of December 31, 2014, we had accrued and deferred payment of $3.5 million of asset management fees. See “Deferral of Asset Management Fees” below.

(2) Our advisor may seek reimbursement for certain employee costs under the advisory agreement. We have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. These amounts totaled $137,000 for the year ended December 31, 2014 and were the only employee costs reimbursed under the advisory agreement for the year ended December 31, 2014. We will not reimburse for employee costs in connection with services for which our advisor earns acquisition, origination or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries or benefits our advisor or its affiliates may pay to our executive officers.

Offering Costs

In connection with this offering, our sponsors agreed to provide additional indemnification to one of the participating broker dealers. We agreed to add supplemental coverage to our directors’ and officers’ insurance coverage to insure our sponsors’ obligations under this indemnification agreement in exchange for reimbursement to us by our sponsors for all costs, expenses and premiums related to this supplemental coverage. During the year ended December 31, 2014, our advisor incurred $88,000 for the costs of the supplemental coverage obtained by us.

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Through December 31, 2014, our advisor had incurred organization and other offering costs of approximately $4.9 million on our behalf. At the termination of this primary offering and at the termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that selling commissions, dealer manager fees and other organization and offering expenses incurred by us exceed 15% of the gross offering proceeds. In addition, at the end of this primary offering and again at the end of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses excluding underwriting compensation (which includes selling commissions, dealer manager fees and any other items viewed as underwriting compensation by FINRA) exceed 2% of the gross offering proceeds.

Through December 31, 2014, our dealer manager had incurred offering costs of $7.8 million on our behalf. We reimburse our dealer manager for underwriting compensation as discussed in the prospectus for this offering, provided that within 30 days after the end of the month in which this primary offering terminates, our dealer manager must reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary offering to exceed 10% of the gross offering proceeds from such offering. We also directly pay or reimburse our dealer manager for bona fide invoiced due diligence expenses of broker dealers.

However, no reimbursements made by us to our advisor or the dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from this primary offering and the offering under our dividend reinvestment plan as of the date of reimbursement. As of December 31, 2014, selling commissions, dealer manager fees, and organization and other offering costs did not exceed 15% of the gross offering proceeds. Through December 31, 2014, including shares issued through our dividend reinvestment plan, we had sold 123,891,580 shares in this offering for gross offering proceeds of $1.2 billion and incurred selling commissions and dealer manager fees of $109.9 million and other offering costs of $20.1 million in our initial public offering.

In addition, from inception through December 31, 2014, we had recorded $1.2 million of offering costs related to the Follow-on Offering. Pursuant to the advisory agreement, our advisor would be obligated to reimburse us to the extent offering costs incurred by us in the Follow-on Offering exceed 15% of the gross offering proceeds of the Follow on Offering. As of December 31, 2014, we had not commenced the Follow-on Offering and as such, we recorded $1.2 million as deferred financing costs, prepaid expenses and other assets on our consolidated balance sheet as of December 31, 2014. We may not reimburse our dealer manager for expenses it has incurred to the extent that total organization and offering expenses incurred by us exceed 15% of the aggregate gross proceeds from the Follow-on Offering. Since as of December 31, 2014, we had not commenced the Follow-on Offering, we had not reimbursed any amounts to our dealer manager related to the Follow-on Offering.

Insurance

On January 6, 2014, we, together with KBS Real Estate Investment Trust, Inc., KBS Real Estate Investment Trust II, Inc., KBS Strategic Opportunity REIT, Inc., KBS Legacy Partners Apartment REIT, Inc., KBS Strategic Opportunity REIT II, Inc., our dealer manager, our advisor and other KBS-affiliated entities, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. The allocation of these shared coverage costs is proportionate to the pricing by the insurance marketplace for the first tiers of directors and officers liability coverage purchased individually by each REIT. Our advisor’s and our dealer manager’s portion of the shared lower tiers’ cost is proportionate to the respective entities’ prior cost for the errors and omissions insurance.

Deferral of Asset Management Fees

Pursuant to our advisory agreement, with respect to asset management fees accruing from March 1, 2014, our advisor has agreed to defer, without interest, our obligation to pay asset management fees for any month in which our MFFO for such month, excluding asset management fees, does not exceed the amount of distributions declared by us for record dates of that month. We remain obligated to pay our advisor an asset management fee in any month in which our MFFO, excluding asset management fees, for such month exceeds the amount of distributions declared for the record dates of that month (such excess amount, an “MFFO Surplus”); however, any amount of such asset management fee in excess of the MFFO Surplus will also be deferred under the advisory agreement. If the MFFO Surplus for any month exceeds the amount of the asset management fee payable for such month, any remaining MFFO Surplus will be applied to pay any asset management fee amounts previously deferred in accordance with the advisory agreement.

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However, notwithstanding the foregoing, any and all deferred asset management fees that are unpaid will become immediately due and payable at such time as our stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) an 8.0% per year cumulative, noncompounded return on such net invested capital (the “Stockholders’ 8% Return”) and (ii) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program. The Stockholders’ 8% Return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for our advisor to receive deferred asset management fees.

As of December 31, 2014, we had accrued and deferred payment of $3.5 million of asset management fees under the advisory agreement, as we believe the payment of this amount to our advisor is probable. These fees will be reimbursed in accordance with the terms noted above.

Share Redemption Program

Our share redemption program contains numerous restrictions on your ability to redeem your shares. Among other restrictions, during each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year, provided that we may increase or decrease the funding available for the redemption of shares upon 10 business days’ notice to our stockholders. This restriction may significantly limit your ability to have your shares redeemed pursuant to our share redemption program. In 2013, our net proceeds from our dividend reinvestment plan were $12.4 million. During the year ended December 31, 2014, we redeemed $3.6 million of shares of common stock. The average price paid by us to redeem shares during the year ended December 31, 2014 was $9.65 per share. During the year ended December 31, 2014, we funded redemptions under our share redemption program with the net proceeds from our dividend reinvestment plan, and we fulfilled all redemption requests eligible for redemption under our share redemption program. Effective January 2015, the above-referenced limitation was re-set and, based on the amount of net proceeds raised from the sale of shares under our dividend reinvestment plan during 2014, we have $29.3 million available for redemptions of shares eligible for redemption in 2015.

Our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice to our stockholders, provided that we may increase or decrease the funding available for the redemption of shares upon 10 business days’ notice.

Net Tangible Book Value Per Share

In connection with this offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) the substantial fees paid in connection with this offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (iii) general and administrative expenses and (iv) accumulated depreciation and amortization of real estate investments. As of December 31, 2014, our net tangible book value per share was $7.80. To the extent we are able to raise additional proceeds in our public offering stage, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

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On December 9, 2014, our board of directors established an updated offering price for shares of common stock to be sold in this primary offering of $10.51 per share (with discounts available to certain categories of purchasers) and an offering price for shares of common stock to be sold under our dividend reinvestment plan of $9.99 per share (which is 95% of the price to acquire a share in this primary offering). These updated offering prices for this primary offering and the dividend reinvestment plan offering became effective December 12, 2014. The updated offering price of shares of common stock to be sold in this primary offering was determined by adding certain projected offering costs to the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2014, with the exception of an adjustment for actual or estimated acquisition fees and closing costs related to six properties that were either acquired subsequent to September 30, 2014 or under contract to purchase and were reasonably probable to close, but had not yet closed as of December 9, 2014, which were included as a reduction to the net asset value. As of December 30, 2014, we had closed on all six of these properties. As such, the offering price of our shares is not a statement of our net asset value per share, as the offering price takes into consideration the projected costs and expenses associated with raising capital in this offering. Moreover, the valuation methodologies used to establish the net asset value component of our updated offering price are based upon a number of estimates and assumptions that may not be accurate or complete. Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of this offering. For information related to the determination of our updated offering prices, see supplement no. 1 to the prospectus dated as of December 11, 2014.

The factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Indebtedness

As of December 31, 2014, we had $1.3 billion of mortgage debt outstanding, with a weighted-average remaining term of 3.5 years. We had a total of $102.7 million of fixed rate notes payable and $1.2 billion of variable rate notes payable. Also as of December 31, 2014, we had entered into interest rate swap agreements on approximately $575.1 million of our variable rate debt. In addition, we entered into five interest rate swaps with an aggregate notional amount of $314.4 million, which will be effective at various times between 2015 and 2020. The interest rate and weighted-average interest rate of our fixed rate debt and variable rate debt as of December 31, 2014 were 4.0% and 2.3%, respectively. The interest rate and weighted-average interest rate represent the actual interest rate in effect as of December 31, 2014 (consisting of the contractual interest rate and the effect of interest rate swaps, if applicable), using interest rate indices as of December 31, 2014 where applicable. As of December 31, 2014, our borrowings and other liabilities were approximately 57% of both the cost (before deducting depreciation or other noncash reserves) and book value (before deducting depreciation) of our tangible assets, respectively.

On January 7, 2015, we entered into an interest rate cap with an unaffiliated LIBOR cap provider, for a notional amount of $353.4 million, effective from January 7, 2015 to June 30, 2016. The interest rate cap is reduced to $147.3 million from July 1, 2016 to January 1, 2017. The interest rate cap has a one-month LIBOR strike rate of 2.463%.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We are also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage and other loans. Our profitability and the value of our real estate investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We may manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. We may utilize a variety of financial instruments, including interest rate caps, floors, and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for the payment of distributions to our stockholders and that the losses may exceed the amount we invested in the instruments.

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The table below summarizes the book values and the weighted-average interest rates of our real estate loan receivable and notes payable for each category as of December 31, 2014 based on the maturity dates and the notional amounts and average pay and receive rates of our derivative instruments as of December 31, 2014 based on maturity dates (dollars in thousands):

	Maturity Date						Total Book Value or Notional Amount	Fair Value
	2015	2016	2017	2018	2019	Thereafter

Assets

Loan Receivable

Fixed Rate	$—	$—	$20,010	$—	$—	$—	$20,010	$19,914

Annual effective interest rate (1)	—	—	7.5%	—	—	—	7.5%

Derivative Instruments

Interest rate swaps, nominal amount	$—	$—	$—	$75,000	$—	$—	$75,000	$431

Average pay rate (2)	—	—	—	1.0%	—	—	1.0%

Average receive rate (3)	—	—	—	0.2%	—	—	0.2%

Liabilities

Notes payable

Fixed Rate	$—	$—	$—	$—	$—	$102,700	$102,700	$103,817

Interest rate	—	—	—	—	—	4.0%	4.0%

Variable Rate	$20,000	$—	$291,358	$785,340	$—	$123,500	$1,220,198	$1,220,322

Weighted-average interest rate (4)	1.8%	—	2.5%	2.4%	—	1.7%	2.3%

Derivative Instruments

Interest rate swaps, nominal amount	$—	$—	$68,730	$544,940	$—	$200,840	$814,510	$4,115

Average pay rate (2)	—	—	0.8%	1.5%	—	2.3%	1.7%

Average receive rate (3)	—	—	0.2%	0.2%	—	0.2%	0.2%

(1)	The annual effective interest rate represents the effective interest rate as of December 31, 2014, using the interest method, which we use to recognize interest income on our real estate loan receivable.
(2)	Average pay rate is the interest rate swap fixed rate.
(3)	Average receive rate is the 30-day LIBOR rate as of December 31, 2014.
(4)	The weighted-average interest rate represents the actual interest rate in effect as of December 31, 2014 (consisting of the contractual interest rate and the effect of interest rate swaps), if applicable, using interest rate indices as of December 31, 2014, where applicable.

We expect to borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt or fixed rate real estate loans receivable unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of fixed rate instruments. As of December 31, 2014, the fair value and carrying value of our fixed rate real estate loan receivable was $19.9 million and $20.0 million, respectively. The fair value estimate of our real estate loan receivable is calculated using an internal valuation model that considers the expected cash flows for the loan, underlying collateral value and the estimated yield requirements of institutional investors for loans with similar characteristics, including remaining loan term, loan-to-value, type of collateral and other credit enhancements. As of December 31, 2014, the fair value of our fixed rate debt was $103.8 million and the carrying value of our fixed rate debt was $102.7 million. The fair value estimate of our fixed rate debt is calculated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loan was originated as of December 31, 2014. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

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Conversely, movements in interest rates on variable rate debt and loans receivable would change future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums would result in changes in the fair value of variable rate instruments. As of December 31, 2014, we were exposed to market risks related to fluctuations in interest rates on $645.1 million of variable rate debt outstanding after giving consideration to the impact of interest rate swap agreements on approximately $575.1 million of our variable debt. This amount does not take into account $314.4 million of forward interest rate swap agreements and a $353.4 million interest rate cap that were not yet effective as of December 31, 2014. Based on interest rates as of December 31, 2014, if interest rates were 100 basis points higher during the 12 months ending December 31, 2015, interest expense on our variable rate debt would increase by $6.5 million. As of December 31, 2014, one-month LIBOR was 0.17125% and if this index was reduced to 0% during the 12 months ending December 31, 2015, interest expense on our variable rate debt would decrease by $1.1 million. As of December 31, 2014, we did not own any variable rate loans receivable.

The annual effective interest rate of our fixed rate real estate loan receivable as of December 31, 2014 was 7.5%. The effective interest rate represents the effective interest rate as of December 31, 2014, using the interest method, which we use to recognize interest income on our real estate loan receivable. The interest rate and weighted-average interest rate of our fixed rate debt and variable rate debt as of December 31, 2014 were 4.0% and 2.3%, respectively. The interest rate and weighted-average interest rate represent the actual interest rate in effect as of December 31, 2014 (consisting of the contractual interest rate and the effect of interest rate swaps, if applicable), using interest rate indices as of December 31, 2014 where applicable.

For a discussion of the interest rate risks related to the current capital and credit markets, see “Risk Factors” herein and in the prospectus.

Experts

The consolidated financial statements and financial statement schedule of KBS Real Estate Investment Trust III, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statement of revenues over certain operating expenses of the Towers at Emeryville for the year ended December 31, 2013, incorporated by reference in this prospectus from KBS Real Estate Investment Trust III, Inc.’s Current Report on Form 8-K/A, filed with the SEC on February 6, 2015 has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such statement of revenues over certain operating expenses is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statement of revenues over certain operating expenses of 222 Main for the year ended December 31, 2013, incorporated by reference in this prospectus from KBS Real Estate Investment Trust III, Inc.’s Current Report on Form 8-K/A, filed with the SEC on May 5, 2014, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, independent audit firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such statement of revenues over certain operating expenses is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission (“SEC”). The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website maintained for us, other KBS-sponsored programs and our advisor and its affiliates at www.kbsreits.com (URL for documents: https://www.kbs-cmg.com/~/REIT_III/kbs_reitIII_info.htm). There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-164703), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 9, 2015;

•	Definitive Proxy Statement on Schedule 14A;

•	Current Report on Form 8-K/A filed with the SEC on February 6, 2015;

•	Current Report on Form 8-K/A filed with the SEC on May 5, 2014; and

•	Registration Statement on Form 8-A filed with the SEC on April 30, 2012.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

KBS Capital Markets Group LLC

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

Telephone: (866) 527-4264

Fax: (949) 417-6501

www.kbs-cmg.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We have filed with the SEC a registration statement relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

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SUPPLEMENTAL INFORMATION – The prospectus of KBS Real Estate Investment Trust III, Inc. consists of this sticker, the prospectus dated April 15, 2015, supplement no. 1 dated as of December 11, 2014, supplement no. 2 dated April 15, 2015 and supplement no. 3 dated April 15, 2015 and any supplements filed subsequent thereto.

Supplement no. 1 includes:

•	an updated offering price for shares of common stock to be sold in this primary offering and the offering under our dividend reinvestment plan.

Supplement no. 2 includes:

•	prior performance information through December 31, 2014.

Supplement no. 3 includes:

•	the status of the offering and termination date of our primary public offering stage;

•	information with respect to our real estate and real estate-related investments;

•	risks related to an investment in us;

•	selected financial data;

•	funds from operations and modified funds from operations for the years ended December 31, 2014, 2013 and 2012;

•	distributions declared and paid for the year ended December 31, 2014;

•	distributions declared for the period from January 2015 through May 2015;

•	fees earned by and expenses reimbursable to our advisor and the dealer manager;

•	information regarding our share redemption program;

•	information regarding the net tangible book value of our shares;

•	information regarding our indebtedness;

•	quantitative and qualitative disclosures about market risk; and

•	information incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by KBS Real Estate Investment Trust III, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount
SEC registration fee	$196,788
FINRA filing fee	75,500
Legal fees and expenses	2,750,000
Blue sky fees and expenses	180,780
Accounting fees and expenses	1,250,000
Sales and advertising expenses	500,000
Issuer costs regarding bona fide training and education meetings and retail seminars	200,000
Printing	3,500,000
Postage and delivery of materials	1,500,000
Transfer agent, escrow fees and review and processing of subscription agreements	2,725,000
Due diligence expenses (retailing)	275,000
Telephone	100,000
Miscellaneous expenses	650,000
Expense reimbursement for broker-dealer technology and other costs—additional underwriting compensation	150,000
Expense reimbursements for retail conferences, bona fide training and education meetings and industry conferences—additional underwriting compensation	4,833,723
Legal fees—underwriter portion—additional underwriting compensation	100,000
Promotional items—additional underwriting compensation	150,000

Total	$19,136,791

Item 32. Sales to Special Parties

The Company’s directors and officers and, to the extent consistent with applicable laws and regulations, the employees of KBS Capital Advisors LLC (“KBS Capital Advisors”) and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be at a 6.5% discount (e.g., initially at $9.35 per share based on the initial primary offering price of $10.00 per share and at $9.8269 per share based on the January 6, 2015 primary offering price of $10.51 per share), reflecting that selling commissions will not be paid in connection with such purchases. The dealer manager has agreed to sell up to 5% of the shares offered in the primary offering to persons to be identified by the Company at a discount from the public offering price pursuant to the “friends and family” program. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of shares in the primary offering.

On October 3, 2014, the Company issued 129,231 shares of common stock for $9.40 per share (or an aggregate purchase price of $1.2 million) to Jonathan Bren and 129,231 shares of common stock for $9.40 per share (or an aggregate purchase price of $1.2 million) to Christopher Bren. Jonathan Bren and Christopher Bren are the sons of Peter Bren, the Company’s President and one of the Company’s sponsors. The shares were issued in private transactions exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The Company did not pay selling commissions or dealer manager fees with respect to these sales. The purchase price reflects a $0.987 discount to the then-current $10.39 per share offering price in the primary offering, reflecting that no selling commissions or dealer manager fees were paid on the sale. The net proceeds to the Company from such sales made net of commissions and dealer manager fees were substantially the same as the net proceeds the Company receives from other sales of shares in the primary offering.

Item 33. Recent Sales of Unregistered Securities

As described further in Item 32 above, on October 3, 2014, the Company issued 129,231 shares of common stock for $9.40 per share (or an aggregate purchase price of $1.2 million) to Jonathan Bren and 129,231 shares of common stock for $9.40 per share (or an aggregate purchase price of $1.2 million) to Christopher Bren. The shares were issued in private transactions exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)	Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•	The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 9, 2015.

•	The statement of revenues over certain operating expenses of the Towers at Emeryville and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on February 6, 2015.

•	The statement of revenues over certain operating expenses of 222 Main and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on May 5, 2014.

The following financial statements are included in this registration statement:

•	The prior performance tables contained in prospectus supplement no. 2 dated April 15, 2015, which is a part of this registration statement.

Exhibits.

The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Amended and Restated Dealer Manager Agreement with Selected Dealer Agreement, by and between the Company and KBS Capital Markets Group LLC, dated August 10, 2011, incorporated by reference to Exhibit 1.1 to the Company’s Quarterly Report on Form 10-Q, filed August 11, 2011

1.2	Selected Dealer Agreement, by and among the Company, KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Ameriprise Financial Services, Inc., dated March 17, 2011, incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed March 22, 2011

1.3	Selected Dealer Agreement, by and among the Company, KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Securities America, Inc., dated March 17, 2011, incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K, filed March 22, 2011

3.1	Second Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed January 25, 2011

3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 30, 2010

4.1	Form of Subscription Agreement, included as Appendix A to prospectus

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed August 20, 2010

4.3	Third Amended and Restated Dividend Reinvestment Plan, included as Appendix B to prospectus

5.1	Opinion of DLA Piper LLP (US) re: legality, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed August 20, 2010

8.1	Opinion of DLA Piper LLP (US) re: tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed August 20, 2010

10.1	Loan Agreement (related to the origination of the Aberdeen First Mortgage Loan), by and between JP Aberdeen Partners, LP and KBS Debt Holdings III, LLC, dated June 23, 2011, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed August 11, 2011

10.2	Promissory Note (related to the origination of the Aberdeen First Mortgage Loan), by JP Aberdeen Partners, LP for the benefit of KBS Debt Holdings III, LLC, dated June 23, 2011, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed August 11, 2011

10.3	Agreement of Purchase and Sale (related to Domain Gateway), by and between KBS Capital Advisors LLC and Domain Gateway I, LP, dated August 22, 2011, incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 23, 2011

10.4	First Amendment to Agreement of Purchase and Sale (related to Domain Gateway), by and between KBS Capital Advisors LLC and Domain Gateway I, LP, dated September 2, 2011, incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 23, 2011

Ex.	Description

10.5	Second Amendment to Agreement of Purchase and Sale (related to Domain Gateway), by and between KBS Capital Advisors LLC and Domain Gateway I, LP, dated September 9, 2011, incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 23, 2011

10.6	Third Amendment to Agreement of Purchase and Sale (related to Domain Gateway), by and between KBS Capital Advisors LLC and Domain Gateway I, LP, dated September 13, 2011, incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 23, 2011

10.7	Assignment and Assumption of Purchase Agreement (related to Domain Gateway), by and between KBS Capital Advisors LLC and KBSIII Domain Gateway, LLC, dated as of September 14, 2011, incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 23, 2011

10.8	Fourth Amendment to Agreement of Purchase and Sale (related to Domain Gateway), by and between KBSIII Domain Gateway, LLC and Domain Gateway I, LP, dated September 15, 2011, incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 23, 2011

10.9	Purchase and Sale Agreement (related to Las Cimas IV), by and between KBS Capital Advisors LLC and Las Cimas IV Limited Partnership, dated September 19, 2011, incorporated by reference to Exhibit 10.9 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 7, 2011

10.10	Assignment and Assumption of Purchase Agreement (related to Las Cimas IV), by and between KBS Capital Advisors LLC and KBSIII Las Cimas IV, LLC, dated September 28, 2011, incorporated by reference to Exhibit 10.11 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 7, 2011

10.11	Loan Agreement (related to Domain Gateway), by and between KBSIII Domain Gateway, LLC and Wells Fargo Bank, National Association, dated September 29, 2011, incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 7, 2011

10.12	Secured Promissory Note (related to Domain Gateway), by KBSIII Domain Gateway, LLC for the benefit of Wells Fargo Bank, National Association, dated September 29, 2011, incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 7, 2011

10.13	Limited Guaranty (related to Domain Gateway), by KBS REIT Properties III, LLC for the benefit of Wells Fargo Bank, National Association, dated September 29, 2011, incorporated by reference to Exhibit 10.15 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 7, 2011

10.14	Lease (related to Domain Gateway), by and between Domain Gateway I, LP and OneWest Bank, FSB, dated April 9, 2009, incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 7, 2011

10.15	First Amendment to Lease (related to Domain Gateway), by and between Domain Gateway I, LP and OneWest Bank, FSB, dated April 20, 2009, incorporated by reference to Exhibit 10.17 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 7, 2011

10.16	Joinder Agreement (Loan Agreement) (related to Las Cimas IV), by and between KBSIII Las Cimas IV, LLC and Wells Fargo Bank, National Association, dated October 28, 2011, incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 6, 2012

Ex.	Description

10.17	Amended and Restated Secured Promissory Note (related to Las Cimas IV), by KBSIII Las Cimas IV, LLC for the benefit of Wells Fargo Bank, National Association, dated October 28, 2011, incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 6, 2012

10.18	Contract of Sale (related to Town Center), by and among North Dallas Town Center LP, Tennyson Development LP and KBS Capital Advisors LLC, dated as of December 27, 2011, incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.19	First Amendment to Contract of Sale (related to Town Center), by and among North Dallas Town Center LP, Tennyson Development LP and KBS Capital Advisors LLC, dated as of January 11, 2012, incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.20	Second Amendment to Contract of Sale (related to Town Center), by and among North Dallas Town Center LP, Tennyson Development LP and KBS Capital Advisors LLC, dated as of January 19, 2012, incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.21	Third Amendment to Contract of Sale (related to Town Center), by and among North Dallas Town Center LP, Tennyson Development LP and KBS Capital Advisors LLC, dated as of February 10, 2012, incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.22	Fourth Amendment to Contract of Sale (related to Town Center), by and among North Dallas Town Center LP, Tennyson Development LP and KBS Capital Advisors LLC, dated as of February 15, 2012, incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.23	Assignment and Assumption of Purchase Agreement (related to Town Center), by and between KBS Capital Advisors LLC and KBSIII Legacy Town Center, LLC, dated as of February 15, 2012, incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.24	Fifth Amendment to Contract of Sale (related to Town Center), by and among North Dallas Town Center LP, Tennyson Development LP and KBSIII Legacy Town Center, LLC, dated as of February 16, 2012, incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.25	Purchase and Sale Agreement and Escrow Instructions (related to the McEwen Building), by and between AGL/SLC McEwen No. 2, LLC and KBS Capital Advisors LLC, dated as of February 21, 2012, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.26	Purchase Agreement for Real Property and Escrow Instructions (related to Gateway Tech Center), by and between KBS Capital Advisors LLC and SLHNet Investments, L.C., dated as of March 8, 2012, incorporated by reference to Exhibit 10.28 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 20, 2012

10.27	First Amendment to Purchase and Sale Agreement and Escrow Instructions (related to the McEwen Building), by and between AGL/SLC McEwen No. 2, LLC and KBS Capital Advisors LLC, dated as of March 13, 2012, incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.28	Second Amendment to Purchase and Sale Agreement and Escrow Instructions (related to the McEwen Building), by and between AGL/SLC McEwen No. 2, LLC and KBS Capital Advisors LLC, dated as of March 15, 2012, incorporated by reference to Exhibit 10.29 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

Ex.	Description

10.29	Third Amendment to Purchase and Sale Agreement and Escrow Instructions (related to the McEwen Building), by and between AGL/SLC McEwen No. 2, LLC and KBS Capital Advisors LLC, dated as of March 16, 2012, incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.30	Assignment and Assumption of Purchase Agreement (related to the McEwen Building), by and between KBS Capital Advisors LLC and KBSIII 1550 West McEwen Drive, LLC, dated as of March 16, 2012, incorporated by reference to Exhibit 10.31 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.31	Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions (related to the McEwen Building), by and between AGL/SLC McEwen No. 2, LLC and KBSIII 1550 West McEwen Drive, LLC, dated as of March 19, 2012, incorporated by reference to Exhibit 10.32 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.32	Limited Guaranty (related to Town Center), by KBS REIT Properties III, LLC, for the benefit of Wells Fargo Bank, National Association, dated as of March 27, 2012, incorporated by reference to Exhibit 10.33 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.33	Loan Agreement (related to Town Center), by and between KBSIII Legacy Town Center, LLC and Wells Fargo Bank, National Association, dated as of March 27, 2012, incorporated by reference to Exhibit 10.34 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.34	Modification Agreement (related to Town Center), by and among KBS Domain Gateway, LLC, KBSIII Las Cimas IV, LLC and Wells Fargo Bank, National Association, dated as of March 27, 2012, incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.35	First Modification of Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (related to Town Center), by KBSIII Domain Gateway, LLC for the benefit of Wells Fargo Bank, National Association, dated as of March 27, 2012, incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.36	First Modification of Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (related to Town Center), by KBSIII Las Cimas IV, LLC for the benefit of Wells Fargo Bank, National Association, dated as of March 27, 2012, incorporated by reference to Exhibit 10.37 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.37	Secured Promissory Note (related to Town Center), by KBSIII Legacy Town Center, LLC, for the benefit of Wells Fargo Bank, National Association, dated as of March 27, 2012, incorporated by reference to Exhibit 10.38 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 6, 2012

10.38	Assignment and Assumption of Purchase Agreement (related to Gateway Tech Center), by and between KBS Capital Advisors LLC and KBSIII 155 North 400 West, LLC, dated as of April 9, 2012, incorporated by reference to Exhibit 10.40 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 20, 2012

10.39	First Amendment to Purchase Agreement for Real Property and Escrow Instructions (related to Gateway Tech Center), by and between SLHNet Investments, L.C. and KBSIII 155 North 400 West, LLC, dated as of April 10, 2012, incorporated by reference to Exhibit 10.41 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 20, 2012

Ex.	Description

10.40	Fifth Amendment to Purchase and Sale Agreement and Escrow Instructions (related to the McEwen Building), by and between AGL/SLC McEwen No. 2, LLC and KBSIII 1550 West McEwen Drive, LLC, dated as of April 30, 2012, incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.41	Loan Agreement (related to Domain Gateway, Las Cimas IV and the McEwen Building), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC and U.S. Bank National Association, dated as of April 30, 2012, incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.42	Promissory Note (Revolving Loan) (related to Domain Gateway, Las Cimas IV and the McEwen Building), by KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC and KBSIII 1550 West McEwen Drive, LLC for the benefit of U.S. Bank National Association, dated as of April 30, 2012, incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.43	Repayment Guaranty (related to Domain Gateway, Las Cimas IV and the McEwen Building), by KBS REIT Properties III, LLC and KBS Real Estate Investment Trust III, Inc. for the benefit of U.S. Bank National Association, dated as of April 30, 2012, incorporated by reference to Exhibit 10.44 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.44	Assumption and Joinder Agreement (related to Gateway Tech Center), by and among KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC and U.S. Bank National Association, dated as of May 9, 2012, incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.45	Additional Advance and Modification Agreement (Long Form) (related to Domain Gateway, Las Cimas IV, the McEwen Building and Gateway Tech Center), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC and U.S. Bank National Association, dated as of June 1, 2012, incorporated by reference to Exhibit 10.46 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.46	Additional Advance and Modification Agreement (Short Form) (related to Domain Gateway), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC and U.S. Bank National Association, dated as of June 1, 2012, incorporated by reference to Exhibit 10.47 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.47	Additional Advance and Modification Agreement (Short Form) (related to Las Cimas IV), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC and U.S. Bank National Association, dated as of June 1, 2012, incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.48	Additional Advance and Modification Agreement (Short Form) (related to the McEwen Building), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC and U.S. Bank National Association, dated as of June 1, 2012, incorporated by reference to Exhibit 10.49 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

10.49	Additional Advance and Modification Agreement (Short Form) (related to Gateway Tech Center), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC and U.S. Bank National Association, dated as of June 1, 2012, incorporated by reference to Exhibit 10.50 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 20, 2012

Ex.	Description

10.50	Purchase and Sale Agreement (related to Tower on Lake Carolyn), by and between SP III 909 Lake Carolyn Parkway, L.P. and KBS Capital Advisors LLC, dated as of December 5, 2012, incorporated by reference to Exhibit 10.51 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.51	Assignment and Assumption of Purchase and Sale Agreement (related to Tower on Lake Carolyn), by and between KBS Capital Advisors LLC and KBSIII Tower at Lake Carolyn, LLC, dated as of December 18, 2012 , incorporated by reference to Exhibit 10.52 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.52	First Amendment to Purchase and Sale Agreement (related to Tower on Lake Carolyn), by and between SP III 909 Lake Carolyn Parkway, L.P. and KBSIII Tower at Lake Carolyn, LLC, dated as of December 19, 2012, incorporated by reference to Exhibit 10.53 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.53	Sale, Purchase and Escrow Agreement (related to RBC Plaza), by and among Brookfield DB Inc., KBS Capital Advisors LLC and Commonwealth Land title Insurance Company, dated as of December 20, 2012, incorporated by reference to Exhibit 10.54 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.54	Assignment and Assumption of Purchase Agreement (related to RBC Plaza), by and between KBS Capital Advisors LLC and KBSIII 60 South Sixth Street, LLC, dated as of January 18, 2013, incorporated by reference to Exhibit 10.55 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.55	Reinstatement and First Amendment to Sale, Purchase and Escrow Agreement (related to RBC Plaza), by and between Brookfield DB Inc. and KBSIII 60 South Sixth Street, LLC, dated as of January 21, 2013, incorporated by reference to Exhibit 10.56 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.56	Assumption and Joinder Agreement (related to Tower on Lake Carolyn), by and among KBSIII Tower at Lake Carolyn, LLC, KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, U.S. Bank National Association, Regions Bank and Fifth Third Bank, dated as of January 29, 2013, incorporated by reference to Exhibit 10.57 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.57	Amended and Restated Promissory Note (Revolving Loan) (related to Domain Gateway, Las Cimas IV, the McEwen Building, Gateway Tech and the Tower on Lake Carolyn), by KBSIII Tower at Lake Carolyn, LLC, KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC and KBSIII 1550 West McEwen Drive, LLC for the benefit of Fifth Third Bank, dated as of January 29, 2013, incorporated by reference to Exhibit 10.58 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.58	Amended and Restated Promissory Note (Revolving Loan) (related to Domain Gateway, Las Cimas IV, the McEwen Building, Gateway Tech and the Tower on Lake Carolyn), by KBSIII Tower at Lake Carolyn, LLC, KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC and KBSIII 1550 West McEwen Drive, LLC for the benefit of Regions Bank, dated as of January 29, 2013, incorporated by reference to Exhibit 10.59 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

Ex.	Description

10.59	Amended and Restated Promissory Note (Revolving Loan) (related to Domain Gateway, Las Cimas IV, the McEwen Building, Gateway Tech and the Tower on Lake Carolyn), by KBSIII Tower at Lake Carolyn, LLC, KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC and KBSIII 1550 West McEwen Drive, LLC for the benefit of U.S. Bank National Association, dated as of January 29, 2013, incorporated by reference to Exhibit 10.60 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.60	Third Modification and Additional Advance Agreement (Short Form - 155 North) (related to the Tower on Lake Carolyn), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC, KBSIII Tower at Lake Carolyn, LLC and U.S. Bank National Association, dated as of January 29, 2013, incorporated by reference to Exhibit 10.61 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.61	Third Modification and Additional Advance Agreement (Short Form - Domain Gateway) (related to the Tower on Lake Carolyn), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC, KBSIII Tower at Lake Carolyn, LLC and U.S. Bank National Association, dated as of January 29, 2013, incorporated by reference to Exhibit 10.62 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.62	Third Modification and Additional Advance Agreement (Short Form - Las Cimas) (related to the Tower on Lake Carolyn), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC, KBSIII Tower at Lake Carolyn, LLC and U.S. Bank National Association, dated as of January 29, 2013, incorporated by reference to Exhibit 10.63 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.63	Third Modification and Additional Advance Agreement (Short Form - McEwen) (related to the Tower on Lake Carolyn), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC, KBSIII Tower at Lake Carolyn, LLC and U.S. Bank National Association, dated as of January 29, 2013, incorporated by reference to Exhibit 10.64 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.64	Additional Advance and Modification Agreement (Long Form) (related to the Tower on Lake Carolyn), by and among KBSIII Domain Gateway, LLC, KBSIII Las Cimas IV, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC, KBSIII Tower at Lake Carolyn, LLC, Regions Bank, Fifth Third Bank and U.S. Bank National Association, dated as of January 29, 2013, incorporated by reference to Exhibit 10.65 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.65	Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) (Lake Carolyn) (related to the Tower on Lake Carolyn), by KBSIII Tower at Lake Carolyn, LLC for the benefit of U.S. Bank National Association, dated January 29, 2013, incorporated by reference to Exhibit 10.66 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.66	Guaranty Agreement (related to RBC Plaza), by KBS REIT Properties III, LLC for the benefit of Bank of America, N.A., dated as of January 31, 2013, incorporated by reference to Exhibit 10.67 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.67	Promissory Note (related to RBC Plaza), by KBSIII 60 South Street, LLC for the benefit of Bank of America, N.A., dated as of January 31, 2013, incorporated by reference to Exhibit 10.68 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

Ex.	Description

10.68	Term Loan Agreement (related to RBC Plaza), by and between KBSIII 60 South Street, LLC and Bank of America, N.A., dated as of January 31, 2013, incorporated by reference to Exhibit 10.69 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.69	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (related to RBC Plaza), by KBSIII 60 South Street, LLC for the benefit of Bank of America, N.A., dated as of January 31, 2013, incorporated by reference to Exhibit 10.70 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed February 6, 2013

10.70	Lease of Office Space (related to RBC Plaza), by and between BCED Minnesota Inc. and Inter-Regional Financial Group, Inc., dated as of February 6, 1989, incorporated by reference to Exhibit 10.71 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.71	Master Agreement (related to RBC Plaza), by and between BCED Minnesota Inc. and Inter-Regional Financial Group, Inc., dated as of February 6, 1989, incorporated by reference to Exhibit 10.72 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.72	First Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield Development California Inc. and Inter-Regional Financial Group, Inc., dated as of May 14, 1991, incorporated by reference to Exhibit 10.73 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.73	Amendment to Master Agreement (related to RBC Plaza), by and between Brookfield Development California Inc. and Inter-Regional Financial Group, Inc., dated as of August 1, 1991, incorporated by reference to Exhibit 10.74 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.74	Second Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield Development California Inc. and Inter-Regional Financial Group, Inc., dated as of December 23, 1991, incorporated by reference to Exhibit 10.75 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.75	Third Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield Development California Inc. and Inter-Regional Financial Group, Inc., dated as of July 9, 1992, incorporated by reference to Exhibit 10.76 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.76	Second Amendment to Master Agreement (related to RBC Plaza), by and between Brookfield Development California Inc. and Inter-Regional Financial Group, Inc., dated as of July 15, 1992, incorporated by reference to Exhibit 10.77 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.77	Fourth Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield Development California Inc. and Inter-Regional Financial Group, Inc., dated as of July 29, 1993, incorporated by reference to Exhibit 10.78 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.78	Fifth Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield Development California Inc. and Inter-Regional Financial Group, Inc., dated as of March 30, 1994, incorporated by reference to Exhibit 10.79 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

Ex.	Description

10.79	Sixth Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield Development California Inc. and Inter-Regional Financial Group, Inc., dated as of November 27, 1997, incorporated by reference to Exhibit 10.80 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.80	Seventh Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield DB Inc. and Interra Financial Incorporated, dated as of August 22, 1997, incorporated by reference to Exhibit 10.81 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.81	Eighth Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield DB Inc. and Dain Rauscher Corporation, dated as of May 29, 1998, incorporated by reference to Exhibit 10.82 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.82	Ninth Amendment to Lease of Office Space (related to RBC Plaza) by and between Brookfield DB Inc. and Dain Rauscher Corporation, dated as of February 16, 1999, incorporated by reference to Exhibit 10.83 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.83	Tenth Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield DB Inc. and Dain Rauscher Corporation, dated as of December 9, 1999, incorporated by reference to Exhibit 10.84 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.84	Eleventh Amendment to Lease of Office Space (related to RBC Plaza), by and between Brookfield DB Inc. and Dain Rauscher Corporation, dated as of March 28, 2001, incorporated by reference to Exhibit 10.85 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.85	Letter Agreement (related to RBC Plaza), by and between Brookfield DB Inc. and Interra Financial Incorporated, dated as of December 27, 2001, incorporated by reference to Exhibit 10.86 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.86	Amended and Restated Amendment of Lease to Lease of Office Space (related to RBC Plaza), by and between Brookfield DB Inc. and RBC Dain Rauscher Inc., dated as of June 6, 2003, incorporated by reference to Exhibit 10.87 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.87	Storage Space Lease (related to RBC Plaza), by and between Brookfield DB Inc. and RBC Capital Markets, LLC, dated as of February 18, 2011, incorporated by reference to Exhibit 10.88 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.88	First Amendment to Amended and Restated Amendment of Office Lease (related to RBC Plaza), by and between Brookfield DB Inc. and RBC Capital Markets, LLC, dated as of August 18, 2011, incorporated by reference to Exhibit 10.89 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.89	Letter Modification Agreement (related to Town Center), by and between KBSIII Legacy Town Center, LLC and Wells Fargo Bank, National Association, executed as of March 27, 2013, incorporated by reference to Exhibit 10.90 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.90	Letter Modification Agreement (related to Town Center), by and between KBSIII Legacy Town Center, LLC and Wells Fargo Bank, National Association, executed as of April 10, 2013, incorporated by reference to Exhibit 10.91 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

Ex.	Description

10.91	Additional Advance and Modification Agreement (related to Town Center), by and between KBSIII Legacy Town Center, LLC and Wells Fargo Bank, National Association, dated as of April 15, 2013, incorporated by reference to Exhibit 10.92 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.92	Second Deed of Trust With Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (related to Town Center), by KBSIII Legacy Town Center, LLC for the benefit of Wells Fargo Bank, National Association, dated as of April 15, 2013, incorporated by reference to Exhibit 10.93 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.93	Second Secured Promissory Note (related to Town Center), by KBSIII Legacy Town Center, LLC for the benefit of Wells Fargo Bank, National Association, dated as of April 15, 2013, incorporated by reference to Exhibit 10.94 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 16, 2013

10.94	Purchase and Sale Agreement (related to National Office Portfolio - Sterling Plaza), by and between KBSIII Sterling Plaza, LLC and SPUSV5 Sterling Plaza, LP, dated as of May 21, 2013, incorporated by reference to Exhibit 10.95 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

10.95	Purchase and Sale Agreement (related to National Office Portfolio - Preston Commons), by and between KBSIII Preston Commons, LLC and SPUSV5 Preston Commons, LP, dated as of May 21, 2013, incorporated by reference to Exhibit 10.96 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

10.96	Purchase and Sale Agreement (related to National Office Portfolio - One Washingtonian Center), by and between KBSIII One Washingtonian, LLC and SPUSV5 One Washingtonian, LLC, dated as of May 21, 2013, incorporated by reference to Exhibit 10.97 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

10.97	First Amendment to Purchase and Sale Agreement (related to National Office Portfolio – Sterling Plaza), by and between KBSIII Sterling Plaza, LLC and SPUSV5 Sterling Plaza, LP, dated as of June 14, 2013, incorporated by reference to Exhibit 10.98 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

10.98	First Amendment to Purchase and Sale Agreement (related to National Office Portfolio – Preston Commons), by and between KBSIII Preston Commons, LLC and SPUSV5 Preston Commons, LP, dated as of June 14, 2013, incorporated by reference to Exhibit 10.99 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

10.99	First Amendment to Purchase and Sale Agreement (related to National Office Portfolio – One Washingtonian Center), by and between KBSIII One Washingtonian, LLC and SPUSV5 One Washingtonian, LLC, dated as of June 14, 2013, incorporated by reference to Exhibit 10.100 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

10.100	Term Loan Agreement (related to the National Office Portfolio), by and among KBSIII Preston Commons, LLC, KBSIII Sterling Plaza, LLC, KBSIII One Washingtonian, LLC and Bank of America, N.A., dated as of June 19, 2013, incorporated by reference to Exhibit 10.101 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

10.101	Promissory Note (related to the National Office Portfolio), by KBSIII Preston Commons, KBSIII Sterling Plaza, LLC and KBSIII One Washingtonian, LLC for the benefit of Bank of America, N.A., dated as of June 19, 2013, incorporated by reference to Exhibit 10.102 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

Ex.	Description

10.102	Guaranty Agreement (related to the National Office Portfolio), by KBS REIT Properties III, LLC for the benefit of Bank of America, N.A., dated as of June 19, 2013, incorporated by reference to Exhibit 10.103 to Post-Effective Amendment No. 12 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed July 15, 2013

10.103	Purchase and Sale Agreement and Joint Escrow Instructions (related to 201 Spear Street), by and between Massachusetts Mutual Life Insurance Company and KBSIII 201 Spear Street, LLC, dated as of October 29, 2013, incorporated by reference to Exhibit 10.105 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.104	Purchase and Sale Agreement (related to 500 West Madison), by and between UST-GEPT Joint Venture, L.P and KBS Capital Advisors LLC, dated as of October 30, 2013, incorporated by reference to Exhibit 10.106 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.105	Assignment and Assumption of Purchase Agreement (related to 500 West Madison), by and between KBS Capital Advisors LLC and KBSIII 500 West Madison, LLC, dated as of October 30, 2013, incorporated by reference to Exhibit 10.107 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.106	Assumption and Joinder Agreement (related to 201 Spear Street), by and between KBSIII 201 Spear Street, LLC and U.S. Bank National Association, dated as of December 3, 2013, incorporated by reference to Exhibit 10.108 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.107	Deed of Trust (with Assignment of Leases and Rents, Security Agreement and Fixture Filing) (related to 201 Spear Street), by KBSIII 201 Spear Street, LLC for the benefit of U.S. Bank National Association, dated as of December 3, 2013, incorporated by reference to Exhibit 10.109 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.108	Loan Agreement (related to 500 West Madison), by and between KBSIII 500 West Madison, LLC and Wells Fargo Bank, National Association, dated as of December 16, 2013, incorporated by reference to Exhibit 10.110 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.109	Secured Promissory Note (related to 500 West Madison), by KBSIII 500 West Madison, LLC for the benefit of Wells Fargo Bank, National Association, dated as of December 16, 2013, incorporated by reference to Exhibit 10.111 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.110	Limited Guaranty (related to 500 West Madison), by KBS REIT Properties III, LLC for the benefit of Wells Fargo Bank, National Association, dated as of December 16, 2013, incorporated by reference to Exhibit 10.112 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.111	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (related to 500 West Madison), by KBSIII 500 West Madison for the benefit of Wells Fargo Bank, National Association, dated as of December 16, 2013, incorporated by reference to Exhibit 10.113 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.112	Secured Promissory Note (related to 500 West Madison), by KBSIII 500 West Madison, LLC for the benefit of PNC Bank, National Association, dated as of December 20, 2013, incorporated by reference to Exhibit 10.114 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

Ex.	Description

10.113	Secured Promissory Note (related to 500 West Madison), by KBSIII 500 West Madison, LLC for the benefit of Union Bank, N.A., dated as of December 20, 2013, incorporated by reference to Exhibit 10.115 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.114	Amended and Restated Secured Promissory Note (related to 500 West Madison), by KBSIII 500 West Madison, LLC for the benefit of Wells Fargo Bank, National Association, dated as of December 20, 2013, incorporated by reference to Exhibit 10.116 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed January 10, 2014

10.115	Purchase and Sale Agreement (related to 222 Main), by and between 222 S. Main Investments LLC and KBSIII 222 Main, LLC, dated as of January 31, 2014, incorporated by reference to Exhibit 10.120 to the Company’s Registration Statement on Form S-11, Commission File No. 333-186685, filed February 14, 2014

10.116	Deed of Trust, Security Agreement and Fixture Filing (related to 222 Main), by KBSIII 222 Main, LLC for the benefit of Metropolitan Life Insurance Company, dated as of February 27, 2014, incorporated by reference to Exhibit 10.117 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

10.117	Guaranty of Recourse Obligations (related to 222 Main), by KBS REIT Properties III, LLC for the benefit of Metropolitan Life Insurance Company, dated as of February 27, 2014, incorporated by reference to Exhibit 10.118 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

10.118	Promissory Note (related to 222 Main), by KBSIII 222 Main, LLC for the benefit of Metropolitan Life Insurance Company, dated as of February 27, 2014, incorporated by reference to Exhibit 10.119 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

10.119	Amended and Restated Repayment Guaranty (related to the Portfolio Loan), by KBS REIT Properties III, LLC for the benefit of U.S. Bank National Association, dated as of March 10, 2014, incorporated by reference to Exhibit 10.121 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

10.120	Amended and Restated Loan Agreement (related to the Portfolio Loan), by and among KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII West McEwen Drive, LLC, KBSIII Tower at Lake Carolyn, LLC, KBSIII 201 Spear Street, LLC and U.S. Bank National Association, dated as of March 10, 2014, incorporated by reference to Exhibit 10.122 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

10.121	Second Amended and Restated Promissory Note (Revolving Loan) (related to the Portfolio Loan), by KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII West McEwen Drive, LLC, KBSIII Tower at Lake Carolyn, LLC and KBSIII 201 Spear Street, LLC for the benefit of Fifth Third Bank, dated as of March 10, 2014, incorporated by reference to Exhibit 10.123 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

10.122	Second Amended and Restated Promissory Note (Revolving Loan) (related to the Portfolio Loan), by KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII West McEwen Drive, LLC, KBSIII Tower at Lake Carolyn, LLC and KBSIII 201 Spear Street, LLC for the benefit of Union Bank, N.A., dated as of March 10, 2014, incorporated by reference to Exhibit 10.124 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

Ex.	Description

10.123	Third Amended and Restated Promissory Note (Revolving Loan) (related to the Portfolio Loan), by KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII West McEwen Drive, LLC, KBSIII Tower at Lake Carolyn, LLC and KBSIII 201 Spear Street, LLC for the benefit of Regions Bank, dated as of March 10, 2014, incorporated by reference to Exhibit 10.125 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

10.124	Third Amended and Restated Promissory Note (Revolving Loan) (related to the Portfolio Loan), by KBSIII 155 North 400 West, LLC, KBSIII Domain Gateway, LLC, KBSIII West McEwen Drive, LLC, KBSIII Tower at Lake Carolyn, LLC and KBSIII 201 Spear Street, LLC for the benefit of U.S. Bank National Association, dated as of March 10, 2014, incorporated by reference to Exhibit 10.126 to Post-Effective Amendment No. 16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed April 10, 2014

10.125	Advisory Agreement, by and between the Company and KBS Capital Advisors LLC, dated as of September 27, 2014, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed November 12, 2014

10.126	Purchase and Sale Agreement (related to Towers at Emeryville), by and between KBS Capital Advisors LLC and Emeryville Office, L.L.C., dated as of November 14, 2014, incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 21 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed December 11, 2014

10.127	First Amendment to Purchase and Sale Agreement (related to Towers at Emeryville), by and between KBS Capital Advisors LLC and Emeryville Office, L.L.C., dated as of December 3, 2014, incorporated by reference to Exhibit 10.3 to Post-Effective Amendment No. 21 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed December 11, 2014

10.128	Second Amendment to Purchase and Sale Agreement (related to Towers at Emeryville), by and between KBS Capital Advisors LLC and Emeryville Office, L.L.C., dated as of December 5, 2014, incorporated by reference to Exhibit 10.4 to Post-Effective Amendment No. 21 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed December 11, 2014

10.129	Third Amendment to Purchase and Sale Agreement (related to Towers at Emeryville), by and between KBS Capital Advisors LLC and Emeryville Office, L.L.C., dated as of December 8, 2014, incorporated by reference to Exhibit 10.5 to Post-Effective Amendment No. 21 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed December 11, 2014

10.130	Assignment and Assumption of Purchase Agreement (related to Towers at Emeryville), by and between KBSIII Towers at Emeryville, LLC and KBS Capital Advisors LLC, dated as of December 8, 2014, incorporated by reference to Exhibit 10.6 to Post-Effective Amendment No. 21 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed December 11, 2014

10.131	Fourth Amendment to Purchase and Sale Agreement (related to Towers at Emeryville), by and between KBSIII Towers at Emeryville, LLC and Emeryville Office, L.L.C., dated as of December 9, 2014, incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 21 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed December 11, 2014

10.132	Guaranty Agreement (related to Towers at Emeryville), by KBS REIT Properties III, LLC for the benefit of Bank of America, N.A., dated as of December 23, 2014, incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K, filed March 9, 2015

10.133	Promissory Note (related to Towers at Emeryville), by KBSIII Towers at Emeryville, LLC for the benefit of Bank of America, N.A., dated as of December 23, 2014, incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K, filed March 9, 2015

10.134	Loan Agreement (related to Towers at Emeryville), by and between KBSIII Towers at Emeryville, LLC and Bank of America, N.A., dated as of December 23, 2014, incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed March 9, 2015

Ex.	Description

10.135	Deed of Trust, Assignment, Security Agreement and Fixture Filing (related to Towers at Emeryville), by KBSIII Towers at Emeryville, LLC for the benefit of Bank of America, N.A., dated as of December 23, 2014, incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed March 9, 2015

21.1	Subsidiaries of the Company

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

24.1	Power of Attorney, incorporated by reference to the signature page of Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 30, 2010

99.1	Third Amended and Restated Share Redemption Program, incorporated by reference to Exhibit 99.3 to the Company’s Annual Report on Form 10-K, filed March 7, 2014

99.2	Consent of CBRE Capital Advisors, Inc.

99.3	Consent of CBRE, Inc.

Item 37. Undertakings

(a)        The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)        The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)        The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)        For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e)        The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)        The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g)        The Company undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)        The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)        The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on April 15, 2015.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Charles J. Schreiber, Jr.	Chairman of Board, Chief Executive Officer and Director (principal executive officer)	April 15, 2015
Charles J. Schreiber, Jr.

	*	Chief Financial Officer (principal financial officer)	April 15, 2015
David E. Snyder

	*	Executive Vice President, Treasurer, Secretary and Director	April 15, 2015
Peter McMillan III

	*	Chief Accounting Officer (principal accounting officer)	April 15, 2015
Stacie K. Yamane

	*	Director	April 15, 2015
Hank Adler

	*	Director	April 15, 2015
Barbara R. Cambon

	*	Director	April 15, 2015
Stuart A. Gabriel, Ph.D.

*By:	/s/ Charles J. Schreiber, Jr.		April 15, 2015
Charles J. Schreiber, Jr. Attorney-In-Fact